   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 1996.
                                                          REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   SPSS INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                                       7372                          36-2815480
(State or other jurisdiction of           (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)            Classification Code Number)         Identification Number)


               444 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611
                                 (312) 329-2400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 EDWARD HAMBURG
   SENIOR VICE PRESIDENT, CORPORATE OPERATIONS, CHIEF FINANCIAL OFFICER, AND
                                   SECRETARY
                                   SPSS INC.
                           444 NORTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60611
                                 (312) 329-2400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies To:

     T. Stephen Dyer, Esq.                             James Roberts, Esq.
        Ross & Hardies                            Johnston, Horton and Roberts
   150 North Michigan Avenue                   1901 Harrison Street, Suite 1500
     Chicago, Illinois 60601                           Oakland, CA 94612
        (312) 558-1000                                   (510) 452-2133


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               UPON CONSUMMATION OF THE MERGER DESCRIBED HEREIN.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


                                                               Proposed Maximum        Proposed Maximum
         Title of Each of               Amount to be            Offering Price             Aggregate                Amount of
    Securities to be Registered         registered(1)            Per Share(2)          Offering Price(2)        Registration Fee(3)
 Common Stock, $.01 par value            357,000                      $0.33                   $117,810                 $ 100

(1) This Registration Statement relates to securities of the Registrant issuable to Jandel Corporation, a California corporation ("Jandel"), in the proposed acquisition of Jandel by Registrant.

(2) There is no established trading market for the shares of Jandel which are to be converted into shares of Common Stock of the Registrant pursuant to the Merger described herein. In accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended, given that Jandel has an accumulated capital deficit, the Proposed Maximum Aggregate Offering Price has been calculated on the basis of one-third the par value of the Jandel shares. One-third of such par value was $0.33 (based on an assumed par value of $1.00 pursuant to Section 205 of the California General Corporation Law) on October 30, 1996, the most recent practicable date for determination.

(3)  Represents the minimum filing fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                               JANDEL CORPORATION
                             2591 KERNER BOULEVARD
                         SAN RAFAEL, CALIFORNIA  94901


Dear Shareholder:

     A Special Meeting of Shareholders (the "Special Meeting") of Jandel Corporation ("Jandel") will be held at 2591 Kerner Boulevard, San Rafael, California 94901 on ____________, 1996 at 10:00 a.m.

     At the Special Meeting, you will be asked to consider and vote upon the adoption of an Agreement and Plan of Merger dated October __, 1996 (the "Merger Agreement"), by and among Jandel, SPSS Inc., a Delaware corporation ("SPSS") and SPSS Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of SPSS ("Acquisition Subsidiary"), providing for the merger of Acquisition Subsidiary with and into Jandel (the "Merger"), as described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus.

     Pursuant to the Merger Agreement, upon consummation of the Merger, all outstanding shares of capital stock of Jandel will be converted into shares of Common Stock of SPSS, on the terms and in the manner set forth in the Merger Agreement. Of the shares issuable to each Jandel shareholder in the Merger, 10% will be held in escrow for a period not to exceed one year following the Merger as security for indemnity obligations to SPSS under the Merger Agreement.

     Jandel's Board of Directors has approved the Merger and the Merger Agreement and has determined that they are fair to, and in the best interests of, Jandel and its shareholders. After careful consideration, the Board of Directors recommends a vote FOR the Merger and the Merger Agreement.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus relating to the actions to be taken at the Special Meeting and a proxy card. The Proxy Statement/Prospectus provides more detailed information regarding the proposed Merger and related matters, includes information about Jandel, SPSS and Acquisition Subsidiary and discusses the Board of Directors' reasons for recommending the Merger.

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE
PREVIOUSLY RETURNED YOUR PROXY.   IT IS IMPORTANT THAT YOUR SHARES BE
REPRESENTED AND VOTED AT THE SPECIAL MEETING.

November __, 1996

                                           Sincerely,



                                           -----------------------------------
                                           President


If you have any questions or need any help in voting your shares, please telephone Ross Garofalo, Chief Financial Officer of Jandel, at (415) 453-6700.

                               JANDEL CORPORATION
                             2591 KERNER BOULEVARD
                         SAN RAFAEL, CALIFORNIA  94901


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       To Be Held on __________ __, 1996


TO THE SHAREHOLDERS OF JANDEL:

     NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of Jandel Corporation, a California corporation ("Jandel"), will be held on __________ ____, 1996, at 10:00 o'clock a.m. at 2591 Kerner
Boulevard, San Rafael, California  94901.

     A Proxy Card and Proxy Statement/Prospectus for the Special Meeting are enclosed.

     The Special Meeting is for the purpose of considering and acting upon the adoption of an Agreement and Plan of Merger, dated October 30, 1996 (the "Merger Agreement"), by and among Jandel, SPSS Inc., a Delaware corporation ("SPSS") and SPSS Acquisition Inc., a Delaware corporation ("Acquisition Subsidiary"), and the approval of the merger of Acquisition Subsidiary with and into Jandel (the "Merger"). As a result of the Merger, all outstanding shares of Jandel Common Stock (with the exception of any shares held by dissenting shareholders) will be converted into shares of SPSS Common Stock.

     The Merger is more fully described in, and the Merger Agreement is attached in its entirety to, the Proxy Statement/Prospectus accompanying this Notice.

     Only the shareholders of record at the close of business on October 31, 1996 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting or at any postponement(s) or adjournment(s) thereof.

     Approval of the Merger and the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of Jandel Common Stock outstanding on the Record Date. If the Merger is consummated, shareholders of Jandel who do not vote in favor of the Merger and the Merger Agreement and who otherwise comply with Sections 1300-1312 of the California General Corporation Law will be entitled to statutory dissenters' rights.

                                   IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

November __, 1996

By Order of the Board of Directors.



------------------------------------------
Ross Garofalo, Chief Financial Officer

                           PROXY STATEMENT/PROSPECTUS

                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD _________ __, 1996


                               TABLE OF CONTENTS



AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Parties to the Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 Description of SPSS and SPSS Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 Description of Jandel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Special Meeting of Jandel Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

COMPARATIVE PER SHARE DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

MARKET PRICE AND DIVIDEND DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SPSS INC. SELECTED SUPPLEMENTAL, HISTORICAL, AND PRO FORMA FINANCIAL DATA . . . . . . . . . . . . . . . . . . . .   11

SPSS INC. SELECTED SUPPLEMENTAL FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SPSS INC. SELECTED HISTORICAL FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

JANDEL CORPORATION SELECTED HISTORICAL FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Fluctuations in Quarterly Operating Results  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Dependence on a Single Product Category; Declining Sales of Certain Products . . . . . . . . . . . . . .   16
         Rapid Technological Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         International Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Potential Volatility of Stock Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Reliance on Relationships with Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Changes in Public Expenditures and Overall Economic Activity Levels  . . . . . . . . . . . . . . . . . .   18
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Dependence on Key Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Intellectual Property; Proprietary Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Control by Existing Stockholders; Anti-takeover Effects  . . . . . . . . . . . . . . . . . . . . . . . .   19
         Shares Eligible for Future Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Accumulated Deficit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Integration of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

VOTING AND PROXIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Record Date and Outstanding Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Voting and Revocability of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Shareholder Votes Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Solicitation of Proxies; Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

TERMS AND CONDITIONS OF THE PROPOSED MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Background and Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 SPSS
                 Jandel
         Material Contacts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Conversion of Shares of Jandel Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Rights of Dissenting Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Conduct Pending Merger; Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Amendment; Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Effect on Jandel Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Effects of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Certain Federal Income Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

RESALE OF SPSS COMMON STOCK ISSUED IN THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

SPSS INC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Description of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Recent Developments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Industry Background  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Markets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 Market and Sales Analysis  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 Government . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 Scientific Research and Education  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 Manufacturing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Statistical Software Products  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Clear Software Products  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Publications and Student Software  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Training and Consulting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Sales and Marketing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Customer Service and Technical Support . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Product Development  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         Manufacturing and Order Fulfillment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Reliance on Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         IBM Software Distribution Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Prentice Hall Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Computer Software Development Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Seasonality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Financial Information About Foreign and Domestic Operations and Export Sales . . . . . . . . . . . . . . . . .   45
         Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Principal Shareholders of SPSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Management of SPSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48



         Management Services Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

MANAGEMENT'S DISCUSSION AND ANALYSIS OF SPSS' FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . .   49

JANDEL CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Description of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Customers and Marketing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Research and Development . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Intellectual Property and Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Employees and Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Principal Shareholders of Jandel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Management of Jandel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

MANAGEMENT'S DISCUSSION AND ANALYSIS OF JANDEL'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS  . . . . . . . . . . . . . .   60

DESCRIPTION OF CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         SPSS Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Jandel Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

COMPARISON OF RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Cumulative Voting for Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Filling Board Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Shareholder Power to Call Special Shareholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Actions by Written Consent of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Anti-Takeover Statute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Loans to Officers, Directors and Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Class Vote for Certain Reorganizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         Inspection of Shareholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         Differences Regarding Amendment of Charters or Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         Number of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         Classified Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         Indemnification and Personal Liability of Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . .   67

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70



                                LIST OF ANNEXES

Annex A   Agreement and Plan of Merger
Annex B   California General Corporation Law - Rights of Dissenting Shareholders

            JANDEL CORPORATION                         SPSS INC.
            2591 KERNER BOULEVARD                      444 NORTH MICHIGAN AVENUE
            SAN RAFAEL, CA 94901                       CHICAGO, IL 60611
            (415) 453-6700                             (312) 329-2400


                           PROXY STATEMENT/PROSPECTUS


     This Proxy Statement of Jandel Corporation, a California corporation ("Jandel"), and Prospectus of SPSS Inc., a Delaware corporation ("SPSS" or the "Company") (the "Proxy Statement/Prospectus"), is being furnished to the shareholders of Jandel in connection with the solicitation of proxies by the Board of Directors of Jandel for use at a special meeting of shareholders to be held on __________ __, 1996 (the "Special Meeting") and any adjournment or postponements of the Special Meeting. This Proxy Statement/Prospectus also constitutes a prospectus of SPSS in respect of approximately 357,000 shares of the common stock of SPSS to be issued in connection with the proposed Merger.

     At the Special Meeting, holders of shares of Jandel common stock, no par value per share ("Jandel Common Stock"), will be asked to adopt an Agreement and Plan of Merger, dated as of October 30, 1996, by and among Jandel, SPSS and SPSS Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of SPSS ("Acquisition Subsidiary") (the"Merger Agreement"). Pursuant to the Merger Agreement, Acquisition Subsidiary will merge with and into Jandel (the "Merger"), with Jandel as the surviving corporation (the "Surviving Corporation"). At the time the Merger becomes effective, the Jandel shareholders will receive, in the aggregate, shares of SPSS Common Stock, $.01 par value per share ("SPSS Common Stock"), having a total value of $9,000,000 (or such lower figure as is obtained by subtracting the amount to be paid to any shareholders exercising statutory dissenters' rights and any amount to be paid for expenses incurred by Jandel in connection with the Merger) (the "Total Value") in exchange for all of the shares of Jandel Common Stock issued and outstanding on the effective date of the Merger (the "Effective Date").
The total number of shares of SPSS Common Stock to be issued in the Merger shall be determined by dividing the Total Value by the average closing market price of the SPSS Common Stock, as reported on the Nasdaq National Market, for the trading days between June 3, 1996 until three (3) trading days immediately prior to the Closing Date of the Merger. Of the shares of SPSS Common Stock issuable to each Jandel shareholder in the Merger, 10% will be held in escrow for a period not to exceed one (1) year following the Merger as security for indemnity obligations to SPSS under the Merger Agreement.

     Under the rules and regulations of the Securities and Exchange Commission (the "Commission"), the solicitation of Jandel's shareholders to approve the Merger constitutes an offering of SPSS Common Stock to be issued in connection with the Merger. Accordingly, SPSS has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to such offering, and this Proxy Statement/Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the matters discussed in this Prospectus are forward-looking statements that involve risks and uncertainties including, but not limited to, market conditions, competition and other risks indicated in the Registration Statement of which this Prospectus forms a part, and the Company's other filings with the Securities and Exchange Commission.

     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the shareholders of Jandel on or about November ____, 1996.

     THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT/PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS."

     NEITHER THIS TRANSACTION NOR THE SECURITIES OF SPSS TO BE ISSUED IN THE MERGER HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY

STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



        The date of this Proxy Statement/Prospectus is November __, 1996.

                             AVAILABLE INFORMATION

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO EDWARD HAMBURG, SENIOR VICE PRESIDENT, CORPORATE OPERATIONS, CHIEF FINANCIAL OFFICER AND SECRETARY, SPSS INC., 444 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611 (TELEPHONE NUMBER: (312) 329-2400), WITH RESPECT TO DOCUMENTS CONCERNING SPSS. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER ___, 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS TRANSACTION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SPSS OR JANDEL. THIS PROXY STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS AT ANY TIME, NOR ANY OFFER OR SOLICITATION MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION SET FORTH HEREIN OR INCORPORATED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     SPSS is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by SPSS can be inspected and copied at Room 1024 of the Offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

     SPSS Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "SPSS." Documents filed by SPSS with the Commission can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     All information contained in this Proxy Statement/Prospectus with respect to Jandel was supplied by Jandel and all information contained or incorporated in this Proxy Statement/Prospectus with respect to SPSS was supplied by SPSS. Although neither Jandel nor SPSS has any knowledge that would indicate that any statements or information relating to the other party contained herein is inaccurate or incomplete, neither Jandel nor SPSS can warrant the accuracy or completeness of such statements or information as they relate to the other party.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference the following documents previously filed with the Commission:

     (a) The Company's Annual Report on Form 10-K, filed March 27, 1996 for the fiscal year ended December 31, 1995;

     (b) The Company's Quarterly Report on Form 10-Q, filed May 15, 1996 for the fiscal quarter ended March 31, 1996;

     (c) The Company's Quarterly Report on Form 10-Q, filed August 14, 1996 for the fiscal quarter ended June 30, 1996;

     (d) The description of the SPSS Common Stock contained in the Company's Registration Statement on Form 8-A filed with Commission on August 4, 1993, pursuant to Section 12 of the Exchange Act;

     (e) the Company's Proxy Statement, filed with the Commission on May 16, 1996, for its annual meeting of stockholders held on June 19, 1996, except for the report of the Compensation Committee contained therein; and

     (f) the Company's Current Report on Form 8-K, and amendments thereto, filed with the Commission on September 26, 1996 (acquisition of Clear Software, Inc.).

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Jandel Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                                   TRADEMARKS

     This Proxy Statement/Prospectus contains trademarks of SPSS and Jandel and may contain certain other trademarks.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the documents incorporated herein by reference. This is not intended to be a summary of all information relating to the Merger and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Annexes hereto which are incorporated by reference herein.

PARTIES TO THE TRANSACTION

DESCRIPTION OF SPSS AND SPSS ACQUISITION

     SPSS: SPSS develops, markets and supports statistical software products and services that enable the effective use of marketplace and enterprise data in decision-making. The primary users of the Company's software are managers and data analysts in corporate settings, government agencies and academic institutions. In addition to its widespread use in survey analysis, SPSS software is also used in other types of market research, as well as quality improvement analyses, scientific and engineering applications and data reporting. The current generation of SPSS Desktop products features a point-and-click graphical user interface, sophisticated statistical procedures, data access and management capabilities, report writing and integrated graphics. The Company's products provide extensive analytical and decision-support capabilities not found in spreadsheets, database management systems or graphics packages. SPSS' principal executive office are located at 444 North Michigan Avenue, Chicago, Illinois 60611. Its telephone number is (312) 329-2400.

     ACQUISITION SUBSIDIARY: SPSS Acquisition Inc., a Delaware corporation, was formed on October 11, 1996, for the purpose of effecting the acquisition of Jandel. It is a wholly-owned subsidiary of SPSS, has no material assets and has not engaged in any activities except in connection with the proposed acquisition of Jandel. Acquisition Subsidiary's principal executive offices are located at 444 North Michigan Avenue, Chicago, Illinois 60611. Its telephone number is
(312) 329-2400.

DESCRIPTION OF JANDEL

          Jandel develops, markets and supports microcomputer software for the analysis and presentation of scientific data. Jandel's products are designed specifically to meet the needs of research scientists and engineers. Jandel's products enable scientists and engineers to collect, analyze and present scientific data. Among the tasks performed by Jandel's products are running statistical tests on research data, automatically taking measurements from photographs, maps and other visual images and analyzing and manipulating that data, determining the mathematical formula that most closely matches graphed data curves and creating publication-quality graphs and charts for scientific journal articles.

     Jandel believes it is one of the first companies to offer a PC program to automate the process of preparing charts and graphs for publication with the introduction of SigmaPlot in 1985. Since 1985, Jandel has developed a number of other programs that complement SigmaPlot and address the data collection analysis and presentation needs of research scientists.

     All Jandel's products run on IBM PC and PC compatible microcomputers running MS DOS Windows, Windows 95 or Windows NT, which are the predominant microcomputer operating systems now in use by scientists. In addition, Jandel markets a version of SigmaPlot for use on the Apple Macintosh. Jandel's principal executive offices are located at 2591 Kerner Boulevard, San Rafael, California 94901. Its telephone number is (415) 453-6700.


SPECIAL MEETING OF JANDEL SHAREHOLDERS

     TIME AND DATE:  10:00 a.m., Pacific Standard Time, on ________________,
1996.

     PLACE: 2591 Kerner Boulevard, San Rafael, CA  94901.

     PURPOSE: To consider and vote upon a proposal to approve and adopt the Merger Agreement and approve the Merger of Acquisition Subsidiary with and into Jandel. Pursuant to the Merger Agreement, Jandel's shareholders will receive shares of SPSS Common Stock in exchange for shares of Jandel Common Stock. A copy of the Merger Agreement is attached hereto as Annex A and are incorporated herein by reference. See "VOTING AND PROXIES."

     RECORD DATE; SHARES ENTITLED TO VOTE: Holders of record of shares of Jandel Common Stock outstanding at the close of business on October 31, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At that date, 351,034 shares of Jandel Common Stock were outstanding, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting. See "VOTING AND PROXIES - Record Date and Outstanding Shares."

     VOTES REQUIRED; QUORUM: The adoption of the Merger Agreement and approval of the Merger by the shareholders of Jandel will require the affirmative vote of the holders of a majority of the shares of Jandel Common Stock outstanding on the Record Date. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Jandel Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. See "VOTING AND PROXIES - Record Date and Outstanding Shares," "- Voting and Revocability of Proxies" and "- Shareholder Votes Required."

     BENEFICIAL OWNERSHIP BY OFFICERS AND DIRECTORS: As of the Record Date, the executive officers and directors of Jandel and their affiliates owned 164,293 shares, or approximately 44.7%, of the outstanding shares of Jandel
Common Stock. This figure includes shares issuable upon exercise of options to purchase shares of Jandel Common Stock which were exercisable on that date. See "JANDEL CORPORATION - Principal Shareholders of Jandel."

THE MERGER

     MERGER: Upon consummation of the Merger, Acquisition Subsidiary will merge with and into Jandel, with Jandel as the Surviving Corporation, and Acquisition Subsidiary will cease to exist as a separate entity. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Effects of Merger."

     EFFECTIVE DATE; RIGHT TO TERMINATE: The Merger will become effective at such time as an agreement of merger between Jandel and Acquisition Subsidiary is accepted for filing with the Secretary of State of the State of California and the Secretary of State of the State of Delaware. Jandel and SPSS each will have the right to terminate the Merger Agreement if the other party does not satisfy the conditions set forth in the Merger Agreement on or before December 31, 1996. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Effective Date" and "- Conditions Precedent."

     SHARE PRICE: At the Effective Date of the Merger, all of the shares of Jandel Common Stock that are issued and outstanding immediately prior to the Effective Date will be converted by virtue of the Merger and without further action into that number of shares of SPSS Common Stock determined by dividing $9,000,000 (or such lower figure as is obtained by subtracting the amount to be paid to any dissenting shareholders) less the expenses of Jandel in respect of the Merger, by the average closing market price of the SPSS Common Stock, as reported on the Nasdaq National Market, for the trading days between June 3, 1996 until the earlier of (a) November 25, 1996 or (b) three (3) trading days immediately prior to the Special Meeting. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Exchange Ratio."

     PROCEDURE FOR EXCHANGE OF SHARES: As soon as practicable after the Closing Date, Jandel will deliver to SPSS the certificates previously representing shares of Jandel Common Stock, representing the shares for cancellation, duly endorsed for transfer by the former Jandel shareholders. Certificates for shares of SPSS Common Stock will then be issued in the name of each former shareholder of Jandel. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Exchange of Certificates."

     NO FRACTIONAL SHARES: No fractional shares will be issued in connection with the Merger. Jandel shareholders will receive cash in lieu of any fractional shares which they would otherwise be entitled to receive based on the Share Price. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - No Fractional Shares."

     ACCOUNTING: It is intended that the Merger will be accounted for by the pooling of interests method in accordance with generally accepted accounting principles. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Accounting Treatment."

     EFFECT OF THE MERGER ON JANDEL STOCK OPTIONS: On the Effective Date, holders of options for Jandel Common Stock who have exercised their options contingent on the consummation of the Merger shall be deemed to have received shares of Jandel Common Stock and will be treated as Jandel shareholders.
Option holders who do not exercise their options prior to the Effective Date will not receive shares of SPSS Common Stock in the Merger nor will they receive options for SPSS Common Stock in the Merger, and Jandel option holders who do not exercise their options prior to the Effective Date will not be able to exercise such options and receive shares of Jandel Common Stock after the Effective Date of Merger. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Exchange Ratio."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER: Each employee of Jandel who becomes an employee of SPSS or its subsidiaries subsequent to the Merger will be entitled to participate in all employee benefit plans sponsored by SPSS or its subsidiaries on the same terms and to the same extent as similarly situated employees of SPSS. SPSS shall provide reasonable severance packages for Jandel employees who are not retained subsequent to the Merger. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Effect on Jandel Employees" and "- Interests of Certain Persons in the Merger."

     ESCROW: Pursuant to the terms of the Merger Agreement, the Jandel shareholders will pledge 10% of the shares of SPSS Common Stock received by them to satisfy certain claims for indemnification pursuant to the Merger Agreement. Subject to the resolution of any unsatisfied claims the escrow will terminate upon the first to occur of the first anniversary of the Effective Date or the date of release of results of the first post-acquisition financial statement audit of the combined company. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Escrow."

     RECOMMENDATION OF THE BOARD OF DIRECTORS OF JANDEL: The Board of Directors of Jandel believes that the Merger is in the best interests of Jandel and its shareholders and has approved the Merger and the Merger Agreement. The Board of Directors of Jandel recommends adoption of the Merger Agreement and approval of the Merger to its shareholders. This recommendation is based on a number of factors discussed in this Proxy Statement/Prospectus. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Background and Reasons for the Merger - Jandel."

     SECURITIES INVOLVED: For a comparative analysis of Jandel Common Stock and SPSS Common Stock, see "DESCRIPTION OF CAPITAL STOCK" and "COMPARISON OF RIGHTS OF SHAREHOLDERS."

     MANAGEMENT OF JANDEL AFTER THE MERGER; EFFECTS OF THE MERGER: Jandel as the Surviving Corporation will become a wholly owned subsidiary of SPSS upon consummation of the Merger. The directors of Acquisition Subsidiary immediately prior to the Effective Date will be the initial directors of the Surviving Corporation, and the officers of Acquisition Subsidiary immediately prior to the Effective Date will be the initial officers of the Surviving Corporation. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER - Interests of Certain Persons in the Merger;" and "- Effects of Merger."

     RESALES OF SPSS COMMON STOCK: The shares of SPSS Common Stock to be issued to shareholders of Jandel in connection with the Merger have been registered under the Securities Act. All shares of SPSS Common Stock received by holders of Jandel Common Stock upon consummation of the Merger will be freely transferable by those shareholders of Jandel not deemed to be "affiliates" of Jandel or SPSS. Shares of SPSS Common Stock held by those Jandel shareholders who are deemed to be "affiliates" will be subject to restrictions on transferability. See "RESALE OF SPSS COMMON STOCK ISSUED IN THE MERGER."

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES: The Merger is expected to be a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized by the Jandel shareholders on the exchange of Jandel Common Stock for SPSS Common Stock, except to the extent that Jandel shareholders receive cash in lieu of fractional shares or upon exercise of dissenters' rights. The Merger Agreement does not require the parties to obtain a ruling from the Internal Revenue Service as to the tax consequences of the Merger. As a condition to Jandel's obligation to consummate the Merger, Jandel is to receive an opinion at the Closing Date from its special legal counsel that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Jandel shareholders are urged to consult their own tax advisors regarding such tax consequences. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER -- Certain Federal Income Tax Matters."

     DISSENTERS' RIGHTS: Holders of Common Stock of Jandel who do not vote in favor of the Merger may under certain circumstances, and by following procedures prescribed by the California General Corporation Law, exercise dissenters' rights and receive cash for their shares of Jandel Common Stock instead of shares of SPSS Common Stock.

The failure of a dissenting shareholder of Jandel to follow the appropriate procedures may result in the termination or waiver of such rights. See "TERMS AND CONDITIONS OF THE PROPOSED MERGER -Rights of Dissenting Shareholders."

     REGULATORY MATTERS: SPSS and Jandel are aware of no governmental or regulatory approvals required for consummation of the Merger other than compliance with the federal securities laws and applicable securities laws of the various states.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain supplemental and historical per share data of SPSS and Jandel and combined per share data on an unaudited pro forma basis, based on the assumption that the Merger was accounted for by the pooling of interests method of accounting. The combined pro forma per share data is derived from the financial information in the Unaudited Pro Forma Financial Statements. The number of shares used for calculating Jandel equivalent per share amounts is based on the exchange ratio of .8751 for Jandel Common Stock, which is based upon the number of shares of Jandel Common
Stock issued and outstanding and options outstanding as of June 30, 1996, as though the Special Meeting date was October 30, 1996 and the price was calculated as set forth in the Merger Agreement. The pro forma data is not necessarily indicative of amounts which would have been achieved had the Merger been consummated at the beginning of the periods presented and should not be construed as representative of future operations. This data should be read in conjunction with the Selected Historical Financial Data, the Selected Supplemental Financial Data, the Selected Pro Forma Combined Financial Data, the Pro Forma Condensed Consolidated Combining Financial Statements and the respective supplemental and historical financial statements of SPSS and Jandel included elsewhere herein.

                                                                                                Equivalent
                                                                                                  Jandel
                                        SPSS               Jandel            Pro Forma          Pro Forma
                                     Supplemental        Historical           Combined           Combined(3)
 Net Income (Loss) Per Share
 From Continuing Operations

 For the Year Ended                   $ .65              $  1.35              $  .70            $  .61
 December 31, 1993

 For the Year Ended                     .54                  .98                 .56               .49
 December 31, 1994

 For the Year Ended                     .56                (1.47)                .48               .42
 December 31, 1995

 For the Six Months Ended               .49                 (.87)                .44               .39
 June 30, 1996

 Book Value Per Share: (2)
 December 31, 1995                     2.42                 2.31                2.43              2.13
 June 30, 1996                         2.96                 1.50                2.91              2.55

 Market Value Per Share               27.75
 on October 7, 1996(1)

     (1) October 7, 1996 was the last day of trading preceding the public announcement of the Merger.

     (2) Book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the respective dates.

     (3) The equivalent Jandel pro forma combined per share amounts are calculated by multiplying the pro forma combined per share amounts by the exchange ratio.

                         MARKET PRICE AND DIVIDEND DATA

     SPSS Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market. Jandel Common Stock is privately held, and, therefore, does not have a market price. In the past five years, SPSS has not declared or paid dividends on its common stock and Jandel has never declared or paid dividends on its common stock. The following table sets forth (in per share amounts), for the quarterly periods indicated, the high and low closing sale prices of SPSS Common Stock.

                                       SPSS Common Stock
                                       High          Low

 Year Ending December 31, 1994:
   First Calendar Quarter             11              9-1/8

   Second Calendar Quarter            10-1/2          8-3/8

   Third Calendar Quarter             10-1/8          8-7/16

   Fourth Calendar Quarter            14-1/4          9-1/2

 Year Ending December 31, 1995:
   First Calendar Quarter             13-1/2          11-3/8

   Second Calendar Quarter            15-3/4          12-1/4

   Third Calendar Quarter             17-1/4          14-5/8

   Fourth Calendar Quarter            19-5/8          16-5/8

 Year Ending December 31, 1996:

   First Calendar Quarter             18-7/8          14

   Second Calendar Quarter            26-1/8          18-1/4

   Third Calendar Quarter             28-5/8          17-5/8

     SPSS Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market. On October 7, 1996, the date immediately preceding the public announcement of the transaction, the Company's high and low sale price were 28 1/4 and 27 3/4 respectively. On October 30, 1996, the most recent date practicable, the company's high and low sale price were 31 1/4 and 29 3/4 respectively. On October 15, 1996, the Company had 207 shareholders of record. Jandel is a privately held company with 96 shareholders of record. No established trading market exists for Jandel Common Stock. See "DESCRIPTION OF CAPITAL STOCK."

                                  SPSS INC.

        SELECTED SUPPLEMENTAL, HISTORICAL, AND PRO FORMA FINANCIAL DATA

The following selected supplemental financial data of SPSS have been derived from the supplemental consolidated financial statements and should be read in conjunction with the supplemental consolidated financial statements and notes thereto included elsewhere herein. The selected historical financial data of SPSS have been derived from the consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere herein. The selected historical financial data of Jandel have been derived from the consolidated financial statements and should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere herein.

The SPSS and Jandel statement of operations data for the six months ended June 30, 1995 and 1996, and the balance sheet data as of June 30, 1996 are unaudited but have been prepared on the same basis as the audited financial statements and, in the opinion of management of the respective companies, contain all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the respective companies' financial position and results of operations as of and for such periods.

The unaudited pro forma combined financial data are qualified in their entirety by reference to, and should be read in conjunction with, the unaudited pro forma condensed consolidated combining financial statements and notes thereto that are included elsewhere in this Proxy Statement/Prospectus. The unaudited pro forma combined financial data give effect to the Merger applying the pooling-of-interests method of accounting. The pro forma combined financial data is provided for illustrative purposes only and are not necessarily indicative of the results that would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future.

                                  SPSS INC.
                   SELECTED SUPPLEMENTAL FINANCIAL DATA (1)
               (in thousands, except share and per share data)





                                                                                                              Six Months
                                                          Year Ended December 31,                           Ended June 30,
                                     --------------------------------------------------------------     ---------------------
                                         1991         1992         1993         1994         1995         1995         1996
                                     ---------      -------      -------      -------      --------     --------     --------
                                                                                                              (unaudited)
STATEMENT OF OPERATIONS DATA:
   Net revenues                        $36,143      $39,557      $44,591      $54,498      $65,784      $31,228      $35,876
   Operating income                      1,235          619 (2)    6,608        6,145 (3)    7,047 (4)    4,209        5,751
   Net income (loss)                    (1,492)      (3,488)(2)    3,210        3,596 (3)    4,382 (4)    2,944        3,940

   Net income (loss) per share          ($0.37)      ($0.87)(2)    $0.65        $0.54 (3)    $0.56 (4)     0.39         0.49

   Shares used in per share
     calculation                     4,013,325    4,013,325    4,958,089    6,696,604    7,768,740    7,587,850    8,001,963



                                                                December 31,                                      June 30,
                                           --------------------------------------------------------------        ---------
                                              1991          1992         1993         1994          1995            1996
                                           -----------    --------     ---------     --------      -------       ---------
                                                                                                                (unaudited)
BALANCE SHEET DATA:
   Working capital                           ($11,647)    ($14,104)    ($10,083)     ($9,502)      $4,702          $8,319
   Total assets                                19,654       15,573       21,855       31,794       41,843          43,098
   Acquisition-related payables                    61           71          166          187          273             189
   Total stockholders' equity (deficit)       (15,666)     (20,166)        (892)       4,122       17,692          21,756


1) The selected supplemental consolidated financial data gives retroactive effect to the acquisition of Clear Software, Inc. as of September 26, 1996, which has been accounted for as a pooling of interests for financial reporting purposes, and as a result, the financial position and results of operations are presented as if the combining company had been consolidated for all periods presented. The financial data as of and for the years ended December 31, 1991 and 1992, as well as the balance sheet data as of December 31, 1993 are derived from unaudited supplemental consolidated financial statements and include in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the data for the periods. The selected supplemental consolidated financial data should be read in conjunction with the other financial information included or incorporated by reference in this Proxy Statement/Prospectus.

(2) Includes pre-tax write-off of software purchased as part of the 1990 recapitalization of the Company amounting to $3,071.

(3) Includes pre-tax write-off of acquired in-process technology and other acquisition-related charges amounting to $1,928.

(4) Includes pre-tax write-off of acquired in-process technology and other acquisition-related charges amounting to $1,051 and write-off principally of certain software assets capitalized more than two years ago amounting to $2,466.

                                   SPSS INC.
                       SELECTED HISTORICAL FINANCIAL DATA
                (in thousands, except share and per share data)

                                                                                                   Six Months
                                                    Year Ended December 31,                       Ended June 30,
                                          --------------------------------------------------     ----------------
                                          1991         1992       1993       1994       1995       1995       1996
                                          ----         ----       ----       ----       ----       ----       ----
                                                                                                    (unaudited)
STATEMENT OF OPERATIONS DATA:
   Net revenues                        $34,592      $37,863     $42,724    $51,757    $63,029    $29,786    $34,216
   Operating income                      1,042          605 (1)   6,603      6,042(2)   6,988(3)   3,981      5,496
   Net income (loss)                    (1,687)      (3,493)(1)   3,209      3,560(2)   4,369(3)   2,716      3,723

   Net income (loss) per share          ($0.44)      ($0.91)(1)   $0.67      $0.55(2)   $0.57(3)   $0.37      $0.48

   Shares used in per share
     calculation                     3,847,871    3,847,871   4,792,635  6,531,150  7,598,739  7,422,396  7,818,397

                                                                   December 31,                       June 30,
                                           ------------------------------------------------------     --------
                                               1991         1992       1993       1994       1995       1996
                                               ----         ----       ----       ----       ----       ----
                                                                                                     (unaudited)
BALANCE SHEET DATA:
   Working capital                         ($11,890)    ($14,238)  ($10,221)   ($9,670)    $4,514       $7,919
   Total assets                              19,340       15,362     21,548     31,430     41,377       42,498
   Total stockholders' equity (deficit)     (15,919)     (20,306)    (1,033)     3,945     17,499       21,345


(1) Includes pre-tax write-off of software purchased as part of the 1990 recapitalization of the Company amounting to $3,071.

(2) Includes pre-tax write-off of acquired in-process technology and other acquisition-related charges amounting to $1,928.

(3) Includes pre-tax write-off of acquired in-process technology and other acquisition-related charges amounting to $1,051 and write-off principally of certain software assets capitalized more than two years ago amounting to $2,466.

                              JANDEL CORPORATION
                      SELECTED HISTORICAL FINANCIAL DATA
               (in thousands, except share and per share data)

                                                                                               Six Months
                                               Year Ended December 31,                       Ended June 30,
                               -------------------------------------------------------     -------------------
                               1991 (1)   1992 (1)     1993 (1)       1994      1995          1995      1996
                               --------   --------     ---------    -------   --------     --------- ---------
                                                                                              (unaudited)
STATEMENT OF OPERATIONS DATA:
   Net revenues                  $5,594     $6,649       $7,583      $8,096     $8,010      $3,735    $4,122
   Operating income (loss)         (265)      (311)         541         360       (511)       (168)     (302)
   Net income (loss)                (91)      (634)         510         360       (507)       (164)     (301)

   Net income (loss) per share:  ($0.29)    ($1.98)       $1.35       $0.98     ($1.47)      (0.48)    (0.87)

   Shares used in per share
     calculation                314,842    319,882      378,922     367,948    344,800     344,258   345,407



                                                      December 31,                           June 30,
                               ---------------------------------------------------------     -------
                               1991 (1)   1992 (1)     1993 (1)        1994       1995         1996
                               --------   --------     --------      --------    -------     -------
                                                                                           (unaudited)
BALANCE SHEET DATA:
   Working capital                 $241       $121         $687        $826       $293          $6
   Total assets                   1,870      1,751        2,141       2,523      2,174       1,787
   Total shareholders' equity       828        362          924       1,308        796         524


(1) The financial data presented as of and for the years ended December 31, 1991, 1992, and 1993 has been derived from unaudited financial statements.

             UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA
               (in thousands, except share and per share data)


                                                                                                Six Months Ended
                                                            Year Ended December 31,                  June 30,
                                                  ----------------------------------------  ------------------------
                                                       1993          1994          1995          1995        1996
                                                  -----------   ------------   ----------- -------------------------
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
   Net revenues                                     $52,174       $62,594       $73,794       $34,963     $39,998
   Operating income                                   7,149         6,505         6,536         4,041       5,449
   Net income                                         3,720         3,956         3,875         2,780       3,639

   Net income per share                               $0.70         $0.56         $0.48         $0.35       $0.44

   Shares used in per share
       calculation                                5,289,670     7,018,582     8,070,462     7,889,098   8,287,990


                                                                                June 30, 1996
                                                                                -------------
PRO FORMA COMBINED BALANCE SHEET DATA:
   Working capital                                                                   $8,325
   Total assets                                                                      44,885
   Acquisition-related payables                                                       1,452
   Total stockholders' equity                                                        22,280
   Book value per share (1)                                                            2.91


(1) Book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at June 30, 1996.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following Risk Factors should be considered carefully in evaluating the proposals to be voted on at the Special Meeting and the acquisition of the securities offered hereby. For periods following the Merger, references to the products, business, results of operations or financial condition of SPSS should be considered to refer to SPSS and its subsidiaries, including Jandel, unless the context otherwise requires.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

     The Company's quarterly operating results can be subject to fluctuation due to several factors, including the number and timing of product updates and new product introductions, delays in product development and introduction, purchasing schedules of its customers, changes in foreign currency exchange rates, product and market development expenditures, the timing of product shipments, changes in product mix, timing and cost of acquisitions and general economic conditions. Because the Company's expense levels are to a large extent based on its forecasts of future revenues, operating results may be adversely affected if such revenues fall below expectations. Accordingly, the Company believes that quarter-to-quarter comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance. The Company has historically operated with very little backlog because its products are generally shipped as orders are received. As a result, revenues in any quarter are dependent on orders shipped and licenses renewed in that quarter. The Company has experienced a seasonal pattern in its operating results with the fourth quarter typically having the highest operating income. For example, excluding acquisition and other non-recurring charges, the percentage of the Company's operating income realized in the fourth quarter was 40% in 1993, 41% in 1994 and 41% in 1995. In addition, the timing and amount of the Company's revenues are subject to a number of factors that make estimation of operating results prior to the end of a quarter uncertain. A significant portion of the Company's operating expenses are relatively fixed, and planned expenditures are based primarily on revenue forecasts. More specifically, in the fourth quarter, the variable profit margins on modest increases in sales volume at the end of the quarter are significant. Should the Company fail to achieve such fourth quarter revenue increases, net income for the fourth quarter and the full year could be materially affected. Generally, if revenues do not meet the Company's expectations in any given quarter, operating results will be adversely affected. Although the Company had been profitable in each of the seven quarters up to and including the quarter ending June 30, 1994, the Company experienced a net loss of $137,000 in the third quarter of 1994 due to a one-time write-off of $1,928,000 for acquired and in-process technology and other acquisition-related charges recorded in connection with the Company's acquisition of SYSTAT, Inc. ("SYSTAT"). The Company has been profitable in the seven quarters ending December 31, 1994 through June 30, 1996. However, there can be no assurance that profitability on a quarterly or annual basis can be achieved or sustained in the future.

DEPENDENCE ON A SINGLE PRODUCT CATEGORY; DECLINING SALES OF CERTAIN PRODUCTS

     The Company derives substantially all of its product revenues from licenses of statistical software. Accordingly, any decline in revenues from licenses of the Company's statistical software, or reduction in demand for statistical software generally, could have a material adverse effect on the Company.

     In recent years, SPSS has experienced a significant shift in the sources of its revenues. Historically, the Company derived a large portion of its revenues from licenses of its mainframe and minicomputer ("Large Systems") products. As a result of the general shift by computer users from Large Systems to desktop computers, the Company has experienced an ongoing decline in revenues from Large Systems products in the last several years, although this decline has generally lessened in recent quarters. Revenues from Large Systems licenses declined from approximately $15.6 million in 1991 to $10.7 million in 1995, while sales of desktop products increased from $14.7 million in 1991 to $46.1 million in 1995, although revenues from Large Systems licenses only declined from $10.8 million to $10.7 million from 1994 to 1995. Management is unable to predict the continuing rate of decline on Large Systems licenses, if any. Revenues from the Company's products for desktop computers ("Desktop products") now account for nearly three-quarters of the Company's revenues and this percentage may continue to increase, although there can be no assurance that any such increase may occur.

RAPID TECHNOLOGICAL CHANGE

     The computer software industry is characterized by rapid technological advances, changes in customer requirements, frequent product enhancements and new product introductions. The Company's future success will depend upon its ability to enhance its existing products and introduce new products that keep pace with technological developments, respond to evolving customer requirements and achieve market acceptance. In particular, the Company believes it must continue to respond quickly to users' needs for greater functionality, improved usability and support for new hardware and operating systems. Any failure by the Company to respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in loss of revenues. In the past, the Company has, on occasion, experienced delays in the introduction of new products and product enhancements, primarily due to difficulties with particular operating environments and problems with software provided by third parties. The extent of these delays has varied depending upon the size and scope of the project and the nature of the problems encountered. Such delays have most often resulted from "bugs" encountered in working with new and/or beta-stage versions of operating systems and other third party software, and bugs or unexpected difficulties in existing third party software which complicate integration with the Company's software. From time to time, the Company has discovered bugs in its products which are resolved through maintenance releases or through periodic updates, depending upon the seriousness of the defect. There can be no assurance that the Company will be successful in developing and marketing new products or product enhancements on a timely basis or that the Company will not experience significant delays or defects in its products in the future, which could have a material adverse effect on the Company. In addition, there can be no assurance that new products or product enhancements developed by the Company will achieve market acceptance or that developments by others will not render the Company's products or technologies obsolete or noncompetitive.

INTERNATIONAL OPERATIONS

     The Company's revenues from operations outside of North America accounted for approximately 45%, 51% and 55% of the Company's net revenues in 1993, 1994 and 1995, respectively. The Company expects that revenues from international operations will continue to represent a large percentage of its net revenues and that this percentage may increase, particularly as the Company further "localizes" the SPSS product line by translating its products into additional languages. International revenues are subject to a number of risks, including greater difficulties in accounts receivable collection, longer payment cycles, exposure to currency fluctuations, political and economic instability and the burdens of complying with a wide variety of foreign laws and regulatory requirements. The Company also believes that it is exposed to greater levels of software piracy in international markets because of the weaker protection afforded to intellectual property in some foreign jurisdictions. As the Company expands its international operations, the risks described above could increase and, in any event, could have a material adverse effect on the Company.

POTENTIAL VOLATILITY OF STOCK PRICE

     There has been significant volatility in the market prices of securities of technology companies and in some instances, such volatility has been unrelated to the operating performance of such companies. Market fluctuations may adversely affect the price of SPSS Common Stock. The Company also believes factors such as announcements of new products by the Company or its competitors, quarterly variations in financial results, recommendations and reports of analysts and other factors beyond the Company's control could cause the market price of SPSS Common Stock to fluctuate substantially.


     Jandel shareholders shall have no recourse against SPSS for declines in the value of their investment in shares of SPSS Common Stock absent fraud or violations of federal and state securities, blue sky and other similar laws on the part of SPSS. The shares of SPSS Common Stock to be received by the Jandel shareholders pursuant to the Merger represent an investment in the business of SPSS and SPSS has made no representations or warranties with respect to the future business performance of SPSS or the price of its Common Stock.

RELIANCE ON RELATIONSHIPS WITH THIRD PARTIES

     The Company licenses certain software from third parties. Some of this licensed software is embedded in the Company's products, and some is offered as add-on products. If such licenses are discontinued, or become invalid or unenforceable, there can be no assurance that the Company will be able to develop substitutes for this software independently or to obtain alternative sources in a timely manner. Any delays in obtaining or developing substitutes for licensed software could have a material adverse effect on the Company.

     In February 1993, the Company entered into an exclusive, worldwide agreement (the "Prentice Hall Agreement") with Prentice Hall, Inc. ("Prentice Hall") under which Prentice Hall publishes and distributes the student version of the Company's software and all of the Company's publications. As a result, the Company is dependent on Prentice Hall for the development and support of the markets for student software and its publications. The failure of Prentice Hall to adequately perform its obligations under the Prentice Hall Agreement could have a material adverse effect on the Company.

     In February 1993, the Company entered into a Software Distribution Agreement (the "IBM Software Distribution Agreement") with International Business Machines Corporation ("IBM") under which IBM manufactures and packages all of the Company's products and distributes them to the Company's domestic customers and international subsidiaries. If IBM fails to adequately perform its obligations under this agreement, or if the agreement is terminated, the Company's operating results could be materially adversely effected.

CHANGES IN PUBLIC EXPENDITURES AND OVERALL ECONOMIC ACTIVITY LEVELS

     A significant portion of the Company's revenues comes from licenses of its products directly to foreign and domestic government entities. In addition, significant amounts of the Company's revenues come from licenses to academic institutions, healthcare organizations and private businesses which contract with or are funded by government entities. Government appropriations processes are often slow, unpredictable and subject to factors outside the Company's control. In addition, proposals are currently being made in certain countries to reduce government spending. Reductions in government expenditures and termination or renegotiation of government-funded programs or contracts could have a material adverse effect on the Company. In addition, declines in overall levels of economic activity could also have a material adverse impact on the Company.

COMPETITION

     The market for statistical software is both highly competitive and fragmented. The Company primarily competes with one general statistical software provider which is larger and has greater resources than the Company, as well as with numerous other companies offering statistical applications software, many of which offer products focused on specific statistical
applications.   The Company considers its primary worldwide competitor to be the larger and better-financed SAS Institute ("SAS"), although the Company believes that SAS's revenues are derived principally from products that are used for purposes other than statistics and operate on large systems platforms. StatSoft Inc., developers of the Statistica product ("Statistica"), Manugistics Group, Inc., distributors of the Statgraphics Plus product ("Statgraphics"), and Minitab, Inc. ("Minitab") are also competitors, although their annual revenues from these statistical products are believed to be considerably less than the revenues of SPSS.

     In the future, SPSS may face competition from new entrants into the statistical software market. The Company could also experience competition from companies in other sectors of the broader market for data management, analysis and presentation software, such as providers of spreadsheets, database management systems, report writers and executive information systems. These companies have added, or in the future may add, statistical analysis capabilities to their products. Many of these companies have significant name recognition, as well as substantially greater capital resources, marketing experience and research and development capabilities than the Company. There can be no assurance that the Company will have sufficient resources to make the necessary investment in research and development and sales and marketing, or that the Company will otherwise be able to make the technological advances necessary to maintain or enhance its competitive position. The Company's future success will also depend significantly upon its ability to continue to sell its Desktop products, to attract new customers looking for more sophisticated or powerful software and to introduce additional add-on products to existing customers. There can be no assurance that the Company will be able to compete successfully in the future.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of certain executives and key employees, including its President and Chief Executive Officer, Jack Noonan. The Company's continued success will depend in part on its ability to attract and retain highly qualified technical, managerial, sales, marketing and other personnel. Competition for such personnel is intense. There can be no assurance that the Company will be able to continue to attract or retain such highly qualified personnel. No life insurance policies are maintained on the Company's key personnel.

INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS

     The statistical algorithms incorporated in the Company's software are not proprietary. The Company believes that the proprietary technology constituting a portion of the Company's software determines the speed and quality of displaying the results of computations, the connectivity of the Company's products with third party software and the ease of use of its products. The Company's success will depend, in part, on its ability to protect the proprietary aspects of its products. The Company attempts to protect its proprietary software with trade secret laws and internal nondisclosure safeguards, as well as copyright and trademark laws and contractual restrictions on copying, disclosure and transferability that are incorporated into its software license agreements. The Company licenses its software only in the form of executable code, with contractual restrictions on copying, disclosures and transferability. Except for licenses of its products to users of Large System products and annual licenses of its Desktop products, the Company licenses its products to end-users by use of a "shrink-wrap" license that is not signed by licensees, as is customary in the industry. It is uncertain whether such license agreements are legally enforceable. The source code for all of the Company's products is protected as a trade secret and as unpublished copyrighted work. In addition, the Company has entered into confidentiality and nondisclosure agreements with its key employees. Despite these restrictions, it may be possible for competitors or users to copy aspects of the Company's products or to obtain information which the Company regards as a trade secret. The Company has no patents. Copyright, trade secret and trademark protection for the Company's products may be unavailable or unreliable in certain foreign countries. Preventing unauthorized use of computer software is difficult, and software piracy is expected to be a persistent problem for the packaged software industry. These problems may be particularly acute in international markets.
In addition, the laws of certain countries in which the Company's products are or may be licensed do not protect the Company's products and intellectual property rights to the same extent as the laws of the United States. Despite the precautions taken by the Company, it may be possible for unauthorized third parties to reverse engineer or copy the Company's products or obtain and use information that the Company regards as proprietary. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology.

     Although the Company's products have never been the subject of an infringement claim, there can be no assurance that third parties will not assert infringement claims against the Company in the future or that any such assertion will not result in costly litigation or require the Company to obtain a license to use the intellectual property of third parties. There can be no assurance that such licenses will be available on reasonable terms, or at all. There can also be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies.

CONTROL BY EXISTING STOCKHOLDERS; ANTI-TAKEOVER EFFECTS

     As of June 30, 1996, the Company's executive officers and directors owned beneficially approximately 23.9% of the outstanding shares of Common Stock. The Norman H. Nie Revocable Trust Dated March 15, 1991 (the "Nie Trust") and affiliates of the Nie Trust, are entitled to nominate a director for inclusion in the management slate for election to the Board so long as the Nie Trust continues to own no less than 12.5% of the outstanding shares of Common Stock. As of June 30, 1996, the Nie Trust and affiliates of the Nie Trust beneficially owned approximately 18.6% of the outstanding shares of Common Stock. The Company's Certificate of Incorporation and Bylaws contain a number of provisions, including provisions requiring an 80% super majority stockholder approval of certain actions and provisions for a classified Board of Directors, which would make the acquisition of the Company, by means of an unsolicited tender offer, a proxy contest or otherwise, more difficult or impossible.

SHARES ELIGIBLE FOR FUTURE SALE

     As of June 30, 1996, there were vested options outstanding held by management to purchase approximately an additional 621,598 shares of SPSS Common Stock and unvested options to purchase approximately an additional 296,421 shares of SPSS Common Stock, with an average exercise price of $4.34 per share. The Company has also established a stock purchase plan available to employees of the Company, which permits employees to acquire shares of SPSS Common Stock at the end of each quarter at 85% of the market price of SPSS Common Stock as of such date.

     In addition to the Company's currently outstanding shares and those issuable to employees as described above, the Company will issue approximately 357,000 shares of SPSS Common Stock to Jandel's current shareholders. Such shares of SPSS Common Stock will generally be available for resale.

     No prediction can be made as to the effect, if any, that future sales, or the availability of shares of Common Stock for future sales, will have on the market price prevailing from time to time. Sales of substantial amounts of SPSS Common Stock by the Company or by shareholders, or the perception that such sales may occur, could adversely affect prevailing market prices for SPSS Common Stock.

ACCUMULATED DEFICIT

     The Company had an accumulated deficit of $18,999,000 as of December 31, 1995.

INTEGRATION OF OPERATIONS

     The management of SPSS and Jandel anticipate that the Merger will create synergies by allowing the surviving corporation to market an enhanced product line, eliminate overlapping costs and broaden distribution channels. No assurance can be given that the Merger will result in such synergies.


                               VOTING AND PROXIES

     Date, time and place of the Special Meeting. The Special Meeting will be held at 2591 Kerner Boulevard, San Rafael, California 94901, on __________, 1996 at 10:00 a.m. local time.

RECORD DATE AND OUTSTANDING SHARES

     Shareholders of record of Jandel Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.
As of the Record Date, there were approximately 96 shareholders of record of Jandel Common Stock. As of the Record Date there were 351,034 shares of Jandel Common Stock outstanding. Except for the shareholders identified below under "JANDEL CORPORATION - Principal Shareholders of Jandel" there were no persons known to the management of Jandel to be the beneficial owners of more than 5% of the outstanding shares of Jandel Common Stock.

VOTING AND REVOCABILITY OF PROXIES

     All properly executed proxies that are not revoked will be voted at the Special Meeting, and any postponement or adjournment thereof, in accordance with the instructions contained therein. Proxies containing no instructions regarding the proposals specified in the form of proxy will be voted for approval of the Merger and the Merger Agreement at the Special Meeting. Each record holder of Jandel Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for a vote of the shareholders at the Special Meeting.

     If an executed proxy card is returned and a shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will have the same effect as negative votes.

     The presence of a shareholder at the Special Meeting for which such shareholder has executed a proxy will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Secretary of Jandel at the address of the principal executive offices of Jandel, or by attending the Special Meeting and voting in person.

SHAREHOLDER VOTES REQUIRED

     Approval of the Merger and the Merger Agreement requires the affirmative vote of holders of a majority of the shares of Jandel Common Stock outstanding on the Record Date.

SOLICITATION OF PROXIES; EXPENSES

     Jandel will bear the costs of soliciting proxies from its shareholders, and will bear all printing and mailing costs in connection with the preparation and mailing of this Proxy Statement/Prospectus to Jandel shareholders. In addition to solicitation by mail, the directors, officers and employees of Jandel may solicit proxies from shareholders by telephone, facsimile or letter or in person. Such persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

                  TERMS AND CONDITIONS OF THE PROPOSED MERGER

     The following description contains, among other information, a summary of certain provisions of the Merger Agreement and is qualified in its entirety by reference to the full text thereof, a copy of which is appended as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference.

BACKGROUND AND REASONS FOR THE MERGER

SPSS

     SPSS Inc. acquired SYSTAT, INC. in September 1994 and BMDP Statistical Software Inc. in December 1995 as part of its strategy to establish a separate line of software products for scientific research. This strategy enables the company to direct its SPSS product line towards the growing market for data mining software and QI Analyst product line towards real-time quality improvements applications. The company's acquisition of Jandel is a continuation of this strategy of product differentiation, and SPSS believes that the Merger will offer a number of benefits, including the following:

     1. expansion of the SPSS scientific products business to a critical mass, with annual revenues immediately growing from approximately $3 million to over $11 million and from approximately 3% to 12% of its overall business;

     2. a position of leadership in the market for scientific data analysis products, as Jandel is a leading vendor in this area;

     3. a comprehensive set of software offerings to more effectively address a wider range of scientific research applications;

     4. an opportunity to further leverage the Company's worldwide sales channels; and

     5. after taking appropriate steps to integrate Jandel operations, a positive contribution to company earnings.

     The SPSS Board of Directors believes that the Merger is fair and in the best interests of SPSS and its shareholders. The Board of Directors considered the following additional factors in arriving at its decision:

     1. the terms of the acquisition, including the number of SPSS shares to be used in the Merger, were reasonable relative to other acquisitions the Company had done and other acquisition opportunities of which it was aware;

     2. Jandel annual revenues represent a material increment to those of SPSS, enabling the Company to achieve immediately the benefits of a larger market presence;

     3. the complementary nature of Jandel's products and business to those of SPSS; and

     4. Jandel established itself in a market niche in which SPSS desired a presence, and SPSS determined that the Merger was the most effective way of accomplishing this goal.

     JANDEL

     Jandel believes that the Merger will offer a number of benefits to Jandel, including the following:

     1. Jandel expects to benefit from SPSS' well established distribution channels, including strong overseas distribution with a number of overseas sales offices.

     2. Jandel expects to benefit from SPSS' greater financial resources in product development and in sales and marketing for Jandel products.

     3. Jandel expects to benefit from the longer experience of SPSS' senior management in the software market.

     4. Jandel's Board of Directors also concluded that SPSS' and Jandel's products and businesses were complementary. Jandel has established itself in the market of scientific data software, a significant but limited niche market. Jandel believes that the businesses of Jandel and SPSS are complementary and that the Merger will make available greater resources to Jandel and allow Jandel to apply its expertise to a broader range of markets.

     5. Jandel expects that its shareholders will benefit because the SPSS stock they will receive is publicly traded and therefore much more liquid than current Jandel stock.

     Jandel's Board of Directors believes that the Merger is fair and in the best interests of Jandel and its shareholders and therefore unanimously recommends that shareholders vote in favor of the Merger. In addition to the above, the Board of Directors considered the following factors in arriving at its decision.

     Jandel's Board of Directors viewed the Merger as the best means to obtain liquidity for the shareholders' investment in Jandel. Jandel's Board of Directors considered a number of alternatives to provide liquidity, including an initial public offering and periodic repurchases of Jandel shares by an Employee Stock Ownership Plan ("ESOP") funded by Jandel. Because it operates in a niche market and due to other factors, Jandel's Board of Directors determined that the prospects for an advantageous initial public offering were not favorable. Jandel's Board of Directors established an ESOP in 1993, but ESOP purchases have achieved only a limited improvement in liquidity.

     Jandel's Board of Directors believes that the Merger is the best alternative because Jandel shareholders will have a ready market available for sale of their SPSS shares should they wish to do so. Moreover, under the Merger, Jandel shareholders will acquire a significant portion of the stock representing ownership of the combined business of Jandel and SPSS.

     The Jandel Board of Directors believes that the receipt of approximately $9,000,000 of SPSS stock (valued in accordance with the Merger Agreement) to be received by Jandel shareholders represents an attractive return on shareholders' investment in Jandel. Jandel's Board of Directors considered the fact that the value of SPSS stock may fluctuate substantially.

MATERIAL CONTACTS

     On March 27, 1995, Mark Battaglia, Vice President, Corporate Marketing of SPSS telephoned Joseph Osborn, President of Jandel, to express interest in possible collaboration of the parties. On April 5, 1995, Mark Battaglia and Joseph Osborn again talked by telephone and Joseph Osborn sent Mark Battaglia background material on Jandel. Subsequently, Mr. Osborn informed Mr. Battaglia that Jandel was not currently interested in working toward a relationship, but that Mr. Battaglia should stay in touch.

     On March 4, 1996, Joseph Osborn and Mark Battaglia spoke again by telephone about a possible relationship between the two companies. Subsequent to the last contact between Messrs. Battaglia and Osborn, the Jandel Board of Directors had become more interested in exploring possible acquisitions. On March 28, 1996, Edward Hamburg, Chief Financial Officer of SPSS, Mark Battaglia, and Jack Noonan, President of SPSS, visited Jandel, toured Jandel's facilities and discussed a possible merger.

     On April 1, 1996, Joseph Osborn and Mark Battaglia arranged for Joseph Osborn and Dr. John Osborn to visit Chicago on April 15, 1996. During this visit, Mr. Osborn and Dr. Osborn met with senior SPSS management, toured SPSS' facilities and discussed a possible merger with Jack Noonan of SPSS. On May 1, 1996, the Jandel Board of Directors met and engaged in lengthy discussions of a possible acquisition by SPSS.

     On June 10, 1996, Oliver King-Smith and Fred Ross-Perry of Jandel met with Louise Rehling and Richard Marcell of SPSS to review product and development issues.

     On June 12 and 13, 1996, Joseph Osborn and Ross Garofalo, Chief Financial Officer of Jandel, met with Edward Hamburg to continue discussions of merger with SPSS and negotiate terms.

     On June 27, 1996, Jandel's Board of Directors met to review the current status of the merger negotiations. Following a thorough discussion of the proposed merger, the Jandel Board of Directors approved the basic terms of the Merger and established guidelines for Jandel's management to attempt to complete the negotiations of the terms of the Merger.

     From June 28 through July 15, 1996, Ross Garofalo and Joseph Osborn engaged in lengthy negotiations with Edward Hamburg and Jack Noonan to agree on the terms of the Merger. On July 15, 1996, the talks culminated in a letter summarizing principal terms of the proposed Merger. From July 15, 1996 through the signing of the Merger Agreement, the parties have engaged in extensive discussions to negotiate the complete and final terms of the Merger Agreement and have conducted extensive due diligence of one another's business.

     On October 31, 1996, the SPSS Board of Directors unanimously approved the Merger and the Merger Agreement. On October 31, 1996, the Jandel Board of Directors unanimously approved the Merger and Merger Agreement, and as of October 30, 1996, the Merger Agreement was executed.

EFFECTIVE DATE

     The Merger Agreement provides that the Merger will become effective at such time as an agreement of merger between Jandel and Acquisition Subsidiary is accepted for filing with the Secretary of State of the State of California and the Secretary of State of the State of Delaware (the "Effective Date"). It is anticipated that if all conditions to the Merger have been fulfilled or waived, the Effective Date will occur on or about November ___, 1996 or on a date as soon as practicable thereafter.

CONVERSION OF SHARES OF JANDEL COMMON STOCK

     Each share of Jandel Common Stock which is issued and outstanding immediately prior to the Effective Date other than shares, if any, held by shareholders who have exercised dissenters' rights under the California General Corporation Law will be converted at the Effective Date into SPSS Common Stock and cash in lieu of any fractional shares of SPSS Common Stock. On the Effective Date, option holders who have exercised their options contingent upon consummation of the Merger shall be deemed to have received the shares of Jandel Common Stock to which they are entitled and such shares of Jandel Common Stock shall be treated in the manner set forth above. Such exercising option holders will hereinafter for all purposes be treated as Jandel shareholders. See "Exchange Ratio" below. Option holders who do not exercise their options prior to the Effective Date will not receive shares of SPSS Common Stock in the Merger nor will they receive options for SPSS Common Stock in the Merger, and Jandel option holders who do not exercise their options prior to the Effective Date will not be able to exercise such options and receive shares of Jandel Common Stock after the Effective Date of the Merger.

     The Exchange Ratio will be adjusted so as to give Jandel shareholders the economic benefit of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, distributions or combinations or subdivisions of SPSS Common Stock or Jandel Common Stock effective between the date of the Merger Agreement and the Effective Date.

     On March 4, 1996, Joseph Osborn and Mark Battaglia spoke again by telephone about a possible relationship between the two companies. Subsequent to the last contact between Messrs. Battaglia and Osborn, the Jandel Board of Directors had become more interested in exploring possible acquisitions. On March 28, 1996, Edward Hamburg, Chief Financial Officer of SPSS, Mark Battaglia, and Jack Noonan, President of SPSS, visited Jandel, toured Jandel's facilities and discussed a possible merger.

     On April 1, 1996, Joseph Osborn and Mark Battaglia arranged for Joseph Osborn and Dr. John Osborn to visit Chicago on April 15, 1996. During this visit, Mr. Osborn and Dr. Osborn met with senior SPSS management, toured SPSS' facilities and discussed a possible merger with Jack Noonan of SPSS. On May 1, 1996, the Jandel Board of Directors met and engaged in lengthy discussions of a possible acquisition by SPSS.

     On June 10, 1996, Oliver King-Smith and Fred Ross-Perry of Jandel met with Louise Rehling and Richard Marcell of SPSS to review product and development issues.

     On June 12 and 13, 1996, Joseph Osborn and Ross Garofalo, Chief Financial Officer of Jandel, met with Edward Hamburg to continue discussions of merger with SPSS and negotiate terms.

     On June 27, 1996, Jandel's Board of Directors met to review the current status of the merger negotiations. Following a thorough discussion of the proposed merger, the Jandel Board of Directors approved the basic terms of the Merger and established guidelines for Jandel's management to attempt to complete the negotiations of the terms of the Merger.

     From June 28 through July 15, 1996, Ross Garofalo and Joseph Osborn engaged in lengthy negotiations with Edward Hamburg and Jack Noonan to agree on the terms of the Merger. On July 15, 1996, the talks culminated in a letter summarizing principal terms of the proposed Merger. From July 15, 1996 through the signing of the Merger Agreement, the parties have engaged in extensive discussions to negotiate the complete and final terms of the Merger Agreement and have conducted extensive due diligence of one another's business.

     On October 31, 1996, the SPSS Board of Directors unanimously approved the Merger and the Merger Agreement. On October 31, 1996, the Jandel Board of Directors unanimously approved the Merger and Merger Agreement, and as of October 30, 1996, the Merger Agreement was executed.

EFFECTIVE DATE

     The Merger Agreement provides that the Merger will become effective at such time as an agreement of merger between Jandel and Acquisition Subsidiary is accepted for filing with the Secretary of State of the State of California and the Secretary of State of the State of Delaware (the "Effective Date"). It is anticipated that if all conditions to the Merger have been fulfilled or waived, the Effective Date will occur on or about November ___, 1996 or on a date as soon as practicable thereafter.

CONVERSION OF SHARES OF JANDEL COMMON STOCK

     Each share of Jandel Common Stock which is issued and outstanding immediately prior to the Effective Date other than shares, if any, held by shareholders who have exercised dissenters' rights under the California General Corporation Law will be converted at the Effective Date into SPSS Common Stock and cash in lieu of any fractional shares of SPSS Common Stock. On the Effective Date, option holders who have exercised their options contingent upon consummation of the Merger shall be deemed to have received the shares of Jandel Common Stock to which they are entitled and such shares of Jandel Common Stock shall be treated in the manner set forth above. Such exercising option holders will hereinafter for all purposes be treated as Jandel shareholders. See "Exchange Ratio" below. Option holders who do not exercise their options prior to the Effective Date will not receive shares of SPSS Common Stock in the Merger nor will they receive options for SPSS Common Stock in the Merger, and Jandel option holders who do not exercise their options prior to the Effective Date will not be able to exercise such options and receive shares of Jandel Common Stock after the Effective Date of the Merger.

     The Exchange Ratio will be adjusted so as to give Jandel shareholders the economic benefit of any stock dividends, reclassifications, recapitalizations, split-ups, exchanges of shares, distributions or combinations or subdivisions of SPSS Common Stock or Jandel Common Stock effective between the date of the Merger Agreement and the Effective Date.

     As of October 31, 1996, there were exercisable options to purchase
46,956 shares of Jandel Common Stock issued and outstanding (the "Jandel Options"). Jandel Options to purchase 49,554 shares of Jandel Common Stock were granted and outstanding under Jandel's 1989 Employee Nonqualified Stock Option Plan (the "1989 Option Plan"). Of such options, Jandel Options to purchase 11,202 shares of Jandel Common Stock had not yet vested as of October 31, 1996. Under the terms of the 1989 Option Plan, such options will be accelerated to permit exercise immediately prior to the Effective Date of the Merger. The 1989 Option Plan also provides that with regard to Jandel Options granted after September 28, 1990 all of such Jandel Options held by current employees, consultants or directors of Jandel that are not exercised will be automatically terminated at the Effective Date of the Merger.


EXCHANGE RATIO

     At the Effective Date of the Merger, all of the shares of Jandel Common Stock that are issued and outstanding immediately prior to the Effective Date will be converted by virtue of the Merger and without further action into that number of shares of SPSS Common Stock determined by dividing $9,000,000 (or such lower figure as is obtained by subtracting the amount to be paid to any dissenting shareholders), less the expenses of Jandel in respect of the Merger, by the average closing market price of SPSS Common Stock, as reported on the Nasdaq National Market, for the trading days between June 3, 1996 until the earlier of (a) November 25, 1996 or (b) three (3) trading days immediately prior to the date of the Special Meeting (the "Share Price"). Each Jandel shareholder will receive that number of shares of SPSS Common Stock to be issued in the Merger which represents each shareholder's pro rata percentage of the Jandel Common Stock owned immediately prior to the Merger. Certificates representing shares of SPSS Common Stock will be distributed to Jandel shareholders upon the surrender of their certificates for shares of Jandel Common Stock to SPSS. See "Exchange of Certificates" herein.

NO FRACTIONAL SHARES

     Only whole shares of SPSS Common Stock will be issued in connection with the Merger. In lieu of fractional shares, each shareholder of Jandel Common Stock otherwise entitled to a fractional share of SPSS Common Stock will be paid in cash an amount equal to the amount of such fraction multiplied by the Share Price. No such shareholder will be entitled to dividends, voting rights or other rights in respect of any such fractional share.

EXCHANGE OF CERTIFICATES

     After the Effective Date, holders of certificates previously representing shares of Jandel Common Stock as well as the holders of options exercised contingent on the Merger will cease to have any rights as shareholders of Jandel and their sole rights will pertain to the shares of SPSS Common Stock into which their shares of Jandel Common Stock will have been converted pursuant to the Merger Agreement. As soon as practicable after the Closing, Jandel shall deliver to SPSS the certificates previously representing shares of Jandel Common Stock, representing the shares for cancellation, and such other documents as may be reasonably required by SPSS. At such time, SPSS shall cause to be issued, in the name of each former Jandel shareholder who delivered such a certificate, newly issued shares of SPSS Common Stock (and, to the extent applicable, cash in lieu of fractional shares of SPSS Common Stock). SPSS will hold in escrow, for the account of the former Jandel shareholders, 10% of the total shares (the "Escrowed Shares") together with stock powers. Shareholders who become holders of SPSS Common Stock in the Merger will not be entitled to receive any dividends or other distributions which may be payable to holders of record of SPSS Common Stock following the Effective Date until they have surrendered and exchanged their certificates evidencing ownership of shares of Jandel Common Stock. Upon receipt of the certificates representing shares of Jandel Common Stock, SPSS will forward to Jandel shareholders (i) certificates representing their shares of SPSS Common Stock, (ii) dividends declared thereon subsequent to the Effective Date (without interest) and (iii) the cash value of any fractional shares (without interest).

     At the Effective Date, the stock transfer books of Jandel will be closed and no transfer of Jandel Common Stock will thereafter be made on such books. If a certificate formerly representing shares of Jandel Common Stock is presented to SPSS, it will be cancelled and exchanged for a certificate representing shares of SPSS Common Stock.

ESCROW

     On the Effective Date, under the Escrow Agreement the former Jandel shareholders shall pledge and grant a first priority security interest in the Escrowed Shares to SPSS as collateral to satisfy any indemnification obligations to SPSS under the Merger Agreement. The number of Escrowed Shares, if any, remaining after any return of Escrowed Shares as made in accordance
with the Merger Agreement will   be delivered to the former Jandel
shareholders, in amounts proportionate to such shareholders' interest in such Escrowed Shares, promptly after the earlier of the first anniversary of the Effective Date or the date of release of results of the first post-acquisition financial statement audit of the combined company (the "Escrow Termination Date"), except for the number of such Escrowed Shares then subject to a bona fide dispute in connection with a claim for indemnification made prior to the Escrow Termination Date. Any of such shares that are not delivered in connection with such indemnification claim, shall be delivered to the shareholders entitled to same promptly after resolution of such dispute.

     By approving the Merger Agreement, Jandel stockholders will be deemed to have approved the Escrow Agreement attached as an exhibit to the Merger Agreement (the "Escrow Agreement"), the security interest in the Escrowed Shares to SPSS, and the appointment of Joseph H. K. Osborn as Representative to the shareholders (the "Shareholders Representative") as set forth in the Escrow Agreement. Any fees, costs and expenses of the Shareholders Representative will be paid out of the Escrowed Shares before distribution of the Escrowed Shares to the former Jandel shareholders on the Escrow Termination Date.

STOCK EXCHANGE LISTING

     SPSS has agreed that the SPSS Common Stock to be issued pursuant to the Merger will be approved for listing on the Nasdaq National Market, subject to official notice of issuance. An application will be made for listing such SPSS Common Stock on the Nasdaq National Market.

RIGHTS OF DISSENTING SHAREHOLDERS

     Holders of Jandel Common Stock who do not vote in favor of the Merger may, under certain circumstances and by following certain procedures, exercise dissenters' rights and receive cash for their shares. The rights of dissenting shareholders of Jandel Common Stock are governed by Section 1300 through Section 1312 of the California General Corporation Law.

     The following is a summary of the statutory procedures to be followed by holders of Jandel Common Stock in order to dissent from the Merger and perfect dissenters' rights under California law. These summaries are not intended to be a complete statement of such procedures and are qualified in their entirety by reference to the full texts of such statute, a copy of which is attached hereto as Annex B.

     Within ten days after approval of the Merger by Jandel's shareholders, Jandel must mail a notice of such approval (the "Approval Notice") to all shareholders who held shares as of the Record Date and who do not vote in favor of the Merger. The Approval Notice must include a copy of Sections 1300, 1301, 1302, 1303, and 1304 of the California General Corporation Law; a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such Sections. The statement of price constitutes an offer by the corporation to purchase any dissenting shares at the price stated.

     A shareholder electing to exercise dissenters' rights must make written demand upon Jandel for the purchase of such shares and payment to the shareholder in cash of their fair market value within 30 days after the date on which the Approval Notice was mailed to such shareholders. The demand must state the number and class of the shares held of record by the shareholder which the shareholder demands that Jandel purchase and must contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed Merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. Notices of dissent should be addressed to the Secretary of Jandel at the address of the executive office of Jandel set forth above.

     In addition, within 30 days after the date the Approval Notice was mailed to the shareholder, the shareholder must submit to Jandel at its principal office or at the office of any transfer agent thereof the shareholder's certificates representing any shares which the shareholder demands that Jandel purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Upon subsequent transfers of the dissenting shares on the books of Jandel, the new certificates issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     If Jandel and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between Jandel and the holders thereof shall be filed with the Secretary of Jandel. Payment of the fair market value of dissenting shares shall be made within 30 days after the later of the date on which the amount thereof has been agreed or the date on which all statutory and contractual conditions to the Merger are satisfied, upon surrender of the certificates therefor.

     If Jandel denies that the shares are dissenting shares, or Jandel and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares may, within six months after the date on which the Approval Notice was mailed to the shareholder, file a complaint in the superior court of the proper county requesting the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint. In such a case, two or more dissenting shareholders may join as plaintiffs or be joined as defendants. On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue.
If the fair market value of the dissenting shares is in issue, the court shall determine, or appoint one or more impartial appraisers to determine, the fair market value of the shares.

     If the court appoints an appraiser or appraisers, they shall determine the fair market value per share. Within the time fixed by the court, the appraisers will make and file a report with the court, and that report will be considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may affirm it. If the appraisers do not file a report within ten days or the time allotted by the court, the court shall determine the fair market value of the shares.

     Judgment shall be rendered against Jandel in an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares, with interest thereon. Any such judgment shall be payable only upon the endorsement and delivery to Jandel of the certificates for the shares described in the judgment. Costs of the action will be apportioned as the court considers equitable, but if the appraisal exceeds the price offered by the Jandel, Jandel shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses, and interest if the value awarded by the court for the shares is more than 125% of the price offered by Jandel).

     Cash dividends declared and paid by Jandel upon the dissenting shares after the date of approval of the Merger shall be credited against the total amount to be paid by Jandel therefor.

     Holders of dissenting shares continue to have all the rights and privileges incident to their shares until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless Jandel consents thereto.

     Dissenting shares will lose their status if: (i) Jandel abandons the reorganization; (ii) the shares are transferred prior to their submission for endorsement; (iii) the dissenting shareholder and Jandel do not agree upon the status as dissenting shares or upon the purchase price of the shares, and neither files a complaint within six months after the date on which notice of the approval by the outstanding shares was mailed to the shareholder; or (iv) the dissenting shareholder, with Jandel's consent, withdraws the shareholder's demand for purchase of the dissenting shares.

CONDUCT PENDING MERGER; REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain covenants of the parties which must be performed as a condition to the parties' consummation of the Merger. Both SPSS and Jandel have agreed to cooperate with each other; allow access to each of their business operations, corporate information and personnel; and use reasonable efforts to cause the Merger to qualify for pooling of interests accounting. Jandel has further agreed to use all reasonable efforts to obtain any consents or approvals necessary for the consummation of the transaction and that any payments made by SPSS for any taxes due and not reserved for in the books and records after the Effective Date which are attributable to periods ending on or before the Effective Date shall be satisfied from the Escrowed Shares.

     In addition, SPSS has agreed: to use all reasonable efforts to obtain any consents or approvals necessary for the consummation of the transaction; that the Surviving Corporation will retain all of books of Jandel and Jandel's German subsidiary, Jandel Scientific GmbH ("Jandel GmbH") and allow reasonable access thereto; to allow Dr. John Osborn, Joseph Osborn, or Westing Software for a reasonable price to use Jandel customer lists for certain approved mailings; that within seven days of the Effective Date SPSS will terminate the employment agreements with Dr. John Osborn and Mrs. Anne K. Osborn; and that SPSS will provide Jandel employees not retained after the Effective Date with reasonable severance packages.

     SPSS, Acquisition Subsidiary and Jandel have also made numerous representations and warranties to each other with respect to financial and other matters. These include, without limitation, representations and warranties to the effect that their respective financial statements which have been previously delivered to the other are true, accurate and complete and that each company has the corporate organization, qualification and authority required to effect the transaction. Jandel further represents and warrants that its assets are in good and merchantable condition and conform with all applicable laws and that it has fully and accurately disclosed all material information regarding its employees, employee benefits, employee litigation, employment contracts and consulting contracts, and that no person or party has any claim or basis for claim against Jandel or Jandel GmbH for discrimination, occupational hazards or employment matters of any kind.

     All representations or warranties made by any party to the Merger Agreement will survive the Effective Date until the earlier of the first anniversary of the Effective Date or the release of results of the first post-acquisition audit of SPSS. Thereafter, no party to the Merger Agreement nor any officer or director of any of them will have any liability or obligation with respect to such representations or warranties, with certain exceptions, including of any misrepresentations, breaches of warranties or violations of covenants that were made with the intent to defraud.

CONDITIONS PRECEDENT

     SPSS' and Acquisition Subsidiary's obligation to consummate the Merger is conditioned upon the following:

     (a) The representations and warranties of Jandel being materially true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date;

     (b) Jandel having performed in all material respects all covenants and agreements required by the Merger Agreement to be performed by it on or before the Closing Date;

     (c) All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind or otherwise required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by, and the performance by Jandel of its obligations under the Merger Agreement having been made or obtained and all applicable waiting periods having expired or terminated, in each case upon terms and conditions reasonably satisfactory to SPSS;

     (d) No action, suit or proceeding having been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by Jandel of its obligations under, the Merger Agreement or which seeks other relief with respect to any of such transactions or which could reasonably be expected to have a materially adverse effect on the businesses, results of operations, assets, financial condition or prospects of either Jandel or Jandel GmbH, and at the Closing Date, there being no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by the Merger Agreement;

     (e) SPSS having received the written opinion, dated the Closing Date, of Johnston, Horton and Roberts, counsel to Jandel, or other counsel reasonably acceptable to Jandel, covering the matters set forth on an exhibit to the Merger Agreement;

     (f) SPSS having completed a due diligence investigation of Jandel and Jandel GmbH, the results of which shall have been satisfactory to SPSS in its sole discretion;

     (g) SPSS having received from KPMG Peat Marwick LLP a letter dated as of the Closing Date, in form and substance reasonably acceptable to SPSS, and stating that based on their procedures, no conditions exist which would preclude accounting for the transaction as a pooling of interests;

     (h) No action having been taken by any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated under the Merger Agreement as a pooling of interests;

     (i) The Merger Agreement and the Merger having been approved and adopted by the Shareholders in accordance with the California General Corporation Law ("CGCL") and the Articles of Incorporation and By-Laws of Jandel;

     (j) Prior to the Closing Date, Jandel having delivered to SPSS and Acquisition Subsidiary a letter identifying all persons who are "affiliates" of Jandel for purposes of applicable interpretations regarding the pooling-of-interests method of accounting and Jandel shall use its best efforts to cause each such person to deliver to SPSS on or prior to the Closing Date an Affiliate Letter;

     (k) At the Closing, the closing documents to be delivered by Jandel shall be delivered to SPSS;

     (l) The Registration Statement having become effective and not being subject to any stop order proceeding; and

     (m) At the closing, Joseph Osborn shall have entered into a Non-Competition Agreement with SPSS, substantially in the form attached as an exhibit to the Merger Agreement.

     Jandel's obligation to consummate the Merger is conditioned upon the following:

     (a) The representations and warranties of SPSS and Acquisition Subsidiary being materially true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date;

     (b) SPSS and Acquisition Subsidiary having performed in all material respects all covenants and agreements required by the Merger Agreement to be performed by them on or before the Closing Date;

     (c) All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions listed in the Merger Agreement or otherwise required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by and the performance of SPSS and Acquisition Subsidiary of their respective obligations under the Merger Agreement having been made or obtained and all applicable waiting periods having expired or been terminated;

     (d) Jandel having received an opinion of Cooley Godward LLP that the Merger will be treated as a tax-free reorganization for federal income tax purposes;

     (e) Jandel having received from KPMG Peat Marwick LLP a letter dated as of the Closing Date, in form and substance reasonably acceptable to Jandel, stating that, based on their procedures, no conditions exist which would preclude accounting for the transaction as a pooling of interests;

     (f) No action having been taken by any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated under the Merger Agreement as a pooling of interests;

     (g) No action, suit or proceeding having been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by SPSS or Acquisition Subsidiary of their respective obligations under, the Merger Agreement or which seeks other relief with respect to any of such transactions or which could reasonably be expected to have a materially adverse effect on the businesses, results of operations, assets, financial condition or prospects of either SPSS or Acquisition Subsidiary, and at the Closing Date, there being no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by the Merger Agreement;

     (h) At the Closing, the documents to be delivered by SPSS as referenced in the Merger Agreement having been delivered to Jandel;

     (i) The Merger Agreement having been adopted and the Merger having been approved by the Shareholders in accordance with the CGCL and the Articles of Incorporation and By-Laws of Jandel; and

     (j) This Registration Statement having become effective and not being subject to any stop order proceeding.

INDEMNIFICATION

     Subject to the Cap (as defined in the Merger Agreement), SPSS and Acquisition Subsidiary and their affiliates and Representatives (as defined in the Merger Agreement) shall be indemnified and held harmless from and against any and all Losses (as defined in the Merger Agreement) arising out of or relating to (i) any breach of any representation or warranty set forth in the Merger Agreement or in any related schedule, or set forth in any closing certificate or other document entered into or delivered in connection with the Merger Agreement; (ii) any breach of any covenant, obligation or agreement of Jandel contained in the Merger Agreement, or set forth in any closing certificate or other document entered into or delivered in connection with the Merger Agreement; (iii) any fraudulent representation or intentional misrepresentation on the part of Jandel; (iv) any claim or cause of action by any shareholder or employee of Jandel arising out of or related to any act or omission of Jandel prior to the Effective Date or the transactions contemplated under the Merger Agreement; and (v) any tax liability or obligation asserted against SPSS or Acquisition Subsidiary and arising out of or related to tax periods ending on or prior to the Effective Date or Jandel's actions or omissions.

     Subject to the Cap, SPSS, Acquisition Subsidiary and their affiliates and Representatives shall be indemnified and held harmless from and against (i) any taxes of or incurred by either Jandel or Jandel GmbH for any taxable year or other period the return for which was filed or due on or before the Effective Date; (ii) any taxes incurred by either Jandel or Jandel GmbH for any taxable year or other period ending on or prior to the Effective Date, the return for which is filed or due after the Effective Date, to the extent in excess of the reserve for tax liability (excluding any reserve for deferred taxes established to reflect temporary differences between book and tax income) as set forth in its most recent balance sheet contained in Jandel's financial statements; (iii) the pro-rata share of any taxes incurred by either Jandel or Jandel GmbH for any taxable year or other period beginning before and ending after the Effective Date, to the extent in excess of the reserve for tax liability (excluding any reserve for deferred taxes established to reflect temporary differences between book and tax income) set forth or included in its most recent balance sheet contained in Jandel's financial statements, as adjusted for the passage of time through the Effective Date in accordance with either Jandel's or Jandel GmbH's past practice and customs; and (iv) all taxes of any corporation other than Jandel or Jandel GmbH which was at any time prior to the Effective Date a member of an "affiliated group" of corporations that included either Jandel or Jandel GmbH.

     The indemnity provided in the Merger Agreement shall not exceed an amount equal to 10% of the total shares of SPSS Common Stock to be issued to the Jandel shareholders pursuant to the Merger (the "Cap") and any indemnification payment to be made to SPSS and Acquisition Subsidiary shall be satisfied solely out of the Escrowed Shares. The indemnity provided in the Merger Agreement shall not apply until the cumulative amount of all claims for indemnity shall exceed $50,000 in the aggregate (the "Basket"). If the Basket is exceeded, SPSS shall be entitled to the excess, if any, of the full amount of all such claim over the Basket, subject to the Cap. Notwithstanding the foregoing, the Basket shall not apply to the indemnities in the Merger Agreement for breach of any confidentiality obligation contained in the Merger Agreement or in any other closing document, or any fraud, willful misconduct, gross negligence or criminal action on the part of Jandel, and shall not apply to any liability related to taxes and, notwithstanding anything contained or implied in the Merger Agreement, these indemnity obligations in the prior sentence shall survive the Closing without limitation, except as provided by the applicable statute of limitations (including any extension thereof).

     Subject to the Cap, SPSS and Acquisition Subsidiary agree to indemnify Jandel and its affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing against any and all losses relating to (i) any breach of any representation or warranty of either SPSS or Acquisition Subsidiary set forth in the Merger Agreement or any related schedule, or set forth in any closing certificate or other document entered into or delivered by either SPSS or Acquisition Subsidiary in connection with the Merger Agreement; (ii) any breach of any covenant, obligation or agreement of either SPSS or Acquisition Subsidiary contained in the Merger Agreement or in any other closing document; and (iii) any fraudulent representation or intentional misrepresentation on the part of either SPSS or Acquisition Subsidiary; unless the claim or cause of action with respect thereto arises out of or is related to actions or omissions of Jandel prior to the Effective Date.

AMENDMENT; TERMINATION

     The Merger Agreement may be amended, modified or supplemented by the written agreement of each of the parties, upon the authorization of each company's respective Board of Directors and without further approval of Jandel's shareholders, except that no amendment, modification or supplement may be effected without Jandel's shareholder approval if to do so would violate any applicable provisions of law.

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date by written notice delivered by SPSS to Jandel or by Jandel to SPSS in the following instances:

     (a) by mutual consent of the Boards of Directors of SPSS, Jandel and the Acquisition Subsidiary.

     (b) by Jandel or SPSS if a material breach of any provision of the Merger Agreement has been committed and such breach is not waived;

     (c) by SPSS, if the conditions to SPSS' obligations to close the Merger shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated by Jandel on or before December 31, 1996; or

     (d) by Jandel, if the conditions to Jandel's obligations to close the Merger shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been or cannot be cured or eliminated by SPSS or before December 31, 1996; or

     (e) by either SPSS or Jandel if the Merger shall not have been consummated on or before December 31, 1996 or such later date as the parties may agree in writing.

EFFECT ON JANDEL EMPLOYEES

     Within seven days of the Effective Date, the employment agreements with Dr. John Osborn and Anne K. Osborn will be terminated for total consideration of $50,000. Within a reasonable time after the Effective Date, SPSS shall provide reasonable severance packages to Jandel employees who are not retained for employment with SPSS.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Board of Directors of Jandel was aware of the interests of certain persons in the Merger described below and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     As of the Record Date, the directors and executive officers of Jandel as a group beneficially owned an aggregate of 150,873 shares of Jandel Common Stock (including exercisable options). Those shares will be treated in the Merger in the same manner as the shares of Jandel Common Stock held by other shareholders of Jandel, and all of those options will be treated in the Merger in the same manner as options to purchase Jandel Common Stock held by other employees of Jandel.

     EMPLOYMENT AGREEMENT. Dr. John Osborn, Chairman of the Board Directors of Jandel and his wife, Anne K. Osborn, Treasurer of Jandel, have a multi-year employment and consulting agreement with Jandel. Dr. and Mrs. Osborn have agreed to terminate the employment agreement in return for a payment of $50,000 by SPSS within seven days of the Effective Date.

     SPSS and Joseph Osborn shall, as a condition to SPSS' obligations to consummate the Merger, enter into a noncompetition agreement.

     SEVERANCE ARRANGEMENT. Within a reasonable time after the Effective Date, SPSS shall provide reasonable severance packages to Jandel employees who are not retained for employment with SPSS. Such severance packages will grant one week severance pay for every year of service with Jandel. However, in no event will an employee who is not retained for service with SPSS receive less than one month of severance pay.

EFFECTS OF MERGER

     Upon consummation of the Merger, Acquisition Subsidiary will merge with and into Jandel, with Jandel as the surviving corporation, and Acquisition Subsidiary will cease to exist as a separate entity.

     The Board of Directors and officers of SPSS will remain unchanged after the Merger. The Board of Directors and officers of Surviving Corporation after the Merger is consummated will consist of the Board of Directors and officers of Acquisition Subsidiary immediately prior to the Merger.

CERTAIN FEDERAL INCOME TAX MATTERS

     The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Jandel Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to SPSS, Jandel or the Jandel shareholders, as described herein.

     Jandel shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Jandel shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons or who acquired their shares in connection with stock option or employee stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger). ACCORDINGLY, JANDEL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Neither SPSS nor Jandel has requested, or will request, a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the Merger. As a condition to consummation of the Merger, Cooley Godward LLP, special counsel to Jandel, will render an opinion (the "Tax Opinion") to the Jandel shareholders, that the Merger will constitute a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (a "Reorganization"). The Tax Opinion will be based on certain assumptions, as well as representations received to and to be received from SPSS, Jandel, SPSS Acquisition, and the shareholders of Jandel and will be subject to the limitations discussed below. Moreover, the Tax Opinion will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The discussion below assumes that the Merger will qualify as a Reorganization, based upon the Tax Opinion.

     Subject to the limitations and qualifications referred to herein, and as a result of the Merger's qualifying as a Reorganization, the following federal income tax consequences should, under currently applicable law, result:

     No gain or loss will be recognized for federal income tax purposes by the holders of Jandel Common Stock upon the receipt of SPSS Common Stock solely in exchange for such Jandel Common Stock in the Merger (except to the extent that cash is received in lieu of fractional shares).

     The aggregate tax basis of the SPSS Common Stock so received by Jandel shareholders in the Merger (including any fractional shares of SPSS Common Stock not actually received) will be the same as the aggregate tax basis of the Jandel Common Stock surrendered in exchange therefor.

     The holding period of the SPSS Common stock so received by each Jandel shareholder in the Merger will include the period for which the Jandel Common Stock surrendered in exchange therefor was held, provided that the Jandel Common Stock so surrendered is held as a capital asset at the Effective Date of the Merger.

     Cash payments received by holders of Jandel Common Stock in lieu of fractional shares will be treated as if such fractional shares of SPSS Common Stock had been issued in the Merger and then redeemed by SPSS. A Jandel shareholder receiving such cash will recognize gain or loss upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional shares. The gain or loss should be capital gain or loss, provided that each such fractional share of SPSS Common Stock was held as a capital asset at the Effective Date of the Merger.

     A holder of Jandel Common Stock who exercises dissenters' rights with respect to a share of Jandel Common Stock and receives a cash payment for such share generally should recognize capital gain or loss (if such share was held as a capital asset at the Effective Date of the Merger) measured by the differences between the shareholder's basis in such share and the amount of cash received, provided that such payment is not a Dividend Equivalent Transaction. A sale of shares pursuant to an exercise of dissenters' rights generally will not be a Dividend Equivalent Transaction if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of capital stock of SPSS (either actually or constructively within the meaning of Section 318 of the Code) immediately after the Merger.

     The Tax Opinion will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of SPSS, Jandel, SPSS Acquisition and the shareholders of Jandel, including representations in certain certificates delivered to counsel by the respective managements of SPSS, Jandel and SPSS Acquisition and the shareholders of Jandel.

     One key assumption is that the "continuity of interest" requirement will be satisfied in the Merger. In order for this requirement to be met, shareholders of Jandel must not, pursuant to a plan or intent existing at or prior to the Effective Date of the Merger, dispose of so much of (i) their Jandel Common Stock in anticipation of the Merger, plus (ii) the SPSS Common Stock received in the Merger (collectively, the "Planned Dispositions") such that the Jandel shareholders, as a group, would no longer have a "significant equity interest" in the Jandel business being conducted by SPSS after the Merger. Jandel shareholders will generally be regarded as having a significant equity interest as long as the SPSS Common Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a "substantial portion" of the entire consideration received by the Jandel shareholders in the Merger. This requirement is frequently referred to as the "continuity of interest" requirement. If the continuity of interest requirement is not satisfied, the Merger would not be treated as a Reorganization. The law is unclear as to what constitutes a "significant equity interest" or a "substantial portion." The IRS ruling guidelines require 50% continuity (although such guidelines do not purport to represent the applicable substantive law). The Merger Agreement and the Continuity of Interest Certificates contemplate that the 50% standard will be applied. No assurance, however, can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger will not be treated as a Reorganization.

     A successful IRS challenger to the Reorganization status of the Merger would result in significant tax consequences. A Jandel shareholder would recognize gain or loss with respect to each share of Jandel Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Date, of the SPSS Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the SPSS Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger is consummated.

     Even if the Merger qualifies as a Reorganization, a recipient of SPSS Common Stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the Jandel Common Stock surrendered. Generally, such income is taxable as ordinary income upon receipt. In addition, to the extent that a Jandel shareholder were treated as receiving (directly or indirectly) consideration other than SPSS Common Stock in exchange for such shareholder's Jandel Common Stock, gain or loss would have to be recognized.

     The federal income tax discussion set forth above is based on current law but may not be specific to the situation of a particular shareholder. Because of the complexity of the tax laws, and because the tax consequences to any particular shareholder may be affected by specific matters not common to all shareholders, it is recommended that Jandel shareholders consult their personal tax advisors concerning the consequences of the Merger to them, including the consequences of the application of federal, state and local tax laws, if any.

ACCOUNTING TREATMENT

     The Merger, if completed as proposed, is expected to qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, under generally accepted accounting principles, as of the Effective Date, the assets and liabilities of Jandel will be combined with those of SPSS at their recorded book values and the shareholders' equity account of Jandel will be included as such in SPSS' consolidated balance sheet. The financial statements of Jandel will be combined with the financial statements of SPSS on a retroactive basis for all prior periods.


                RESALE OF SPSS COMMON STOCK ISSUED IN THE MERGER

     No restrictions on the sale, pledge, transfer or other disposition of the shares of SPSS Common Stock issued pursuant to the Merger will be imposed solely as a result of the Merger, other than restrictions on the transfer of such shares issued to any Jandel shareholder who may be deemed to be an "affiliate" of SPSS or Jandel for purposes of Rule 145 promulgated under the Securities Act. Directors, executive officers or holders of 10% or more of the outstanding shares of Jandel Common Stock may be deemed to be affiliates of Jandel for purposes of Rule 145. Affiliates may not sell, pledge, transfer or otherwise dispose of the shares of SPSS Common Stock issued to them in exchange for their shares of Jandel Common Stock unless the requirements of Rule 145(d) are satisfied or the sale, pledge, transfer or disposition is otherwise in compliance with the Securities Act and the rules and regulations promulgated thereunder. Generally, under Rule 145(d), an affiliate of Jandel will be permitted to sell, pledge, transfer or otherwise dispose of his or her shares of SPSS Common Stock received pursuant to the Merger if one of the following is satisfied:

     (1) The shares are sold in "broker's transactions" or in transactions directly with a "market maker," the affiliate does not solicit or arrange for the solicitation of purchase orders or make any payments in connection with the sale to anyone other than the broker or market maker, and the number of shares sold, together with all other sales of SPSS Common Stock by such affiliate within the preceding three months, does not exceed one percent of the outstanding shares of SPSS Common Stock; or

     (2) The affiliate is not an affiliate of SPSS and has been the beneficial owner of the SPSS Common Stock for at least two years, and there is certain publicly available information regarding SPSS.

     In addition, shares of SPSS Common Stock issued to affiliates in the Merger may not be sold, pledged, transferred or otherwise disposed of until such time as financial results covering at least 30 days of combined operations of SPSS and Jandel have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

     Share certificates for SPSS Common Stock issued to affiliates of Jandel will bear a legend as follows:

          The shares of stock evidenced by this certificate are subject to restrictions on transfer and may only be transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or after the Issuer has received an opinion from its counsel or other written evidence in form and substance satisfactory to the Issuer that the transfer will be in compliance with the requirements of Rule 145(d) or an exemption from the registration requirements of the Securities Act.

     The foregoing is only a general statement of the restrictions on the disposition of the shares of SPSS Common Stock to be issued in the Merger. Accordingly, those shareholders of Jandel who may be affiliates of Jandel should confer with legal counsel with respect to the resale restrictions.


                                   SPSS INC.

DESCRIPTION OF BUSINESS

     SPSS develops, markets and supports an integrated line of statistical software products that enable users to effectively bring marketplace and enterprise data to bear on decision-making. The primary users of the Company's software are managers and data analysts in corporate settings, government agencies and academic institutions. In addition to its widespread use in survey analysis, SPSS software also performs other types of market research, as well as quality improvement analyses, scientific and engineering applications and data reporting. The current generation of SPSS Desktop products (as defined herein) features a windows-based point-and-click graphical user interface, sophisticated statistical procedures, data access and management capabilities, report writing and integrated graphics. The Company's products provide extensive analytical capabilities not found in spreadsheets, database management systems or graphics packages.

     In its 20 years of operation, SPSS has become a widely recognized name in statistical software. The Company plans to leverage its current position to take advantage of the increased demand for software applications that not only provide ready access to the data that organizations collect and store, but also enable users to systematically analyze, interpret and present such information for use in decision-making. Management believes the ease-of-use of the Company's current generation products, combined with the greater processing speed and storage capacity of the latest desktop computers, has substantially expanded the market for SPSS statistical software.

     In the summer of 1993, the Company completed an initial public offering (the "IPO") of common stock, $.01 par value (the "Common Stock"). The Common Stock is listed on the Nasdaq National Market under the symbol "SPSS". In early 1995, the Company and certain selling stockholders (the "Selling Stockholders") sold 1,865,203 shares of Common Stock in a public offering. See "SPSS INC. - Recent Developments."

RECENT DEVELOPMENTS

     In early 1995, the Company and certain selling stockholders completed an offering of Common Stock in which the Company sold 908,287 shares of Common Stock and the selling stockholders sold 956,916 shares of Common Stock, at a public offering price of $11.375 per share. After the underwriters' discounts and other offering expenses, the Company received approximately $9,127,000 in net proceeds from its sale of 908,287 shares of Common Stock in the offering.

     As of December 29, 1995, the Company purchased substantially all of the assets of one of its competitors, BMDP Statistical Software, Inc. ("BMDP"), for $850,000 in cash to BMDP and non-competition payments to the principal shareholder of BMDP. In addition, the Company agreed to assume approximately $1,400,000 of BMDP's liabilities, consisting of telephone equipment and office machine lease obligations, accounts payable and advertising fees, accrued employment-related expenses, professional fees and bank loan and line of credit facilities. In the fourth quarter of 1995, the Company recorded charges of approximately $1,051,000 representing a one-time write-off of acquired and in process technology and other acquisition-related charges.





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


     On September 26, 1996, SPSS acquired Clear Software, Inc., a Massachusetts corporation ("Clear Software"), for SPSS common stock valued at approximately $4.5 million in a merger accounted for as a pooling of interests. Clear Software is a developer and marketer of process management, analysis and documentation software products, including allCLEAR, a software package used primarily for describing complex business processes using flowcharts and other types of diagrams. Clear Software has more than 120,000 users, and its 1995 revenues were approximately $2.8 million. SPSS will continue to operate the Clear Software business from the Clear Software offices in Newton, Massachusetts.

     SPSS believes that the acquisition of Clear Software brings important technology to the SPSS family of products, because unlike most flowcharting packages, which are primarily drawing programs, allCLEAR is built on a database which enables users to develop an initial diagram faster, make changes quickly and easily and try different views with a touch of a button. Process diagrams are often important precursors to statistical analysis as well as useful presentation tools for business process re-engineering, quality improvement analysis, process documentation and scientific research. Among the diagrams that can be produced in allCLEAR are presentation-quality flowcharts, process flow diagrams, organizational charts, network diagrams and fishbone diagrams.

     SPSS has been selling Clear Software's software products since September 1995, when it became a value-added reseller of Clear Software's flagship
product, allCLEAR III for Windows.   The two companies extended that agreement
in January 1996 to include CLEAR Process, a process management software tool that gives users the ability to easily work with data, such as cost information, as they explore process re-engineering alternatives. The Company believes that the acquisition of Clear Software will enable SPSS to expand the reach of Clear Software's products with its greater resources and established distribution channels. Currently, less than five percent of Clear Software's revenues are outside North America. SPSS has an extensive worldwide distribution network, with 26 sales offices and more than 60 distributors around the globe. Last year, approximately 55% of SPSS' revenues were from outside North America, and SPSS offers its flagship product, SPSS for Windows, in eight languages: English, German, French, Italian, Spanish, Japanese, Catalan and Traditional Chinese. Clear Software recently unveiled versions of allCLEAR in Japanese and Czech. A number of additional local-language versions of allCLEAR are currently under development by Clear Software.

     Net revenues for the quarter ended September 30 increased from $16,172,000 in 1995 to $18,998,000 in 1996, an increase of 17%. For the nine months ended September 30, net revenues increased from $47,400,000 in 1995 to $54,874,000 in 1996, an increase of 16%. Operating income for the quarter increased from $2,289,000 in 1995 to $3,279,000 in 1996, a 43% increase between the periods.
For the nine months, operating income increased from $6,498,000 in 1995 to $8,993,000 to 1996, a 38% increase. Net income for the quarter decreased from $1,568,000 in 1995 to $1,488,000 in 1996, a decrease of 5%. For the nine month period, net income increased from $4,512,000 in 1995 to $5,428,000 in 1996, a 20% increase. The 1996 net income figures reflect a $980,000 pretax charge for merger costs related to the September combination with CLEAR.

INDUSTRY BACKGROUND

     Statistical analysis is a means of drawing reliable conclusions from numerical information about a given subject. Such systematic analysis of numbers goes back to the seventeenth century, when statistics were used in determining insurance and annuity rates, as well as by political leaders in developing more effective economic policies. The fundamental purposes and power of statistical analysis remains the same today: to help decision makers understand and resolve problems by uncovering the causes underlying events and conditions. The Company believes that demand for statistical and other data analysis capabilities will continue to grow as decision-making becomes more complex and the consequences of decisions more significant. To meet this demand, colleges and universities are training increasing numbers of people in the use of statistics. In addition, more powerful desktop computers have made the means of applying statistics to solve problems more available, usable and affordable.

     The market for statistical software is part of a much larger market for data management, analysis and presentation software. The largest segment of this market is comprised of persons examining data with spreadsheets, graphics packages and the reporting programs provided by database management systems. The widespread use of these tools is due to their effectiveness in answering the what questions of data, such as what is the largest market for a product, or what was the default rate on loans, or what defects occurred in a manufacturing process and at what frequency.

     Another smaller yet sizable and growing segment of this market uses statistical software in addition to these other data analysis tools to answer the why questions of data. These questions most often deal with issues of causality and prediction, such as when a corporation wants to understand its success in a market, or a bank needs to distinguish good and bad credit risks prior to making loans, or a manufacturer seeks to reduce the number of defects in production by identifying the causes proactively. Spreadsheet, graphics and database packages lack the necessary range and depth of analytical functionality to adequately address these types of questions.

     The Company believes that the worldwide demand for statistical software will grow for the following reasons:

          Organizations are demanding more useful information from the increasing amount of data being collected, organized and stored;

          Certain industries, such as manufacturing and healthcare, have a particularly critical and growing need for statistical analysis with their increased focus on quality improvement;

          The number of people with a working knowledge of statistics continues to grow significantly; and

          The improved price and performance characteristics of desktop computers, together with the greater ease-of-use of graphical user interfaces, have eliminated many historical barriers to the use of statistical software.

MARKETS

     SPSS customers come from various industries requiring a wide range of statistical applications. The Company focuses, however, on the following market areas:

     Market and Sales Analysis. Almost all of the top marketing research firms in North America are SPSS customers, and corporations worldwide use SPSS products to help target advertising and direct mail campaigns, test-market new products, identify changing customer characteristics, measure customer satisfaction and assess sales force productivity.

     Government. SPSS software is used in almost every country of the world, at all levels of government and in civilian as well as defense agencies. The Company's products, for example, are used as part of the efforts of the Internal Revenue Service of the United States to modernize its tracking systems, are used by many municipal public safety agencies, have become the standard marketing tools in the recruitment programs of the United States Armed Forces and are employed as a statistical system for many national census programs.

     Scientific Research and Education. SPSS software is used at virtually every major college and university in the world, as well as a large number of government and commercial research centers. In addition, academic administrators use SPSS products to monitor aspects of their operations, such as attrition rates, changes in demographic profile of student populations and the success of fund-raising activities.

     Manufacturing. Driven by rising costs, government regulation and increasingly competitive global markets, more and more manufacturing companies are implementing systems for statistical quality control and improvement. SPSS software is currently used in a variety of manufacturing quality control applications, both in laboratories and on the shop floor.

STATISTICAL SOFTWARE PRODUCTS

     SPSS provides an integrated set of software products that enable end-users to perform statistical analysis, including the generation of graphs and reports, on a wide variety of computing platforms. The product line is:

          comprehensive in function across computing platforms;

          modular, allowing users to purchase only the functionality they need;

          tailored to desktop operating environments, where adherence to platform standards directly translates into greater usability of products; and

          localized for use in France, Germany, Italy, Japan, China and Spanish-speaking countries.

     While there are some variations according to version and computing platform, the typical SPSS configuration is a Base System and add-on products. This Base System includes the user interface, data connectivity, data editing and statistical procedures, as well as graphing and reporting. Add-on products provide additional functionality specific to a particular type of data analysis, such as facilitating certain types of data entry, providing a wide variety of specialized statistical capabilities and offering additional presentation capabilities. These add-on products are either developed by SPSS or by third parties. See "SPSS INC. - Reliance on Third Parties."

CLEAR SOFTWARE PRODUCTS

     The CLEAR products have received many favorable reviews and industry awards. Clear Software's licensing and pricing alternatives varied by product and quantity sold. allCLEAR accounts for most of the CLEAR products revenue, followed by CLEAR Process and CLEAR OrgCharts. allCLEAR has a single user license with a list price of $299 with discounts for volume purchases. Network licenses are available for 5 to 50 users for a one-time fee of $995 to $7,549. For all licenses, there are discounts for resellers and for government and academic purchasers. CLEAR Process has a single user license price of $495 and network licenses range from $1,975 to $13,529 with discounts for resellers, distribution, government, academic, and volume purchases. CLEAR OrgCharts is a low end product sold primarily through retail and OEM channels. The suggested list price is $99 for a single user version; there is no network license available. The Clear products are sold through distribution companies, Ingram Micro and Micro Central; distribution companies buy at a significant discount for sale to bona fide resellers. Approximately forty percent of Clear's business comes through distribution companies, corporate resellers, catalog and retain channels. Clear offered for an additional fee technical support beyond the initial 60 days of free support and upgrades.

     Clear Software had 20 distributors in markets outside the United States. These distributors accounted for only about 5% of Clear's revenue. They purchased products from Clear at a discount off the US price list. Two local language versions of allCLEAR are currently available. Czech and Japanese; several other local language versions are under development.

     The following tables summarize the Company's software products:


 SPSS Product Line                        Key Functions and Features
  SPSS Base           STATISTICS: Comprehensive range of descriptive statistics; frequency counts and
  (Release 7.0)       percentages; cross tabulations (with tests of significance, chi-square residuals, and measures of association); multiple response tabulations; exploratory data analysis
                      (EDA); analysis of variance; t-tests, correlations; regression; curve fitting;
                      nonparametric tests; statistical distribution functions.
                      PRESENTATION AND GRAPHICS: Drag-and-drop pivot tables, Report writer; business charts
                      (pie, bar, line, etc.), statistical charts (histograms, scatterplot, box plots, time series plots, etc.), quality improvement charts (control, Pareto, etc.).
                      DATA MANAGEMENT: Spreadsheet data entry and editing; data transformation and management routines; data connectivity (including database links); reads files of any size (except under DOS).  Includes context-sensitive Help and on-line statistical glossary.

  Professional        Cluster analysis, factor analysis, discriminant analysis, reliability analysis;
  Statistics          multidimensional scaling, weighted and two-stage least squares.
  (Release 7.0)
  Advanced            Logistic and nonlinear regression, prohibit analysis, general linear models, loglinear
  Statistics          models, survival/life tables analysis, repeated measures analysis of variance,
  (Release 7.0)       multivariate analysis of variance, matrix language and library.

  Categories          Conjoint analysis, optimal scaling procedures, correspondence analysis, perceptual mapping.

  Trends              Time series forecasting routines, including ARIMA with Box-Jenkins models, efficient smoothing and seasonality adjustments.

  AMOS                Comprehensive linear structural models, with fit causal paths.
  Tables              High-quality, complex stub-and-banner tables.  Easily handles multiple response items.

DBMS/COPY Plus      Transparently converts data for use between databases,
                    spreadsheets and statistics packages.

Data Entry II       Customized forms enabling the entry and labeling of data
                    for use with SPSS software.  Available only on DOS.



SYSTAT PRODUCT LINE                      KEY FUNCTIONS AND FEATURES

SYSTAT Base         STATISTICS: Comprehensive range of descriptive statistics;
(Release 6.0)       cross tabulations;  Multivariate general linear models;
                    analysis of variance and covariance; discriminant analysis;
                    canonical correlation; factor analysis; multi-dimensional scaling; cluster analysis, time series analysis; non-linear estimation. PRESENTATION AND GRAPHICS: Business charts
                    (pie, bar, line, etc.), comprehensive set of statistical charts (histograms, scatterplot, box plots, math function plots, fourier plots, contour plots 3-D data and function plots, etc.), maps and geographic projections; overlaid and multiple plots per page. DATA MANAGEMENT: Spreadsheet data entry and editing; data transformation and management routines; data import and export of certain file types;
                    macro-processor and programming language. Includes comprehensive on-line Help system.

Testat Summary statistics, reliability coefficients, standard errors of measures for selected score intervals, and item analysis statistics for examining results from achievement tests, psychological tests, etc.

Logit Binary, multinomial, and conditional logistic regression with maximum likelihood estimation.

Survival Extensive set of methods for survival, reliability, and life table analysis.

Design Estimates sample sizes required to obtain desired statistical confidence levels.


QI ANALYST PRODUCT LINE                  KEY FUNCTIONS AND FEATURES

QI Analyst          Comprehensive set of SPC statistics, 21 quality improvement
Version 2.0         chats and reporting.
                    Available only on Windows.

Gage R&R Implementation and systematic testing of measurement Instruments. Available only on Windows.

CLEAR PRODUCT LINE                       KEY FUNCTIONS AND FEATURES

allCLEAR Flow charting and process documentation. Automatically creates from simple text presentation quality flowcharts, process flow diagrams, organizational charts, fishbone diagrams, and other diagrams.

CLEAR Process       Process management tool for graphing and analyzing
                    business and manufacturing process. Creates flowcharts, simulates process flows, identifies critical and optimal paths, performs what-if analysis, and creates presentation graphics.

CLEAR OrgCharts     Creates organizational charts from text automatically.
                    Also creates tournament grids, family trees and other tree diagrams.


OTHER PRODUCTS                           KEY FUNCTIONS AND FEATURES
Neural              Neural network-based product with features for prediction,
Connection          classification, time series analyst and data segmentation.
SPSS Diamond        Explores complex relationships in multivariate data;
                    animated 3-D scatter plots; Parametric Snake plots;
                    quadwise plot for viewing relationships between four
                    variables; Ice, for simultaneously displaying up to nine
                    dimension of data.
MapInfo             Display data geographically, from world to street levels.
CHAID               Segmentation analysis, highly efficient analysis of
                    tabulations.  Available only on Windows and DOS.
Teleform            Automated forms creation, distribution, and data entry
                    using fax or scanner.  Available only on Windows.
Office OMR          Automated forms data collection using a scanner or fax
                    modem.  Works with forms created in any software package.
                    Available on Windows.


     The Company's statistical software products have received numerous favorable reviews from trade and other publications. SPSS and SYSTAT software fares well in comparative assessments against competitors' products. In December 1995, the Company introduced SPSS for Windows 7.0 offering significant enhancements in usability and the display of results.

     The Company's licensing and pricing alternatives vary widely depending upon the product, platform and quantities licensed. List prices for perpetual single-user licenses of products designed for desktop computers ("Desktop products") in North America range from $295 to $895 for the SPSS Base System and from $295 to $1,495 for each add-on product. Multi-user network and site licenses typically require annual payments, and start from prices comparable to those for perpetual single-user licenses and run up to $20,000. Perpetual network licenses are available with or without annual maintenance contracts. List prices of annual licenses designed for mainframes, minicomputers, and UNIX workstations ("Large System products") range from $4,500 to $15,000, while perpetual licenses for Large Systems products run from $9,000 to over $30,000. Pricing of SPSS licenses outside of North America is typically higher than domestic prices, and licenses outside of North America are more often annual licenses. In addition to standard maintenance contracts for Large Systems products, for an annual fee SPSS offers an optional service plan to users of Desktop products that includes a toll-free number, free upgrades and discounts on certain products and services.

     The Company uses discounting primarily in connection with sales to educational institutions. Because historically most of its customers were first introduced to SPSS products in an academic setting, the Company believes that maintaining a large share of the academic market is of strategic importance.
The Company also provides a discount from its usual commercial prices in connection with sales to the United States Government as posted on the General Services Administration Schedule. Other than these instances, SPSS does not aggressively discount its products. The Company permits returns of its products within 60 days, which it believes to be standard in the industry.

     Desktop products licensed for use by SPSS in certain countries outside of North America are secured with an external hardware device that is required for operation. In North America, network versions of Desktop products are similarly secured. The Company's Large Systems products, as well as multi-user versions on UNIX platforms, have for many years been secured with internal codes that enable product operation when annual licenses are renewed and license fee payments have been received.

PUBLICATIONS AND STUDENT SOFTWARE

     SPSS authors and regularly updates a number of publications that include user manuals and instructional texts. The Company also develops student versions of its DOS, Windows and Macintosh products which are subsets of the SPSS Base System, designed for classroom use with SPSS textbooks or with other statistics instructional materials.

Since February 1993, most SPSS publications and student software have been distributed by the College Division of Prentice Hall under the terms of an exclusive, worldwide agreement. See "SPSS INC. - Prentice Hall Agreement."

TRAINING AND CONSULTING

     The Company offers a comprehensive training program with courses covering product operations, statistical concepts and particular statistical applications. These courses are regularly scheduled in cities around the world. Organizations may also contract for on-site SPSS training tailored to their specific requirements. SPSS offers consulting and customization services, where an engagement may range from assisting a client in generating a single report to performing a complex data analysis project to tailoring SPSS software for a particular application. The Company plans to expand its training and consulting activities during 1996.

SALES AND MARKETING

     SPSS sells its products primarily through a well-developed, worldwide telesales and direct response organization. Advertising, direct mail and customer references have proven the most effective method of generating new sales and sales leads. The Company's order-taking group processes orders or directs leads to sales representatives. Sales representatives work closely with technical sales personnel throughout the sales process. Although varying widely, sales of SPSS Desktop products are typically completed within 30 days and average about $1,200.

     The Company's database of existing customers provides an effective means of selling add-on products, upgrades, and training or consulting services. Customers regularly receive direct mail from the Company on products and services. For large sales opportunities, SPSS sales representatives and technical sales personnel personally visit prospects to make presentations, to give product demonstrations and to provide pre-sales consulting. The Company also maintains an office in the Washington, D.C. area focused on sales to the United States Government. The SPSS international sales operation consists of ten sales offices, in Europe and the Pacific Rim, as well as over 30 licensed distributors. Overall, the Company is represented in over 50 countries. Transactions are customarily made in local currencies.

     SPSS publications and SPSS student versions are published by Prentice Hall and sold by more than 300 Prentice Hall sales representatives working directly with faculty on college campuses worldwide. The arrangement also permits Prentice Hall to bundle its various textbooks on statistics, market research and quality improvement with SPSS student versions.

     Current users of the Company's products comprise a significant source of new sales leads. Also important are the expert reviews of SPSS software in trade and market-specific publications. The Company's marketing communications program includes exhibiting at trade shows, participating in professional association meetings, sponsoring seminars for prospects and customers, publishing its customer magazine and conducting user group meetings.

CUSTOMER SERVICE AND TECHNICAL SUPPORT

     The Company provides extensive customer service and technical support by telephone, fax, mail and an electronic bulletin board, each of which promote customer satisfaction and obtain feedback on new products and beta releases. Technical support services provided to all licensees include assistance in product installation and product operation, as well as limited consulting in the selection of statistical methods and interpretation of results. Additional technical support services are available on a fee basis.

PRODUCT DEVELOPMENT

     The Company plans to continue expanding its product offerings through internal development of new software products and enhancements, acquiring products, technologies and businesses complementary to the Company's existing product line, and forming partnerships with value-added resellers or other third parties serving selected markets.

     The Company's team of specialists in user interface design, software engineering, quality improvement, product documentation and statistics is responsible for developing, maintaining and enhancing the quality, usability and statistical accuracy of all SPSS software. The product development organization is also responsible for authoring and updating all user documentation and other publications. In addition, the Company maintains ongoing relationships with third-party software developers and publishers who provide software components and programs used in building SPSS products.

     Most statistical algorithms used by the Company in its products are published for the convenience of its customers. SPSS employs full-time statisticians who regularly evaluate new algorithms and statistical techniques for inclusion in the Company's products. SPSS also employs statistically-trained professionals in its documentation, quality assurance, software design and software engineering groups.

     The Company intends to continue to invest in product development. In particular, the Company's 1996 development plan includes updates to SPSS for Windows, updates to its SYSTAT and QI Analyst products, and new add-on products. The SYSTAT update was released in the third quarter of 1996.

     In the past, the Company has experienced delays in the introduction of new products and product enhancements, primarily due to difficulties with particular operating environments and problems with software provided by third parties. These delays have varied depending upon the size and scope of the project and the nature of the problems encountered. From time to time the Company discovers "bugs" in its products which are resolved through maintenance releases or periodic updates depending on the seriousness of the defect.

     The SPSS product development staff currently includes approximately 90 professionals organized into groups for software design, statistical development, software engineering, documentation, quality assurance and computing services. In 1993, 1994 and 1995, the Company's expenditures for product development, including capitalized software, were approximately $8.0, $9.0 and $10.2 million, respectively.

     The Company also uses independent contractors in its product development efforts. Sometimes the Company uses such contractors to obtain technical knowledge and capability that it lacks internally. For example, contractors are engaged to perform conversions of SPSS products to computing platforms with which the Company is unfamiliar or which are too costly to acquire for development purposes. SPSS has also outsourced maintenance, conversion and new programming for certain products to enable its internal development staff to focus exclusively on products which are of greater strategic significance. The Company sometimes uses independent contractors to augment its development capacity at a lower cost. For example, the Company has found the cost of using development centers in India to be significantly less than the cost of domestic development work of comparable quality.

MANUFACTURING AND ORDER FULFILLMENT

     To assure speed and efficiency in the manufacturing, order fulfillment and delivery of its products, SPSS entered into the IBM Software Distribution Agreement in February 1993. Since April 1993, all diskette duplication, documentation printing, packaging, warehousing, fulfillment and shipping of SPSS products in the Western Hemisphere has been performed for the Company by IBM through Lotus, Inc. The Company uses these services worldwide. SPSS believes that, because of the sizable capacity of the IBM distribution centers and their around-the-clock operation, the Company can easily adapt to peak period demand, quickly manufacture new products for distribution and effectively respond to anticipated sales volumes.

COMPETITION

         The market for statistical software is both highly competitive and fragmented. SPSS is among the largest companies in the statistical software market, and, based upon sales and comparative assessments in trade publications, the Company believes that it competes effectively against its competitors, particularly on desktop computing platforms. The Company considers its primary worldwide competitor to be the larger and better-financed SAS Institute ("SAS"), although the Company believes that SAS's revenues are derived principally from products that are used for purposes other than statistics and operate on large systems platforms. StatSoft Inc., developers of the Statistica product ("Statistica"), Manugistics Group, Inc., distributors of the Statgraphics Plus product ("Statgraphics"), and Minitab, Inc. ("Minitab") are also competitors, although their annual revenues from these statistical products are believed to be considerably less than the revenues of SPSS. In addition to competition from other statistical software companies, SPSS also faces competition from providers of software for specific statistical applications.

         The Company competes primarily on the basis of the usability, functionality, performance, reliability and connectivity of its software products. The significance of each of these factors varies depending upon the anticipated use of the software and the statistical training and expertise of the customer. To a lesser extent, the Company competes on the basis of price. SPSS maintains pricing and licensing policies to meet market demand. The Company believes it is able to compete successfully, especially with its Desktop products, as a result of the graphical user interface, comprehensive analytical capabilities, efficient performance characteristics, local language versions, consistent quality and connectivity features of its software products, as well as its worldwide distribution capabilities and widely recognized name.

         In the future, SPSS may face competition from new entrants into the statistical software market. The Company could also experience competition from companies in other sectors of the broader market for data management, analysis and presentation software, such as providers of spreadsheets, database management systems, report writers and executive information systems, who could add enhanced statistical functionality to their existing products. Some of these potential competitors have significantly more capital resources, marketing experience and research and development capabilities than SPSS. Competitive pressures from the introduction of new products by these companies or other companies could have a material adverse effect on the Company.

INTELLECTUAL PROPERTY

         The Company attempts to protect its proprietary software with trade secret laws and internal nondisclosure safeguards, as well as copyrights and contractual restrictions on copying, disclosure and transferability that are incorporated into its software license agreements. The Company licenses its software only in the form of executable code, with contractual restrictions on copying, disclosures and transferability. Except for licenses of its products to users of Large System products and annual or perpetual multi-user licenses of its Desktop products, the Company licenses its products to end-users by use of a "shrink-wrap" license, as is customary in the industry. It is uncertain whether such license agreements are legally enforceable. The source code for all of the Company's products is protected as a trade secret and as unpublished copyrighted work. In addition, the Company has entered into confidentiality and nondisclosure agreements with its key employees. Despite these restrictions, it may be possible for competitors or users to copy aspects of the Company's products or to obtain information which the Company regards as a trade secret. The Company has no patents, and judicial enforcement of copyright laws may be uncertain, particularly outside of North America. Preventing unauthorized use of computer software is difficult, and software piracy is expected to be a persistent problem for the packaged software industry. These problems may be particularly acute in international markets.

         The Company uses a variety of trademarks with its products.
Management believes there are currently ten trademarks in use which are material to the Company's business: (i) SPSS; (ii) SPSS/PC+; (iii) Categories;
(iv) QI Analyst; (v) SPSS Real Stats, Real Easy.; (vi) SYSTAT; (vii) BMDP;
(viii) CHAID; (ix) Strategen and (x) CLEAR. SPSS is a registered trademark used in connection with virtually all of the Company's products, other than DOS-based products. SPSS/PC+ is an unregistered trademark used in connection with the Company's DOS-based products. Categories is a registered trademark used with the Company's correspondence analysis products on all platforms. QI Analyst is the subject of a pending application for registration and is being used with the Company's new statistical process control software for Windows. SPSS Real Stats, Real Easy, is an unregistered trademark used in connection with SPSS products generally. SYSTAT is a registered trademark used in connection with the Company's SYSTAT products on all platforms. BMDP is a trademark used in connection with the Company's BMDP products on all platforms. CLEAR is a trademark used in connection with the Company's recently acquired CLEAR products on all platforms. Many of the Company's other trademarks include one of the trademarks described herein. The Company has registered certain of its trademarks in the United States and certain of its trademarks in a number of other countries, including the Benelux countries, France, Germany, the United Kingdom, Japan, Singapore and Spain. Registration of a trademark confers a number of advantages over reliance on common law rights. Registration of a trademark generally constitutes prima facie evidence of the validity of the mark and the registrant's ownership of and exclusive right to use the mark and, in some jurisdictions, constitutes constructive notice of ownership sufficient to eliminate any defense of good faith adoption or use after the date of registration.

         Due to the rapid pace of technological change in the software industry, the Company believes that patent, trade secret and copyright protection are less significant to its competitive position than factors such as the knowledge, ability and experience of the Company's personnel, new product development, frequent product enhancements, name recognition and ongoing reliable product maintenance and support.

         The Company believes that its products and trademarks and other proprietary rights do not infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims in the future.

RELIANCE ON THIRD PARTIES

         The Company has entered into a perpetual nonexclusive license agreement (the "HOOPS Agreement") with Autodesk, Inc. ("Autodesk") that permits the Company to incorporate a graphics software program known as the HOOPS Graphics System into the Company's products. Under the terms of the HOOPS Agreement, the Company is currently required to pay a maximum of $100,000 in royalties to Autodesk based on the amount of revenues received by the Company from products which incorporate the HOOPS Graphics System. The Company may terminate the HOOPS Agreement at any time. Autodesk may terminate the HOOPS Agreement on the occurrence of a material, uncured breach of the HOOPS Agreement by SPSS.

         The Company also licenses certain other software programs from third-party developers and incorporates them into the Company's products. Many of these are exclusive worldwide licenses which terminate upon varying dates. The Company believes that it will be able to renew non-perpetual licenses or that it will be able to obtain substitute products if needed.

IBM SOFTWARE DISTRIBUTION AGREEMENT

         In February 1993, the Company entered into the IBM Software Distribution Agreement (the "IBM Agreement"), under which IBM manufactures and packages the Company's software products and distributes the Company's software products to the Company's domestic and international customers and certain international subsidiaries. The IBM Agreement has a five-year term, and the Company may terminate it upon 90 days' written notice. IBM may terminate the IBM Agreement only for cause, also upon 90 days' written notice. If IBM discontinues its software manufacturing and distribution business during the term of the IBM Agreement, IBM may, at its option, find a suitable replacement vendor for the Company, or pay the Company liquidated damages. Beginning in 1996, Lotus, Inc. became responsible for distributing on IBM's behalf. If IBM materially breaches the IBM Agreement, it is required to reimburse the Company for certain amounts reasonably incurred by the Company to cure customer satisfaction problems caused by the breach and to re-establish the Company's software manufacturing and distribution capabilities.

PRENTICE HALL AGREEMENT

         The Company entered into the Prentice Hall Agreement (the "Agreement") in February 1993. Under this Agreement, the Company granted to Prentice Hall the exclusive, worldwide right to publish and distribute all SPSS publications, including student versions of SPSS for DOS and Windows. The Company received advance royalty payments in the amount of $4.0 million, payable as follows: (i) $1.6 million was paid upon execution of the Agreement, (ii) $1.6 million was paid in January 1994, and (iii) $800,000 was paid in February 1995. The Agreement also provides for reductions in advance royalties if operational versions of the student software are not delivered to

Prentice Hall by specified dates, and for additional advance royalties for new types of student software developed by the Company. The Agreement has an initial five-year term which ends in 1998, with an option to renew for an additional five years under certain conditions.

COMPUTER SOFTWARE DEVELOPMENT COMPANY

         In 1981, the Company entered into a software development agreement with the Computer Software Development Company ("CSDC") to obtain funding of approximately $2.0 million for development of software including two Large Systems products, SPSS Graphics and SPSS Tables, and one Desktop product, SPSS/PC+ Tables. The Company entered into two software purchase agreements with CSDC, under which the Company is required to pay CSDC royalties through the year 2001 based on a percentage of "net revenues" (as defined in the agreements) from Large Systems software products developed with CSDC funds. Under these agreements, the Company incurred to CSDC royalties of approximately $265,000, $260,000 and $274,000 in 1993, 1994 and 1995, respectively. Norman
Nie, the Chairman of the Board of the Company, is a limited partner of CSDC.

SEASONALITY

         The Company's quarterly operating results fluctuate due to several factors, including the number and timing of product updates and new product introductions, delays in product development and introduction, purchasing schedules of its customers, changes in foreign currency exchange rates, product and market development expenditures, the timing of product shipments, changes in product mix, timing and cost of acquisitions and general economic conditions. Because the Company's expense levels are to a large extent based on its forecasts of future revenues, operating results may be adversely affected if such revenues fall below expectations. Accordingly, the Company believes that quarter-to-quarter comparisons of its results of operations may not be meaningful and should not be relied upon as an indication of future performance. The Company has historically operated with very little backlog because its products are generally shipped as orders are received. As a result, revenues in any quarter are dependent on orders shipped and licenses renewed in that quarter. The Company has experienced a seasonal pattern in its operating results with the fourth quarter typically having the highest operating income. For example, excluding acquisition and other nonrecurring charges, the percentage of the Company's operating income realized in the fourth quarter was 40% in 1993, 41% in 1994 and 41% in 1995. In addition, the timing and amount of the Company's revenues are subject to a number of factors that make estimation of operating results prior to the end of a quarter uncertain. A significant portion of the Company's operating expenses are relatively fixed, and planned expenditures are based primarily on revenue forecasts. More specifically, in the fourth quarter, the variable profit margins on modest increases in sales volume at the end of the quarter are significant. Should the Company fail to achieve such fourth quarter revenue increases, net income for the fourth quarter and the full year could be materially reduced. Generally, if revenues do not meet the Company's expectations in any given quarter, operating results will be adversely affected. Although the Company has been profitable in each of the eight quarters up to and including the quarter ending June 30, 1994, the Company experienced a net loss of $137,000 in the third quarter of 1994 due to a one-time write-off of $1,928,000 for acquired and in-process technology and other acquisition-related charges recorded in connection with the Company's acquisition of SYSTAT. However, the Company has been profitable in the five quarters ending December 31, 1994 through December 31, 1995. There can be no assurance that profitability on a quarterly or annual basis can be achieved or sustained in the future.

EMPLOYEES

         The Company has approximately 452 employees (approximately 288 domestically and approximately 164 internationally), including approximately 269 in sales and marketing, approximately 119 in product development and approximately 64 in general and administrative. The Company believes it has generally good relationships with its employees. None of its employees are members of labor unions.

FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT SALES

         The following table sets forth financial information about foreign and domestic operations. Such information may not necessarily be indicative of trends for future periods.

                                                                   YEAR ENDED DECEMBER 31,
                                                    1993                    1994                    1995
                                                -------------           -------------           -------------
        Sales to unaffiliated
        customers:
           United States                        $  25,172,000           $  28,246,000            $ 31,210,000
           Europe & India                          16,539,000              18,983,000              23,789,000
           Pacific Rim                              2,880,000               7,269,000              10,785,000
                                                -------------           -------------           -------------
             Total                              $  44,591,000           $  54,498,000            $ 65,784,000
                                                =============           =============           =============
        Sales or transfers between
           geographic areas:
           United States                        $   8,673,000           $  11,506,000           $  14,310,000
           Europe & India                          (7,512,000)             (8,508,000)            (10,238,000)
           Pacific Rim                             (1,161,000)             (2,998,000)             (4,072,000)
                                                -------------           -------------           -------------
             Total                             $            0          $            0          $            0
                                                =============           =============           =============

        Operating income (loss):
        United States                           $   5,561,000           $   5,676,000           $   5,221,000
        Europe & India                              1,090,000                 416,000                 581,000
        Pacific Rim                                   (43,000)                 53,000               1,245,000
                                                -------------           -------------           -------------
        Total                                   $   6,608,000           $   6,145,000           $   7,047,000
                                                =============           =============           =============



                                                                         DECEMBER 31,
                                                    1993                    1994                    1995
                                                -------------           -------------            ------------
        Identifiable assets:
           United States                        $  16,492,000           $  22,364,000            $ 32,037,000

           Europe & India                           4,867,000               6,348,000               7,343,000
           Pacific Rim                                496,000               3,082,000               2,463,000
                                                -------------           -------------           -------------
             Total                              $  21,855,000           $  31,794,000            $ 41,843,000
                                                =============           =============           =============



         The Company's revenues from operations outside of North America accounted for approximately 45%, 51% and 55% of the Company's revenues in 1993, 1994 and 1995, respectively. The Company expects that revenues from international operations will continue to represent a large percentage of its net revenues and that this percentage may increase, particularly as the Company further "localizes" the SPSS product line by translating its products into additional languages. International operations are subject to various risks, including greater difficulties in accounts receivable collection, longer payment cycles, exposure to currency fluctuations, political and economic instability and the burdens of complying with a wide variety of foreign laws and regulatory requirements. The Company also believes that it is exposed to greater levels of software piracy in international markets because of the weaker protection afforded intellectual property in some foreign jurisdictions. As the Company expands its international operations, the risks described above could increase and, in any event, could have a material adverse effect on the Company. See "SPSS INC. - Sales and Marketing," "Management's Discussion and Analysis of SPSS' Financial Condition and Results of Operations," and Note 3, International Subsidiaries, of the "Notes to Consolidated Financial Statements."

PROPERTIES

         The Company's principal administrative, marketing, training and product development and support facilities are located in Chicago, Illinois and consist of an aggregate of approximately 64,000 square feet, subject to leases terminating in October 1998. The aggregate annual gross rental payments on these leases were approximately $1,634,000 in 1995.

         In addition, the Company leases sales office space in Virginia, Massachusetts, The Netherlands, The United Kingdom, Germany, Sweden, France, Singapore, Australia and Japan.

         Apart from its offices in Japan and Australia, which the Company plans to move to larger facilities, SPSS believes its facilities are adequate for its present needs.

LEGAL PROCEEDINGS

         SPSS is not a party to any litigation other than ordinary routine litigation incidental to its business.

         During 1994 and 1995, SPSS carried $2,000,000 of primary directors and officers coverage from the Lexington Insurance Company (AIG) and $1,000,000 excess liability D&O coverage from the Agricultural Insurance Company, Great American Insurance Group.

PRINCIPAL SHAREHOLDERS OF SPSS

         The following table sets forth, as of October 15, 1996, the number and percentage of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each named executive officer of the Company and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

         The business address for MSVCF, Mr. de Chazal and Mr. Lutz is the office of Morgan Stanley at 1221 Avenue of the Americas, New York, New York 10020. The business address of Geocapital II, L.P. ("Geocapital") is One Bridge Plaza, Fort Lee, New Jersey 07024. The business address of Mr. Goldstein is the office of Broadview Associates, L.P., One Bridge Plaza, Fort Lee, New Jersey 07024. The business address of Fredric Harman is the office of Oak Investment Partners, 525 University Avenue, Suite 1300, Palo Alto, California 94301. The business address of each other person listed below is 444 North Michigan Avenue, Chicago, Illinois 60611.

                                                                                              PERCENT OWNED
                                                             SHARES                      ---------------------
                                                          BENEFICIALLY                     PRE         POST
NAME                                                        OWNED(1)                     MERGER       MERGER
--------------------------------------------------------------------------------------------------------------
Norman H. Nie, individually, as Trustee of the
  Nie Trust and as a Director and President
  of the Norman and Carol Nie Foundation(1)                1,361,577                      18.3%          17.4%
Jack Noonan(2)                                               149,196                       2.0%          *
Bernard Goldstein(3)                                          74,689                       1.0%          *
Louise Rehling(4)                                             84,500                       1.1%          *
Edward Hamburg(5)                                             86,987                       1.2%          *
Mark Battaglia(6)                                             57,370                         *           *
Susan Phelan(7)                                               57,110                         *           *
Ian Durrell(8)                                                41,987                         *           *
Merritt M. Lutz                                               18,833                         *           *
Guy de Chazal                                                 13,353                         *           *
Fredric Harman                                                    48                         *           *

All directors and executive officers as a group
  (11 persons)(9)                                          1,945,650                      23.6%

* The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

(1) Includes 69,944 shares which are subject to currently exercisable options; 110,433 shares held of record by the Norman and Carol Nie Foundation (the "Nie Foundation"); and 1,181,200 shares held by the Nie Trust. Professor Nie shares voting and investment power over the 110,433 shares held by the Nie Foundation with Carol Nie.

(2)      Includes 145,771 shares subject to currently exercisable options.

(3) Includes 43,966 shares held beneficially and of record by Geocapital. Mr. Goldstein is a managing partner of BVA Associates, one of the general partners of Geocapital. Mr. Goldstein is also a limited partner of Geocapital. Mr. Goldstein disclaims beneficial ownership of these shares.

(4)      Includes 70,320 shares subject to currently exercisable options.

(5)      Includes 76,987 shares subject to currently exercisable options.

(6)      Includes 56,987 shares subject to currently exercisable options.

(7)      Includes 55,185 shares subject to currently exercisable options.

(8) Mr. Durrell is the beneficial owner of these shares, which consist solely of 41,987 shares subject to currently exercisable options held of record by Valletta.

(9)      Includes 517,181 shares subject to currently exercisable options.

MANAGEMENT OF SPSS


         The following table sets forth certain information as of October 31, 1996, with respect to each person who is an executive officer or director of the Company.

         NAME                        AGE                                        POSITION
         ----                        ---                                        --------
Norman Nie                            53           Chairman of the Board of Directors
Jack Noonan                           49           Director, President and Chief Executive Officer
Edward Hamburg                        45           Senior Vice President, Corporate Operations, Chief Financial Officer and
                                                   Secretary
Louise Rehling                        52           Senior Vice President, Product Development
Mark Battaglia                        36           Vice President, Corporate Marketing
Ian Durrell                           54           Vice President, International
Susan Phelan                          39           Vice President, Domestic Sales and Services
Guy de Chazal(1)                      48           Director
Bernard Goldstein(1)(2)               65           Director
Fredric Harman (1)(2)                 36           Director
Merritt Lutz(1)(2)                    54           Director

(1)  Member of the Compensation Committee

(2)  Member of the Audit Committee

         SPSS' Board of Directors has met seven times thus far in fiscal year 1996. The Board of Directors has a standing Compensation Committee consisting of Messrs. de Chazal, Goldstein, Harman and Lutz, each a non-employee director. The Compensation Committee's primary functions are to make recommendations to the Board of Directors concerning remuneration arrangements for senior management and to review and make recommendations concerning the administration of certain Company benefit plans. The Compensation Committee has not held any meetings thus far in fiscal year 1996.

         The Board of Directors has a standing Audit Committee consisting of Messrs. Goldstein, Harman and Lutz, each a non-employee director. Among the Audit Committee's functions are making recommendations to the Board of Directors regarding the continued engagement of independent auditors, reviewing with the independent auditors and the Company's financial management the financial statements and results of the audit engagement, reviewing the adequacy of the Company's system of internal accounting controls and reviewing and approving audit and nonaudit fees. Although the Audit Committee did not meet in 1995, the Board of Directors met as a whole with the Company's independent auditors, KPMG Peat Marwick LLP, during 1995 to discuss audit and accounting matters.

         Non-employee directors of the Company are currently entitled to receive an annual retainer of $30,000. Each director is also reimbursed by the Company for reasonable expenses incurred in connection with services provided as a director. The Company may substitute stock options for all or a portion of the current annual retainer. Professor Nie receives compensation of $100,000 per year for his services as Chairman of the Board and for product development work on a part-time basis.

EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Jack Noonan on January 14, 1992. This employment agreement provides for a one-year term with automatic one-year extensions unless Mr. Noonan or the Company gives a written termination notice at least 90 days prior to the expiration of the initial term or any extension thereof. It also provides for a base salary of $225,000 during the initial term, together with the same benefits provided to other employees of the Company. Mr. Noonan's base compensation is subject to annual review by the Board of Directors and was increased to $235,000 for 1993, 1994 and 1995. If the Company terminates Mr. Noonan's employment without cause, the Company must pay Mr. Noonan an amount equal to 50% of Mr. Noonan's annual base salary in effect at the time of termination. This amount is payable in 12 equal monthly installments, and the obligation to make these payments ceases if Mr. Noonan finds other employment at a comparable salary. The employment agreement requires Mr. Noonan to refrain from disclosing confidential information of the Company and to abstain from competing with the Company during his employment and for a period of one year thereafter. Except for the employment agreements with Mr. Noonan and Dr. Wilkinson, and a management services agreement with Valletta described below (pursuant to which Ian Durrell has been engaged to act as Vice President, International and to head the Company's non-Western Hemisphere operations), none of the senior management or key technical employees of the Company are subject to employment or similar agreements, although the Company does have confidentiality and work-for-hire agreements with many of its key management and technical personnel.

         The Company entered into an employment agreement with Leland Wilkinson on September 23, 1994 to be employed by SPSS as Senior Vice President, SYSTAT Products. The employment agreement continues through December 31, 1999 and provides for a base annual salary of $135,000 plus a bonus and other fringe benefits customarily received by other SPSS senior executives. In addition, he was granted options to purchase an aggregate of 135,000 shares of Common Stock at a price of $9.00 per share. These options vest on the same schedule as options granted under the Amended 1991 Stock Option Plan. The employment agreement provides that Dr. Wilkinson's salary and bonus shall be reviewed each year by the Board of Directors and that he shall participate in the Company's bonus plan to the same extent as other comparable Company executives. The employment agreement may be terminated prior to its expiration by Dr. Wilkinson or the Company effective 45 days after written notice by either party. If the employment agreement is terminated by Dr. Wilkinson, he shall receive a pro-rata share of his salary and bonus earned through the date of termination. In the event the employment agreement is terminated by the Company without cause, Dr. Wilkinson is entitled to receive his annual base salary and bonus until the expiration date of the employment agreement. The employment agreement requires that Dr. Wilkinson refrain from disclosing any confidential information of the Company and that he shall have no right, title or interest in any of such confidential information, including any that Dr. Wilkinson has developed or develops during his employment with SPSS. The employment agreement also requires that Dr. Wilkinson abstain from competing with the Company during his employment and for a period of six months thereafter.

MANAGEMENT SERVICES AGREEMENT

         The Company has entered into a management services agreement with Valletta, pursuant to which Ian Durrell's services are provided to the Company. Either Valletta or the Company may terminate the agreement at any time upon 30 days' written notice; provided that, if the Company terminates the agreement under the 30-day notice provision without cause, Valletta is entitled to termination payments equal to 50% of its annual compensation then in effect in six equal monthly installments. The Agreement provides that Valletta is to receive annual compensation at a rate established by the Board of Directors plus incentive compensation if specified performance standards are satisfied. For 1995, Valletta's aggregate compensation, including bonus, was $243,070.
The management services agreement requires Valletta to refrain from disclosing confidential information about the Company and to abstain from competing with the Company during the term of the management services agreement and for a period of eighteen months thereafter. Mr. Durrell has agreed to be bound by the terms and conditions of the management services agreement.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
              SPSS' FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following Management's Discussion and Analysis has been prepared on the basis of the Supplemental Consolidated Financial Statements included elsewhere herein.

OVERVIEW

         The original Statistical Package for the Social Sciences was introduced in 1969, and the Company was incorporated in 1975. The first SPSS products were almost exclusively used by academic researchers working on mainframe systems. The Company has subsequently transformed and enhanced its core product technology, broadened its customer base into the corporate and government sectors, significantly expanded its sales and marketing capabilities and adapted its products to changing hardware and software technologies. SPSS software was adapted to minicomputers in the late 1970s and to desktop platforms, including high-end workstations and personal computers, in the mid-1980s. In June 1992, the Company introduced its first windows-based graphical user interface product,

SPSS for Windows, which it has since updated three times, and released versions for Macintosh computers and major UNIX/Motif platforms. Approximately 52% of the current SPSS customer base works in corporate settings, with another 31% in academic institutions and 17% in government agencies. The SPSS sales and marketing force now numbers more than 280 professionals in 10 Company offices worldwide.

         In recent years SPSS has experienced a significant shift in the sources of its revenues. Between 1991 and 1995, Desktop product license revenues increased from approximately 45% to 74% of total net revenues, while Large Systems software license revenues declined from approximately 43% to 16%. Gross margins associated with the Company's Desktop products are slightly lower than those associated with its Large Systems products. Shifts in the product mix may, as a result, cause fluctuations in gross margins. In addition, the portion of the Company's net revenues derived from international operations increased from 45% to 55% between 1991 and 1995. Management expects these trends to continue in 1996. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF
SPSS FINANCIAL CONDITION AND RESULTS OF OPERATIONS -International Operations."

RESULTS OF OPERATIONS

The following table sets forth certain statement of operations data as a percentage of net revenues for the years indicated.

                                                                                          Six Months
                                            Year Ended December 31,                     Ended June 30,
                                  ------------------------------------------------------------------------------
                                      1993            1994           1995            1995            1996
                                      ----            ----           ----            ----            ----
 Net revenues:
   Desktop products                    62.7%          69.4%           74.3%          72.2%           76.0%
   Large System products               26.4%          19.9%           16.2%          16.4%           15.3%
   Other products and service          10.9%          10.7%            9.5%          11.4%            8.7%
                                  ----------      ---------       ---------      ---------       ---------

 Net revenues                         100.0%         100.0%          100.0%         100.0%          100.0%


 Cost of revenues                      12.1%          10.9%            9.7%           9.3%            9.5%
                                  ----------      ---------       ---------      ---------       ---------

 Gross profit                          87.9%          89.1%           90.3%          90.7%           90.5%
                                  ----------      ---------       ---------      ---------       ---------


 Operating expenses:
   Sales and marketing                 48.6%          52.5%           53.3%          55.9%           51.8%
   Product development                 15.4%          14.1%           13.6%          13.7%           15.2%
   General administrative               9.0%           7.8%            7.4%           7.6%            7.5%
   Nonrecurring items                     -              -             3.7%             -               -
   Acquisition-related charges            -            3.5%            1.6%             -               -
                                    -------       ---------       ---------      --------        --------

 Operating expenses                    73.0%          77.9%           79.6%          77.2%           74.5%
                                 -----------     ----------      ----------     ----------       ---------


 Operating income                      14.9%          11.2%           10.7%          13.5%           16.0%
                                  ----------      ---------       ---------     ----------      ----------
 Other income (expense):
   Interest income                      0.0%           0.2%            0.5%             -             0.6%
   Interest expense                    (3.8%)         (0.6%)          (0.2%)            -               -
   Other                               (0.9%)         (0.2%)           0.2%           0.5%           (0.3%)
                                  -----------     ----------      ---------      ---------       ----------
 Other income (expense)                (4.7%)         (0.6%)           0.5%           0.5%            0.3%

 Income before income taxes            10.2%          10.6%           11.2%          14.0%           16.3%
 Income tax expense                     3.0%           4.0%            4.5%           4.6%            5.3%
                                  ----------      ---------       ---------      ---------       ---------
 Net income                             7.2%           6.6%            6.7%           9.4%           11.0%
                                  ==========      =========       =========      =========      ==========


COMPARISON OF TWELVE MONTHS ENDED DECEMBER 31, 1993, 1994 AND 1995.

        Net Revenues. Net revenues increased from $44,591,000 in 1993 to $54,498,000 in 1994 and to $65,784,000 in 1995, increases of 22% and 21%, respectively. These increases were primarily due to an increase in Desktop revenues of 35% in 1994 and 29% in 1995, partially offset by a decline in Large System revenues of 8% and 1%, respectively. In addition, in 1994 and 1995, the increase in net revenues was due in part to the acquisition by the Company of the remaining 50% portion of SPSS Japan, its Japanese joint venture, which was effective in the first quarter of 1994, and the September 1994 acquisition of SYSTAT. When compared to 1993, the SPSS Japan acquisition accounted for approximately $3,758,000 of the Company's increase in sales in 1994 and $6,898,000 in 1995. The Company's acquisition of SYSTAT accounted for approximately $668,000 of the Company's increase in sales in the fourth quarter of 1994 and $1,704,000 in 1995 when compared to 1993. The increase in Desktop revenues reflected $24,032,000 in 1994 and $31,438,000 in 1995 of new revenues from licenses of SPSS for Windows. In addition, revenues from annual license renewals of Desktop products increased by $1,273,000 in 1994 and $3,223,000 in 1995, primarily reflecting a $1,692,000 and $3,203,000 increase in annual license revenues for SPSS for Windows in 1994 and 1995, respectively. Revenues from CLEAR products increased from $1,867,000 in 1993 to $2,741,000 in 1994, but declined to $2,755,000 in 1995. The decline in Large Systems revenues was primarily due to the nonrenewal of product licenses on mainframe platforms, as well as the deferral into future periods of revenues from renewal licenses, which exceeded the amount recognized from prior periods. Revenues from other products and services increased by 20% in 1994 due to an increase of 60% in revenues from training and consulting services, partially offset by a 34% decrease in revenues from publications and student products due to the shift of the sales of SPSS publications and student products under the Prentice Hall Agreement. In 1995, revenues from other products and services increased by 7% due to an increase of 30% in revenues from training and consulting services, partially offset by a 49% decrease in revenues previously received from publications and student products due to the end of the payment of guaranteed royalties from the Prentice Hall Agreement in July 1995. The Company is no longer entitled to such guaranteed royalties under the Agreement between the Company and Prentice Hall and now only receives actual royalties under the Prentice Hall Agreement. Revenues were aided by changes in foreign currency exchange rates in 1994 and 1995.

        Cost of Revenues. Cost of revenues consists of costs of goods sold, amortization of capitalized software development costs and royalties paid to third parties. Cost of revenues increased from $5,415,000 in 1993 to $5,923,000 in 1994, to $6,383,000 in 1995. Such costs increased 9% in 1994 and 8% in 1995 due to higher sales levels, higher amounts of capitalized software amortized and, in 1994, higher royalties paid to third parties. As a percentage of net revenues, cost of revenues decreased from 12% in 1993 to 11% in 1994 and to 10% in 1995.

        Sales and Marketing. Sales and marketing expenses increased from $21,677,000 in 1993 to $28,564,000 in 1994 and to $35,059,000 in 1995, an
increase of 32% in 1994 and 23% in 1995. These increases were due to expansion of the domestic and international sales organizations, salary and commission increases, increased marketing expenses associated with SPSS for Windows, in 1994 the inclusion of all the sales and marketing expenses of SPSS Japan, in the fourth quarter of 1994 and 1995 the incorporation of the SYSTAT sales organization into the Company, and in 1995 the negative effects of changes in foreign currency exchange rates. As a percentage of net revenues, sales and marketing expenses increased from 49% in 1993 to 53% in 1994 and 1995.

        Product Development. Product development expenses increased from $6,887,000 in 1993 to $7,686,000 in 1994 and to $8,929,000 in 1995 (net of
capitalized software development costs of $1,341,000, $1,639,000 and $1,630,000, respectively) an increase of 12% in 1994 and an increase of 16% in 1995. In the same periods, the Company's expense for amortization of capitalized software and product translations, included in cost of revenues, was $ 1,006,000, $1,239,000 and $ 1,592,000, respectively. The increases in product development expenses were primarily due to salary increases, the addition of technical personnel from the SYSTAT acquisition into the Company, and higher depreciation expense related to the purchase of capital equipment used in product development. As a percentage of net revenues, product development expenses declined from 15% in 1993 to 14% in 1994 and 1995 primarily as a result of the increase in net revenues.

        General and Administrative. General and administrative expenses increased from $4,004,000 in 1993 to $4,252,000 in 1994 and to $4,849,000 in
1995, an increase of 6% in 1994 and 14% in 1995. These increases were primarily attributable to increases in general insurance as a result of being a publicly-held company, higher professional fees and the amortization of goodwill associated with the 1994 acquisitions of SPSS Japan and SYSTAT, and in 1995 higher professional fees and charges for bad debts. Such expense decreased as a percentage of net revenues from 9% to 8% to 7% between the periods.

        Acquisition-related Charges. Charges related to the acquisition of SYSTAT in 1994 and BMDP in 1995 totaled $1,928,000 and $1,051,000, respectively, and represented one-time write-offs of acquired and in process technology and other acquisition-related charges.

        Net Interest Income (Expense). Net interest income (expense) was ($1,659,000) in 1993 and ($230,000) in 1994, reflecting a decrease of 86% due to the elimination of interest expense related to the Company's long-term debt, which the Company prepaid through the use of net proceeds from the Company's initial public offering of stock in August 1993. Net interest income was $171,000 in 1995 due to interest earned on short-term investments as well as the elimination of interest expense related to the Company's line of credit, which the Company repaid with the net proceeds from the Company's February 1995 public offering of stock.

        Other Income (Expense). Other income (expense) consists mainly of the amortization of fees incurred in connection with the 1990 recapitalization of the Company (the "Recapitalization"), expenses related to the stock appraisal action, and foreign exchange transactions. Such other items were ($390,000) in 1993, ($128,000) in 1994 and $132,000 in 1995, representing (0.9%), (0.2%) and
0.2% of net revenues, respectively. The 1993 decrease was due to decreased legal expenses resulting from the completion of the trial of the stock appraisal action in December 1992, partially offset by the write-off of the unamortized balance of fees incurred in connection with the Recapitalization due to the elimination of the Company's long-term debt which had been incurred in connection with the Recapitalization. The 1994 net amount consisted of expenses of $248,000 related to foreign exchange transactions, offset by $186,000 in proceeds from a Japanese insurance claim settlement. The 1995 net amount was primarily foreign currency transaction gains.

        Provision for Income Taxes. The provision for income taxes consisted of $1,349,000 in 1993, $2,191,000 in 1994 and $2,968,000 in 1995. During 1993,
the provision for income taxes was the result of pretax income of $4,559,000, which includes both domestic and international operations, reduced by a one-time tax credit of $511,000 due to the recognition of a fully reserved (but previously unrealized) deferred tax asset realized upon the payment of accrued but previously unpaid ownership payments to the Company's founders. These payments were made in 1993 through the use of a portion of the net proceeds from the Company's August 1993 initial public offering. During 1994, the provision for income taxes was the result of pretax income of $5,787,000 and represented a tax rate of approximately 38% of pretax income. During 1995, the provision for income taxes was the result of pre-tax income of $7,350,000, reflecting a tax rate of approximately 36% of pre-tax income, excluding the effect of Japanese withholding taxes of $336,000 on monies transferred out of Japan in 1995.

LIQUIDITY AND CAPITAL RESOURCES

        The Company had no long-term debt as of December 31, 1995 and held approximately $10,924,000 of cash and short term investments. Funds in 1994 and 1995 were used in operations, for acquisitions and to finance capital expenditures incurred in connection with staff additions, which required additional office space, furniture and computers. Capital expenditures were also made for additional computer hardware and software associated with software development.

        The Company currently has a $5,000,000 unsecured line of credit under a Credit Agreement with Bank of America N.T.S.A. ("B of A") under which borrowings bear interest at B of A's reference rate. As of December 31, 1995, the Company had no borrowings under the Credit Agreement. The Company used the net proceeds from the February 1995 public offering of common stock to repay its borrowings under the Credit Agreement and $5 million of unused credit is available thereunder. The Credit Agreement requires the Company to comply with certain specified financial ratios and tests, and restricts the Company's ability to, among other things: (i) pay dividends or make distributions, (ii) incur additional indebtedness, (iii) create liens on assets, (iv) make investments, (v) engage in mergers, acquisitions or consolidations, (vi) sell assets, and (vii) engage in certain transactions with affiliates.

        The Company anticipates the amounts available from cash and short term investments on hand, under its line of credit, and cash flows generated from operations, will be sufficient to fund the Company's operations and capital requirements for the foreseeable future. However, no assurance can be given that changing business circumstances will not require additional capital for reasons that are not currently anticipated or that the necessary additional capital will then be available to the Company on favorable terms or at all.

        The Company's capital expenditures, primarily for computer equipment, totaled approximately $2,400,000 in 1995 and are projected to total approximately $3,000,000 and $2,500,000 in 1996 and 1997, respectively. Capital expenditures during 1995, included, among other things, new computer systems for use in internal product development. Capital expenditures during 1996 will include, among other things, new computers primarily for use in internal product development, replacement of the customer information system software, furnishings and other equipment related to the move of the Company's facility in the United Kingdom. The Company does not believe that the implementation of its business strategy will require substantial additional capital expenditures in comparison with historical levels of product development costs and other expenses.

INTERNATIONAL OPERATIONS

        Significant growth in the Company's international operations also occurred from 1991 to 1995. Revenues from international operations comprised approximately 45% of total net revenues in 1991, whereas revenues from international operations contributed 55% of total net revenues in 1995.

        Following the reorganization of its international operations in 1990, the Company has maintained substantially the same telesales and direct response organization worldwide. The international sales organization uses more independent distributors than the domestic sales organization, primarily in countries without an SPSS sales office. Management believes the profit margins associated with SPSS's domestic and international operations are essentially the same.

        As international revenues increase, the Company may experience additional foreign currency exchange risk.

RECENTLY ISSUED ACCOUNTING STANDARDS

        Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for Long-Lived Assets and for Long-Lived Assets to Be Disposed of," was issued in 1995. Implementation of SFAS No. 121 is required in fiscal year 1996. SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill relating to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is not expected to have a significant impact on the Company's consolidated financial statements.

        SFAS No. 123, "Accounting for Stock-Based Compensation," was issued in 1995. Implementation is required in fiscal year 1996. SFAS No. 123 established financial accounting and reporting standards for stock based employee compensation plans. The Company is currently evaluating the impact this statement will have on the Company's consolidated financial statements, and intends to provide pro forma disclosures of net income as if the fair value-based method prescribed by SFAS No. 123 had been applied in measuring compensation expense.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1995 TO SIX MONTHS ENDED JUNE 30, 1996.

        Net Revenues: Net revenues were $31,228,000 and $35,876,000 in the six months ended June 30, 1995 and 1996, respectively, an increase of 15%. This increase in revenue was influenced, in part, by the acquisition of BMDP, effective December 29, 1995. Net of BMDP revenue of approximately $496,000, the Company's increase in sales was 13%. Revenues from Desktop products increased 21% over the corresponding period in 1995 and revenues from Large System products increased 7%. The increase in revenues from Desktop products reflected

$2,925,000 in new revenues from SPSS for Windows. In addition, revenues from annual license renewals of Desktop products resulted in a net increase of $1,738,000, reflecting a $2,046,000 increase in annual license renewals of SPSS for Windows. The increase in revenues from Large System products was primarily due to an increase in revenues from new UNIX licenses as a result of the BMDP acquisition. Other products and services revenues decreased 12% primarily due to the decease in revenues previously received from publications and student products due to the end of the payment of guaranteed royalty payments for the Prentice Hall Agreement in July 1995. Revenues for the first six months of 1996 were adversely affected by changes in foreign currency exchange rates.

        Cost of Revenues. Cost of revenues were $2,911,000 and $3,396,000 for the six months ended June 30, 1995 and 1996, respectively. Such costs increased due to higher sales levels and higher amortization amounts of capitalized software and product translations. As a percentage of net revenues, such expenses remained constant at 9%.

        Sales and Marketing. Sales and marketing expenses were $17,452,000 and $18,586,000 in the six months ended June 30, 1995 and 1996, respectively, an increase of 6%. This increase was due to expansion of the domestic and internal sales organizations, and salary and commission increases. As a percentage of net revenues, such expenses decreased from 56% to 52%.

        Product Development. Product development expenses were $4,291,000 and $5,460,000 (net of capitalized software development costs of $942,000 and $459,000) for the six months ended June 30, 1995 and 1996, respectively, an increase of 27%. In the corresponding periods in 1995 and 1996, the Company's expenses for amortization of capitalized software and product translations, included in cost of revenues, was $718,000 and $694,000, respectively. The increase in product development expenses was primarily due to lower capitalization of developed software, salary and recruiting fee increases and other additions to the product development staff. As a percentage of net revenues, such expenses increased from 14% to 15%.

        General and Administrative. General and administrative expenses were $2,365,000 and $2,683,000 in the six months ended June 30, 1995 and 1996, respectively. Such expenses increased primarily due to increases in bad debt expense and temporary employment expenses. As a percentage of net revenues, general and administrative expenses remained constant at 8%.

        Nonrecurring Items. A nonrecurring charge of $2,466,000 was recorded in 1995 primarily related to the revaluation of certain assets capitalized prior to the Company's initial public offering in August 1993. Approximately $1,343,000 of this charge related to the development of UNIX products, approximately $178,000 to the initial development of QI Analyst, and approximately $347,000 related to the Japanese translation of SPSS for DOS. In addition, approximately $200,000 of the charge related to out-dated software purchased for the Company's customer information system. The remainder related primarily to shut down and moving costs at subsidiary locations.

        Net Interest Income. Net interest income was $11,000 and $224,000 for the six months ended June 30, 1995 and 1996, respectively. This favorable variance can be attributed to the elimination of interest expense related to the line of credit, which was repaid with the net proceeds from the Company's follow-on public offering of common stock, in February 1995.

         Other Income (Expense). Other income (expense) was $142,000 and $(106,000) for the six months ended June 30, 1995 and 1996, respectively. In 1995, this amount represents foreign currency gains of $247,000 which are partially offset by a $105,000 charge related to the final settlement of the stock appraisal action; and in 1996, this amount is comprised of foreign currency losses of $69,000 and a charge of $37,000 related to the Clear settlement agreement.

        Provision for Income Taxes. Provision for income taxes was $1,418,000 and $1,929,000 in the six months ended June 30, 1995 and 1996, respectively, reflecting an approximate effective tax rate of 33%.


                               JANDEL CORPORATION

DESCRIPTION OF BUSINESS

        Jandel develops, markets and supports microcomputer software for the analysis and presentation of scientific data. Jandel's products are designed specifically to meet the needs of research scientists and engineers. Jandel's products enable the scientist or engineer to collect, analyze and present scientific data. Among the tasks performed by Jandel's products are running statistical tests on research data, automatically taking measurements from photographs, maps or other visual images and analyzing and manipulating that data, determining the mathematical formula that most closely matches a graphed data curves and creating publication-quality graphs and charts for scientific journal articles.

        Jandel was founded in 1982 by Dr. John Osborn, a medical doctor and research scientist. For the last eleven years Jandel has focused upon addressing the needs of the scientific data software market.

        Modern scientific research is based upon the use of data. Observations of phenomena are quantified. The data is analyzed to determine the relationships between different variables and to test scientific hypotheses. Statistical tests are applied to draw conclusions. Finally, data must be presented as part of the publication or presentation of the research results.

        The principal means for scientists to communicate and present their research results is by publication in scientific journals. Usually graphs or charts are an important part of the publication. Before the advent of computers, production of publication-quality charts and graphs was an expensive and time consuming process. Jandel believes it was one of the first companies to offer a personal computer ("PC") program to automate this process -- SigmaPlot. SigmaPlot was first offered in 1985. Since then Jandel has developed a number of other programs that complement SigmaPlot and address the data collection analysis and presentation needs of research scientists.

        All Jandel's products run on IBM PC and PC compatible microcomputers running MS DOS, Windows, Windows 95 or Microsoft NT which are the predominant microcomputer operating systems now in use by scientists. In addition, Jandel markets a version of SigmaPlot for use on the Apple Macintosh.

PRODUCTS

        Jandel markets eight software programs for research scientists. The five top selling products are SigmaPlot, SigmaScan, SigmaStat, and TableCurve 2D and 3D.

        SIGMAPLOT. SigmaPlot automatically produces publication-quality plots and graphs from numerical data. It is used to produce charts and graphs for publication, poster session charts, overhead transparencies and distribution materials. SigmaPlot is very flexible and customizable and includes many features designed to meet the particular needs of research scientists and engineers. In addition, SigmaPlot can test the fit of an equation to a graph of research data -- an important tool of data analysis.

        SIGMASCAN. SigmaScan is a program for taking measurements from visual images. By clicking on objects with a mouse, researchers can obtain accurate measurement data from images on their computer screen.

        SIGMASCAN PRO. SigmaScan Pro is among the most highly integrated image analysis programs available. It offers all the features of SigmaScan, plus automated image processing, analysis and advanced counting features. It will analyze color and gray scale images from video, disk or scanned images. Image enhancement with gray filters, image splicing, image math, binary filters and other image processing techniques are provided.

        SIGMASTAT. SigmaStat provides automated guidance for statistical analysis of research data. SigmaStat recommends the best statistical test to use, checks to see if the assumptions required for a particular test have been met, runs the appropriate test and prepares an explanation of the results.

        TABLECURVE 2D AND 3D. The purpose of charts and graphs is to illustrate the relationship of two or more variables. If a mathematical formula containing the variable describes the same curve as the curve produced by graphing the experimental data, then the formula expresses the relationship of the variables. TableCurve 2D automatically fits and ranks over 3,600 equations to a curve, enabling the scientist to quickly determine which equation best fits the data. TableCurve 3D fits three dimensional curved surfaces, evaluating the surface against over 450 million equations.

        PEAKFIT. Spectroscopy, chromatography and electrophoresis are based upon finding and evaluating the pattern of peaks in test results. Separate peaks may be hidden because data from two or more peaks may be superimposed on each other. Peakfit uses sophisticated nonlinear curve fitting techniques to detect, quantify and analyze hidden peaks in research results.

        SIGMAGEL. Using SigmaGel the scientist can perform quantitative electrophoretic gel analysis in the lane, spot or molecular weight measurement modes. Data is collected and stored in the SigmaGel spreadsheet.

CUSTOMERS AND MARKETING

        Jandel's principal customers are research scientists and engineers from nearly all disciplines. Accordingly, Jandel markets directly to scientists and engineers, principally through advertising in scientific and engineering journals and by direct mail to Jandel's own database of research scientists and engineers and to lists of prospective customers obtained from third parties. Jandel also distributes its products through a limited number of specialty distributors and software retailers. Jandel distributes its products in Europe through its wholly-owned subsidiary, Jandel GmbH. At present approximately 66% of the Company's sales are in North America, 29% in Europe, and 5% in the Asia-Pacific area.

        Jandel's marketing strategy is based upon: (1) careful identification and addressing of the specific needs of research scientists and engineers, (2) quality customer service and technical support, and (3) constant feedback and suggestions from scientists regarding Jandel's products and the requirements of customers. Jandel believes that these policies enable it to achieve a high degree of loyalty from its customers, enabling it to increase its customer base through referrals from existing customers and to anticipate new requirements in the marketplace. In accordance with Jandel's emphasis on customer service, Jandel maintains a number of customer programs, including regular customer newsletters and mailings, seminars and trade show exhibits, customer response cards and similar customer feedback mechanisms, an electronic bulletin board and free technical support.

COMPETITION

        The microcomputer software industry is intensely competitive and rapidly changing. Jandel's products face competition from a number of other companies, some of which are considerably larger and have greater financial resources than Jandel. Moreover, competition often results in pressure to lower sales prices. Jandel has lowered prices in recent years due to competition, and may be forced to do so again in the future.

        SIGMAPLOT. The current competition for SigmaPlot comes from three sources. First, business graphics software products offer some graphing capabilities. Several of these products are among the best-known microcomputer software products, including Lotus 1-2-3 and Microsoft Excel. Although these products are marketed by some of the largest microcomputer software companies, they are designed for business, rather than scientific use, and therefore lack a number of features sought by scientists.

        Second, there are a number of software graphing products designed specifically for research scientists which compete more directly with SigmaPlot, including Origin from Microcal Software, Inc., Plot-It from Scientific Programming Enterprises, SlideWrite from Advanced Graphics Software, Inc., Prism from GraphPad Software, Inc. and Axum from MathSoft, Inc. Jandel regards Origin and Axum as the most significant competitors in this group.

        Third, there are a number of statistics programs with improved graphics functions that may be competitive with SigmaPlot.

        SIGMASTAT. There are many statistical analysis programs on the market. Jandel believes that SigmaStat is particularly adapted for use by research scientists and engineers.

        SIGMASCAN AND SIGMASCAN PRO.   A number of companies market software
for general purpose image analysis applications, including Data Translation, Inc., Carl Zeiss, Inc., Media Cybernetics, L.P. and Optimas Corporation, which compete with SigmaScan. In some cases, these companies provide hardware products in combination with software, which Jandel does not offer. However, Jandel believes that SigmaScan provides a more fully developed user interface than most competing products, as well as connectivity with other Jandel products. SigmaScan Pro provides all the functions for SigmaScan, plus a greater degree of customized image analysis, such as object counting and enhanced image analysis, such as binary math.

        TABLECURVE 2D AND TABLECURVE 3D. Several general purpose curve fitting programs compete with TableCurve 2D and 3D. These include Scientist from MicroMath, Inc., GRAMS/32 from Galactic Industries Corp. and HiQ from National Instruments Corporation. In addition, the curve fitting modules of several scientific graphing and statistics packages also contain some general purpose curve fitting functionality. These include Origin, JMP from SAS Institute Inc., Axum, SAS from SAS Institute Inc., Prism and others.

        PEAKFIT. PeakFit is designed to analyze peak oriented data in spectroscopy, chromatography and electrophoresis applications. Competition comes from two sources. One is the software provided with the spectrophotometer, chromatographs or other laboratory equipment by the hardware manufacturer. Jandel believes, however, that in most cases, this software is substantially less sophisticated than PeakFit. Other competition exists from software companies providing similar software to PeakFit. The most important competitor is PeakSolve from Galactic Industries Corp.

        SIGMAGEL. SigmaGel is designed for the acquisition and analysis of data from gels, lanes and spots created through electrophoresis. The primary competition for SigmaGel comes from software that is sometimes provided with specialized electrophoresis hardware and which performs some of the acquisition and analysis functions of SigmaGel. SigmaGel competes, in part, by making it possible for the customer to use significantly less expensive equipment.

RESEARCH AND DEVELOPMENT

        Jandel's research and development activities are primarily focused upon developing enhanced versions of Jandel products. At present Jandel is preparing an enhanced version of SigmaPlot that will include a more sophisticated non-linear curve fitter containing a larger number of built-in equations. In addition, a new release for SigmaScan Pro is being prepared.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

        Jandel relies on a combination of trade secret, copyright and trademark laws and contractual provisions to protect its rights in its software products. There can be no assurance that these protections will be adequate or that Jandel's competitors will not independently develop technologies that are substantially equivalent or superior to Jandel's technology. In addition, copyright and trade secret protection for the Company's products may be unavailable or unreliable in certain foreign countries. Registrations of several Jandel trademarks in Germany have been or will be withdrawn based on an opposition by a company with registration for "Sigma" for electronic cash registers. Jandel believes that it will be able to use its trademarks on its products in Germany.

        Jandel's software products are generally licensed to end-users on a "right to use" basis pursuant to a perpetual, nontransferable, nonexclusive license that generally restricts use of the software to the customer's internal purposes. Jandel relies on "shrink-wrap" licenses not signed by the licensee for the protection of certain products. "Shrink wrap" licenses may be unenforceable under the laws of certain jurisdictions.

EMPLOYEES AND FACILITIES

        As of August 31, 1996, Jandel had 60 employees, including 22 in sales and marketing positions, 16 in engineering and product development, 9 in technical training and support and 13 in financial and administrative roles. Competition in recruiting personnel in the software industry is intense. Jandel believes that its future success will depend in part on its continued ability to recruit and retain highly skilled management, marketing and technical personnel. None of the Jandel employees is represented by a labor union and Jandel believes that its employee relations are good.

        Jandel's principal administrative, marketing and research and development facilities are located in a 15,000 square foot business and commercial building in San Rafael, California under a lease expiring in November, 1999. Jandel Scientific leases approximately 3,000 square feet of office space in Erkrath, Germany.

LEGAL PROCEEDINGS

        Jandel is not a party to any litigation and is not aware of any pending or threatened litigation.

PRINCIPAL SHAREHOLDERS OF JANDEL

        The following table sets forth, as of October 15, 1996, certain information with respect to the beneficial ownership of Jandel Common Stock by
(i) each person known by Jandel to be the beneficial owner of 5% or more of the outstanding shares of Jandel Common Stock, (ii) each director of Jandel,
(iii) each of the executive officers and (iv) by all directors and officers as a group:

                                                                                              PERCENT OWNED
                                                             SHARES                      ---------------------
                                                          BENEFICIALLY                      PRE        POST
NAME                                                        OWNED(1)                     MERGER     MERGER (2)
--------------------------------------------------------------------------------------------------------------
Dr. John J. Osborn(3)(4)                                      44,363                      12.6%           *
Joseph H.K. Osborn(3)(5)                                      36,322                      10.3%           *
Dr. Bernhard Votteri(6)                                       25,148                       7.2%           *
Dr. Richard Mitchell(3)(7)                                    20,161                       5.6%           *
Wilroth(8)                                                    19,450                       5.5%           *
Newtek Ventures II(9)                                         17,808                       5.1%           *
Evangelos Iatridis(3)(10)                                     12,081                       3.4%           *
Earl D. Osborn(11)                                             9,534                       2.7%           *
Ross J. Garofalo(3)(11)                                        5,892                       1.7%           *
Anne K. Osborn(12)                                             5,807                       1.7%           *
Josef Karl Wieser(3)(13)                                       2,337                         *%           *
Dr. Oliver King-Smith(14)(15)                                  1,341                         *%           *
Martin Sacks(16)                                               1,307                         *            *
All current directors and executive officers
   as a group (11 persons)(9)                                164,293                      44.5%         1.7%
                                                           ---------                      ----

* The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

         (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally sole voting and investment power with respect to securities. Shares of Jandel Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days of the date of determination are deemed outstanding for purposes of computing the percentage of shares beneficially owned by the person holding such options or warrants, but are not deemed to be outstanding for purposes of computing such percentage for any other person. Except as indicated by footnote, each person or group identified has sole voting and investment power with respect to all shares of Jandel Common Stock shown as beneficially owned.

         (2) Assumes a conversion ratio of Jandel Common Stock to SPSS of .8751. The actual ratio is affected by the price of SPSS Common Stock until the later of shortly before the Special Meeting and November 25, 1996.

         (3) All of Jandel's employees, directors and officers listed in the foregoing table use Jandel's mailing address of 2591 Kerner Boulevard, San Rafael, CA 94901.

         (4) Includes options for 100 shares of Jandel Common Stock and rights to 110 shares of Jandel Common Stock under the ESOP Plan.

         (5) Includes option for 2,600 shares of Jandel Common Stock and rights to 378 shares of Jandel Common Stock under the ESOP Plan.

         (6)     Dr. Votteri's address is 3260 Melendy Dr., San Carlos, CA
94070.

         (7) Includes options to purchase 5,865 shares of Jandel Common Stock and rights to 387 shares of Jandel Common Stock under the ESOP Plan.

         (8)     Wilroth's address is 57 Post Street #812, San Francisco, CA
94115.

         (9) Newtek Ventures II's address is 500 Washington Street, San Francisco, CA 94111.

         (10) Includes 6,668 shares held by Corur Associates, a company wholly owned by Evangelos Iatridis.

         (11)    Earl D. Osborn's address is 14 Sunset Drive, Kensington, CA
94707.

         (12) Includes option to purchase 3,100 shares of Jandel Common Stock and rights to 292 shares under the ESOP Plan.

         (13)    Includes options to purchase 100 shares of Jandel Common
Stock.

         (14) Includes options to acquire 2,100 shares of Jandel Common Stock and rights to 237 shares of Jandel Common Stock.

         (15) Dr. Oliver King-Smith's address is 288 Grove Avenue, Fremont, CA 94539.

         (16) Includes options to buy 1,067 shares of Jandel Common stock and rights to 274 shares in the ESOP Plan.

         (17) Includes options to buy 13.7 shares of Jandel Common Stock. Martin Sacks' address is 1895 Francisco Blvd. East, San Rafael, CA 94901.

MANAGEMENT OF JANDEL

         The executive officers and directors of Jandel as of October 31, 1996 were as follows:

                Name                        Age                     Position
                Dr. John J. Osborn           78                      Chairman of the Board, Director
                Joseph H.K. Osborn           38                      President, Director
                Anne K. Osborn               77                      Treasurer, Director
                Ross Garofalo                36                      Vice President, Finance and Administration, Chief Financial
                                                                       Officer
                Josef Wieser                 46                      Secretary
                Dr. Richard Mitchell         57                      Vice President, Director
                Martin Sacks                 36                      Director
                Dr. Bernhard Votteri         56                      Director
                Earl D. Osborn               46                      Director
                Evangelos Iatridis           64                      Director
                Dr. Oliver King-Smith        28                      Director


         The Board of Directors has a standing Compensation Committee composed of Martin Sacks, Dr. Bernhard Votteri and Earl D. Osborn. The Compensation Committee makes recommendations concerning certain executive salaries. The Board has no standing audit or nominations committee.

         Jandel's employee directors receive no supplemental cash compensation for their services as directors but are reimbursed for expenses actually incurred in attending Board and committee meetings. Jandel's non-employee directors receive cash compensation of $500 for each Board meeting attended, plus any travel and lodging expenses. Existing non-employee directors have also been granted options to purchase Jandel common stock under the stock option plan.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF JANDEL'S FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

         Jandel addresses the microcomputer software needs of the approximately
1.5 million research scientists and engineers in the United States, and a similar number abroad. Jandel develops, markets and supports computer software used by research scientists and engineers who use microcomputers to manage, analyze and present scientific data.

         Scientific research data may be collected or presented numerically (as in tables), or visually (as in plots, graphs, photographs or other visual images). Conversion of data from one form to the other is one of the fundamental chores involved in scientific research. For example, numerical data must often be represented in plots or graphs for analysis and presentation. Conversely, scientists must often gather numerical data from analog or visual images such as photographs, video images, or data tracings for mathematical analysis. Data must also often be analyzed using standard statistical tools and tests, or fitted to a formula which mathematically expresses the relationship of the experimental variables.

         Jandel seeks to provide comprehensive software solutions to these data conversion and analysis requirements. Jandel believes that the design of its products to meet the specific needs of research scientists sets its products apart from many other software products that do not address these needs.

RESULTS OF OPERATIONS

  The following table sets forth certain statement of operations data for the years indicated.


                                                                                                   SIX MONTHS
                                                              YEAR ENDED DECEMBER 31,            ENDED JUNE 30
                                                           --------------------------------    -----------------
                                                               1993      1994       1995         1995     1996
                                                           ----------  --------  ----------    --------  -------
Net revenues                                                 100.0%     100.0%     100.0%       100.0%    100.0%
Cost of sales                                                 16.5%      16.3%      16.6%        15.7%     16.4%
         Gross margin                                         83.5%      83.7%      83.4%        84.3%     83.6%
Operating expenses:
  Sales and marketing                                         40.4%      43.8%      47.9%        45.1%     52.0%
  Research and development                                    19.0%      18.9%      24.1%        24.9%     20.6%
  General and administrative                                  17.0%      16.6%      17.8%        18.8%     18.3%
         Operating expenses                                   76.4%      79.3%      89.8%        88.8%     90.9%
         (Loss) income from operations                         7.1%       4.4%      (6.4%)       (4.5%)    (7.3%)
Interest income                                                0.2%       0.2%       0.2%         0.2%      0.0%
Interest expense                                              (0.5%)     (0.2%)     (0.1%)       (0.1%)     0.0%
         (Loss) income before income taxes                     6.8%       4.4%      (6.3%)       (4.4%)    (7.3%)
Income taxes                                                   0.1%       0.0%       0.0%         0.0%      0.0%
  Net (loss) income                                            6.7%       4.4%      (6.3%)       (4.4%)    (7.3%)


COMPARISON OF TWELVE MONTHS ENDED DECEMBER 31, 1993, 1994 AND 1995

         Net Revenues. Consolidated net revenues increased from $7,583,406 in 1993 to $8,096,030 in 1994 and declined to $8,009,552 in 1995, an increase of
7% in 1994 and a decrease of 1% in 1995. The increase in 1994 reflects strong demand for the 16-bit Windows versions of Jandel's products which were introduced beginning in late 1993. The decrease in 1995 was due primarily to the later than expected release of the 32-bit Windows versions of Jandel's products and the slower than expected customer migration to the 32-bit Windows 95 operating system. Revenues booked in the United States, which include non-European international sales increased from $5,763,927 in 1993 to $5,954,924 in 1994 and declined to $5,640,829 in 1995, an increase of 3% and a decrease of 5%, respectively. European sales increased from $1,819,479 in 1993 to $2,141,106 in 1994 and to $2,368,723 in 1995, an increase of 18% and 11%, respectively.

         Cost of Sales. Cost of sales consists of costs of goods sold, manufacturing/shipping department costs, and royalties paid to third parties. Cost of sales increased from $1,248,466 in 1993 to $1,320,503 in 1994 and to $1,325,781 in 1995. As a percentage of net revenues, cost of sales increased from 16% in both 1993 and 1994 to 17% in 1995. The rise in these costs reflects increases in manufacturing/shipping costs.

         Sales and Marketing. Sales and marketing expenses increased from $3,065,710 in 1993 to $3,544,821 in 1994 and to $3,833,425 in 1995, an increase of 16% in 1994 and 8% in 1995. The rise in these costs was primarily due to increased advertising expenses, increases in salaries and commissions, and in 1995, the establishment of a site license and major account program. The 1995 increase also reflects the development of a Dealer and International Distributor group which focused on increasing dealer channel sales and non-European export sales. As a percentage of net revenues, sales and marketing expenses increased from 40% in 1993 to 44% in 1994 and to 48% in 1995.

         Research and Development. Research and development expenses increased from $1,443,442 in 1993 to $1,528,732 in 1994 and to $1,934,243 in 1995, an
increase of 6% and 27%, respectively. As a percentage of net revenues, research and development increased from 19% of revenue in both 1993 and 1994 to 24% of revenue in 1995. The increase was mainly due to salary increases, increased programming staff, and expenditures for independent contractors in connection with the heavy development effort required to update the product line from 16-bit to 32-bit Windows versions.

         General and Administrative. General and administrative expenses increased from $1,284,582 in 1993 to $1,342,138 in 1994 and to $1,427,475 in
1995, an increase of 4% in 1994 and 6% in 1995. As a percentage of net revenues, general & administrative expenses increased from 17% in both 1993 and 1994 to 18% in 1995. The increase was largely attributable to increased staff in the management information systems department.

         Net Interest Income (Expense). Net interest income (expense) was ($23,686) in 1993, $636 in 1994 and $4,907 in 1995, reflecting the reduction of interest expense associated with long-term debt which was reduced by 69% during 1994 and eliminated by the end of 1995.

         Provision for Income Taxes. The provision for income taxes was $7,800 in 1993 and $800 in 1994 and 1995. Jandel has accounted for income taxes in accordance with the provisions of SFAS No. 109 for all periods presented.
Under SFAS No. 109, Jandel recognizes deferred tax assets and liabilities for the expected future consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Jandel had available net operating loss carryforwards of approximately $398,000 and $200,000 for federal and state purposes, respectively, and federal and state research and experimentation tax credit carryforwards of approximately $480,000 and $198,000, respectively, as of December 31, 1995. Under current tax legislation, Jandel's utilization of its operating loss carryforwards and research and development credits may be limited or impaired in certain circumstances resulting from a change in ownership. See Note 6 of Notes to Jandel Corporation and Subsidiary Consolidated Financial Statements.

         Jandel has provided a full valuation against its net deferred tax assets as it has determined that it is more likely than not that the deferred tax assets will not be realized. Jandel's accounting for deferred taxes under SFAS No. 109 involves the evaluation of a number of factors concerning the realizability of its deferred tax assets. To support the conclusion that a 100% valuation allowance was required, management primarily considered such factors as Jandel's history of operating losses and expected near-term future losses, the nature of the deferred tax assets, the lack of significant firm sales backlog, no significant excess of appreciated asset value over the tax basis of the net assets of Jandel, and the lack of taxable income in prior carryback years. Although management's operating plans assume taxable and operating income in future periods, management's evaluation of all the available evidence in assessing the realizability of the deferred tax assets indicates that such plans were not considered sufficient to overcome the available negative evidence.

INTERNATIONAL OPERATIONS

         Net revenues of Jandel's wholly owned subsidiary, Jandel GmbH increased from $1,819,479 in 1993 to $2,141,106 in 1994 and to $2,368,723 in
1995, increases of 18% in 1994 and 11% in 1995. Revenues from Jandel GmbH comprised 24%, 26%, and 30% of total net revenues for the years 1993, 1994 and 1995, respectively.

         Reorganization of Jandel's sales department in the fall of 1995 led to the development of a Dealer and International Distributor group, focused on increasing international sales outside of Europe.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1995 AND 1996

         Net Revenues. Consolidated net revenues were $3,735,427 and $4,122,695 for the six months ended June 30, 1995 and 1996, respectively, an increase of 10%. Revenues booked in the United States, which include non-European international sales, were $2,638,674 and $2,993,929 for the six months ended June 30, 1995 and 1996, respectively, an increase of 13%. Upgrades to the 32-bit Windows versions of Jandel's products and increased efforts in the area of site license and international dealer sales contributed to the rise. European sales increased 3% from $1,096,753 to $1,128,766 for the six months ended June 30, 1995 and 1996, respectively.

         Cost of Sales. Cost of sales consists of costs of goods sold, manufacturing/shipping department costs, and royalties paid to third parties. Cost of sales were $588,299 and $677,492 for the six months ended June 30, 1995 and 1996, respectively, an increase of 15%. The increase in cost of sales mainly reflects increased sales levels and higher royalties paid to third parties. As a percentage of net revenues, cost of sales were 16% in the six months ended June 30, 1995 and 1996.

         Sales and Marketing. Sales and marketing expenses were $1,683,059 and $2,145,344 for the six months ended June 30, 1995 and 1996, respectively, an increase of 27%. The rise in these costs was primarily due to increases in advertising associated with promoting 32-bit Windows versions of the products, salary increases, and increased outside services associated with an interim management consultant. As a percentage of net revenues, sales and marketing expenses increased from 45% to 52%.

         Research and Development. Research and development expenses were $929,984 and $850,126 for the six months ended June 30, 1995 and 1996, respectively, a decrease of 9%. The decrease was due mainly to a reduction in staff and associated departmental expenses. As a percentage of net revenues research and development expenses declined from 25% to 21%.

         General and Administrative. General and administrative expenses were $702,436 and $751,619 for the six months ended June 30, 1995 and 1996, respectively, an increase of 7%. The increase in such expenses was mainly due to salary increases, and increased outside services and telecommunications costs in the management information systems department as a result of internet and database related projects. As a percentage of net revenues general and administrative expenses declined from 19% to 18%.

         Net Interest Income. Net interest income was $5,156 and $2,072 for the six months ended June 30, 1995 and 1996, respectively, a decrease of 60%. The decrease was due to a decline in interest income as a result of lower interest bearing cash balances.

         Provision for Income Taxes. The provision for income taxes was unchanged at $800 for the six months ended June 30, 1995 and 1996, and is comprised of the minimum California state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

         Jandel had no long-term debt as of June 30, 1996 and held $246,331 in cash. Funds in 1995 were used in operations, to finance capital expenditures, and to eliminate long-term debt. Capital expenditures of approximately $190,000 were made to improve the network infrastructure, update computer hardware and software, and replace tradeshow equipment. Funds in the six months ended June 30, 1996 were used in operations, and to finance capital expenditures to improve Jandel's databases and related systems, establish an internet presence, and update computer hardware. The financial position of Jandel, as measured by working capital (defined as current assets less current liabilities), declined from $292,976 to $5,955 at December 31, 1995 and June 30, 1996, respectively. The decrease was mainly due to operating losses and the deferral of revenue into future periods as a result of increased site license sales.

         Jandel currently has a secured line of credit under an agreement with a bank that provides for borrowings up to $300,000 bearing interest at the bank's prime rate plus 1.25% per annum (9.5% as of June 30, 1996), expiring January 15, 1997. The line of credit is collateralized by all of Jandel's assets and requires the maintenance of certain specified ratios and a minimum net worth, with which the Jandel was in compliance as of June 30, 1996. Jandel had no borrowings under the credit line agreement as of June 30, 1996.

         Jandel anticipates the amounts available from cash on hand, under its line of credit, and cash flows generated from operations will be sufficient to fund operations and capital requirements for the foreseeable future. However, no assurance can be given that changing business circumstances will not require additional capital for reasons that are not currently anticipated or that the necessary additional capital will then be available to Jandel on favorable terms, if at all.

         Jandel's capital expenditures, primarily for computer hardware and software, totaled approximately $190,000 in 1995 and $90,000 and $125,000 for the six months ended June 30, 1995 and 1996, respectively. Capital expenditures for the entire year of 1996 are projected to total approximately $175,000. Further purchases will include primarily programming costs for database enhancements and new computers and parts to replace outdated hardware. Jandel does not believe that the implementation of its business strategy will require substantial additional capital expenditures in comparison with historical levels of product development costs and other expenses.

INTERNATIONAL OPERATIONS

         Net revenues of Jandel's wholly-owned subsidiary, Jandel GmbH, increased 3% for the six months ended June 30, 1996 over the corresponding period in 1995. Revenues from Jandel GmbH comprised 29% and 27% of total net revenues for the six months ended June 30, 1995 and 1996, respectively.

         The development of a Dealer and International Distributor group in the fourth quarter of 1995 helped to increase international sales outside of Europe by 29% in the six months ended June 30, 1996 as compared to the six months ended June 30, 1995.


                          DESCRIPTION OF CAPITAL STOCK

SPSS CAPITAL STOCK

         The Delaware Corporation Law ("DGCL") requires that a corporation's certificate of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. The SPSS charter provides that SPSS is authorized to issue 50,000,000 shares of SPSS Common Stock, $.01 par value. As of October 15, 1996, SPSS had outstanding 7,379,858 shares of SPSS Common Stock. Acquisition Subsidiary's authorized capital stock consists of 1,000,000 shares of common stock, $.001 par value, of which 100 shares are issued and outstanding.

JANDEL CAPITAL STOCK

         In general, the CGCL requires that a corporation's articles of incorporation set forth the total number or shares of each class the corporation is authorized to issue, the designation of each class and the rights, preferences, privileges and restrictions granted to or imposed upon such classes or that the board may determine or alter the rights, preference, privileges and restriction granted to or imposed upon such classes. The authorized capital stock of Jandel consists of 600,000 shares of Common Stock, having no par value. As of the Record Date, there were 357,034 shares of Jandel Common Stock outstanding and held of record by 96 shareholders.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

         Upon consummation of the Merger, the former shareholders of Jandel, which is a corporation organized under California law, will become shareholders of SPSS, a corporation governed by the laws of Delaware. There are many similarities between California and Delaware law, as well as between the corporate charters and bylaws of Jandel and SPSS; however a number of differences do exist. The following is a summary of those differences that might significantly affect the rights of Jandel shareholders. This description and analysis are brief summaries of relevant provisions of the charters and bylaws of SPSS and of Jandel and certain provisions of California and Delaware law and are qualified in their entirety by reference to such documents, to the parties' respective bylaws, and to the laws of the parties' respective states of incorporation.

VOTING RIGHTS

         In general, the CGCL states, that unless a corporation's articles of incorporation specify otherwise: (i) each outstanding share of capital stock is entitled to one vote, (ii) a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a shareholder's meeting, and (iii) the affirmative vote of the majority of the shares representing and voting at the meeting shall be the act of the shareholders.

         The DGCL states that, unless a corporation's certificate of incorporation or, with respect to clauses (ii) and (iii), the bylaws, specify otherwise; (i) each share of its capital stock is entitled to one vote, (ii) a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholders' meeting, and
(iii) in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the action of the stockholders.

         Holders of both SPSS Common Stock and Jandel Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders.

REMOVAL OF DIRECTORS

         Under the CGCL, a director may be removed without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. Under Delaware law, a director on a classified board of directors can be removed from office during his term by shareholders only for cause unless the certificate of incorporation provides otherwise. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law. Jandel's bylaws provide that a director may be removed with or without cause by an affirmative vote of a majority of the outstanding shares, so long as the shares voting against such removal would not be sufficient to elect the director by cumulative voting. SPSS' certificate of incorporation provides that a director may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the voting stock.

CUMULATIVE VOTING FOR DIRECTORS

         In general under the CGCL, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. To cumulate votes, a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. Cumulative voting is not available under the DGCL unless so provided in the corporation's certificate of incorporation. The elimination of cumulative voting limits the ability of minority shareholders to obtain representation on the Board of Directors. Jandel's bylaws provide for cumulative voting. SPSS' certificate of incorporation does not provide for cumulative voting.

FILLING BOARD VACANCIES

         Under the CGCL, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (a) any holder or holders of at least 5% of the voting power of the then outstanding shares of voting stock of the corporation, entitled to vote in the election of directors may call a special meeting of shareholders, or (b) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. The DGCL provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any holder or holders of at least 10% of the voting power of the then-outstanding shares of voting stock of the corporation, entitled to vote in the election of directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

         Under the CGCL, a special meeting of shareholders may be called by the board of directors, the Chairman of the board of directors, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under the DGCL, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. Jandel's bylaws provide that a special shareholders' meeting may be called by anyone authorized to do so under the CGCL. SPSS' bylaws provide that either the Chairman of the Board or a majority of the total number of directors (including vacant seats) may call a special meeting of the shareholders.

ACTIONS BY WRITTEN CONSENT OF SHAREHOLDERS

         Under the CGCL and the DGCL, shareholders may execute an action by written consent in lieu of a shareholder meeting. Delaware law permits a corporation to eliminate in its charter the ability of shareholders to act by written consent. Jandel's bylaws allow any action which may be taken at a regular, annual or special shareholder meeting to be taken without a meeting and without prior notice, provided a consent in writing setting forth the action taken is signed by the holders of stock sufficient to authorize such action at a meeting where all shareholders entitled to vote were present.
SPSS' certificate of incorporation prohibits shareholder actions by written consent.

ANTI-TAKEOVER STATUTE

         While California has no comparable statute, the DGCL contains a provision intended to limit coercive takeovers of companies incorporated in that state. Section 203 of the DGCL provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (a) prior to the date the shareholder became an interested shareholder, the board of directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (b) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the outstanding stock of the corporation, or (c) the business combination is approved by the board of directors and authorized by 66% of the outstanding stock which is not owned by the interested shareholder. An interested shareholder means any person or group of persons that is the owner of 15% or more of the outstanding stock; however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. SPSS has no present intention of opting out of the statute.

LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES

         The CGCL provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation.

         Under the DGCL, a corporation may make loans to, or guarantee the obligations of, or otherwise assist the officers or employees of the corporation or its subsidiaries (including directors who are also officers or employees) without shareholder approval if such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Both the CGCL and the DGCL permit such loans or guaranties to be unsecured and without interest.

CLASS VOTE FOR CERTAIN REORGANIZATIONS

         With certain exceptions, the CGCL requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. The DGCL generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

         The CGCL also requires that holders of a California corporation's common stock receive nonredeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters' rights. Delaware law has no comparable provision.

APPRAISAL RIGHTS

         Under both the CGCL and the DGCL, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value"

(California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such "appraisal rights" are somewhat different in California and Delaware.

         Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which a corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, those shareholders are denied appraisal rights under the CGCL.

         Under the DGCL, appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or widely-held and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under the DGCL to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

         Generally, the DGCL does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. The CGCL treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding section.

INSPECTION OF SHAREHOLDER LISTS

         The CGCL provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's outstanding voting shares or shareholders holding 1% or more of such shares who have filed a Schedule 14B with the Securities and Exchange Commission. The DGCL provides no such absolute right of shareholder inspection. However, both the CGCL and the DGCL permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

DIVIDENDS

          Under the CGCL, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (a) retained earnings or (b) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. The DGCL allows the payment of dividends and redemption of stock out of paid-in and earned surplus or out of net profits for the current and preceding fiscal years. In the past five years, SPSS has not paid a cash dividend on any class of SPSS capital stock. Jandel has never paid cash dividends on Jandel Common Stock.

DIFFERENCES REGARDING AMENDMENT OF CHARTERS OR BYLAWS

         Jandel's bylaws may be adopted, repealed or amended by the affirmative vote of the outstanding shares entitled to vote or, subject to the shareholders' rights, by the affirmative vote of the board of directors. SPSS' bylaws may be altered, repealed or made by the affirmative vote of 80% of the outstanding shares entitled to vote or by the affirmative vote of a majority of the board of directors. Jandel's articles of incorporation do not set forth the process of amendments to its articles of incorporation. SPSS' articles of incorporation reserve to its shareholders and directors the right to amend its articles in such methods allowed by the DGCL.

NUMBER OF DIRECTORS

         The CGCL allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. The CGCL further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. Jandel's bylaws allow a range between five and nine directors. The CGCL also requires that any change in a fixed number of directors and any change in the range of a variable board of directors specified in the bylaws must be approved by a majority of the outstanding shares entitled to vote; provided that a change reducing the minimum number of directors to less than three cannot be adopted if votes cast against its adoption are equal to more than 16% of the outstanding shares entitled to vote. Jandel currently has nine directors.

         The DGCL permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. SPSS' certificate of incorporation allows a range between five and nine directors. SPSS currently has six directors.

CLASSIFIED BOARD OF DIRECTORS

         The CGCL generally requires that directors be elected annually but does permit a "classified" board of directors if (a) a corporation is listed on a national stock exchange or (b) the corporation's shares are traded on the Nasdaq National Market and are held by at least 800 equity security holders. The CGCL also allows the election of one or more directors by the holders of a particular class or series of shares. Jandel's directors are elected annually.

         The DGCL permits, but does not require, the adoption of a classified board of directors with staggered terms. A maximum of three classes of directors is permitted by the DGCL, with members of one class to be elected each year for a maximum term of three years. Classification of the board of directors might make it more difficult for a person acquiring shares to take immediate control of the board of directors. SPSS' directors are elected in staggered three-year terms, with one-third elected each year.

INDEMNIFICATION AND PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

         The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying or approving a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         The CGCL allows a corporation to limit or eliminate a director's personal liability for monetary damages to the corporation or its shareholders for breach of certain duties as director except where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law, (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director, (c) receipt of an improper personal benefit,
(d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders, (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders, (f) interested transactions between the corporation and a director in which a director has a material financial interest, and (g) liability for improper distributions, loans or guarantees.

         In general, the DGCL and the CGCL both provide that directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. There are, however, certain differences between the DGCL and the CGCL.

         The CGCL permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (b) no indemnification may be made under the CGCL, without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. The DGCL allows indemnification of such expenses without court approval.

         Indemnification is permitted by both the CGCL and the DGCL provided the requisite standards of conduct are met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

         The CGCL requires indemnification when the individual has successfully defended the action on merits (as opposed to the DGCL which requires indemnification relating to a successful defense on the merits or otherwise).

         The DGCL generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to the CGCL) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The DGCL requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

         Under the DGCL, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. The CGCL is similar in that it permits non-exclusive indemnification if authorized in the corporation's charter.

         Jandel's certificate of incorporation allows indemnification of the board of directors to the maximum extent allowable under the CGCL.

         SPSS' certificate of incorporation provides that a director will not be personally liable for monetary damages to SPSS or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to SPSS or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. SPSS' certificate of incorporation also provides that each current or former director, officer, employee or agent of SPSS, or each such person who is or was serving or who had agreed to serve at the request of SPSS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by SPSS to the full extent permitted by the DGCL as from time to time in effect. SPSS' certificate of incorporation also provides that such indemnification provisions are not to be deemed exclusive of any other rights to which those indemnified may be entitled.

                                 LEGAL MATTERS

         In connection with the Merger contemplated by the Merger Agreement, Ross & Hardies, Chicago, Illinois, counsel for SPSS will render its opinion that the shares of SPSS Common Stock to be issued to the shareholders of Jandel in connection with the Merger have been duly authorized and, if issued pursuant to the Merger Agreement, will be validly issued, fully paid and non-assessable under the current laws of the State of Delaware.


                                    EXPERTS

         The supplemental consolidated financial statements of SPSS Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of SPSS Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended
December 31, 1995, have been included herein and incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         With respect to SPSS Inc.'s unaudited interim financial information for the periods ended June 30, 1995 and 1996, included herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included herein and in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

         The consolidated financial statements of Jandel Corporation and subsidiary as of December 31, 1994 and 1995 and for each of the years then ended, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of Clear Software, Inc. as of December 31, 1995 and for the year then ended, included herein, and incorporated herein by reference, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report, given the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS



UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combining Balance Sheet as of June 30, 1996...................................   F-2
Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended December 31, 1993........   F-3
Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended December 31, 1994........   F-4
Unaudited Pro Forma Condensed Combining Statement of Operations for the year ended December 31, 1995........   F-5
Unaudited Pro Forma Condensed Combining Statement of Operations for the six months ended June 30, 1995......   F-6
Unaudited Pro Forma Condensed Combining Statement of Operations for the six months ended June 30, 1996......   F-7
Notes to Unaudited Pro Forma Condensed Combining Financial Statements.......................................   F-8

SPSS INC. AND SUBSIDIARIES

Independent Auditors' Report................................................................................   F-9
Supplemental Consolidated Balance Sheets as of December 31, 1994 and 1995...................................  F-10
Supplemental Consolidated Statements of Income for the years ended December 31, 1993, 1994, and 1995........  F-11
Supplemental Consolidated Statements of Stockholders' (Deficit) Equity for the years ended
        December 31, 1993, 1994, and 1995...................................................................  F-12
Supplemental Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994, and 1995....  F-14
Notes to 1995 Supplemental Consolidated Financial Statements................................................  F-14
Supplemental Consolidated Balance Sheet as of June 30, 1996 (unaudited).....................................  F-28
Supplemental Consolidated Statements of Income for the six months ended
        June 30, 1995 (unaudited) and 1996 (unaudited)......................................................  F-29
Supplemental Consolidated Statements of Cash Flows for the six months ended
        June 30, 1995 (unaudited) and 1996 (unaudited)......................................................  F-30
Notes to Supplemental Consolidated Financial Statements (unaudited).........................................  F-31
Independent Auditors' Report................................................................................  F-32
Consolidated Balance Sheets as of December 31, 1994 and 1995................................................  F-33
Consolidated Statements of Income for the years ended December 31, 1993,
        1994, and 1995......................................................................................  F-34
Consolidated Statements of Stockholders' (Deficit) Equity for the years ended
        December 31, 1993, 1994, and 1995...................................................................  F-35
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994, and 1995.................  F-36
Notes to 1995 Consolidated Financial Statements.............................................................  F-37
Independent Auditors Review Report..........................................................................  F-48
Consolidated Balance Sheets as of December 31, 1995 and June 30, 1996 (unaudited)...........................  F-49
Consolidated Statements of Income for the three-month and six-month periods ended
        June 30, 1995 (unaudited) and 1996 (unaudited)......................................................  F-50
Consolidated Statements of Cash Flows for the six-month periods ended
        June 30, 1995 (unaudited) and 1996 (unaudited)......................................................  F-51
Notes to the Unaudited Consolidated Financial Statement.....................................................  F-52

JANDEL CORPORATION AND SUBSIDIARIES

Years ended December 31, 1994 and 1995 and six months ended June 30, 1995
        (unaudited) and 1996 (unaudited):

Independent Auditors' Report................................................................................  F-53
Consolidated Balance Sheets.................................................................................  F-54
Consolidated Statements of Operations.......................................................................  F-55
Consolidated Statements of Shareholders' Equity.............................................................  F-56
Consolidated Statements of Cash Flows.......................................................................  F-57
Notes to Consolidated Financial Statements..................................................................  F-58


CLEAR SOFTWARE INC.

Independent Auditors' Report................................................................................  F-66
Balance Sheet as of December 31, 1995.......................................................................  F-67
Statement of Income and Retained Earnings for the year ended December 31, 1995..............................  F-68
Statement of Cash Flows for the year ended December 31, 1995................................................  F-69
Notes to 1995 Financial Statements..........................................................................  F-70

Balance Sheet as of June 30, 1996 (unaudited)...............................................................  F-73
Statement of Income and Retained Earnings for the six-month periods ended
        June 30, 1995 (unaudited) and 1996 (unaudited)......................................................  F-74
Statement of Cash Flows for the six-month periods ended
       June 30, 1995 (unaudited) and 1996 (unaudited).......................................................  F-75
Notes to the Unaudited Financial Statements.................................................................  F-76

                          SPSS INC. AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING
                             FINANCIAL STATEMENTS

   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated combining balance sheet of SPSS combines the supplemental consolidated balance sheet of SPSS and the balance sheet of Jandel applying the pooling-of-interests method of accounting. The unaudited pro forma condensed consolidated combining statements of operations for the years ended December 31, 1993, 1994, and 1995, and for the six month periods ended June 30, 1995 and 1996 combines the supplemental consolidated statements of operations of SPSS and the statements of operations of Jandel applying the pooling-of-interests method of accounting.

The unaudited pro forma condensed consolidated combining financial statements give effect to the issuance of SPSS Common Stock in exchange for the outstanding shares of common stock of Jandel, and includes adjustments described in the notes to unaudited pro forma condensed consolidated combining financial statements.

The pro forma unaudited pro forma condensed consolidated combining financial statements are presented for illustrative purposes only and do not purport to represent what SPSS' results of operations or financial position would have been had the Merger occurred on the dates indicated or for any future period or date, and are therefore qualified in their entirety by reference to and should be read in conjunction with the supplemental and historical consolidated financial of SPSS and the consolidated financial statements of Jandel included herein.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING BALANCE SHEET

                                 JUNE 30, 1996
                             (amounts in thousands)

                                                  SPSS Inc.               Pro Forma     SPSS Inc.
                                                  Supplemental  Jandel    Adjustments   Pro Forma
                                                  ------------  ------    -----------   ---------
ASSETS
Current assets:
   Cash & cash equivalents                          $11,645       $  246         $ -     $11,891
   Accounts receivable, net                          12,494          712           -      13,206
   Other current assets                               3,345          285           -       3,630
                                                    -------       ------         ---     -------
     Total current assets                            27,484        1,243           -      28,727
                                                    -------       ------         ---     -------
Net equipment and leasehold improvements              4,988          410           -       5,398
Capitalized software development costs, net           6,748            -           -       6,748
Other assets                                          3,878          134           -       4,012
                                                    -------       ------         ---     -------
     Total assets                                   $43,098       $1,787         $ -     $44,885
                                                    =======       ======         ===     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accruals                    $13,817       $  999         $ -     $14,816
   Deferred revenues                                  5,348          238           -       5,586
                                                    -------       ------         ---     -------
     Total current liabilities                       19,165        1,237           -      20,402
                                                    -------       ------         ---     -------
Other non-current liabilities                         2,177           26           -       2,203

Stockholders' equity                                 21,756          524           -      22,280

     Total liabilities and stockholders' equity     $43,098       $1,787         $ -     $44,885
                                                    =======       ======         ===     =======




    See accompanying notes to the unaudited pro forma condensed consolidated combining financial statements.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                (in thousands, except share and per share data)

                                              SPSS Inc.                 Pro Forma      SPSS Inc.
                                              Supplemental     Jandel   Adjustments    Pro Forma
                                              ------------     ------   -----------    ---------
Net revenues:
     Desktop products                         $  27,953      $ 7,583          $  -     $  35,536
     Large System products                       11,785            -             -        11,785
     Other products and service                   4,853            -             -         4,853
                                              ---------      -------          ----     ---------
Net revenues                                     44,591        7,583             -        52,174

Cost of revenues                                  5,415        1,248             -         6,663
                                              ---------      -------          ----     ---------
Gross profit                                     39,176        6,335             -        45,511
                                              ---------      -------          ----     ---------
Operating expenses:
     Sales and marketing                         21,677        3,066             -        24,743
     Product development                          6,887        1,443             -         8,330
     General and administrative                   4,004        1,285             -         5,289
                                              ---------      -------          ----     ---------
Operating expenses                               32,568        5,794             -        38,362
                                              ---------      -------          ----     ---------
Operating income                                  6,608          541             -         7,149
                                              ---------      -------          ----     ---------
Other income (expense):
     Interest income                                 30           14             -            44
     Interest expense                            (1,689)         (37)            -        (1,726)
     Other                                         (390)           -             -          (390)
                                              ---------      -------          ----     ---------
Other income (expense)                           (2,049)         (23)            -        (2,072)
                                              ---------      -------          ----     ---------
Income before income taxes                        4,559          518             -         5,077
Income tax expense                                1,349            8             -         1,357
                                              ---------      -------          ----     ---------
Net income                                    $   3,210      $   510          $  -     $   3,720
                                              =========      =======          ====     =========
Net income per share                          $    0.65      $  1.35          $  -     $    0.70
                                              =========      =======          ====     =========
Shares used in computing per share amounts    4,958,089      378,922             -     5,289,670
                                              =========      =======          ====     =========



    See accompanying notes to the unaudited pro forma condensed consolidated combining financial statements.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                (in thousands, except share and per share data)

                                               SPSS Inc.                      Pro Forma     SPSS Inc.
                                              Supplemental      Jandel       Adjustments    Pro Forma
                                              ------------     -------       -----------    ---------
Net revenues:
     Desktop products                          $  37,846        $ 8,096          $  -       $  45,942
     Large System products                        10,835              -             -          10,835
     Other products and service                    5,817              -             -           5,817
                                               ---------        -------          ----       ---------
Net revenues                                      54,498          8,096             -          62,594
Cost of revenues                                   5,923          1,320             -           7,243
                                               ---------        -------          ----       ---------
Gross profit                                      48,575          6,776             -          55,351
                                               ---------        -------          ----       ---------
Operating expenses:
     Sales and marketing                          28,564          3,545             -          32,109
     Product development                           7,686          1,529             -           9,215
     General and administrative                    4,252          1,342             -           5,594
     Acquisition-related charges                   1,928              -             -           1,928
                                               ---------        -------          ----       ---------
Operating expenses                                42,430          6,416             -          48,846
                                               ---------        -------          ----       ---------
Operating income                                   6,145            360             -           6,505
                                               ---------        -------          ----       ---------
Other income (expense):
     Interest income                                 119             13             -             132
     Interest expense                               (349)           (12)            -            (361)
     Other                                          (128)             -             -            (128)
                                               ---------        -------          ----       ---------
Other income (expense)                              (358)             1             -            (357)
                                               ---------        -------          ----       ---------
Income before income taxes                         5,787            361             -           6,148
Income tax expense                                 2,191              1             -           2,192
                                               ---------        -------          ----       ---------
Net income                                     $   3,596        $   360          $  -       $   3,956
                                               =========        =======          ====       =========
Net income per share                           $    0.54        $  0.98          $  -       $    0.56
                                               =========        =======          ====       =========
Shares used in computing per share amounts     6,696,604        367,948                     7,018,582
                                               =========        =======          ====       =========



   See accompanying notes to the unaudited pro forma condensed consolidated combining financial statements.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                (in thousands, except share and per share data)

                                                   SPSS Inc.                     Pro Forma       SPSS Inc.
                                                  Supplemental        Jandel     Adjustments     Pro Forma
                                                  ------------        ------     -----------     ---------
Net revenues:
     Desktop products                                $  48,856       $ 8,010           $   -     $  56,866
     Large System products                              10,694             -               -        10,694
     Other products and service                          6,234             -               -         6,234
                                                     ---------       -------           -----     ---------
Net revenues                                            65,784         8,010               -        73,794

Cost of revenues                                         6,383         1,326               -         7,709
                                                     ---------       -------           -----     ---------
Gross profit                                            59,401         6,684               -        66,085
                                                     ---------       -------           -----     ---------
Operating expenses:
     Sales and marketing                                35,059         3,833               -        38,892
     Product development                                 8,929         1,934               -        10,863
     General and administrative                          4,849         1,428               -         6,277
     Nonrecurring items                                  2,466           -                 -         2,466
     Acquisition-related charges                         1,051           -                 -         1,051
                                                     ---------       -------           -----     ---------
Operating expenses                                      52,354         7,195               -        59,549
                                                     ---------       -------           -----     ---------
Operating income (loss)                                  7,047          (511)              -         6,536
                                                     ---------       -------           -----     ---------
Other income (expense):
     Interest income                                       295            10               -           305
     Interest expense                                     (124)           (5)              -          (129)
     Other                                                 132           -                 -           132
                                                     ---------       -------           -----     ---------
Other income (expense)                                     303             5               -           308
                                                     ---------       -------           -----     ---------
Income (loss) before income taxes                        7,350          (506)              -         6,844
Income tax expense                                       2,968             1               -         2,969
                                                     ---------       -------           -----     ---------
Net income (loss)                                    $   4,382       $  (507)          $   -     $   3,875
                                                     =========       =======           =====     =========
Net income (loss) per share                          $    0.56       $ (1.47)          $   -     $    0.48
                                                     =========       =======           =====     =========
Shares used in computing per share amounts           7,768,740       344,800                     8,070,462
                                                     =========       =======           =====     =========



    See accompanying notes to the unaudited pro forma condensed consolidated combining financial statements.

                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING
                            STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                (in thousands, except share and per share data)



                                              SPSS Inc.                     Pro Forma       SPSS Inc.
                                            Supplemental      Jandel       Adjustments      Pro Forma
                                            ------------      ------       -----------      ---------
Net revenues:
     Desktop products                      $  22,560         $ 3,735        $  -           $  26,295
     Large System products                     5,110             -             -               5,110
     Other products and service                3,558             -             -               3,558
                                           ---------         -------        -------        ---------
Net revenues                                  31,228           3,735           -              34,963

Cost of revenues                               2,911             588           -               3,499
                                           ---------         -------        -------        ---------
Gross profit                                  28,317           3,147           -              31,464
                                           ---------         -------        -------        ---------
Operating expenses:
     Sales and marketing                      17,452           1,683           -              19,135
     Product development                       4,291             930           -               5,221
     General and administrative                2,365             702           -               3,067
                                           ---------         -------        -------        ---------
Operating expenses                            24,108           3,315           -              27,423
                                           ---------         -------        -------        ---------
Operating income (loss)                        4,209            (168)          -               4,041
                                           ---------         -------        -------        ---------
Other income (expense):
     Interest income                              12               8           -                  20
     Interest expense                             (1)             (3)          -                  (4)
     Other                                       142               -           -                 142
                                           ---------         -------        -------        ---------
Other income (expense)                           153               5           -                 158
                                           ---------         -------        -------        ---------
Income (loss) before income taxes              4,362            (163)          -               4,199
Income tax expense                             1,418               1           -               1,419
                                           ---------         -------        -------        ---------
Net income (loss)                          $   2,944         $  (164)       $  -           $   2,780
                                           =========         =======        =======        =========
Net income (loss) per share                $    0.39         $  0.48        $  -           $    0.35
                                           =========         =======        =======        =========
Shares used in computing per share
amounts                                    7,587,850         344,258           -           7,889,098
                                           =========         =======        =======        =========




    See accompanying notes to the unaudited pro forma condensed consolidated combining financial statements.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINING
                            STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                (in thousands, except share and per share data)




                                             SPSS Inc.                Pro Forma    SPSS Inc.
                                           Supplemental     Jandel   Adjustments   Pro Forma
                                          -------------     ------   -----------   ---------
Net revenues:
     Desktop products                     $   27,279      $ 4,122      $ -      $   31,401
     Large System products                     5,467            -        -           5,467
     Other products and service                3,130            -        -           3,130
                                          ----------      -------      ------   ----------
Net revenues                                  35,876        4,122        -          39,998

Cost of revenues                               3,396          677        -           4,073
                                          ----------      -------      ------   ----------
Gross profit                                  32,480        3,445        -          35,925
                                          ----------      -------      ------   ----------
Operating expenses:
     Sales and marketing                      18,586        2,145        -          20,731
     Product development                       5,460          850        -           6,310
     General and administrative                2,683          752        -           3,435
                                          ----------      -------      ------   ----------
Operating expenses                            26,729        3,747        -          30,476
                                          ----------      -------      ------   ----------
Operating income (loss)                        5,751         (302)       -           5,449
                                          ----------      -------      ------   ----------
Other income (expense):
     Interest income                             225            3        -             228
     Interest expense                             (1)          (1)       -              (2)
     Other                                      (106)           -        -            (106)
                                          ----------      -------      ------   ----------
Other income (expense)                           118            2        -             120
                                          ----------      -------      ------   ----------
Income (loss) before income taxes              5,869         (300)       -           5,569
Income tax expense                             1,929            1        -           1,930
                                          ----------      -------      ------   ----------
Net income (loss)                         $    3,940      $  (301)     $  -     $    3,639
                                          ==========      =======      ======   ==========
Net income (loss) per share               $     0.49      $ (0.87)     $  -     $     0.44
                                          ==========      =======      ======   ==========
Shares used in computing per share
amounts                                    8,001,963      345,407                8,287,990
                                          ==========      =======      ======   ==========




    See accompanying notes to the unaudited pro forma condensed consolidated combining financial statements.

             NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       COMBINING FINANCIAL STATEMENTS





NOTE A - DESCRIPTION OF BUSINESS COMBINATION

On October 8, 1996, SPSS Inc. signed an agreement in principal to acquire Jandel Corporation. SPSS Inc. has agreed to exchange approximately 357,000 shares of its common stock in exchange for all outstanding common stock of Jandel Corporation, a developer and marketer of graphical and statistical software products used mainly in scientific applications. The closing of the definitive merger agreement is subject to approval by the shareholders of Jandel Corporation and subject to the satisfaction of conditions customary in such agreements. This business combination is anticipated to be accounted for as a pooling-of-interests, and accordingly, the unaudited pro forma condensed consolidated combining financial statements reflect the accounts and results of operations of Jandel Corporation for all periods, assuming the business combination will be approved by the shareholders of Jandel.

NOTE B - COSTS OF THE BUSINESS COMBINATION

The unaudited pro forma condensed consolidated combining financial statements do not include any adjustments relating to costs associated with the business combination.

                          SPSS INC. AND SUBSIDIARIES

                SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT


  The Board of Directors and Stockholders
  SPSS Inc.:


  We have audited the accompanying supplemental consolidated balance sheets of SPSS Inc. and subsidiaries as of December 31, 1994 and 1995, and the related supplemental consolidated statements of income, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The supplemental consolidated financial statements give retroactive effect to the merger of SPSS Inc. and Clear Software, Inc. on September 26, 1996, which has been accounted for as a pooling of interests as described in note 6 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of SPSS Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

  In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of SPSS Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                                           KPMG PEAT MARWICK LLP

  Chicago, Illinois
  September 26, 1996

SPSS INC. AND SUBSIDIARIES

Supplemental Consolidated Balance Sheets

December 31, 1994 and 1995

(In thousands, except share data)

--------------------------------------------------------------------------------------------------------
     ASSETS                                                                            1994      1995
--------------------------------------------------------------------------------------------------------
Current assets:
   Cash and cash equivalents                                                      $     1,780    10,924
   Accounts receivable, net of allowances of $391 in 1994
     and $682 in 1995                                                                  10,743    12,543
   Inventories                                                                          1,447     1,614
   Prepaid expenses and other current assets                                            1,459     1,469
--------------------------------------------------------------------------------------------------------
Total current assets                                                                   15,429    26,550
--------------------------------------------------------------------------------------------------------
Equipment and leasehold improvements, at cost:
  Furniture, fixtures, and office equipment                                             3,234     3,501
  Computer equipment and software                                                       7,178     8,711
  Leasehold improvements                                                                1,326     1,413
--------------------------------------------------------------------------------------------------------
                                                                                       11,738    13,625
  Less accumulated depreciation and amortization                                        7,851     9,283
--------------------------------------------------------------------------------------------------------
Net equipment and leasehold improvements                                                3,887     4,342
--------------------------------------------------------------------------------------------------------
Capitalized software development costs, net of accumulated amortization                 7,207     6,839
Goodwill, net of accumulated amortization                                               2,221     2,113
Other assets                                                                            3,050     1,999
--------------------------------------------------------------------------------------------------------
                                                                                  $    31,794    41,843
--------------------------------------------------------------------------------------------------------
     LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------
Current liabilities:
  Notes payable                                                                         2,881         -
  Accounts payable                                                                      4,521     2,602
  Accrued royalties                                                                       519       496
  Accrued rent                                                                          1,202       921
  Other accrued liabilities                                                             6,384     8,787
  Income taxes and value added taxes payable                                            2,599     2,262
  Customer advances                                                                       504       295
  Deferred revenues                                                                     6,321     6,485
--------------------------------------------------------------------------------------------------------
Total current liabilities                                                              24,931    21,848
--------------------------------------------------------------------------------------------------------
Deferred income taxes                                                                   2,191     2,015
Other non-current liabilities                                                             550       288
Stockholders' equity:
  Common Stock, $.01 par value; 50,000,000 shares authorized;
    6,375,559 and 7,316,230 shares issued and outstanding at
    December 31, 1994 and 1995, respectively                                               64        73
  Additional paid-in capital                                                           27,889    37,317
  Cumulative foreign currency translation adjustments                                    (463)     (699)
  Accumulated deficit                                                                 (23,368)  (18,999)
--------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                              4,122    17,692
--------------------------------------------------------------------------------------------------------
Commitments (note 7)                                                                        -         -
--------------------------------------------------------------------------------------------------------
                                                                                  $    31,794    41,843
--------------------------------------------------------------------------------------------------------

See accompanying notes to supplemental consolidated financial statements.

SPSS INC. AND SUBSIDIARIES

Supplemental Consolidated Statements of Income

Years ended December 31, 1993, 1994 and 1995

(In thousands, except share and per share data)

-----------------------------------------------------------------------------------
                                                      1993       1994       1995
-----------------------------------------------------------------------------------
Net revenues:
  Desktop products                               $   27,953     37,846     48,856
  Large System products                              11,785     10,835     10,694
  Other products and services                         4,853      5,817      6,234
-----------------------------------------------------------------------------------
Net revenues                                         44,591     54,498     65,784

Cost of revenues                                      5,415      5,923      6,383
-----------------------------------------------------------------------------------
Gross profit                                         39,176     48,575     59,401
-----------------------------------------------------------------------------------
Operating expenses:
  Sales and marketing                                21,677     28,564     35,059
  Product development                                 6,887      7,686      8,929
  General and administrative                          4,004      4,252      4,849
  Nonrecurring items                                      -          -      2,466
  Acquisition-related charges                             -      1,928      1,051
-----------------------------------------------------------------------------------
Operating expenses                                   32,568     42,430     52,354
-----------------------------------------------------------------------------------
Operating income                                      6,608      6,145      7,047
-----------------------------------------------------------------------------------

Other income (expense):
  Interest income                                        30        119        295
  Interest expense                                   (1,689)      (349)      (124)
  Other                                                (390)      (128)       132
-----------------------------------------------------------------------------------
Other income (expense)                               (2,049)      (358)       303
-----------------------------------------------------------------------------------
Income before income taxes                            4,559      5,787      7,350

Income tax expense                                    1,349      2,191      2,968
-----------------------------------------------------------------------------------
Net income                                       $    3,210      3,596      4,382
-----------------------------------------------------------------------------------
Net earnings per share                           $     0.65       0.54       0.56
-----------------------------------------------------------------------------------
Weighted average common stock and common
  stock equivalent shares outstanding             4,958,089  6,696,604  7,768,740
-----------------------------------------------------------------------------------


See accompanying notes to supplemental consolidated financial statements.

SPSS INC. AND SUBSIDIARIES

Supplemental Consolidated Statements of Stockholders' (Deficit) Equity

Years ended December 31, 1993, 1994 and 1995

(In thousands, except share data)

--------------------------------------------------------------------------------------------------------------
                                                                                   1993        1994      1995
---------------------------------------------------------------------------------------------------------------
Preferred stock Series A convertible, $.01 par value:
  Balance at beginning of period                                                $        1         -          -
  Conversion of 52,650 shares of preferred stock
    to common stock                                                                     (1)        -          -
---------------------------------------------------------------------------------------------------------------
Balance at end of period                                                                 -         -          -
---------------------------------------------------------------------------------------------------------------
Preferred stock Series B convertible, $.01 par value:
  Balance at beginning of period                                                         1         -          -
  Conversion of 60,000 shares of preferred stock
    to common stock                                                                     (1)         -         -
---------------------------------------------------------------------------------------------------------------
Balance at end of period                                                                 -         -          -
---------------------------------------------------------------------------------------------------------------
Common stock, $.01 par value:
  Balance at beginning of period                                                         2        62         64
  Conversion of 52,650 shares of Series A convertible
    preferred stock to 1,755,000 shares of common
    stock                                                                               18         -          -
  Conversion of 60,000 shares of Series B convertible
    preferred stock to 2,000,000 shares of common
    stock                                                                               20         -          -
  Initial public offering of 2,266,667 shares of common stock                           22         -          -
  Issuance of 150,000 and 1,885 shares of common stock
    in 1994 and 1995, respectively                                                       -         2          -
  Public offering of 908,287 shares of common stock                                      -         -          9
---------------------------------------------------------------------------------------------------------------
Balance at end of period                                                                62        64         73
---------------------------------------------------------------------------------------------------------------
Additional paid-in capital:
  Balance at beginning of period                                                    10,772    26,306     27,889
  Conversion of 52,650 shares of Series A convertible
    preferred stock                                                                    (17)        -          -
  Conversion of 60,000 shares of Series B convertible
    preferred stock                                                                    (19)        -          -
  Initial public offering of 2,266,667 shares of common stock                       15,569         -          -
  Issuance of 150,000 and 1,885 shares of common stock
    in 1994 and 1995, respectively                                                       -     1,226          -
  Public offering of 908,287 shares of common stock                                      -         -      9,118
  Sale of 30,330 and 9,892 shares of common stock to
    the Employee Stock Purchase and 401(k) Plans
    in 1994 and 1995, respectively                                                       -       265        141
  Exercise of stock options and other                                                    -        12         51
  Income tax benefit related to stock options and
    Employee Stock Purchase Plan                                                         -        44        117
  Undistributed earnings related to business combination                                 1        36          1
---------------------------------------------------------------------------------------------------------------
Balance at end of period                                                        $   26,306    27,889     37,317
---------------------------------------------------------------------------------------------------------------
Foreign currency translation adjustment:
  Balance at beginning of period                                                $     (805)     (332)      (463)
  Translation adjustment                                                               473      (131)      (236)
---------------------------------------------------------------------------------------------------------------
Balance at end of period                                                              (332)     (463)      (699)
---------------------------------------------------------------------------------------------------------------
Accumulated deficit:
  Balance at beginning of period                                                   (30,137)  (26,928)   (23,368)
  Net income                                                                         3,210     3,596      4,382
  Undistributed earnings related to business combination                                (1)      (36)        (1)
  Dividends declared                                                                     -         -        (12)
---------------------------------------------------------------------------------------------------------------
Balance at end of period                                                           (26,928)  (23,368)   (18,999)
---------------------------------------------------------------------------------------------------------------
Total stockholders' (deficit) equity                                            $     (892)    4,122     17,692
---------------------------------------------------------------------------------------------------------------


See accompanying notes to supplemental consolidated financial statements.

SPSS INC. AND SUBSIDIARIES

Supplemental Consolidated Statements of Cash Flows

Years ended December 31, 1993, 1994 and 1995

(In thousands)


-------------------------------------------------------------------------------------------
                                                                    1993     1994     1995
-------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                                  $    3,210    3,596    4,382
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation and amortization                                2,079    3,303    4,441
      Stock option compensation expense                                -        -       15
      Deferred income taxes                                           62      612     (176)
      Write-off of software development costs and
        other assets                                                   -        -    2,281
      Write-off of acquired and in-process technology                  -    1,741      851
      Write-off of deferred loan costs                               277        -        -
      Changes in assets and liabilities, net of effects of
        acquisitions:
          Accounts receivable                                       (661)  (2,996)  (1,416)
          Inventories                                               (218)     158     (236)
          Accounts payable                                         2,909   (1,477)  (2,087)
          Accrued royalties                                           75       (5)     (23)
          Accrued expenses                                        (1,127)  (1,234)    (319)
          Other                                                   (1,007)      50        9
-------------------------------------------------------------------------------------------
Net cash provided by operating activities                          5,599    3,748    7,722
-------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Capital expenditures, net                                       (1,570)  (2,181)  (2,648)
  Capitalized software development costs                          (2,116)  (3,219)  (2,504)
  Shareholder lawsuit appeal bond                                 (1,184)       -        -
  Net (payments) receipts related to acquisitions                      -     (149)      46
-------------------------------------------------------------------------------------------
Net cash used in investing activities                             (4,870)  (5,549)  (5,106)
-------------------------------------------------------------------------------------------
Cash flows from financing activities:
  Net borrowings under line-of-credit agreements                    (639)   1,506   (2,874)
  Proceeds from issuance of common stock                          16,864      277   10,509
  Costs of issuance of common stock                               (1,272)       -   (1,205)
  Retired subordinated debt                                       (7,167)       -        -
  Retired term loan                                               (7,000)       -        -
  Income tax benefit from stock option exercises                       -       44      117
  Other                                                                -        -      (19)
-------------------------------------------------------------------------------------------
Net cash provided by financing activities                     $      786    1,827    6,528
-------------------------------------------------------------------------------------------
Net change in cash and cash equivalents                       $    1,515       26    9,144
Cash and cash equivalents at beginning of period                     239    1,754    1,780
-------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                         1,754    1,780   10,924
-------------------------------------------------------------------------------------------
Supplemental disclosures of cash flow information:
  Interest paid                                               $    3,069      224      137
  Income taxes paid                                                   50      749    3,458
-------------------------------------------------------------------------------------------
Supplemental disclosures of non-cash activity:
  Conversion of Series A convertible preferred stock          $      (18)       -        -
  Conversion of Series B convertible preferred stock                 (20)       -        -
  Issuance of common stock for the purchase of
    SYSTAT, Inc.                                                       -       (2)       -
-------------------------------------------------------------------------------------------


See accompanying notes to supplemental consolidated financial statements.

SPSS INC, AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements

December 31, 1993, 1994 and 1995

________________________________________________________________________________


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) DESCRIPTION OF BUSINESS

    SPSS Inc. (the Company) develops, markets, and supports statistical software products and services that enable the effective use of marketplace and enterprise data in decision making. The primary users of the Company's software are managers and data analysts in corporate settings, government agencies and academic institutions. The Company markets its products and services worldwide.

    (B) PRINCIPLES OF CONSOLIDATION

    The supplemental consolidated financial statements include the accounts of SPSS Inc. and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

    (C) USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    (D) SOFTWARE REVENUE RECOGNITION

    The Company recognizes revenue from Desktop product licenses, net of an allowance for estimated returns and cancellations, at the time the software is delivered. Revenue from Large System product license agreements is recognized upon contract execution, product delivery, and customer acceptance.

    Revenue from postcontract customer support (PCS or maintenance) agreements, including PCS bundled with Desktop product and Large System product licenses, is recognized ratably over the term of the related PCS agreements. Certain Desktop product licenses include commitments for insignificant obligations, such as technical and other support, for which an accrual is provided.

    Revenue from consulting, publications, and other items included in other revenue is recognized as the related products or services are delivered or rendered.

    (E) SOFTWARE DEVELOPMENT COSTS

    Software development costs incurred by the Company in connection with the Company's long-term development projects are capitalized in accordance with Statement of Financial Accounting Standards No. 86. The Company has not capitalized software development costs relating to development projects where the net realizable value is of short duration, as the effect would be immaterial. The Company reviews capitalized software development costs each period and, if necessary, reduces the carrying value of each product to its net realizable value.



                                                                    (Continued)
                                     F-14

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements
________________________________________________________________________________

    (F) COMPUTATION OF NET EARNINGS PER SHARE

    The net earnings per common and common equivalent share for the years ended December 31, 1993, 1994 and 1995 have been computed using the weighted average number of common and dilutive common equivalent shares outstanding for each year (4,958,089, 6,696,604 and 7,768,740 shares, respectively). Common equivalent shares consist of the shares issuable upon exercise of stock options (using the treasury stock method).

    Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, options for common stock granted during the 12 months immediately preceding the Company's initial public offering date (using the treasury stock method and the public offering price of $8.00 per share) have been included in the calculation of common and common equivalent shares as if they were outstanding for all periods presented prior to the initial public offering. In addition, the calculation also includes preferred stock as if converted to Common Stock on the original date of issuance for all periods presented prior to the initial public offering (see note 2).

    (G) DEPRECIATION AND AMORTIZATION

    Depreciation of furniture and equipment is provided using the straight-line method over the estimated useful lives of the assets, which range from three to eight years. Leasehold improvements are amortized on the straight-line method over the remaining terms of the respective leases. Capitalized software costs are amortized on a straight-line method over three to five years based upon the expected life of each product. This method results in greater amortization than the method based upon the ratio of current year gross product revenue to current and anticipated future gross product revenue.

    (H) INCOME TAXES

    The Company follows Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109). Statement 109 requires the asset and liability method of accounting for income taxes in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (I) INVENTORIES

    Inventories, consisting of finished goods, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.



                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements
________________________________________________________________________________

    (J) GOODWILL

    The excess of the cost over the fair value of net assets acquired is recorded as goodwill and amortized on a straight-line basis over ten years. Accumulated amortization was $143,000 and $353,000 as of December 31, 1994 and 1995, respectively.

    (K) FOREIGN CURRENCY TRANSLATION

    The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using the average exchange rate during the period. The gains or losses resulting from such translation are included in stockholders' (deficit) equity.
    Gains or losses resulting from foreign currency transactions are included in "other income and expense" in the statement of income.

    (L) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of financial instruments were not materially different from their carrying values.

    (M) CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are comprised of highly liquid investments with initial maturity dates of less than three months.

    (N) RECLASSIFICATIONS

    Where appropriate, certain items relating to the prior years have been reclassified to conform to the presentation in the current year.


(2) INITIAL PUBLIC OFFERING

    In August 1993, the Company completed an initial public offering of Common Stock. The primary purpose of the initial public offering was to repay the note payable, term loan subordinated debt, and related accrued interest.

    Upon the effective date of the initial public offering, the Series A and Series B convertible preferred shares were converted into shares of Common Stock and a reverse one-for-three Common Stock split was effected. All common share and per share amounts in the accompanying supplemental consolidated financial statement have been adjusted retroactively to give effect to the reverse stock split.




                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements
________________________________________________________________________________

(3) INTERNATIONAL SUBSIDIARIES

    The net assets, net revenues and net earnings of international subsidiaries as of and for the years ended December 31, 1993, 1994 and 1995 included in the supplemental consolidated financial statements are summarized as follows:



--------------------------------------------------------------------------------
                                                    December 31,
                                          ------------------------------
                                          1993         1994         1995
--------------------------------------------------------------------------------

    Working capital                    $(2,178,000)  (5,534,000)  (3,437,000)
--------------------------------------------------------------------------------
    Excess of noncurrent assets over
         noncurrent liabilities        $ 1,161,000    2,625,000    2,458,000
--------------------------------------------------------------------------------
    Net revenues                       $19,250,000   26,252,000   34,574,000
--------------------------------------------------------------------------------
    Net earnings                       $   528,000      307,000      818,000
--------------------------------------------------------------------------------


    Geographic information is disclosed elsewhere in this document.


(4) SOFTWARE DEVELOPMENT COSTS AND PURCHASED SOFTWARE

    Activity in capitalized software is summarized as follows:

-------------------------------------------------------------------------------------
                                                             December 31,
                                                  ------------------------------
                                                  1993         1994         1995
-------------------------------------------------------------------------------------

Balance, net - beginning of year            $    3,660,000     4,768,000    7,207,000
Additions                                        1,730,000     2,704,000    2,613,000
Product translations                               384,000       516,000      508,000
Acquired Japan product translations                      -       458,000            -
Write-down to net realizable value                       -             -   (1,897,000)
Amortization expense charged to cost
    of revenues                                 (1,006,000)   (1,239,000)  (1,592,000)
-------------------------------------------------------------------------------------
Balance, net - end of year                  $    4,768,000     7,207,000    6,839,000
-------------------------------------------------------------------------------------


                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements

-------------------------------------------------------------------------------
The components of capitalized software are summarized as follows:
-------------------------------------------------------------------------------
                                                             December 31,
                                                        -----------------------
                                                          1994          1995
-------------------------------------------------------------------------------
Product translations                                     $802,000    1,096,000
Acquired Japan product translations                       458,000            -
Acquired software technology                            1,831,000    2,300,000
Capitalized software development costs                  4,116,000    3,443,000
-------------------------------------------------------------------------------
Balance, net - end of period                           $7,207,000    6,839,000
-------------------------------------------------------------------------------

    Total software development costs, including amounts expensed as incurred, amounted to approximately $9,001,000, $10,906,000 and $11,433,000, for the
    years ended December 31, 1993, 1994 and 1995, respectively.

    Included in acquired software technology at December 31, 1994 is $1,000,000 related to the purchase of CHAID for Windows. The future guaranteed obligation related to this purchase, reflected in the supplemental consolidated balance sheet as of December 31, 1995, amounting to $550,000 and is due through 1998.

    Included in acquired software technology at December 31, 1995 is $618,000 of technology resulting from the acquisition of BMDP Statistical Software, Inc. (see note 6).


(5) INVESTMENT IN JOINT VENTURE

    In October 1988, the Company entered into a joint venture with Japan Systems Engineering Corporation (JSE) and formed SPSS Japan, Inc., owned equally by JSE and the Company. An executive of JSE, the joint venture partner, was also a shareholder in SPSS Inc. The joint venture was created for the purposes of adopting, marketing, selling, licensing and providing technical support and assistance in Japan for the Company's products. The investment in SPSS Japan, Inc. was being accounted for using the equity method. As of January 1, 1994, SPSS Japan, Inc. became a wholly owned subsidiary of SPSS Inc. (see note 6).

    During the year ended December 31, 1993, the Company recorded $169,000 of royalty revenue from SPSS Japan, Inc.

                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements
________________________________________________________________________________

(6) ACQUISITIONS

    During the first quarter of 1994, the Company acquired the remaining capital stock of SPSS Japan, Inc. from its joint venture partner, JSE. Results of SPSS Japan, Inc. are consolidated in the Company's statements of income from January 1, 1994. The purchase price for SPSS Japan, Inc. was approximately $50,000 and approximately $1,600,000 in accrued royalties, cash advances and interest was to be paid by SPSS Japan, Inc. to JSE over the next four years.

    The acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values. The $961,000 excess of the purchase price over the fair market value of the net assets acquired was recorded as goodwill.

    During the third quarter of 1994, the Company acquired specific assets and liabilities of SYSTAT, Inc. (SYSTAT). SYSTAT is engaged in the business of statistical software. Results of SYSTAT are included in the Company's statements of income from September 1, 1994. The purchase price for SYSTAT was $1,828,000, consisting of $600,000 in cash and 150,000 shares of Common Stock of the Company valued at $1,228,000. In addition, the Company granted options at $9.00 per share to purchase 150,000 shares of Common Stock to the principal owners of SYSTAT.

    The SYSTAT acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values. The $1,403,000 excess of the purchase price over the fair market value of the net assets acquired was recorded as goodwill in 1994. During 1995 certain assumed liabilities were revalued, and consequently SYSTAT goodwill was reduced to $1,203,000.

    As of December 29, 1995, the Company acquired substantially all of the assets of one of its competitors, BMDP Statistical Software, Inc. (BMDP), for $850,000 in cash to BMDP and noncompetition payments to the principal shareholder of BMDP. In addition, the Company agreed to assume approximately $1,400,000 of BMDP's liabilities, consisting of telephone equipment and office machine lease obligations, accounts payable and advertising fees, accrued employment-related expenses, professional fees, and bank loan and line of credit facilities. In the fourth quarter of 1995, the Company recorded charges of approximately $1,051,000 representing a one-time write-off of acquired and in process technology and other acquisition-related charges. The BMDP acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values. The $301,000 excess of the purchase price over the fair market value of the net assets acquired was recorded as goodwill.

    The pro forma impact of these acquisitions on the 1993, 1994 and 1995 supplemental consolidated statements of income is not material.

    On September 26, 1996, the Company acquired all of the outstanding capital stock of Clear Software, Inc. (Clear), a developer and marketer of process management, analysis and documentation software products, in exchange for 183,833 shares of Common Stock. The merger with Clear was accounted for as a pooling of interests and, accordingly, the supplemental consolidated financial statements have been restated as if the Company and Clear had been combined for all periods presented.


                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements
________________________________________________________________________________

    The following information reconciles net revenues and net income of SPSS as previously reported with the amounts presented in the accompanying supplemental consolidated statements of income for the three years ended December 31, 1993, 1994, and 1995:



----------------------------------------------------------------
                               1993         1994        1995
----------------------------------------------------------------
        Net revenues:
           SPSS (1)         $42,724,000  51,757,000  63,029,000
           Clear              1,867,000   2,741,000   2,755,000
----------------------------------------------------------------
        Total               $44,591,000  54,498,000  65,784,000
----------------------------------------------------------------
        Net income (loss):
           SPSS (1)           3,209,000   3,560,000   4,369,000
           Clear                  1,000      36,000      13,000
----------------------------------------------------------------
        Total                $3,210,000   3,596,000   4,382,000
----------------------------------------------------------------


     (1) Represents the historical results of SPSS without considering the effect of the pooling of interests transaction.


(7)  LEASE COMMITMENTS

    The Company leases its office facilities, storage space, and certain data processing equipment under lease agreements expiring through the year 2000. Minimum lease payments indicated below do not include costs such as property taxes, maintenance, and insurance.



                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements
________________________________________________________________________________


    The following is a schedule of future noncancelable minimum lease payments required under operating leases as of December 31, 1995:

--------------------------------------------------------------------------------


     Year
    ending
 December 31,                               Amount
------------------------------------------------------

    1996                                  $3,183,000
    1997                                   2,830,000
    1998                                   2,162,000
    1999                                     515,000
    2000                                     197,000
    Thereafter                                     -
------------------------------------------------------
                                          $8,887,000
------------------------------------------------------


    Rent expense related to operating leases was approximately $2,702,000, $2,960,000 and $3,322,000 during the years ended December 31, 1993, 1994 and 1995, respectively.


(8) FINANCING ARRANGEMENTS

    At December 31, 1994, the Company had borrowings totaling $2,874,000 under a line of credit bearing interest at prime (8.5% at December 31, 1994 and 1995). As of December 31, 1995, the Company owed no amounts under the line of credit. The line of credit is collateralized by all of the Company's assets and does not require a compensating balance, however, the Company pays a facility fee of one-half of one percent on the unused amount of the line of credit. At December 31, 1995, the entire $5,000,000 of the line of credit was unused.

    At December 31, 1994, the Company had borrowings totaling $7,000 under a line of credit bearing interest at 2% above the Bank's lending rate (9% at December 31, 1995). As of December 31, 1995, the Company owed no amounts under the line of credit. The $100,000 line of credit agreement is secured by the assets of the Company. At December 31, 1995, the entire $100,000 of the line of credit was unused.

    Effective March 15, 1996, the Company established a $5,000,000 unsecured, 364-day revolving credit facility available for advances pursuant to a definitive credit agreement. The Company pays a facility fee of 0.375% on the unused portion of the facility. If the Company does borrow against the facility, interest will be charged at the Bank of America reference rate (8.25% at March 15, 1996).


                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements

______________________________________________________________________________

(9) OTHER INCOME (EXPENSE)

    Other income (expense) consists of the following:



---------------------------------------------------------------------------------------------
                                                                     December 31,
                                                                     ------------
                                                           1993          1994        1995
---------------------------------------------------------------------------------------------
Interest income                                             $30,000       119,000    295,000
Interest expense - subordinated debt to
   related parties                                         (676,000)            -          -
Other interest expense                                   (1,013,000)     (303,000)  (124,000)
Amortization of deferred loan costs                        (409,000)            -          -
Exchange gain (loss) on foreign currency transactions       (41,000)     (248,000)   212,000
Stock appraisal action                                       60,000       (46,000)  (105,000)
Japan insurance proceeds                                          -       186,000          -
Payments to related parties                                       -       (66,000)   (45,000)
Other                                                             -             -     70,000
---------------------------------------------------------------------------------------------
Total other income (expense)                           $(2,049,000)     (358,000)    303,000
---------------------------------------------------------------------------------------------




(10) INCOME TAXES

    Income before income taxes consists of the following:



-----------------------------------------------------------------------------------------------------
                                                                       Year ended December 31,
                                                                 ------------------------------------
                                                                    1993        1994         1995
-----------------------------------------------------------------------------------------------------
Domestic                                                         $3,521,000    5,176,000    5,526,000
Foreign                                                           1,038,000      611,000    1,824,000
-----------------------------------------------------------------------------------------------------
                                                                 $4,559,000    5,787,000    7,350,000
-----------------------------------------------------------------------------------------------------




                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements


-------------------------------------------------------------------------------------------------------
Income tax expense consists of the following:
-------------------------------------------------------------------------------------------------------

                                                                   Current      Deferred      Total
-------------------------------------------------------------------------------------------------------
Year ended December 31, 1993:
     U.S. Federal                                                  $693,000       89,000      782,000
     State                                                           45,000       12,000       57,000
     Foreign                                                        549,000      (39,000)     510,000
-------------------------------------------------------------------------------------------------------
                                                                 $1,287,000       62,000    1,349,000
-------------------------------------------------------------------------------------------------------
Year ended December 31, 1994:
     U.S. Federal                                                   944,000      500,000    1,444,000
     State                                                          331,000      112,000      443,000
     Foreign                                                        304,000            -      304,000
-------------------------------------------------------------------------------------------------------
                                                                 $1,579,000      612,000    2,191,000
-------------------------------------------------------------------------------------------------------
Year ended December 31, 1995:
     U.S. Federal                                                 1,616,000     (144,000)   1,472,000
     State                                                          186,000      (32,000)     154,000
     Foreign                                                      1,342,000            -    1,342,000
-------------------------------------------------------------------------------------------------------
                                                                 $3,144,000     (176,000)   2,968,000
-------------------------------------------------------------------------------------------------------
For the years ended December 31, 1993, 1994 and 1995, the reconciliation of statutory to effective income taxes is as follows:
-------------------------------------------------------------------------------------------------------
                                                                        Year ended December 31,
                                                                     -----------------------------
                                                                     1993        1994         1995
-------------------------------------------------------------------------------------------------------
Income taxes using the Federal statutory rate of 34%             $1,550,000    1,955,000    2,495,000
State income taxes, net of Federal tax benefit                       38,000      292,000      102,000
Change in valuation allowance and credit and net
     operating loss utilization, net                               (277,000)    (272,000)    (132,000)
Foreign taxes at net rates different from U.S.
     Federal rates                                                  157,000       96,000      722,000
Foreign tax credit                                                        -            -     (336,000)
Other, net                                                         (119,000)     120,000      117,000
-------------------------------------------------------------------------------------------------------
                                                                 $1,349,000    2,191,000    2,968,000
-------------------------------------------------------------------------------------------------------




                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements

_____________________________________________________________________________________________________

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1994 and 1995 are presented below:

-----------------------------------------------------------------------------------------------------
                                                                                 1994         1995
-----------------------------------------------------------------------------------------------------
Deferred tax assets:
     Accounts receivable principally due to allowance for
        doubtful accounts                                                 $       40,000      123,000
     Inventories, principally due to additional costs inventoried
        for tax purposes pursuant to the Tax Reform Act of 1986                   59,000       47,000
     Compensated absences, principally due to accrual for
        financial reporting purposes                                              91,000      111,000
     Research and experimentation credit carryforwards                           178,000            -
     Alternative minimum tax credit carryforwards                                171,000            -
     Deferred rent                                                               390,000      299,000
     Plant and equipment, principally due to differences in
        depreciation and capitalized interest                                    153,000      192,000
     Deferred revenues                                                         1,706,000    1,657,000
     Write-off of purchased software asset                                       207,000            -
     Foreign currency loss                                                       104,000       59,000
     Acquisition-related items                                                   132,000      287,000
     State deferred tax assets                                                   653,000      629,000
     Non-U.S. net operating loss carryforwards                                   964,000      435,000
     Other                                                                        22,000       21,000
-----------------------------------------------------------------------------------------------------
Total gross deferred tax assets                                                4,870,000    3,860,000
Less valuation allowance                                                      (4,870,000)  (3,860,000)
-----------------------------------------------------------------------------------------------------
Net deferred tax assets                                                               -            -
-----------------------------------------------------------------------------------------------------
Deferred tax liabilities:
     Capitalized software costs                                                1,641,000    1,496,000
     State deferred tax liability                                                402,000      370,000
     Other                                                                       148,000      149,000
-----------------------------------------------------------------------------------------------------
Net deferred tax liability                                                $    2,191,000    2,015,000
-----------------------------------------------------------------------------------------------------


    During the year ended December 31, 1995, the Company's research and experimentation carryforwards were utilized to reduce current income taxes.


                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements
________________________________________________________________________________

     The valuation allowance decreased $277,000, $796,000 and $1,010,000 in 1993, 1994 and 1995, respectively.

(11) CAPITAL STOCK

     In conjunction with the August 1993 initial public offering, the Company converted 52,650 shares of Series A convertible preferred stock and 60,000 shares of Series B convertible preferred stock into Common Stock at a rate of 100 shares of Common Stock for each share of preferred stock and effected a reverse one-for-three Common Stock split, resulting in 1,755,000 and 2,000,000 shares of Common Stock, respectively.

     The Company issued 2,000,000 shares of Common Stock on the August 18, 1993 effective date of the initial public offering, with an additional 266,667 shares subsequently issued to the underwriters to cover overallotments, at an initial offering price of $8.00 per share. The Company used the net proceeds of $15,592,000 and part of the new line of credit to retire: (i) term loan of $7,000,000 and accrued interest of $378,000, (ii) subordinated notes of $1,000,000 and accrued interest of $212,000, (iii) subordinated note of $4,367,000 and subordinated obligation of $1,300,000 and accrued interest of $1,188,000, and (iv) subordinated obligation of $375,000 and accrued interest of $61,000, and replaced the existing revolving line of credit by repaying the outstanding balance of $3,671,000.

     Three former holders of Class B Common Stock of the Company exercised their statutory rights to dissent from the value at which their stock was redeemed. During 1993, the court issued an order valuing the dissenting shareholders' stock at $20.70 per share (or $520,025 for the total stock value, before adjustment for the above one-for-three stock split), plus interest at the rate of 9% per annum from October 10, 1990 until payment, and awarded attorneys fees and costs incurred by the former shareholders.

     The Company filed an appeal related to this matter to challenge the trial procedure, the courts' valuation of the stock and the award of attorneys' fees and costs. The Company had posted a bond of $1,184,000 during the pendency of the appeal. On February 3, 1995, the Company's Petition for Leave to Appeal was denied by the Illinois Supreme Court. Subsequently, the Company paid the judgment and settled all remaining claims, and on April 16, 1995, the court entered an Agreed order of Dismissal with Prejudice of all pending claims, defenses and counterclaims.

     In February 1995, the Company and certain Selling Stockholders completed an offering of Common Stock in which the Company sold 700,000 shares of Common Stock and the Selling Stockholders sold 921,916 shares of Common Stock, at a public offering price of $11.375 per share, and each sold an additional 208,287 and 35,000 shares, respectively, when the underwriters exercised their overallotment option in March 1995. After the underwriters' discounts and other offering expenses, the Company received approximately $9,127,000 in net proceeds from its sale of 908,287 shares of Common Stock in the offering.


                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements
________________________________________________________________________________

(12) RESEARCH AND DEVELOPMENT LIMITED PARTNERSHIP

     The Company entered into agreements with limited partnerships in 1981, 1982 and 1985 to perform research and development for new and existing computer software. Certain of the general and limited partners of these partnerships are officers of the Company and under these agreements, the Company incurred royalty expense to the partnerships of $342,000, $349,000 and $361,000 for the years ended December 31, 1993, 1994 and 1995.


(13) STOCK OPTIONS

     On January 16, 1992, the Company adopted a Stock Option Plan for certain key employees. Options vest either immediately or over a four-year period. In September 1994, the Company granted options to purchase 150,000 shares of Common Stock to the principal owners of SYSTAT. In addition, in June 1995, the Shareholders of the Company adopted the 1995 Equity Incentive Plan which authorizes the Board of Directors, under certain conditions, to grant stock options and shares of restricted stock to directors, officers, other key executives, employees and independent contractors. Options for 251,371, 397,570 and 560,694, common shares are vested and exercisable at December 31, 1993, 1994 and 1995, respectively.

     Stock option transactions are summarized below:



--------------------------------------------------------------------
                                       Outstanding options
                              --------------------------------------
                              Number of      Price         Aggregate
                               shares       per share       price
--------------------------------------------------------------------
  Balance, December 31, 1992    358,042    $      1.05       375,944
  Options granted               206,902      1.05-8.00       912,247
  Options terminated             (1,000)          1.05        (1,050)
--------------------------------------------------------------------
  Balance, December 31, 1993    563,944      1.05-8.00     1,287,141
  Options granted               227,500    8.625-9.125     2,053,438
  Options terminated             (1,224)     1.05-8.00        (5,921)
  Options exercised             (10,428)     1.05-8.00       (11,860)
--------------------------------------------------------------------
  Balance, December 31, 1994    779,792     1.05-9.125     3,322,798
  Options granted               305,373     .314-14.75     3,925,591
  Options terminated             (4,951)    1.05-14.75       (54,325)
  Options exercised             (20,607)    1.05-8.625       (36,636)
--------------------------------------------------------------------
  Balance, December 31, 1995  1,059,607    $.314-14.75     7,157,428
--------------------------------------------------------------------




                                                                     (Continued)

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements
________________________________________________________________________________

(14) SUBSEQUENT EVENT (UNAUDITED)

     In October 1996, the Company announced that it had reached an agreement in principle to acquire Jandel Scientific Software, Inc. The parties expect to conclude the transaction by the end of November 1996.

SPSS INC. AND SUBSIDIARIES

Supplemental Consolidated Balance Sheet

June 30, 1996

(In thousands, except share data)

(Unaudited)


--------------------------------------------------------------------------------------------
              Assets
--------------------------------------------------------------------------------------------
Current assets:
  Cash and cash equivalents                                                  $       11,645
  Accounts receivable, net of allowances of $623                                     12,494
  Inventories                                                                         1,408
  Prepaid expenses and other current assets                                           1,937
--------------------------------------------------------------------------------------------
Total current assets                                                                 27,484
--------------------------------------------------------------------------------------------
Equipment and leasehold improvements, at cost:
  Furniture, fixtures, and office equipment                                           3,641
  Computer equipment and software                                                     9,763
  Leasehold improvements                                                              1,483
--------------------------------------------------------------------------------------------
                                                                                     14,887
  Less accumulated depreciation and amortization                                      9,899
--------------------------------------------------------------------------------------------
Net equipment and leasehold improvements                                              4,988
--------------------------------------------------------------------------------------------
Capitalized software development costs, net of accumulated amortization               6,748
Goodwill, net of accumulated amortization                                             1,989
Other assets                                                                          1,889
--------------------------------------------------------------------------------------------
                                                                             $       43,098
============================================================================================
    Liabilities and Stockholders' Equity
--------------------------------------------------------------------------------------------
Current liabilities:
  Accounts payable                                                                    2,674
  Accrued royalties                                                                     430
  Accrued rent                                                                          793
  Other accrued liabilities                                                           6,737
  Income taxes and value added taxes payable                                          2,988
  Customer advances                                                                     195
  Deferred revenues                                                                   5,348
--------------------------------------------------------------------------------------------
Total current liabilities                                                            19,165
--------------------------------------------------------------------------------------------

Deferred income taxes                                                                 2,015
Other non-current liabilities                                                           162

Stockholders' equity:
  Common Stock, $.01 par value; 50,000,000 shares authorized;
    7,341,820 shares issued and outstanding                                              74
  Additional paid-in capital                                                         37,825
  Cumulative foreign currency translation adjustments                                  (867)
  Accumulated deficit                                                               (15,276)
--------------------------------------------------------------------------------------------
Total stockholders' equity                                                           21,756
--------------------------------------------------------------------------------------------
Commitments                                                                             --
--------------------------------------------------------------------------------------------
                                                                             $       43,098
============================================================================================


See accompanying notes to the unaudited supplemental consolidated financial statements.

SPSS INC. AND SUBSIDIARIES

Supplemental Consolidated Statements of Income

Six months ended June 30, 1995 and 1996

(In thousands, except share data)

(Unaudited)


----------------------------------------------------------------------
                                                       1995      1996
----------------------------------------------------------------------
Net revenues:
 Desktop products                               $    22,560    27,279
 Large System products                                5,110     5,467
 Other products and services                          3,558     3,130
----------------------------------------------------------------------
Net revenues                                         31,228    35,876

Cost of revenues                                      2,911     3,396
----------------------------------------------------------------------
Gross profit                                         28,317    32,480
----------------------------------------------------------------------
Operating expenses:
 Sales and marketing                                 17,452    18,586
 Product development                                  4,291     5,460
 General and administrative                           2,365     2,683
 Nonrecurring items                                     --        --
 Acquisition-related charges                            --        --
----------------------------------------------------------------------
Operating expenses                                   24,108    26,729
----------------------------------------------------------------------
Operating income                                      4,209     5,751
----------------------------------------------------------------------
Other income (expense):
 Interest income                                         12       225
 Interest expense                                        (1)       (1)
 Other                                                  142      (106)
----------------------------------------------------------------------
Other income (expense)                                  153       118
----------------------------------------------------------------------
Income before income taxes                            4,362     5,869

Income tax expense                                    1,418     1,929
----------------------------------------------------------------------
Net income                                      $     2,944     3,940
======================================================================
Net earnings per share                          $      0.39      0.49
======================================================================
Weighted average common stock and common
 stock equivalent shares outstanding              7,587,850 8,001,963
======================================================================


See accompanying notes to the unaudited supplemental consolidated financial statements.

SPSS INC. AND SUBSIDIARIES

Supplemental Consolidated Statements of Cash Flows

Six months ended June 30, 1995 and 1996

(In thousands)

(Unaudited)


------------------------------------------------------------------------
                                                     1995         1996
------------------------------------------------------------------------
Cash flows from operating activities:
 Net income                                       $ 2,944        3,940
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                    2,024        2,210
   Changes in assets and liabilities, net of
    effects of acquisitions:
     Accounts receivable                              721           49
     Inventories                                      363          206
     Accounts payable                              (1,861)          72
     Accrued royalties                                (90)         (66)
     Accrued expenses                              (1,041)      (1,933)
     Other                                           (726)      (1,545)
------------------------------------------------------------------------

Net cash provided by operating activities           2,334        2,933
------------------------------------------------------------------------

Cash flows from investing activities:
 Capital expenditures, net                         (1,463)      (1,655)
 Capitalized software development costs            (1,441)        (603)
 Net (payments) receipts related to acquisitions      --          (244)
------------------------------------------------------------------------

Net cash used in investing activities              (2,904)      (2,502)
------------------------------------------------------------------------

Cash flows from financing activities:
 Net borrowings under line-of-credit agreements    (2,868)         --
 Proceeds from issuance of common stock             9,206          116
 Income tax benefit from stock option exercises       --           174
 Other                                                (19)         --
------------------------------------------------------------------------

Net cash provided by financing activities           6,319          290
------------------------------------------------------------------------

Net change in cash and cash equivalents             5,749          721
Cash and cash equivalents at beginning of period    1,780       10,924
------------------------------------------------------------------------

Cash and cash equivalents at end of period      $   7,529       11,645
========================================================================

Supplemental disclosures of cash flow
 information:
  Interest paid                                 $     118           19
  Income taxes paid                                 1,784          727
========================================================================




See accompanying notes to the unaudited supplemental consolidated financial statements.

SPSS INC. AND SUBSIDIARIES

Notes to Supplemental Consolidated Financial Statements

(1)  BASIS OF PRESENTATION

     The accompanying unaudited interim supplemental consolidated financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented. All such adjustments are of a normal recurring nature.

     These supplemental consolidated financial statements should be read in conjunction with the Company's audited supplemental consolidated financial statements and notes thereto for the year ended December 31, 1995 included elsewhere herein.

(2)  BUSINESS COMBINATION

     The unaudited supplemental consolidated financial statements give retroactive effect to the merger of SPSS Inc. and Clear Software, Inc. on September 26, 1996, which has been accounted for as a pooling of interests. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of SPSS Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

                          SPSS INC. AND SUBSIDIARIES

                      CONSOLIDATED FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
SPSS Inc.:

We have audited the accompanying consolidated balance sheet of SPSS Inc. and subsidiaries, as of December 31, 1994 and 1995 and the related consolidated statements of income, stockholders' (deficit) equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SPSS Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                    KPMG PEAT MARWICK LLP





Chicago, Illinois
February 21, 1996, except as to Note 14, which is as of March 15, 1996

                          SPSS INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                        DECEMBER 31,
                                                                                   -----------------------
                                                                                     1994          1995
                                                                                   ---------      --------
                                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                        $   1,714      $ 10,778
  Accounts receivable, net of allowances of  $391 in 1994 and $667 in 1995            10,457        12,252
  Inventories                                                                          1,444         1,590
  Prepaid expenses and other current assets                                            1,459         1,469
                                                                                   ---------      --------
    Total current assets                                                              15,074        26,089
                                                                                   ---------      --------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, at cost:
  Furniture, fixtures, and office equipment                                            3,234         3,494
  Computer equipment and software                                                      7,087         8,609
  Leasehold improvements                                                               1,326         1,413
                                                                                   ---------      --------
                                                                                      11,647        13,516
  Less accumulated depreciation and amortization                                       7,769         9,179
                                                                                   ---------      --------
Net equipment and leasehold improvements                                               3,878         4,337
                                                                                   ---------      --------
Capitalized software development costs, net of accumulated amortization                7,207         6,839
Goodwill, net of accumulated amortization                                              2,221         2,113
Other assets                                                                           3,050         1,999
                                                                                   ---------      --------
                                                                                   $  31,430      $ 41,377
                                                                                   =========      ========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable                                                                     $   2,874      $     --
  Accounts payable                                                                     4,349         2,331
  Accrued royalties                                                                      519           496
  Accrued rent                                                                         1,202           921
  Other accrued liabilities                                                            6,376         8,785
  Income taxes and value added taxes payable                                           2,599         2,262
  Customer advances                                                                      504           295
  Deferred revenues                                                                    6,321         6,485
                                                                                   ---------      --------
    Total current liabilities                                                         24,744        21,575
                                                                                   ---------      --------

Deferred income taxes                                                                  2,191         2,015
Other non-current liabilities                                                            550           288
STOCKHOLDERS'  EQUITY:
  Common Stock, $.01 par value; 50,000,000 shares authorized; 6,210,105 and 7,148,891 shares issued and outstanding at December 31, 1994 and
   December 31, 1995, respectively                                                        62            71
  Additional paid-in capital                                                          27,714        37,126
  Cumulative foreign currency translation adjustments                                   (463)         (699)
  Accumulated deficit                                                                (23,368)      (18,999)
                                                                                   ---------      --------
  Total stockholders'  equity                                                          3,945        17,499
                                                                                   ---------      --------
Commitments (note 7)                                                               $  31,430      $ 41,377
                                                                                   =========      ========


The accompanying notes are an integral part of these consolidated financial statements.

                          SPSS INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT  SHARE DATA)

                                                          YEAR ENDED DECEMBER 31,
                                                 ---------------------------------------
                                                     1993          1994          1995
                                                 -----------    ----------    ----------
Net revenues:
  Desktop products                               $    26,086    $   35,105    $   46,101
  Large System products                               11,785        10,835        10,694
  Other products and services                          4,853         5,817         6,234
                                                 -----------    ----------    ----------
Net revenues                                          42,724        51,757        63,029
Cost of revenues                                       5,142         5,575         6,177
                                                 -----------    ----------    ----------
Gross profit                                          37,582        46,182        56,852
                                                 -----------    ----------    ----------
Operating expenses:
  Sales and marketing                                 20,522        26,928        33,287
  Product development                                  6,671         7,341         8,614
  General and administrative                           3,786         3,943         4,446
  Nonrecurring items                                      --            --         2,466
  Acquisition-related charges                             --         1,928         1,051
                                                 -----------    ----------    ----------
Operating expenses                                    30,979        40,140        49,864
                                                 -----------    ----------    ----------
Operating income                                       6,603         6,042         6,988
                                                 -----------    ----------    ----------
Other income (expense):
  Interest income                                         29           117           294
  Interest expense                                    (1,684)         (346)         (122)
  Other                                                 (390)          (62)          177
                                                 -----------    ----------    ----------
Other income (expense)                                (2,045)         (291)          349
                                                 -----------    ----------    ----------
Income  before income taxes                            4,558         5,751         7,337
Income tax expense                                     1,349         2,191         2,968
                                                 -----------    ----------    ----------
Net income                                       $     3,209    $    3,560    $    4,369
                                                 ===========    ==========    ==========
Net earnings per share                           $      0.67    $     0.55    $     0.57
                                                 ===========    ==========    ==========
Weighted average common stock and common
stock equivalent shares outstanding                4,792,635     6,531,150     7,598,739
                                                 ===========    ==========    ==========


The accompanying notes are an integral part of these consolidated financial statements.

                          SPSS INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                 YEAR ENDED DECEMBER 31,
                                                                          -------------------------------------
                                                                            1993          1994          1995
                                                                          ---------    ----------    ----------
Preferred stock, Series A convertible, $.01 par value:
  Balance at beginning of period                                          $       1    $       --    $       --
  Conversion of 52,650 shares of preferred
   stock to common stock                                                         (1)           --            --
                                                                          ---------    ----------    ----------
  Balance at end of period                                                $      --    $       --    $       --
                                                                          ---------    ----------    ----------
Preferred stock, Series B convertible, $.01 par value:
  Balance at beginning of period                                          $       1    $       --    $       --
  Conversion of 60,000 shares of preferred stock to common stock                 (1)           --            --
                                                                          ---------    ----------    ----------
  Balance at end of period                                                $      --    $       --    $       --
                                                                          ---------    ----------    ----------
Common stock, $.01 par value:
  Balance at beginning of period                                          $      --    $       60    $       62
  Conversion of 52,650 shares of Series A convertible preferred
   stock to 1,755,000 shares of common stock                                     18            --            --
  Conversion of 60,000 shares of Series B convertible preferred
   stock to 2,000,000 shares of common stock                                     20            --            --
  Net proceeds from initial public offering of 2,266,667 shares of
   common stock                                                                  22            --            --
  Issuance of 150,000 shares of common stock for the
   purchase of SYSTAT, Inc.                                                      --             2            --
  Net proceeds from public offering of 908,287 shares of
   common stock                                                                  --            --             9
                                                                          ---------    ----------    ----------
  Balance at end of period                                                $      60    $       62    $       71
                                                                          ---------    ----------    ----------
Additional paid in capital:
  Balance at beginning of period                                          $  10,634    $   26,167    $   27,714
  Conversion of 52,650 shares of Series A convertible preferred stock           (17)           --            --
  Conversion of 60,000 shares of Series B convertible preferred stock           (19)           --            --
  Net proceeds from initial public offering of 2,266,667 shares of
   common stock                                                              15,569            --            --
  Issuance of 150,000 shares of common stock for the
   purchase of SYSTAT, Inc.                                                      --         1,226            --
  Net proceeds from public offering of 908,287 shares of
   common stock                                                                  --            --         9,118
  Sale of 30,330 and 9,892 shares of common stock to the
  Employee Stock Purchase and 401(k) Plans in 1994 and 1995,
   respectively                                                                  --           265           141
  Exercise of  stock options for 10,428 and 20,607 shares of common
   stock in 1994 and 1995, respectively                                          --            12            36
  Income tax benefit related to stock options and Employee
  Stock Purchase Plan                                                            --            44           117
                                                                          ---------    ----------    ----------
  Balance at end of period                                                $  26,167    $   27,714    $   37,126
                                                                          ---------    ----------    ----------
Foreign currency translation adjustment:
  Balance at beginning of period                                          $    (805)   $     (332)   $     (463)
  Translation adjustment                                                        473          (131)         (236)
                                                                          ---------    ----------    ----------
  Balance at end of period                                                $    (332)   $     (463)   $     (699)
                                                                          ---------    ----------    ----------
  Accumulated deficit:
  Balance at beginning of period                                          $ (30,137)   $  (26,928)   $  (23,368)
  Net income                                                                  3,209         3,560         4,369
                                                                          ---------    ----------    ----------
  Balance at end of period                                                $ (26,928)   $  (23,368)   $  (18,999)
                                                                          ---------    ----------    ----------
Total stockholders' (deficit) equity                                      $  (1,033)   $    3,945    $   17,499
                                                                          =========    ==========    ==========


The accompanying notes are an integral part of these consolidated financial statements.

                          SPSS INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)



                                                                        YEAR ENDED DECEMBER 31,
                                                                  ------------------------------------
                                                                    1993          1994          1995
                                                                  --------      --------      --------
Cash flows from operating activities:
  Net income                                                      $  3,209      $  3,560    $   4,369
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                    2,070         3,283        4,419
    Deferred income taxes                                               62           612        (176)
    Write-off of software development costs and
     other assets                                                       --            --        2,281
    Write-off of acquired and in-process technology                     --         1,741          851
    Write-off of deferred loan costs                                   277            --           --
    Changes in assets and liabilities, net of effects of
     acquisitions:
     Accounts receivable                                              (637)       (2,894)      (1,411)
     Inventories                                                      (219)          158         (215)
     Accounts payable                                                2,840        (1,515)      (2,186)
     Accrued royalties                                                  75            (5)         (23)
     Accrued expenses                                               (1,132)       (1,231)        (313)
     Other                                                          (1,003)           46            9
                                                                  --------       -------      -------
Net cash provided by operating activities                            5,542         3,755        7,605
                                                                  --------       -------      -------
Cash flows from investing activities:
  Capital expenditures, net                                         (1,564)       (2,155)      (2,630)
  Capitalized software development costs                            (2,116)       (3,219)      (2,504)
  Shareholder lawsuit appeal bond                                   (1,184)           --           --
  Net (payments) receipts related to acquisitions                       --          (149)          46
                                                                  --------       -------      -------
Net cash used in investing activities                               (4,864)       (5,523)      (5,088)
                                                                  --------       -------      -------
Cash flows from financing activities:
  Net borrowings under line-of-credit agreements                      (660)        1,520       (2,874)
  Proceeds from issuance of common stock                            16,864           277       10,509
  Costs of issuance of common stock                                 (1,272)           --       (1,205)
  Retired subordinated debt                                         (7,167)           --           --
  Retired term loan                                                 (7,000)           --           --
  Income tax benefit from stock option exercises                        --            44          117
                                                                  --------       -------      -------
Net cash provided by financing activities                              765         1,841        6,547
                                                                  --------       -------      -------
Net change in cash                                                   1,443            73        9,064
Cash at beginning of period                                            198         1,641        1,714
                                                                  --------       -------      -------
Cash at end of period                                             $  1,641      $  1,714    $  10,778
                                                                  ========       =======      =======
Supplemental disclosures of cash flow information:
  Interest paid                                                   $  3,055      $    218          137
  Income taxes paid                                                     50           749    $   3,458
                                                                  ========       =======      =======
Supplemental disclosures of non-cash activity:
  Conversion of Series A convertible preferred stock              $    (18)     $     --    $      --
  Conversion of Series B convertible preferred stock                   (20)           --           --
  Issuance of common stock for the purchase of
   SYSTAT, Inc.                                                         --            (2)          --
                                                                  ========       =======      =======


The accompanying notes are an integral part of these consolidated financial statements.

                           SPSS INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Description of Business

     SPSS Inc. (the "Company") develops, markets, and supports statistical software products and services that enable the effective use of marketplace and enterprise data in decision making. Governmental and academic institutions constitute a substantial portion of the Company's customers. The Company markets its products and services worldwide.

     (b)  Principles of Consolidation

     The consolidated financial statements include the accounts of SPSS Inc. and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

      (c)  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     (d)  Software Revenue Recognition

     The Company recognizes revenue from Desktop product licenses, net of an allowance for estimated returns and cancellations, at the time the software is delivered. Revenue from Large System product license agreements is recognized upon contract execution, product delivery, and customer acceptance.

     Revenue from postcontract customer support (PCS or maintenance) agreements, including PCS bundled with Desktop product and Large System product licenses, is recognized ratably over the term of the related PCS agreements. Certain Desktop product licenses include commitments for insignificant obligations, such as technical and other support, for which an accrual is provided.

     Revenue from consulting, publications, and other items included in other revenue is recognized as the related products or services are delivered or rendered.

     (e)  Software Development Costs

     Software development costs incurred by the Company in connection with the Company's long-term development projects are capitalized in accordance with Statement of Financial Accounting Standards No. 86. The Company has not capitalized software development costs relating to development projects where the net realizable value is of short duration, as the effect would be immaterial. The Company reviews capitalized software development costs each period and, if necessary, reduces the carrying value of each product to its net realizable value.

                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


     (f)  Computation of Net Earnings per Share

     The net earnings per common and common equivalent share for the years ended December 31, 1993, 1994 and 1995 has been computed using the weighted average number of common and dilutive common equivalent shares outstanding for each year (4,792,635, 6,531,150 and 7,598,739 shares, respectively). Common equivalent shares consist of the shares issuable upon conversion of preferred stock and exercise of stock options (using the treasury stock method).

     Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, options for common stock granted during the 12 months immediately preceding the Company's initial public offering date (using the treasury stock method and the public offering price of $8.00 per share) have been included in the calculation of common and common equivalent shares as if they were outstanding for all periods presented prior to the initial public offering. In addition, the calculation also includes preferred stock as if converted to Common Stock on the original date of issuance for all periods presented prior to the initial public offering (note 2).

     (g)  Depreciation and Amortization

     Depreciation of furniture and equipment is provided using the straight-line method over the estimated useful lives of the assets, which range from three to eight years. Leasehold improvements are amortized on the straight-line method over the remaining terms of the respective leases. Capitalized software costs are amortized on a straight-line method over three to five years based upon the expected life of each product. This method results in greater amortization than the method based upon the ratio of current year gross product revenue to current and anticipated future gross product revenue.

     (h) Income Taxes

     The Company follows Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109). Statement 109 requires the asset and liability method of accounting for income taxes in which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (i)  Inventories

     Inventories, consisting of finished goods, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

     (j)  Goodwill

     The excess of the cost over the fair value of net assets acquired is recorded as goodwill and amortized on a straight-line basis over 10 years. Accumulated amortization was $143,000 and $353,000 as of December 31, 1994 and 1995, respectively.

                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


     (k)  Foreign Currency Translation

     The translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using the average exchange rate during the period. The gains or losses resulting from such translation are included in stockholders' (deficit) equity. Gains or losses resulting from foreign currency transactions are included in "other income and expense" in the statements of income.

     (l)  Fair Value of Financial Instruments

     The fair values of financial instruments were not materially different from their carrying values.

     (m)  Cash and Cash Equivalents

     Cash and cash equivalents are comprised of highly liquid investments with maturity dates of less than three months.

     (n)  Reclassifications

     Where appropriate, certain items relating to the prior years have been reclassified to conform to the presentation in the current year.

(2) INITIAL PUBLIC OFFERING

     In August 1993, the Company completed an initial public offering of Common Stock. The primary purpose of the initial public offering was to repay the note payable, term loan, subordinated debt, and related accrued interest.

     Upon the effective date of the initial public offering, the Series A and Series B convertible preferred shares were converted into shares of Common Stock and a reverse one-for-three Common Stock split was effected. All common share and per share amounts in the accompanying consolidated financial statements have been adjusted retroactively to give effect to the reverse stock split.

(3) INTERNATIONAL SUBSIDIARIES

     The net assets, net revenues and net earnings of international subsidiaries as of and for the years ended December 31, 1993, 1994 and 1995 included in the consolidated financial statements are summarized as follows:

                                                        DECEMBER 31,
                                    -------------------------------------------------
                                         1993              1994             1995
                                    --------------    --------------    -------------
Working capital                     $   (2,178,000)   $   (5,534,000)   $  (3,437,000)
                                    ==============    ==============    =============
Excess of noncurrent assets over
  noncurrent liabilities            $    1,161,000    $    2,625,000    $   2,458,000
                                    ==============    ==============    =============
Net revenues                        $   19,250,000    $   26,252,000    $  34,574,000
                                    ==============    ==============    =============
Net earnings                        $      528,000    $      307,000    $     818,000
                                    ==============    ==============    =============

     Geographic information is disclosed elsewhere in this document.

                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(4)  SOFTWARE DEVELOPMENT COSTS AND PURCHASED SOFTWARE

     Activity in capitalized software is summarized as follows:


                                                 DECEMBER 31,
                                     -------------------------------------
                                        1993         1994         1995
                                     -----------  -----------  -----------
Balance, net - beginning of year      $3,660,000   $4,768,000   $7,207,000
Additions                              1,730,000    2,704,000    2,613,000
Product translations                     384,000      516,000      508,000
Acquired Japan product translations           --      458,000           --
Write-down to net realizable value            --           --   (1,897,000)
Amortization expense charged to
 cost of revenues                     (1,006,000)  (1,239,000)  (1,592,000)
                                     -----------  -----------  -----------
Balance, net - end of year            $4,768,000   $7,207,000   $6,839,000
                                     ===========  ===========  ===========

     The components of capitalized software are summarized as follows:


                                                    DECEMBER 31,
                                        ---------------------------------
                                               1994             1995
                                        ----------------  ---------------
Product translations                          $  802,000       $1,096,000
Acquired Japan product translations              458,000                -
Acquired software technology                   1,831,000        2,300,000
Capitalized software development costs         4,116,000        3,443,000
                                        ----------------  ---------------
Balance, net - end of period                  $7,207,000       $6,839,000
                                        ================  ===============

     Total software development costs, including amounts expensed as incurred, amounted to approximately $8,785,000, $10,561,000 and $11,118,000, for the
years ended December 31, 1993, 1994 and 1995, respectively.

     Included in acquired software technology at December 31, 1994 is $1,000,000 related to the purchase of CHAID for Windows. The future guaranteed obligation related to this purchase, reflected in the consolidated balance sheet as of December 31, 1995, amounted to $550,000 and is due through 1998.

     Included in acquired software technology at December 31, 1995 is $618,000 of technology resulting from the acquisition of BMDP Statistical Software, Inc. (See Note 6).

(5)  INVESTMENT IN JOINT VENTURE

     In October 1988, the Company entered into a joint venture with Japan Systems Engineering Corporation ("JSE") and formed SPSS Japan, Inc., owned equally by JSE and the Company. An executive of JSE, the joint venture partner, was also a shareholder in SPSS Inc. The joint venture was created for the purposes of adapting, marketing, selling, licensing and providing technical support and assistance in Japan for the Company's products. The investment in SPSS Japan, Inc. was being accounted for using the equity method. As of January 1, 1994, SPSS Japan, Inc. became a wholly-owned subsidiary of SPSS Inc. (See note 6.)

     During the year ended December 31, 1993, the Company recorded $169,000 of royalty revenue from SPSS Japan, Inc.

                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(6)  ACQUISITIONS

     During the first quarter of 1994, the Company acquired the remaining capital stock of SPSS Japan, Inc. from its joint venture partner, JSE. Results of SPSS Japan, Inc. are consolidated in the Company's statements of income from January 1, 1994. The purchase price for SPSS Japan, Inc. was approximately $50,000 and approximately $1,600,000 in accrued royalties, cash advances and interest was to be paid by SPSS Japan, Inc. to JSE over the next four years.

     This acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values. The $961,000 excess of the purchase price over the fair market value of the net assets acquired was recorded as goodwill.

     During the third quarter of 1994, the Company acquired specific assets and liabilities of SYSTAT, Inc. ("SYSTAT"). SYSTAT is engaged in the business of statistical software. Results of SYSTAT are included in the Company's statements of income from September 1, 1994. The purchase price for SYSTAT was $1,828,000, consisting of $600,000 in cash and 150,000 shares of Common Stock of the Company valued at $1,228,000. In addition, the Company granted options at $9.00 per share to purchase 150,000 shares of Common Stock to the principal owners of SYSTAT.

     The SYSTAT acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values. The $1,403,000 excess of the purchase price over the fair market value of the net assets acquired was recorded as goodwill in 1994. During 1995 certain assumed liabilities were revalued, and consequently SYSTAT goodwill was reduced to $1,203,000.

     As of December 29, 1995, the Company acquired substantially all of the assets of one of its competitors, BMDP Statistical Software, Inc. ("BMDP"), for $850,000 in cash to BMDP and non-competition payments to the principal shareholder of BMDP. In addition, the Company agreed to assume approximately $1,400,000 of BMDP's liabilities, consisting of telephone equipment and office machine lease obligations, accounts payable and advertising fees, accrued employment-related expenses, professional fees, and bank loan and line of credit facilities. In the fourth quarter of 1995, the Company recorded charges of approximately $1,051,000 representing a one-time write-off of acquired and in-process technology and other acquisition-related charges. The BMDP acquisition was accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values. The $301,000 excess of the purchase price over the fair market value of the net assets acquired was recorded as goodwill.

     The pro forma impact of these acquisitions on the 1993, 1994 and 1995 consolidated statements of income is not material.

(7)  LEASE COMMITMENTS

     The Company leases its office facilities, storage space, and certain data processing equipment under lease agreements expiring through the year 2000. Minimum lease payments indicated below do not include costs such as property taxes, maintenance, and insurance.

                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

     The following is a schedule of future noncancelable minimum lease payments required under operating leases as of December 31, 1995:


YEAR ENDING DECEMBER 31,                                           AMOUNT
------------------------                                         ----------
1996                                                             $3,080,000
1997                                                              2,730,000
1998                                                              2,159,000
1999                                                                515,000
2000                                                                197,000
Thereafter                                                               --
                                                                 ----------
                                                                 $8,681,000
                                                                 ==========

     Rent expense related to operating leases was approximately $2,660,000, $2,915,000 and $3,242,000 during the years ended December 31, 1993, 1994, and 1995, respectively.

(8) FINANCING ARRANGEMENTS

     The note payable of $2,874,000 at December 31, 1994, represents a line of credit bearing interest at prime (8.5% at December 31, 1994 and 1995). As of December 31, 1995, the Company owed no amounts under the line of credit. The line of credit is collateralized by all of the Company's assets and does not require a compensating balance, however, the Company pays a facility fee of 1/2 of 1% on the unused amount of the line of credit. At December 31, 1995, the entire $5,000,000 of the line of credit was unused. See note 14 for further discussion.

(9) OTHER INCOME (EXPENSE)

     Other income (expense) consists of the following:


                                                                      YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------------
                                                             1993               1994              1995
                                                       --------------      ------------      ------------
Interest income                                        $       29,000      $    117,000      $    294,000
Interest expense -- subordinated
 debt to related parties                                     (676,000)               --                --
Other interest expense                                     (1,008,000)         (300,000)         (122,000)
Amortization of deferred loan cost                           (409,000)               --                --
Exchange gain (loss) on foreign currency
 transactions                                                 (41,000)         (248,000)          212,000
Stock appraisal action                                         60,000           (46,000)         (105,000)
Japan insurance proceeds                                           --           186,000                --
Other                                                              --                --            70,000
                                                       --------------      ------------      ------------
Total other income (expense)                           $   (2,045,000)     $   (291,000)     $    349,000
                                                       ==============      ============      ============

                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(10) INCOME TAXES

     Income before income tax consists of the following:



                          YEAR ENDED DECEMBER 31,
            ------------------------------------------------
                 1993              1994              1995
            ------------      ------------      ------------
Domestic    $  3,520,000      $  5,140,000      $  5,513,000
Foreign        1,038,000           611,000         1,824,000
            ------------      ------------      ------------
            $  4,558,000      $  5,751,000      $  7,337,000
            ============      ============      ============

     Income tax expense consists of the following:


                                    CURRENT        DEFERRED          TOTAL
                                 ------------    ------------    ------------
Year ended December 31, 1993:
  U.S. Federal                   $    693,000    $     89,000    $    782,000
  State                                45,000          12,000          57,000
  Foreign                             549,000         (39,000)        510,000
                                 ------------    ------------    ------------
                                 $  1,287,000    $     62,000    $  1,349,000
                                 ============    ============    ============

Year ended December 31, 1994:
  U.S. Federal                   $    944,000    $    500,000    $  1,444,000
  State                               331,000         112,000         443,000
  Foreign                             304,000              --         304,000
                                 ------------    ------------    ------------
                                 $  1,579,000    $    612,000    $  2,191,000
                                 ============    ============    ============

Year ended December 31, 1995
  U.S. Federal                   $  1,616,000    $   (144,000)   $  1,472,000
  State                               186,000         (32,000)        154,000
  Foreign                           1,342,000              --       1,342,000
                                 ------------    ------------    ------------
                                 $  3,144,000    $   (176,000)   $  2,968,000
                                 ============    ============    ============


                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

     For the years ended December 31, 1993, 1994 and 1995, the reconciliation of statutory to effective income taxes is as follows:

                                                                            YEAR ENDED DECEMBER 31,
                                                              -------------------------------------------------
                                                                   1993              1994              1995
                                                              -------------      ------------      ------------
Income taxes using the Federal
 statutory rate of 34%                                        $   1,550,000      $  1,955,000      $  2,495,000
State income taxes, net of Federal tax
 benefit                                                             38,000           292,000           102,000
Change in valuation allowance and credit
 and net operating loss utilization, net                           (277,000)         (272,000)         (132,000)
Foreign taxes at net rates different
 from U.S. Federal rates                                            157,000            96,000           722,000
Foreign tax credit                                                        -                 -          (336,000)
Other, net                                                         (119,000)          120,000           117,000
                                                              -------------      ------------      ------------
                                                              $   1,349,000      $  2,191,000      $  2,968,000
                                                              =============      ============      ============

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1994 and 1995, are presented below:

                                                                                                   1994              1995
                                                                                               ------------      ------------
Deferred tax assets:
  Accounts receivable principally due to allowance for doubtful accounts                      $    40,000       $   123,000
  Inventories, principally due to additional costs inventoried for tax purposes
   pursuant to the Tax Reform Act of 1986                                                          59,000            47,000
  Compensated absences, principally due to accrual for financial reporting purposes                91,000           111,000
  Research and experimentation credit carryforwards                                               178,000                --
  Alternative minimum tax credit carryforwards                                                    171,000                --
  Deferred rent                                                                                   390,000           299,000
  Plant and equipment, principally due to differences in depreciation and
   capitalized interest                                                                           153,000           192,000
  Related party accruals                                                                               --                --
  Deferred revenues                                                                             1,706,000         1,657,000
  Write off of purchased software asset                                                           207,000                --
  Foreign currency loss                                                                           104,000            59,000
  Acquisition-related items                                                                       132,000           287,000
  State deferred tax asset                                                                        653,000           629,000
  Non-U.S. net operating loss carryforwards                                                       964,000           435,000
  Other                                                                                            22,000            21,000
                                                                                                ---------         ---------
Total gross deferred tax assets                                                                 4,870,000         3,860,000
Less valuation allowance                                                                       (4,870,000)       (3,860,000)
                                                                                                ---------         ---------
Net deferred tax assets                                                                                --                --
                                                                                                ---------         ---------
Deferred tax liabilities:
  Capitalized software costs                                                                    1,641,000         1,496,000
  State deferred tax liability                                                                    402,000           370,000
  Other                                                                                           148,000           149,000
                                                                                                ---------         ---------
Net deferred tax liability                                                                    $ 2,191,000       $ 2,015,000
                                                                                                =========         =========

     During the year ended December 31, 1995, the Company's research and experimentation carryforwards were utilized to reduce current income taxes.

                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

     The valuation allowance decreased $277,000, $796,000 and $1,010,000 in 1993, 1994 and 1995, respectively.

(11) CAPITAL STOCK

     In conjunction with the August 1993 initial public offering, the Company converted 52,650 shares of Series A convertible preferred stock and 60,000 shares of Series B convertible preferred stock into Common Stock at a rate of 100 shares of Common Stock for each share of preferred stock and effected a reverse one-for-three Common Stock split, resulting in 1,755,000 and 2,000,000 shares of Common Stock, respectively.

     The Company issued 2,000,000 shares of Common Stock on the August 18, 1993 effective date of the initial public offering, with an additional 266,667 shares subsequently issued to the underwriters to cover overallotments, at an initial offering price of $8.00 per share. The Company used the net proceeds of $15,592,000 and part of the new line of credit to retire: (i) term loan of $7,000,000 and accrued interest of $378,000, (ii) subordinated notes of $1,000,000 and accrued interest of $212,000, (iii) subordinated note of $4,367,000 and subordinated obligation of $1,300,000 and accrued interest of $1,188,000, and (iv) subordinated obligation of $375,000 and accrued interest of $61,000, and replaced the existing revolving line of credit by repaying the outstanding balance of $3,671,000.

     Three former holders of Class B Common Stock of the Company exercised their statutory rights to dissent from the value at which their stock was redeemed. During 1993, the court issued an order valuing the dissenting shareholders' stock at $20.70 per share (or $520,025 for the total stock value, before adjustment for the above one-for-three stock split), plus interest at the rate of 9% per annum from October 10, 1990 until payment, and awarded attorneys fees and costs incurred by the former shareholders.

     The Company filed an appeal related to this matter to challenge the trial procedure, the court's valuation of the stock and the award of attorneys' fees and costs. The Company had posted a bond of $1,184,000 during the pendency of the appeal. On February 3, 1995, the Company's Petition for Leave to Appeal was denied by the Illinois Supreme Court. Subsequently, the Company paid the judgment and settled all remaining claims, and on April 16, 1995, the court entered an Agreed Order of Dismissal with Prejudice of all pending claims, defenses and counterclaims.

     In February 1995, the Company and certain Selling Stockholders completed an offering of Common Stock in which the Company sold 700,000 shares of Common Stock and the Selling Stockholders sold 921,916 shares of Common Stock, at a public offering price of $11.375 per share, and each sold an additional 208,287 and 35,000 shares, respectively, when the underwriters exercised their overallotment option in March 1995. After the underwriters' discounts and other offering expenses, the Company received approximately $9,127,000 in net proceeds from its sale of 908,287 shares of Common Stock in the offering.

                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


(12) RESEARCH AND DEVELOPMENT LIMITED PARTNERSHIPS

     The Company entered into agreements with limited partnerships in 1981, 1982 and 1985 to perform research and development for new and existing computer software. Certain of the general and limited partners of these partnerships are officers of the Company and under these agreements, the Company incurred royalty expense to the partnerships of $342,000, $349,000 and $361,000, for the years ended December 31, 1993, 1994 and 1995.

(13) STOCK OPTIONS

     On January 16, 1992, the Company adopted a Stock Option Plan for certain key employees. Options vest either immediately or over a four year period. In September 1994, the Company granted options to purchase 150,000 shares of Common Stock to the principal owners of SYSTAT. In addition, in June 1995, the Shareholders of the Company adopted the 1995 Equity Incentive Plan which authorizes the Board of Directors, under certain conditions, to grant stock options and shares of restricted stock to directors, officers, other key executives, employees and independent contractors. Options for 251,371, 397,570 and 547,339 common shares are vested and exercisable at December 31, 1993, 1994 and 1995, respectively.

     Stock option transactions are summarized below:


                            NUMBER OF            PRICE            AGGREGATE
                             SHARES            PER SHARE            PRICE
                            ---------   ---------------------  ---------------
                                            OUTSTANDING OPTIONS
                            --------------------------------------------------
Balance, December 31, 1992    358,042   $             1.05     $     375,944
Options granted               206,902            1.05-8.00           912,247
Options terminated             (1,000)                1.05            (1,050)
                            ---------   ------------------     -------------
Balance, December 31, 1993    563,944   $        1.05-8.00     $   1,287,141
Options granted               227,500          8.625-9.125         2,053,438
Options terminated             (1,224)           1.05-8.00            (5,921)
Options exercised             (10,428)           1.05-8.00           (11,860)
                            ---------   ------------------     -------------
Balance, December 31, 1994    779,792   $       1.05-9.125     $   3,322,798
Options granted               288,875        11.75 - 14.75         3,920,406
Options terminated             (4,951)        1.05 - 14.75           (54,325)
Options exercised             (20,607)        1.05 - 8.625           (36,636)
                            ---------   ------------------     -------------
Balance, December 31, 1995  1,043,109   $     1.05 - 14.75     $   7,152,243
                            =========   ==================     =============

(14) SUBSEQUENT EVENTS

     Effective March 15, 1996, the Company established a $5,000,000 unsecured, 364-day revolving credit facility available for advances pursuant to a definitive credit agreement. The Company pays a facility fee of 0.375% on the unused portion of the facility. If the Company does borrow against the facility, interest will be charged at the Bank of America reference rate (8.25% at March 15, 1996).

                          SPSS INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

(15) UNAUDITED QUARTERLY FINANCIAL INFORMATION

The following is a summary of the unaudited interim results of operations for each of the quarters ended in 1994 and 1995.

                                            MAR. 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MAR. 31,   JUNE 30,   SEPT. 30,  DEC. 31,
                                              1994       1994       1994        1994       1995       1995       1995      1995
                                            --------   --------   --------   --------   --------   --------    --------   -------
Net revenues:
 Desktop products                             $7,586    $7,958     $8,942     $10,619    $10,347    $10,771     $11,594   $13,389
 Large System products                         2,651     2,685      2,587       2,912      2,560      2,550       2,782     2,802
 Other products and services                   1,226     1,410      1,476       1,705      1,855      1,703       1,187     1,489
                                            --------   --------   --------   --------   --------   --------    --------   -------
   Net revenues                               11,463    12,053     13,005      15,236     14,762     15,024      15,563    17,680
Cost of revenues                               1,197     1,317      1,551       1,510      1,350      1,473       1,667     1,687
                                            --------   --------   --------   --------   --------   --------    --------   -------
Gross profit                                  10,266    10,736     11,454      13,726     13,412     13,551      13,896    15,993
                                            --------   --------   --------   --------   --------   --------    --------   -------
Operating expenses:
 Sales and marketing                           6,082     6,570      6,818       7,458      8,204      8,412       8,182     8,489
 Product development                           1,552     1,784      1,829       2,176      2,021      2,130       2,386     2,077
 General and administrative                      992     1,073      1,040         838      1,049      1,166       1,095     1,136
 Nonrecurring items (a)                            -         -          -           -          -          -           -     2,466
 Acquisition-related charges (b)                   -         -      1,928           -          -          -           -     1,051
                                            --------   --------   --------   --------   --------   --------    --------   -------
  Operating expenses                           8,626     9,427     11,615      10,472     11,274     11,708      11,663    15,219
                                            --------   --------   --------   --------   --------   --------    --------   -------
Operating income (loss)                        1,640     1,309       (161)      3,254      2,138      1,843       2,233       774
Net interest income (expense)                    (49)      (63)       (59)        (58)        (4)        15          69        92
Other income (expenses)                          (29)      (10)       (39)         16         67         75          (1)       36
                                            --------   --------   --------   --------   --------   --------    --------   -------
Income (loss) before income taxes              1,562     1,236       (259)      3,212      2,201      1,933       2,301       902
Income tax expense (benefit)                     624       479       (122)      1,210        755        663         788       762
                                            --------   --------   --------   --------   --------   --------    --------   -------
Net income (loss)                               $938      $757      $(137)     $2,002     $1,446     $1,270      $1,513      $140
                                            ========   ========   ========   ========   ========   ========    ========   =======
Net earnings (loss) per share                  $0.15     $0.12     $(0.02)      $0.30      $0.20      $0.17       $0.20     $0.02
                                            ========   ========   ========   ========   ========   ========    ========   =======
Shares used in per share calculation           6,461     6,468      6,173       6,710      7,164      7,685       7,746     7,796
                                            ========   ========   ========   ========   ========   ========    ========   =======

                                                                      AS A PERCENTAGE OF NET REVENUES
                                            -------------------------------------------------------------------------------------
                                            MAR. 31,   JUNE 30,   SEPT. 30,   DEC. 31,   MAR. 31,   JUNE 30,   SEPT. 30,  DEC. 31,
                                              1994       1994       1994        1994       1995       1995       1995      1995
                                            --------   --------   --------   --------   --------   --------    --------   -------
Net revenues:
 Desktop products                              66.2%     66.0%      68.8%       69.7%      70.1%      71.7%       74.5%     75.7%
 Large System products                         23.1%     22.3%      19.9%       19.1%      17.3%      17.0%       17.9%     15.9%
 Other products and services                   10.7%     11.7%      11.3%       11.2%      12.6%      11.3%        7.6%      8.4%
                                            --------   --------   --------   --------   --------   --------    --------   -------
  Net revenues                                100.0%    100.0%     100.0%      100.0%     100.0%     100.0%      100.0%    100.0%
Cost of revenues                               10.4%     10.9%      11.9%        9.9%       9.1%       9.8%       10.7%      9.5%
                                            --------   --------   --------   --------   --------   --------    --------   -------
Gross profit                                   89.6%     89.1%      88.1%       90.1%      90.9%      90.2%       89.3%     90.5%
                                            --------   --------   --------   --------   --------   --------    --------   -------
Operating expenses:
 Sales and marketing                           53.1%     54.5%      52.4%       48.9%      55.6%      56.0%       52.6%     48.0%
 Product development                           13.5%     14.8%      14.1%       14.3%      13.7%      14.2%       15.3%     11.8%
 General and administrative                     8.7%      8.9%       8.0%        5.5%       7.1%       7.7%        7.0%      6.4%
 Nonrecurring items (a)                            -         -          -           -          -          -           -     14.0%
 Acquisition-related charges (b)                   -         -      14.8%           -          -          -           -      5.9%
                                            --------   --------   --------   --------   --------   --------    --------   -------
  Operating expenses                           75.3%     78.2%      89.3%       68.7%      76.4%      77.9%       74.9%     86.1%
                                            --------   --------   --------   --------   --------   --------    --------   -------
Operating income (loss)                        14.3%     10.9%      (1.2%)      21.4%      14.5%      12.3%       14.4%      4.4%
Net interest income (expense)                  (0.4%)    (0.5%)     (0.5%)      (0.4%)         -       0.1%        0.4%      0.5%
Other income (expense)                         (0.3%)    (0.1%)     (0.3%)       0.1%       0.4%       0.5%           -      0.2%
                                            --------   --------   --------   --------   --------   --------    --------   -------
Income (loss) before income taxes              13.6%     10.3%      (2.0%)      21.1%      14.9%      12.9%       14.8%      5.1%
Income tax expense (benefit)                    5.4%      4.0%      (0.9%)       8.0%       5.1%       4.4%        5.1%      4.3%
                                            --------   --------   --------   --------   --------   --------    --------   -------
Net income (loss)                               8.2%      6.3%      (1.1%)      13.1%       9.8%       8.5%        9.7%      0.8%
                                            ========   ========   ========   ========   ========   ========    ========   =======



(a) Write-off in December 1995, principally of certain software assets capitalized more than two years ago.

(b) Write-off in September 1994, principally of acquired and in-process technology in conjunction with the acquisition of SYSTAT, Inc. Write-off in December 1995, principally of acquired and in-process technology in conjunction with the acquisition of BMDP Statistical Software, Inc.

                      INDEPENDENT AUDITORS' REVIEW REPORT


The Board of Directors
SPSS Inc.:

We have reviewed the consolidated balance sheet of SPSS Inc. and subsidiaries as of June 30, 1996, and the related consolidated statements of income for the three-month and six-month periods ended June 30, 1995 and 1996 and cash flows for the six-month periods ended June 30, 1995 and 1996. These consolidated financial statements are the responsibility of SPSS Inc.'s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above, for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of SPSS Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended and in our report dated February 21, 1996, except as to Note 14 which is as of March 15, 1996, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1995, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



                                                         KPMG PEAT MARWICK LLP

Chicago, Illinois
August 2, 1996

                          SPSS INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT FOR SHARE DATA)


                                                                 DECEMBER 31,     JUNE 30,
                                                                    1995            1996
                                                                  --------        --------
                                                                                 (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                      $ 10,778        $ 11,511
   Accounts receivable, net of allowances                           12,252          12,083
   Inventories                                                       1,590           1,387
   Prepaid expenses and other current assets                         1,469           1,914
                                                                  --------        --------

      Total current assets                                          26,089          26,895
                                                                  --------        --------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, at cost:
   Furniture, fixtures and office equipment                          3,494           3,641
   Computer equipment and software                                   8,609           9,648
   Leasehold improvements                                            1,413           1,483
                                                                  --------        --------
                                                                    13,516          14,772
   Less: Accumulated depreciation and amortization                   9,179           9,795
                                                                  --------        --------

Net equipment and leasehold improvements                             4,337           4,977
                                                                  --------        --------

Capitalized software development costs, net of
 accumulated amortization                                            6,839           6,748
Goodwill, net of accumulated amortization                            2,113           1,989
Other assets                                                         1,999           1,889
                                                                  --------        --------
                                                                  $ 41,377        $ 42,498
                                                                  --------        --------
CURRENT LIABILITIES:
   Accounts payable                                               $  2,331        $  2,487
   Accrued royalties                                                   496             430
   Accrued rent                                                        921             793
   Other accrued liabilities                                         8,785           6,735
   Income taxes and value added taxes payable                        2,262           2,988
   Customer advances                                                   295             195
   Deferred revenues                                                 6,485           5,348
                                                                  --------        --------

      Total current liabilities                                     21,575          18,976
                                                                  --------        --------

Deferred income taxes                                                2,015           2,015
Other noncurrent liabilities                                           288             162

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value; 50,000,000 shares
    authorized; 7,148,891 and  7,174,481 shares  issued and             71              72
    outstanding in 1995 and 1996, respectively
   Additional paid-in-capital                                       37,126          37,416
   Cumulative foreign currency translation adjustments                (699)           (867)
   Accumulated deficit                                             (18,999)        (15,276)
                                                                  --------        --------

      Total stockholders' equity                                    17,499          21,345
                                                                  --------        --------
                                                                  $ 41,377        $ 42,498
                                                                  ========        ========


         See accompanying notes to consolidated financial statements.


                                                    SPSS INC. AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF INCOME
                                               (IN THOUSANDS, EXCEPT FOR SHARE DATA)
                                                            (UNAUDITED)


                                                                   THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                         JUNE 30,                           JUNE 30,
                                                          ----------------------------------      ---------------------------
                                                                 1995                 1996             1995             1996
                                                           ------------          -----------      -----------     -----------
Net revenues:
     Desktop products                                      $     10,771          $    12,713      $    21,118     $     25,619
     Large System products                                        2,550                2,612            5,110            5,467
     Other products and services                                  1,703                1,828            3,558            3,130
                                                           ------------          -----------      -----------     ------------
Net revenues                                                     15,024               17,153           29,786           34,216
Cost of revenues                                                  1,473                1,700            2,823            3,303
                                                           ------------          -----------      -----------     ------------
Gross profit                                                     13,551               15,453           26,963           30,913
                                                           ------------          -----------      -----------     -------------
Operating expenses:
    Sales and marketing                                           8,412                8,690           16,616           17,613
    Product development                                           2,130                2,822            4,151            5,283
    General and administrative                                    1,166                1,285            2,215            2,521
                                                           ------------          -----------      -----------     ------------
Operating expenses                                               11,708               12,797           22,982           25,417

Operating income                                                  1,843                2,656            3,981            5,496
Other income (expense):
    Net interest income                                              15                  103               11              225
    Other                                                            75                  (19)             142              (69)
                                                           ------------          -----------      -----------     -------------
Other income (expense)                                               90                   84              153              156
                                                           ------------          -----------      -----------     ------------
Income before income taxes                                        1,933                2,740            4,134            5,652
Income tax expense                                                  663                  930            1,418            1,929
                                                           ------------          -----------      -----------     ------------
Net income                                                 $      1,270          $     1,810            2,716     $      3,723
                                                           ============          ===========      ===========     ============
Net income per share                                       $       0.17                 0.23             0.37     $       0.48
                                                           ============          ===========      ===========     ============
Shares used in computing net income per share                 7,685,380            7,863,790        7,422,396        7,818,397
                                                           ============          ===========      ===========     ============


         See accompanying notes to consolidated financial statements.



                          SPSS INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)
                                 (UNAUDITED)


                                                                         SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                  ---------------------------
                                                                      1995             1996
                                                                  --------         ----------
Cash flows from operating activities:
Net income                                                        $   2,716        $    3,723
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization                                         2,024             2,210
Changes in assets and liabilities, net of effects of
the purchase of BMDP Statistical Software, Inc.:
Accounts receivable                                                     770               169
Inventories                                                             381               203
Accounts payable                                                     (1,802)              156
Accrued royalties                                                       (90)              (66)
Accrued expenses                                                     (1,035)           (1,933)
Other                                                                  (726)           (1,523)
                                                                   --------        ----------
Net cash provided by operating activities                             2,238             2,939
Cash flows from investing activities:                              ---------       ----------
Capital expenditures, net                                            (1,458)           (1,649)
Capitalized software development costs                               (1,441)             (603)
Net payments for acquisitions                                            --              (244)
                                                                   --------        ----------
Net cash used in investing activities                                (2,899)           (2,496)
Cash flows from financing activities:                              --------         ---------
Net repayments under line-of-credit agreement                        (2,868)               --
Net proceeds from issuance of common stock                            9,206               116
Income tax benefit from stock option exercises                           --               174
                                                                   ---------        ----------
Net cash provided by financing activities                             6,338               290
                                                                   ---------        ----------
Net change in cash                                                    5,677               733
Cash and cash equivalents at beginning of period                      1,714            10,778
                                                                   ---------        ----------
Cash and cash equivalents at end of period                         $  7,391        $   11,511

Supplemental disclosures of cash flow information:                 =========        ==========
Interest paid                                                      $    116        $       18
Income taxes paid                                                     1,784               727
                                                                   =========        ==========



         See accompanying notes to consolidated financial statements.

                           SPSS INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

     THE ACCOMPANYING UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS REFLECT ALL ADJUSTMENTS WHICH, IN THE OPINION OF MANAGEMENT, ARE NECESSARY FOR A FAIR PRESENTATION OF THE RESULTS OF THE INTERIM PERIODS PRESENTED. ALL SUCH ADJUSTMENTS ARE OF A NORMAL RECURRING NATURE.

     THESE CONSOLIDATED FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO FOR THE YEAR ENDED DECEMBER 31, 1995, INCLUDED IN THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


NOTE 2 - NET INCOME PER SHARE

     NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE HAS BEEN COMPUTED USING THE WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE COMMON EQUIVALENT SHARES OUTSTANDING FOR EACH PERIOD (7,863,790 SHARES FOR THE THREE MONTHS ENDED JUNE 30, 1996, 7,818,397 SHARES FOR THE SIX MONTHS ENDED JUNE 30, 1996, AND 7,685,380 AND 7,422,396 SHARES FOR THE COMPARABLE PERIODS IN 1995). COMMON EQUIVALENT SHARES CONSIST OF THE SHARES ISSUABLE UPON EXERCISE OF STOCK OPTIONS (USING THE TREASURY STOCK METHOD).

                         Independent Auditors' Report


The Board of Directors
Jandel Corporation:

We have audited the accompanying consolidated balance sheets of Jandel Corporation and subsidiary (the Company) as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jandel Corporation and subsidiary as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                    KPMG PEAT MARWICK LLP

San Jose, California
August 30, 1996

                       JANDEL CORPORATION AND SUBSIDIARY

                          Consolidated Balance Sheets


                                                                           December 31,                  June 30,
                             Assets                                  1994               1995              1996
                             ------                                  ----               ----              ----
                                                                                                       (Unaudited)
Current assets:
    Cash and cash equivalents                                  $   630,056         $  251,439         $  246,331
    Accounts receivable, less allowance for doubtful
       accounts and sales returns of $175,000,
       $229,000, and $225,000 in 1994, 1995, and
       1996, respectively                                          988,948          1,150,969            711,912
    Inventories                                                    250,481            148,542            161,197
    Prepaid expenses and other assets                               61,366             89,029            124,175
                                                               -----------         ----------         ----------

               Total current assets                              1,930,851          1,639,979          1,243,615

Property and equipment, net                                        425,285            391,291            409,723
Other assets                                                        56,920             42,716             38,786
Goodwill, net of accumulated amortization of $40,160,
   $50,200, and $55,220 in 1994, 1995, and 1996,
   respectively                                                    110,440            100,400             95,380
                                                               -----------         ----------         ----------

               Total assets                                    $ 2,523,496         $2,174,386         $1,787,504
                                                               ===========         ==========         ==========

          Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable                                           $   368,142         $  675,363         $  479,911
    Accrued liabilities                                            636,178            468,035            518,980
    Deferred revenue                                                61,289            128,605            238,769
    Notes payable and current portion of long-term debt             39,324             75,000               --
                                                               -----------         ----------         ----------
               Total current liabilities                         1,104,933          1,347,003          1,237,660

Long-term debt, less current portion                                51,667               --                 --
Other liabilities                                                   58,788             31,616             26,101
                                                               -----------          ---------         ----------
               Total liabilities                                 1,215,388          1,378,619          1,263,761

Commitments

Shareholders's equity:
    Common stock, no par value; 600,000 shares
      authorized; 344,663, 344,998, and 348,634
      shares issued and outstanding in 1994, 1995,
      and 1996, respectively                                     3,043,290          3,038,214          3,066,804
    Accumulated deficit                                         (1,735,182)        (2,242,447)        (2,543,061)
                                                               -----------          ---------         ----------

               Total shareholders' equity                        1,308,108            795,767            523,743
                                                               -----------          ---------         ----------

               Total liabilities and shareholders' equity      $ 2,523,496         $2,174,386         $1,787,504
                                                               ===========         ==========         ==========


See accompanying notes to consolidated financial statements.

                       JANDEL CORPORATION AND SUBSIDIARY

                     Consolidated Statements of Operations


                                               Years ended                                Six months ended
                                               December 31,                                   June 30,
                                     ----------------------------------------          ------------------------
                                     1993              1994            1995              1995              1996
                                     ----              ----            ----              ----              ----
                                  (Unaudited)                                               (Unaudited)
Net revenues                      $7,583,406       $8,096,030       $8,009,552       $3,735,427      $4,122,695
Cost of sales                      1,248,466        1,320,503        1,325,781          588,299         677,492
                                  ----------       ----------       ----------       ----------      ----------

           Gross margin            6,334,940        6,775,527        6,683,771        3,147,128       3,445,203

Operating expenses:
   Sales and marketing             3,065,710        3,544,821        3,833,425        1,683,059       2,145,344
   Research and development        1,443,442        1,528,732        1,934,243          929,984         850,126
   General and administrative      1,284,582        1,342,138        1,427,475          702,436         751,619
                                  ----------       ----------       ----------       ----------      ----------

           Operating expenses      5,793,734        6,415,691        7,195,143        3,315,479       3,747,089
                                  ----------       ----------       ----------       ----------      ----------

           Income (loss) from
               operations            541,206          359,836         (511,372)        (168,351)       (301,886)

Interest income (expense), net       (23,686)             636            4,907            5,156           2,072
                                  ----------       ----------       ----------       ----------      ----------

           Income (loss) before
               income taxes
                                     517,520          360,472         (506,465)        (163,195)       (299,814)

Income taxes                           7,800              800              800              800             800
                                  ----------       ----------       ----------       ----------      ----------

           Net income (loss)      $  509,720       $  359,672       $ (507,265)      $ (163,995)     $ (300,614)
                                  ==========       ==========       ==========       ==========      ==========


See accompanying notes to consolidated financial statements.

                       JANDEL CORPORATION AND SUBSIDIARY

                     Consolidated Statements of Cash Flows


                                                                        Years ended                        Six months ended
                                                                        December 31,                            June 30,
                                                            -------------------------------------          -------------------
                                                              1993          1994           1995            1995           1996
                                                              ----          ----           ----            ----           ----
                                                           (Unaudited)                                        (Unaudited)
Cash flows from operating activities:
   Net income (loss)                                        $ 509,720      $359,672     $(507,265)      $(163,995)     $(300,614)
   Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
          Depreciation and amortization                       149,544       166,444       234,054         109,136        111,894
             Compensation expense for issuance of
               common stock                                     --            --            6,125           --            24,500
             Changes in operating assets and liabilities:
                Accounts receivable                          (173,104)     (125,768)     (162,021)        180,056        439,057
                Inventories                                    45,141        23,300       101,939          23,947        (12,655)
                Prepaid expenses and other assets               6,408       (51,925)      (27,663)        (40,693)       (35,146)
                Accounts payable                              100,217       (52,206)      307,221          98,461       (195,452)
                Accrued liabilities                            82,455       242,193      (168,143)       (204,814)        50,945
                Other liabilities                               7,442       (82,799)      (27,172)        (22,023)        (5,515)
                Deferred revenue                               45,720       (28,232)       67,316          23,863        110,164
                                                            ---------      --------       -------         -------        -------

                   Net cash provided by (used in)
                       operating activities                   773,543       450,679      (175,609)          3,938        187,178
                                                            ---------      --------       -------         -------        -------

Cash flows from investing activities:
   Additions to property and equipment                       (103,512)     (254,738)     (190,020)        (89,692)      (125,306)
   (Increase) decrease in other assets                         (9,386)      (31,522)       14,204           9,109          3,930
                                                            ---------      --------       -------         -------        -------

                   Net cash used in investing
                       activities                            (112,898)     (286,260)     (175,816)        (80,583)      (121,376)
                                                            ---------      --------       -------         -------        -------

Cash flows from financing activities:
   Borrowings under notes payable and long-term
       debt                                                    50,000          --          75,000            --             --
   Payments on notes payable and long-term debt              (333,718)      (39,189)      (90,991)        (90,991)       (75,000)
   Principal repayments under capital lease obligations
                                                              (22,898)       (3,660)         --              --             --
   Repayment of notes payable to related parties             (100,064)      (38,040)         --              --             --
   Proceeds from issuance of common stock upon
        exercise of options                                    54,634        24,419         2,500                          4,090
   Repurchase of common stock                                  (2,760)         --         (13,701)        (13,419)          --
                                                            ---------      --------       -------         -------        -------

                   Net cash used in financing
                        activities                           (354,806)      (56,470)      (27,192)       (104,410)       (70,910)
                                                            ---------      --------       -------         -------        -------


Net increase (decrease) in cash and cash equivalents          305,839       107,949      (378,617)       (181,055)        (5,108)

Cash and cash equivalents, beginning of year                  216,268       522,107       630,056         630,056        251,439
                                                            ---------      --------       -------         -------        -------



Cash and cash equivalents, end of year                      $ 522,107      $ 630,056      $251,439        $449,001       $246,331
                                                            =========      =========      ========        ========       ========



Supplemental disclosure of cash flow information:
   Cash paid during the year:
      Interest                                              $  50,471      $ 12,515       $ 4,748         $ 2,989        $ 1,063
                                                            =========      ========       =======         =======        =======
      Income taxes                                          $   7,800      $    800       $   800         $   800        $   800
                                                            =========      ========       =======         =======        =======


See accompanying notes to consolidated financial statements.

                       JANDEL CORPORATION AND SUBSIDIARY

                Consolidated Statements of Shareholders' Equity



                                                   Common stock                                      Total
                                            -------------------------         Accumulated        shareholders'
                                            Shares             Amount           deficit             equity
                                            ------             ------           -------             ------
Balances, December 31, 1992 (unaudited)     320,844         $ 2,966,997        $(2,604,574)      $  362,423

Exercise of stock options (unaudited)        19,650              54,634               -              54,634
Repurchase of common stock (unaudited)         (184)             (2,760)              -              (2,760)
Net income (unaudited)                         -                   -               509,720          509,720
                                         ----------         -----------        -----------       ----------

Balances, December 31, 1993                 340,310           3,018,871         (2,094,854)         924,017

Exercise of stock options                     4,353              24,419               -              24,419
Net income                                     -                   -               359,672          359,672
                                         ----------         -----------        -----------       ----------

Balances, December 31, 1994                 344,663           3,043,290         (1,735,182)       1,308,108

Issuance of common stock                        500               6,125                               6,125
Exercise of stock options                     1,000               2,500               -               2,500
Repurchase of common stock                   (1,165)            (13,701)              -             (13,701)
Net loss                                       -                  -               (507,265)        (507,265)
                                         ----------         -----------        -----------       ----------

Balances, December 31, 1995                 344,998           3,038,214         (2,242,447)         795,767

Issuance of common stock (unaudited)          2,000              24,500               -              24,500
Exercise of stock options
    (unaudited)                               1,636               4,090               -               4,090
Net loss (unaudited)                           -                   -              (300,614)        (300,614)
                                         ----------         -----------        -----------       ----------

Balances, June 30, 1996
    (unaudited)                             348,634         $ 3,066,804        $(2,543,061)      $  523,743
                                         ==========         ===========        ===========       ==========


See accompanying notes to consolidated financial statements.

                       JANDEL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1994 and 1995

          (Information for the year ended December 31, 1993 and as of and for the six months ended June 30, 1995 and 1996 is unaudited.)


(1)      BUSINESS OF THE COMPANY

         Jandel Corporation (the Company) develops, markets, and supports a line of graphical and statistical software products used mainly in scientific applications. Academic and scientific institutions constitute a substantial portion of the Company's customers. The primary markets for the Company's products are in the United States and Europe.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Presentation

         The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Jandel Scientific GmbH. All material intercompany transactions and accounts have been eliminated in consolidation.

         The functional currency of the Company's foreign subsidiary is the U.S. dollar. Adjustments arising from the translation of foreign currency transactions at historical exchange rates are not significant and have been charged to operations.

         Unaudited Financial Information

         The financial information for the year ended December 31, 1993, is unaudited but includes all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the operating results and cash flows for the year ended December 31, 1993.

         Interim Financial Information

         The interim financial information for the six months ended June 30, 1995 and 1996, is unaudited but includes all adjustments, consisting only of normal recurring adjustments, which the Company considers necessary for a fair presentation of the operating results and cash flows for those periods and the financial position as of June 30, 1995 and 1996. Results for the six months ended June 30, 1996, are not necessarily indicative of results for the entire year.

         Cash and Cash Equivalents

         Cash equivalents are highly liquid financial instruments with original maturities of three months or less when purchased.





                                                                     (Continued)

                       JANDEL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

          (Information for the year ended December 31, 1993 and as of and for the six months ended June 30, 1995 and 1996 is unaudited.)




         Revenue Recognition

         The Company recognizes software license revenues, net of an allowance for estimated returns and cancellations, at the time the software is delivered. Software licenses include commitments for insignificant obligations, such as technical and other support, for which an accrual is provided.

         Deferred revenue from post contract support (PCS) agreements is recognized ratably over the term of the related PCS agreements.

         Software Development Costs

         Costs incurred in the development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. To date, the Company's software development has been completed concurrent with the establishment of technological feasibility, and, accordingly, no costs have been capitalized.

         Advertising

         Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 1993, 1994, and 1995, were approximately $985,677, $1,082,000, and $1,158,000, respectively, and $410,876 and
         $635,792 for the six months ended June 30, 1995 and 1996, respectively.

         Concentration of Credit Risk

         The Company operates in one industry segment and sells its products mainly to academic and scientific institutions worldwide. The Company performs ongoing credit evaluations of its customers and does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations. The majority of cash and cash equivalent balances, which exceed federally insured limits, are held by a single financial institution.

         Inventories

         Inventories, consisting primarily of finished goods and packaging materials, are stated at the lower of cost (first-in, first-out method) or net realizable value.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the respective assets ranging from 3 to 5 years for machinery and equipment and 10 years for furniture and fixtures. Leasehold improvements are amortized on a straight-line basis over the lesser of their estimated useful lives or the related lease terms.





                                                                     (Continued)

                       JANDEL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

         (Information for the year ended December 31, 1993 and as of and for the six months ended June 30, 1995 and 1996 is unaudited.)




Goodwill

Goodwill, representing the excess of the purchase price over the fair value of the net assets of the acquired entity, is being amortized on a straight-line basis over 15 years. The Company periodically reviews the carrying amount of this intangible asset and adjusts the carrying amount when future undiscounted cash flows are not expected to recover the carrying amount of the goodwill. Total amortization of goodwill recorded was $10,040 in each of the years ended December 31, 1993, 1994, and 1995, and $5,020 in each of the six months ended June 30, 1995 and 1996.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Fair Value of Financial Instruments

For financial instruments included in the Company's consolidated financial statements, which consisted of cash and cash equivalents, trade accounts receivable, accounts payable, accrued liabilities, and notes payable, the carrying amounts are a reasonable estimate of fair value.

Stock-Based Compensation

The Company has not elected early adoption of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 becomes effective beginning in 1996, and will not have a material effect on the Company's consolidated financial position or results of operations. Upon adoption of SFAS No. 123, the Company will continue to measure compensation expense for its stock-based employee compensation plan using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees, and will provide pro forma disclosures of net income as if the fair value-based method prescribed by SFAS No. 123 had been applied in measuring compensation expense.

Uses of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.





                                                                     (Continued)

                       JANDEL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

         (Information for the year ended December 31, 1993 and as of and for the six months ended June 30, 1995 and 1996 is unaudited.)




(3)      PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:

                                                                       December 31,                  June 30,
                                                                 1994              1995                1996
                                                                 ----              ----                ----
             Machinery and equipment                       $     992,289       $ 1,159,260        $ 1,278,304
             Furniture and fixtures                              260,830           283,879            284,535
                                                             -----------       -----------        -----------

                                                               1,253,119         1,443,139          1,562,839
             Less accumulated depreciation and
                 amortization                                    827,834         1,051,848          1,153,116
                                                             -----------       -----------        -----------

                                                           $     425,285       $   391,291        $   409,723
                                                             ===========       ===========        ===========

(4)      ACCRUED LIABILITIES

         Accrued liabilities consisted of the following:

                                                                       December 31,                  June 30,
                                                                 1994              1995                1996
                                                                 ----              ----                ----
             Compensated absence accruals                    $   148,893         $ 118,042          $ 124,172
             Technical support                                    80,000            80,000             80,000
             ESOP contribution (Note 7)                           65,000              -                  -
             Other                                               342,285           269,993            314,808
                                                               ---------         ---------          ---------

                                                             $   636,178         $ 468,035          $ 518,980
                                                               =========         =========          =========

(5)      NOTES PAYABLE AND LONG-TERM DEBT

         As of December 31, 1994, long-term debt consisted of two term loans aggregating $90,991 from a bank bearing interest at prime plus 1.75% (10.5% as of December 31, 1994) and 9.5% per annum. On March 31, 1995, the Company fully repaid this long-term debt.

         The Company has available a bank line of credit that provides for borrowings up to $300,000, bearing interest at the bank's prime rate plus 1.25% per annum (9.75% as of December 31, 1995), expiring January 15, 1997. The credit line is collateralized by the Company's accounts receivable, inventory, and other assets and also requires the maintenance of certain specified ratios and a minimum net worth, with which the Company was in compliance as of December 31, 1995. Amounts outstanding under this line of credit were $75,000 and $-0- as of December 31, 1995, and June 30, 1996, respectively.





                                                                     (Continued)

                      JANDEL CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

         (Information for the year ended December 31, 1993 and as of and for the six months ended June 30, 1995 and 1996 is unaudited.)




(6)      INCOME TAXES

         The provision for income taxes for the year ended December 31, 1993 is comprised of federal income taxes and the minimum California state income taxes.

         The provision for income taxes for 1994, and 1995, and the six months ended June 30, 1995 and 1996, is comprised of alternative minimum taxes and minimum California state income taxes.

         The components of the deferred tax assets as of December 31, 1993, 1994, and 1995, are as follows:

                                                                       1993            1994            1995
                                                                       ----            ----            ----
               Research and development credits                   $    476,067     $   563,613     $  610,396
               Accruals and reserves
                                                                       256,317        201,402         203,248
               Net operating loss carryforwards                        132,651         29,375         164,849
               State tax and other                                         272         19,317           6,632
                                                                    ----------     ----------      ----------

                   Total                                               865,307        813,707         985,125

               Valuation allowance                                    (829,123)      (778,806)       (968,484)
               Deferred liability for property and equipment           (36,184)       (34,901)        (16,641)
                                                                    ----------     ----------       ---------

                   Net deferred tax assets                        $       --       $     --        $     --
                                                                    ==========     ==========      ==========

         Total income tax expense differs from the amount computed by applying the statutory federal income tax rate of 34% in 1993, 1994, and 1995 as follows:

                                                                     1993              1994            1995
                                                                     ----              ----            ----
             Computed expected tax expense                     $     175,957      $   122,560     $ (172,198)
             Net operating loss carryforwards                       (175,957)        (115,403)         --
             Tax credit carryforwards                                   --             (7,157)         --
             Alternative minimum tax                                   7,000             --
             Losses not utilized                                        --               --          172,198
             Current state taxes                                         800              800            800
                                                                  ----------      -----------     ----------

                                                                $      7,800      $       800     $      800
                                                                  ==========      ===========     ==========

As of December 31, 1995, the Company had net operating loss carryforwards of approximately $398,000 and $200,000 for federal and state purposes, respectively, expiring in years 2000 through 2010. As of December 31, 1995, the Company also had net operating loss carryforwards for Jandel Scientific GmbH totaling approximately
$45,000.

The Company has available as of December 31, 1995, federal and state research and experimentation tax credit carryforwards of approximately $480,000 and $198,000, respectively, which expire in the years 2004 through 2010.

If the Company were to have an ownership change, as defined by the Internal Revenue Code, its ability to utilize net operating loss and credit carryforwards would be affected.





                                                                     (Continued)

                      JANDEL CORPORATION AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

         (Information for the year ended December 31, 1993 and as of and for the six months ended June 30, 1995 and 1996 is unaudited.)




(7)      STOCK OPTION AND OWNERSHIP PLANS

         Option Plans

         The Company has reserved 82,026 shares of common stock for issuance to employees and consultants under its Incentive Stock Option Plan and the 1989 Employee Nonqualified Stock Option Plan. Shares available for grant under these plans are 8,280, 5,114, 10,714, and 79 as of December 31, 1993, 1994, and 1995 and June 30, 1996, respectively.
         The Company also grants nonqualified stock options under individual agreements with certain employees. No shares of common stock are reserved for issuance of these option agreements.

         The Company's Board of Directors has the authority to determine to whom the options will be granted, the number of shares, the term and the exercise price (which cannot be less than fair market value at the date of grant in the use of incentive stock options, and 85% of fair market value at date of grant in the case of nonqualified stock options). Fair market value is determined annually by an independent appraisal. The options are generally exercisable, cumulatively, 33-1/3%, 66-2/3%, and 100% one year, two years, and three years from date of grant, respectively, and generally expire 10 years from date of grant.

         Stock option activity under the plans and individual stock option agreements during 1995 and 1994 was as follows:

                                                                 Options outstanding
                                                              ------------------------
                                                                              Price
                                                              Shares        per share
                                                              ------        ---------
             Balances as of January 1, 1993                    66,736     $ 2.50 - 13.00

             Options granted                                   18,353          11.75
             Options exercised                                (19,650)      2.50 - 6.25
                                                              -------

             Balances as of December 31, 1993                  65,439     $ 2.50 - 13.00

             Options granted                                    4,300          11.75
             Options exercised                                 (4,353)      2.50 - 9.00
             Options expired/canceled                          (7,334)          9.00
                                                               ------

             Balances as of December 31, 1994                  58,052     $ 2.50 - 13.00

             Options exercised                                 (1,000)          2.50
             Options expired/canceled                          (5,600)      9.00 - 13.00
                                                               ------

             Balances as of December 31, 1995                  51,452     $ 2.50 - 13.00

             Options granted                                   10,800          12.25
             Options exercised                                 (1,636)          2.50
             Options expired/canceled                            (165)         11.75
                                                               ------

             Balances as of June 30, 1996                      60,451     $ 2.50 - 13.00
                                                               ======

              Exercisable as of June 30, 1996                  47,478     $ 2.50 - 13.00
                                                               ======





                                                                     (Continued)

                       JANDEL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

          (Information for the year ended December 31, 1993 and as of and for the six months ended June 30, 1995 and 1996 is unaudited.)




         Employee Stock Ownership Plan

         Effective January 1, 1993, the Company adopted a nonleveraged Employee Stock Ownership Plan (ESOP) covering employees who have met certain eligibility requirements. Contributions to the ESOP are determined annually by the Company's Board of Directors, based on the Company's financial performance and condition. Contribution expense for the years ended December 31, 1993, 1994, and 1995, was $43,240, $65,000,
         and $2,000, respectively, and $-0- for each of the six months ended June 30, 1995 and 1996. The contributions are allocated to the participants based on compensation. Participants do not vest in their benefits for three years and are 100% vested thereafter. There were no shares of the Company's common stock purchased by the ESOP as of December 31, 1993 and 1994. On July 31, 1995, the ESOP purchased 8,000 shares of common stock from existing shareholders at $12.25 per share. Fair value of the Company's common stock is determined annually by an independent appraisal.

(8)      EMPLOYEE BENEFIT PLAN

         Effective January 1, 1991, the Company adopted the Jandel Scientific 401(k) Plan (the Plan), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended. An employee is eligible to participate after three months of employment, completing at least 1,000 hours of service within a plan year and attaining the age of 21. Eligible employees may elect to contribute to the Plan through payroll deductions, up to 20% of their compensation, subject to certain limitations. Matching contributions by the Company are voluntary; none were made in 1993, 1994, and 1995 and in the six months ended June 30, 1996. Company contributions do not vest for five years and are 100% vested thereafter.

(9)      COMMITMENTS

         The Company leases office space in the United States and Germany under operating leases expiring in November 1999 and August 2000, respectively. Under the terms of the main facility lease, the Company is responsible for its share of property taxes and operating expenses. Both leases have the option to extend the lease for an additional five-year term. The difference between straight-line rent expense and scheduled rent payment increases is included in other liabilities as of December 31, 1995.

         Future minimum lease payments under these leases as of June 30, 1996, were $128,330 due in the six months ended December 31, 1996, with the remaining obligations for years ended December 31, as follows:

         1997  $                               $254,908
         1998                                   254,908
         Thereafter                             284,249
                                               --------
                                               $794,065
                                               ========

                                                                    (Continued)

                       JANDEL CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

          (Information for the year ended December 31, 1993 and as of and for the six months ended June 30, 1995 and 1996 is unaudited.)




         Rent expense was approximately $280,500, $283,850, and $296,367 for the years ended December 31, 1993, 1994, and 1995, respectively, and $145,094 and $161,673 for the six months ended June 30, 1995 and 1996, respectively.

(10)     SEGMENT INFORMATION

         The Company operates in one industry segment: developing, marketing, and supporting graphical and statistical software products. The distribution of revenues and operating income (loss) by geographic area for the years ended December 31, 1993, 1994, and 1995, and assets by geographic area for the years ended December 31, 1994 and 1995, was as follows:

                                                                  1993             1994               1995
             Revenues:
                 United States                              $   6,151,231      $ 6,529,100        $ 6,333,659
                 Europe                                         1,819,479        2,141,106          2,368,723
                 Eliminations                                    (387,304)        (574,176)          (692,830)
                                                              -----------      -----------        -----------

                     Total revenues                         $   7,583,406      $ 8,096,030        $ 8,009,552
                                                              ===========      ===========        ===========

             Operating income (loss):
                 United States                              $     451,610      $   396,386        $  (534,089)
                 Europe                                            58,110          (36,550)            22,717
                                                              -----------      -----------        -----------

                     Total operating income (loss)          $     509,720      $   359,836        $  (511,372)
                                                              ===========      ===========        ===========

             Identifiable assets:
                 United States                                                 $ 1,861,636        $ 1,434,254
                 Europe                                                            661,860            740,132
                                                                               -----------        -----------

                     Total assets                                              $ 2,523,496        $ 2,174,386
                                                                               ===========        ===========

         U.S. revenue includes export sales of $805,466, $813,344, and $795,228 in the years ended December 31, 1993, 1994, and 1995, respectively. Export sales have been made primarily to customers in Canada, Australia, and Japan. Intercompany sales are at prices intended to provide a profit after marketing, support, and general and administrative costs.

(11)     SUBSEQUENT EVENT

         In July 1996, the Company entered into a Letter of Intent for a plan of merger with a publicly held software company (acquiring company). Under terms of the Letter of Intent, the Company will exchange all its outstanding shares of common stock and options for $9,000,000 in common stock of the acquiring company. The Company anticipates that the merger will be accounted for using the pooling of interests method. Consummation of the merger is subject to several conditions, including negotiation and execution of a definitive agreement.

                             CLEAR SOFTWARE INC.

                             FINANCIAL STATEMENTS

                          Independent Auditors' Report



The Board of Directors
Clear Software, Inc.:


We have audited the accompanying balance sheet of Clear Software, Inc., as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clear Software, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                KPMG PEAT MARWICK LLP


Boston, Massachusetts
August 9, 1996

                              CLEAR SOFTWARE, INC.

                                 Balance Sheet

                               December 31, 1995


     Assets (note 5)
     ---------------

 Current assets:
    Cash                                                              $145,566
    Trade accounts receivable, net of allowance for
      doubtful accounts of $15,000 (note 9)                            291,256
    Inventory                                                           24,340
                                                                      --------

           Total current assets                                        461,162

 Property and equipment, net (notes 2 and 3)                             5,083
                                                                      --------

           Total assets                                               $466,245
                                                                      ========

      Liabilities and Stockholders' Equity
      ------------------------------------

 Current liabilities:
    Accounts payable                                                  $271,083
    Accrued expenses                                                     1,967
                                                                      --------

           Total current liabilities                                   273,050
                                                                      --------

 Commitments (note 4)

 Stockholders' equity:
    Common stock, $.001 par value, authorized 300,000 shares, issued
      and outstanding 106,500 shares                                       107
    Additional paid-in capital                                          16,193
    Retained earnings                                                  176,895
                                                                      --------

           Total stockholders' equity                                  193,195
                                                                      --------

           Total liabilities and stockholders' equity                 $466,245
                                                                      ========



See accompanying notes to financial statements.

                              CLEAR SOFTWARE, INC.

                   Statement of Income and Retained Earnings

                          Year ended December 31, 1995



              Net revenues (note 9)                    $2,755,265
                                                       ----------

              Operating expenses:
                 Direct cost of revenues                  206,136
                 Sales and marketing                    1,772,201
                 Research and development                 315,515
                 General and administrative               402,583
                                                       ----------

                      Total operating expenses          2,696,435
                                                       ----------

                      Operating income                     58,830
                                                       ----------

              Other income (expense):
                 Interest income                            1,066
                 Interest expense (note 5)                 (1,963)
                 Payments to a related party (note 6)     (45,000)
                                                       ----------
                      Total other expense                 (45,897)
                                                       ----------


                      Net income                           12,933

              Retained earnings, beginning of year        175,802

              Less dividends                              (11,840)
                                                       ----------

              Retained earnings, end of year             $176,895
                                                       ==========



See accompanying notes to financial statements.

                              CLEAR SOFTWARE, INC.

                            Statement of Cash Flows

                          Year ended December 31, 1995



    Cash flows from operating activities:
       Net income                                                    $12,933
       Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation                                              21,455
            Stock option compensation expense                         15,300
            Changes in operating asset/liability accounts:
              Accounts receivable                                     (5,344)
              Inventory                                              (21,362)
              Accounts payable                                        99,208
              Accrued expenses                                        (5,724)
                                                                    --------

                   Net cash provided by operating activities         116,466
                                                                    --------

    Cash flows from investing activities:
       Purchase of property and equipment                            (17,511)
                                                                    --------

                   Net cash used in investing activities             (17,511)
                                                                    --------

    Cash flows from financing activities:
       Repayment of notes payable                                     (7,200)
       Dividends                                                     (11,840)
                                                                    --------

                   Net cash used in financing activities             (19,040)
                                                                    --------

    Net increase in cash                                              79,915

    Cash at beginning of year                                         65,651
                                                                    --------

    Cash at end of year                                             $145,566
                                                                    ========

    Supplemental disclosure of cash flow information:
       Cash paid for interest                                           $181
                                                                    ========



See accompanying notes to financial statements.

                              CLEAR SOFTWARE, INC.

                         Notes to Financial Statements

                               December 31, 1995


(1)  NATURE OF BUSINESS

     Clear Software, Inc. ("Clear" or the "Company") develops, markets, and sells diagramming and flowcharting applications designed for non-technical professionals. The Company, established in 1987, is located in Newton, Massachusetts. The primary product, all Clear, automatically draws charts or decision trees from text to help businesses document their critical procedures.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Revenue Recognition
     The Company recognizes revenues from software sales upon shipment of the software.

     (b)  Property and Equipment
     Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets (three to seven years).

     (c)  Research and Development Costs
     Research and development costs are charged to expense as incurred.

     (d)  Income Taxes
     The Company is an S Corporation for income tax purposes; therefore, federal and state income taxes are borne by the stockholders. Distributions to shareholders are made to cover their additional personal tax liabilities due to corporate income.

     (e)  Use of Estimates
     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3)  PROPERTY AND EQUIPMENT

     Property and equipment and the related accumulated depreciation consist of the following


                 Computer equipment                  $101,535
                 Office furniture and equipment         7,293
                                                     --------
                                                      108,828
                 Less accumulated depreciation        103,745
                                                     --------

                                                     $  5,083
                                                     ========

                                                               (Continued)

                              CLEAR SOFTWARE, INC.

                         Notes to Financial Statements



(4)  LEASES

     The Company leases office facilities and certain equipment under noncancelable operating leases expiring in 1998. The future minimum lease payments under these leases are as follows:



       Year
       ----

       1996                                      $ 102,774
       1997                                        100,023
       1998                                          3,180
                                                 ---------
       Total future minimum lease payments       $ 205,977
                                                 =========

Rent expense amounted to $80,477 for the year ended December 31, 1995.



(5)  NOTE PAYABLE TO BANK

     Note payable to bank consists of borrowings under a $100,000 line-of-credit agreement. Interest is payable monthly at an annual rate equal to 2% above the Bank's lending rate (9% at December 31, 1995). The line-of-credit is secured by the assets of the Company and is guaranteed by certain shareholders. At December 31, 1995, there were no outstanding borrowings under this agreement.

(6)  RELATED PARTY TRANSACTIONS

     The Company is related by common ownership to BZIX Development, Inc.
        ("BZIX") which developed the programming code for the Company's original products. These products are no longer sold by the Company. During 1995, the Company entered into a settlement agreement with BZIX granting the Company the license to BZIX's programming code. The settlement agreement requires a payment of $22,500 at execution and a maximum monthly payment of $7,500 to BZIX for two years. The license is considered fully paid upon the sale of the Company. During 1995, the Company incurred expenses of $45,000 in accordance with the agreement.

(7)  STOCK OPTIONS

     During 1995, the Company granted 10,500 non-qualified stock options to three key employees at an exercise price of $.20. The options may be exercised at various dates as specified at the time of the grant and vest over a five month period. All options vest 100% in the event of a change in control of ownership. If the employee's term of employment ends, any outstanding options are canceled. At December 31, 1995, 8,500 shares were exercisable.


                                                                   (Continued)

                              CLEAR SOFTWARE, INC.

                         Notes to Financial Statements


(8)  BENEFIT PLAN

     In January 1996, the Company established a 401(K) plan (the "Plan") covering all eligible employees who qualify based on age and length of service requirements. The Plan allows employees to defer a percentage of their annual salary. The Company may also match a percentage of employee contributions.

(9)  SIGNIFICANT CUSTOMER

     One customer accounted for 22% of net sales in 1995. Included in accounts receivable as of December 31, 1995 are amounts due from this customer of approximately $135,000.

(10) SALE OF COMPANY

     The Company is in the process of finalizing an agreement to sell all of its outstanding common stock to SPSS, Inc. A definitive agreement is expected to be signed in September 1996.

CLEAR SOFTWARE INC.

Balance Sheet

June 30, 1996

(Unaudited)


--------------------------------------------------------------------------------------
            ASSETS
--------------------------------------------------------------------------------------
Current assets:
 Cash                                                                      $   133,696
 Accounts receivable, net of allowances of $15,000                             410,832
 Inventory                                                                      21,270
 Other assets                                                                   22,710
--------------------------------------------------------------------------------------
Total current assets                                                           588,508

Property and equipment, net                                                     11,033
--------------------------------------------------------------------------------------
                                                                           $   599,541
======================================================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------
Current liabilities:
 Accounts payable                                                              187,108
 Accrued expenses                                                                1,511
--------------------------------------------------------------------------------------
Total current liabilities                                                      188,619
--------------------------------------------------------------------------------------
Commitments                                                                        --

Stockholders' equity:
 Common stock, $.001 par value, authorized 300,000 shares, issued
  and outstanding 106,500 shares                                                   107
 Additional paid-in capital                                                     16,193
 Retained earnings                                                             394,622
--------------------------------------------------------------------------------------
Total stockholders' equity                                                     410,922
--------------------------------------------------------------------------------------
                                                                           $   599,541
======================================================================================


See accompanying notes to the unaudited financial statements.

CLEAR SOFTWARE INC.

Statements of Income

Six months ended June 30, 1995 and 1996

(Unaudited)


--------------------------------------------------------------------------
                                                    1995           1996
--------------------------------------------------------------------------

Net revenues                                      1,442,280      1,659,858

Cost of revenues                                     87,561         93,143
--------------------------------------------------------------------------

Gross profit                                      1,354,719      1,566,715
--------------------------------------------------------------------------

Operating expenses:
 Sales and marketing                                836,307        972,757
 Product development                                139,794        176,650
 General and administrative                         149,988        161,582
--------------------------------------------------------------------------

Operating expenses                                1,126,089      1,310,989
--------------------------------------------------------------------------

Operating income                                    228,630        255,726
--------------------------------------------------------------------------

Other income (expense):
 Interest income                                        802            149
 Interest expense                                      (988)          (648)
 Other                                                  --         (37,500)
--------------------------------------------------------------------------

Other income (expense)                                 (187)       (37,999)
--------------------------------------------------------------------------

Income before income taxes                          228,444        217,727

Income tax expense                                      --             --
--------------------------------------------------------------------------

Net income                                      $   228,444        217,727
==========================================================================




See accompanying notes to the unaudited financial statements.

CLEAR SOFTWARE INC.

Statements of Cash Flows

Six months ended June 30, 1995 and 1996

(Unaudited)

-----------------------------------------------------------------------------------------
                                                             1995               1996
-----------------------------------------------------------------------------------------
Cash flows from operating activities:
 Net income                                             $     228,444           217,727
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation                                                   --                --
   Changes in operating asset/liability accounts:
     Accounts receivable                                      (48,769)         (119,576)
     Inventories                                              (18,504)            3,070
     Accounts payable                                         (58,774)          (83,975)
     Accrued expenses                                          (6,120)             (455)
     Other                                                        --            (22,710)
-----------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities            96,277            (5,919)
-----------------------------------------------------------------------------------------
Cash flows from investing activities:
 Purchase of property and equipment                            (5,243)           (5,951)
-----------------------------------------------------------------------------------------
Net cash used in investing activities                          (5,243)           (5,951)
-----------------------------------------------------------------------------------------
Cash flows from financing activities:
 Repayment of notes payable                                    (7,200)              --
 Dividends                                                    (11,840)              --
-----------------------------------------------------------------------------------------
Net cash used in financing activities                         (19,040)              --
-----------------------------------------------------------------------------------------
Net change in cash and cash equivalents                        71,994           (11,870)
Cash and cash equivalents at beginning of period               65,651           145,566
-----------------------------------------------------------------------------------------
Cash and cash equivalents at end of period              $     137,645           133,696
=========================================================================================
Supplemental disclosures of cash flow information:
 Interest paid                                          $       1,660               648
=========================================================================================





See accompanying notes to the unaudited financial statements.

CLEAR SOFTWARE INC.

Notes to Financial Statements

--------------------------------------------------------------------------------
(1)  BASIS OF PRESENTATION

    The accompanying unaudited interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented. All such adjustments are of a normal recurring nature.

    These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 1995 included elsewhere herein.

                                   ANNEX A





       ===============================================================
       ===============================================================


                          AGREEMENT AND PLAN OF MERGER


                                  By and Among



                                   SPSS INC.,

                             SPSS ACQUISITION INC.

                                      and

                               JANDEL CORPORATION



                          Dated as of October 30, 1996



       ===============================================================
       ===============================================================

                              TABLE OF CONTENTS


ARTICLE I
            THE MERGER                                                       1
     1.1    The Merger                                                       1
     1.2    Shareholders' Meeting                                            2
     1.3    Consummation of the Merger; Effective Date                       2
     1.4    Effect of the Merger                                             2
     1.5    Closing                                                          2
     1.6    Tax and Accounting                                               2


ARTICLE II
            ARTICLES OF INCORPORATION AND
            BYLAWS OF THE SURVIVING CORPORATION                              3
     2.1    Articles of Incorporation                                        3
     2.2    Bylaws                                                           3
     2.3    Directors and Officers                                           3


ARTICLE III

            CONVERSION OF SHARES AND OPTIONS                                 3
     3.1    Conversion and Cancellation of Shares, Options                   3
     3.2    Dissenting Shares                                                4
     3.3    Surrender and Payment                                            4
     3.4    Escrow.                                                          5
     3.5    Tax Withholding                                                  5
     3.6    Closing Of Jandel's Transfer Books                               5


ARTICLE IV

            SECURITIES MATTERS                                               6
     4.1    Registration                                                     6
     4.2    Additional Obligations of SPSS.                                  7


ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF JANDEL                         7
     5.1    Organization and Qualification.                                  7
     5.2    Authority.                                                       8
     5.3    Capitalization                                                   8
     5.4    Title to Shares.                                                 9
     5.5    Consents and Approvals.                                          9
     5.6    Absence of Conflicts.                                            9
     5.7    Financial Statements; Accounts Receivable.                       9
     5.8    Absence of Undisclosed Liabilities.                             10
     5.9    Absence of Certain Changes or Events.                           10
     5.10   Investment in the Common Stock                                  12
     5.11   Real and Personal Property; Inventories.                        12
     5.12   Patents, Trademarks, Etc.                                       13
     5.13   Employees                                                       14

     5.14   Contracts and Commitments.                                      14
     5.15   Source Code                                                     15
     5.16   Licenses and Royalties                                          15
     5.17   Adequacy of Documentation.                                      15
     5.18   Third-Party Components in Software Programs.                    16
     5.19   Third-Party Interests or Marketing Rights in Software Programs. 16
     5.20   No Virus Warranties                                             16
     5.21   Software; Physical Media                                        16
     5.22   Government Contracts.                                           17
     5.23   Product Warranties and Liabilities                              17
     5.24   Insurance                                                       17
     5.25   Litigation and Administrative Proceedings                       18
     5.26   Tax Matters.                                                    18
            5.26.1  All Returns Filed                                       19
            5.26.2  All Taxes Paid                                          19
            5.26.3  Examinations, Etc.                                      19
            5.26.4  Section 341(f)                                          19
            5.26.5  Withholding                                             19
            5.26.6  Foreign Person, Etc.                                    19
            5.26.7  Parachute Payments                                      20
            5.26.8  Accounting; Tax Attributes                              20
            5.26.9  Prior Consolidated Groups                               20
            5.26.10 Unpaid Tax                                              20
     5.27   Compliance with Laws.                                           20
     5.28   Environmental and Safety Matters.                               21
     5.29   Employee Benefits.                                              21
     5.30   Licenses and Permits                                            23
     5.31   Relations With Suppliers and Customers                          23
     5.32   Interests in Competitors, Suppliers and Customers               23
     5.33   Employment Matters.                                             23
     5.34   Discrimination; Occupational Safety; Labor                      23
     5.35   Related Transactions                                            24
     5.36   Brokers and Finders.                                            24
     5.37   Questionable Payments.                                          24
     5.38   Books and Records.                                              25
     5.39   Bank Accounts; Safe Deposit Boxes.                              25
     5.40   Full Disclosure.                                                25
     5.41   Effect of Certificates.                                         25
     5.42   Accounting Matters                                              25
     5.43   Pooling of Interests Accounting                                 25
     5.44   Material Misstatements or Omissions                             26



ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF SPSS AND ACQUISITION          26
     6.1    Organization and Qualification.                                 26
     6.2    Authority.                                                      26
     6.3    Consents and Approvals.                                         26
     6.4    Absence of Conflicts.                                           26
     6.5    Capitalization                                                  27
     6.6    Reports and Financial Statement                                 27

     6.7    Litigation and Administrative Proceedings.                      27
     6.8    Brokers and Finders.                                            27
     6.9    Acquisition Stock.                                              28
     6.10   Full Disclosure                                                 28
     6.11   Pooling of Interests Accounting                                 28
     6.12   Material Misstatements or Omissions                             28
     6.13   Effect of Certificates.                                         28
     6.14   Accounting Matters                                              28



ARTICLE VII

            COVENANTS RELATING TO CONDUCT OF BUSINESS                       29
     7.1    Conduct of Business                                             29


ARTICLE VIII

            COVENANTS OF JANDEL                                             32
     8.1    Consents and Approvals.                                         32
     8.2    Closing Returns                                                 32
     8.3    Access to Information                                           32


ARTICLE IX

            COVENANTS OF SPSS AND ACQUISITION                               33
     9.1    Consents and Approvals.                                         33
     9.2    Retention of Records                                            33
     9.3    Mailing Lists                                                   33
     9.4    Termination Agreements                                          33
     9.5    Severance Packages                                              34


ARTICLE X

            MUTUAL COVENANTS                                                34
     10.1   Confidentiality.                                                34
     10.2   Consistent Tax Reporting                                        35
     10.3   Cooperation                                                     35


ARTICLE XI

            CONDITIONS TO OBLIGATIONS OF JANDEL                             35
     11.1   Representations and Warranties.                                 35
     11.2   Performance.                                                    35
     11.3   Filings; Consents; Waiting Periods.                             35
     11.4   Tax Opinion.                                                    35
     11.5   Pooling                                                         35
     11.6   No Litigation.                                                  36
     11.7   Delivery                                                        36
     11.8   Shareholder Approval                                            36
     11.9   Form S-4                                                        36

ARTICLE XII

            CONDITIONS TO OBLIGATIONS OF SPSS                               36
     12.1   Representations and Warranties.                                 36
     12.2   Performance.                                                    37
     12.3   Filings; Consents; Waiting Periods.                             37
     12.4   No Litigation.                                                  37
     12.5   Legal Opinion                                                   37
     12.6   Due Diligence Investigation                                     37
     12.7   Pooling                                                         37
     12.8   Shareholder Approval                                            38
     12.9   Affiliates and Certain Shareholders                             38
     12.10  Form S-4                                                        38
     12.11  Delivery                                                        38
     12.12  Non-Competition Agreement                                       38


ARTICLE XIII

            CLOSING DELIVERIES                                              39
     13.1   Books and Records.                                              39
     13.2   Legal Opinion.                                                  39
     13.3   Consents.                                                       39
     13.4   Closing Certificates.                                           39
     13.5   Charter; Good Standing Certificates.                            39
     13.6   Non-Competition Agreement                                       39
     13.7   Resignations of Jandel's Officers and Directors.                39
     13.8   Affiliate Letters                                               39
     13.9   Escrow Agreement                                                39
     13.10  Performance.                                                    40
     13.11  Further Assurances.                                             40


ARTICLE XIV

            SURVIVAL AND INDEMNIFICATION                                    40
     14.1   Survival of Representations and Warranties; Covenants.          40
     14.2   Indemnification.                                                40
     14.3   Indemnification by SPSS                                         42
     14.4   Indemnification Procedure                                       42
     14.5   Arbitration.                                                    44
     14.6   Offset Against Unpaid Amounts.                                  44


ARTICLE XV

            TERMINATION, AMENDMENT AND WAIVER                               45
     15.1   Termination                                                     45
     15.2   Effect of Termination                                           45

ARTICLE XVI

            MISCELLANEOUS                                                   45
     16.1   Amendment and Modification.                                     45
     16.2   Waiver of Compliance.                                           45
     16.3   Expenses.                                                       46
     16.4   Notices.                                                        46
     16.5   Assignment.                                                     47
     16.6   Publicity.                                                      47
     16.7   Headings.                                                       47
     16.8   Severability.                                                   47
     16.9   Governing Law.                                                  47
     16.10  Counterparts.                                                   48
     16.11  Third Parties.                                                  48
     16.12  Entire Agreement.                                               48

                        AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of October 30, 1996, (the "Agreement"), by and among Jandel Corporation, a California corporation ("Jandel"), SPSS Inc., a Delaware corporation ("SPSS") and SPSS Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of SPSS ("Acquisition").

                            W I T N E S S E T H:

     WHEREAS, Jandel is engaged in the business of developing and distributing scientific analytical software;

     WHEREAS, the respective Boards of Directors of each of Jandel, SPSS and Acquisition have determined that it is advisable and for the benefit of their corporations and their respective shareholders that Jandel be acquired by SPSS by means of a merger of Acquisition with and into Jandel, with Jandel being the surviving corporation, on the terms and conditions set forth hereinafter (the "Merger") (Jandel and Acquisition being hereinafter sometimes referred to as the "Constituent Corporations" and Jandel as the "Surviving Corporation");

     WHEREAS, SPSS and Acquisition desire to acquire from the holders (the "Shareholders") of the outstanding capital shares of Jandel, no par value per share (the "Shares"), the Shares in exchange for shares of common stock, $.01 par value per share of SPSS (the "Common Stock"), to be determined pursuant to the terms set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that this transaction qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that this transaction be accounted for as a "pooling of interests".

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance upon the representations and warranties contained herein, the parties hereto agree as follows:


                                  ARTICLE I

                                 THE MERGER

     1.1 The Merger. Subject to the terms and conditions hereof, on the Effective Date (as defined in Section 1.3), Acquisition shall be merged with and into Jandel in accordance with the applicable provisions of the General Corporation Laws of the

States of California ("CGCL") and Delaware ("DGCL"), and Jandel, as the surviving corporation in the Merger shall continue its corporate existence, and the separate existence of Acquisition shall thereupon cease and its corporate existence shall be merged into and transferred to the Surviving Corporation.

     1.2 Shareholders' Meeting. Jandel shall take all action necessary in accordance with applicable law and its Articles of Incorporation and By-laws to solicit the Shareholders' approval of the Merger (the "Shareholders' Meeting"). The Board of Directors of Jandel shall recommend that Jandel's Shareholders approve the Merger and take all lawful action to solicit such approval.

     1.3 Consummation of the Merger; Effective Date. As soon as practicable after the satisfaction or waiver of the conditions hereinafter set forth, the parties hereto will file with the Secretary of State of the State of California and the Secretary of State of the State of Delaware a certificate or articles of merger or ownership and other documents (the "Merger Documents"), in such respective forms as required by, and executed in accordance with, the relevant provisions of the CGCL and DGCL in order to effect the Merger. The Merger shall become effective at such time as the Merger Documents shall have been accepted for filing with the Secretary of State of the State of California and the Secretary of State of the State of Delaware or such other times as the parties shall agree should be specified in the Merger Documents (the "Effective Date").

     1.4 Effect of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed, without any other action, to all rights and property of each of the Constituent Corporations, and shall be subject to all the debts and liabilities of each of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, all with the effect set forth in the CGCL and the DGCL.

     1.5 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Ross & Hardies, Chicago, Illinois, at 9:00 a.m., on November 29, 1996 (the "Closing Date") or such other place or time as the parties may agree.

     1.6 Tax and Accounting. The parties hereto shall each use their best efforts to cause the transactions contemplated hereunder to be treated as (i) a reorganization within the meaning of Section 368(a) of the Code, and (ii) to qualify for accounting treatment as a pooling of interests.

                                 ARTICLE II

                        ARTICLES OF INCORPORATION AND
                    BY-LAWS OF THE SURVIVING CORPORATION

     2.1 Articles of Incorporation. The Articles of Incorporation of Jandel as in effect on the Effective Date shall be amended, as set forth in Exhibit A hereto.

     2.2 By-laws. The By-laws of Jandel as in effect on the Effective Date shall be amended, as set forth in Exhibit B hereto.

     2.3 Directors and Officers. The directors and officers of Acquisition immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, to serve in accordance with the By-laws.


                                 ARTICLE III

                      CONVERSION OF SHARES AND OPTIONS

     3.1 Conversion and Cancellation of Shares, Options. As of the Effective Date, by virtue of the Merger:

     (a) Treasury Shares. All Shares which are held by Jandel as treasury shares shall be cancelled and retired.

     (b) Other Outstanding Shares. Each other outstanding Share, except those held by Shareholders of Jandel who have validly perfected dissenters' rights under the CGCL and have not effectively withdrawn or lost such rights, shall be converted into the right to receive shares of Common Stock in accordance with the provisions of Section 3.3.

     (c) Capital Stock of Acquisition. Each issued and outstanding share of capital stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of capital stock of the Surviving Corporation.

     (d) Options. On the Effective Date, option holders who have exercised their options contingent on the consummation of the transactions contemplated by this Agreement shall receive the Shares of Jandel to which they are entitled pursuant to their options, and such Shares of Jandel issued in respect of such options will be treated as Shares of Jandel in the manner set forth herein as of the Effective Date. Exercising option holders shall be subject to withholding for income taxes and may exercise their options in the manner set forth in Section 3.5.

     3.2 Dissenting Shares. Each Shareholder which has demanded and perfected his demand for appraisal of his Shares in accordance with the applicable provisions of CGCL and has not effectively withdrawn or lost his right to such appraisal, shall be entitled only to such rights as are granted by the applicable provisions of the CGCL. Jandel shall give SPSS prompt notice upon receipt by Jandel of any such written demands for appraisal and withdrawals of demands for appraisal (any Shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Jandel agrees that it will not prior to or on the Effective Date, except with the prior written consent of SPSS, voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

     3.3 Surrender and Payment. As of the Effective Date of the Merger, all Shares (including Shares issued to exercising option holders pursuant to Section 3.1(d) hereof) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Shareholder of a certificate representing any Shares of Jandel ("Certificate") shall cease to have any rights with respect thereto (other than in accordance with Section 3.2), except the right to receive a portion of the Total Shares (as defined hereinafter) to be issued in consideration therefor and subject to Section 3.4, upon surrender of such Certificate, in the amounts to be determined in the manner set forth on Schedule 3.3. For purposes herein the term "Total Shares" shall be deemed the number of shares of SPSS Common Stock obtained by dividing
(i) 9,000,000 (or such lower figure as is obtained by subtracting the amount to be paid to any Dissenting Shareholders), less the expenses of Jandel in respect of the transaction, by the average closing market price of the Common Stock, as reported on the Nasdaq National Market, for the trading days between June 3, 1996 until the earlier of (a) November 25, 1996 or (b) three (3) trading days immediately prior to the date of the shareholder's meeting of Jandel to consider approval of the Merger (the "Share Price"). At or prior to the Closing, Jandel shall deliver to SPSS signed letters (or other evidence satisfactory to SPSS) from all option holders exercising their options for Jandel stock contingent on the consummation of the transactions contemplated by this Agreement. As soon as practicable after the Closing Date, Jandel shall deliver to SPSS the Certificates, representing the Shares for cancellation, and such other documents as may reasonably be required by SPSS. At such time, SPSS shall cause to be issued, in the name of each Shareholder who delivered a Certificate, and each exercising option holder newly issued shares of SPSS Common Stock in accordance with the provisions of Schedule 3.3. SPSS will hold in escrow for the Shareholders' and Option holders' account, in the respective amounts set forth on Schedule 3.3, ten percent (10%) of the Total Shares (the "Escrowed Shares"), together with stock powers duly executed in blank attached, in good form for delivery. SPSS will hold the Escrowed Shares subject to the terms and conditions of the Escrow Agreement

(as defined hereinafter) and Section 3.4. Until so surrendered, each Certificate which simultaneously with or immediately prior to the Effective Date represented Shares shall upon and after the Effective Date be deemed for all purposes to represent and evidence only the right to receive shares of Common Stock in accordance with this Section 3.3.

     3.4 Escrow. Upon the Effective Date, Jandel shall cause the Shareholders to pledge, and grant a first priority security interest in the Escrowed Shares to SPSS as collateral to satisfy any post-Closing claims for breaches under this Agreement, subject to the limitations of the Basket and the Cap. The number of Escrowed Shares, if any, remaining after any retention made in accordance with this Agreement will be delivered to the Shareholders and exercising option holders, in amounts proportionate to the Shareholders' and exercising option holders' interest in such Escrowed Shares, promptly after the earlier of the first anniversary of the Effective Date or the date of release of results of the first post-acquisition financial statement audit of SPSS, except for the number of such Escrowed Shares then subject to a bona fide dispute in connection with a claim for indemnification, made prior to the Expiration Date (as defined herein), over which a party is entitled to such Escrowed Shares, which shares, if any, shall be delivered to the Shareholders and exercising option holders promptly after resolution of such dispute.

     3.5 Tax Withholding. The exercise of Jandel options and the subsequent issuance of shares of SPSS Common Stock will constitute a taxable transaction to the exercising option holders and will be subject to any local, state and federal tax withholding requirements. At the Closing, an exercising option holder may elect (i) to effect a cashless exercise, with Jandel issuing to the exercising option holders only the net number of Shares to which the option holder would be entitled after a sufficient amount of the Shares to which the exercising option holder would otherwise be entitled is withheld to cover the exercise price of the option and all local, state and federal tax withholding requirements (based on the value received by the Jandel option holder in connection with the merger transaction) or (ii) to provide to SPSS cash in the amount necessary to satisfy such tax withholding requirements, and in either case, Jandel or its successor shall pay over to the appropriate taxing agencies the appropriate amount withheld.

     3.6 Closing Of Jandel's Transfer Books. On the Effective Date, the stock transfer books of Jandel shall be closed and no transfer of Shares shall thereafter be made.

                                 ARTICLE IV

                             SECURITIES MATTERS

     4.1 Registration. As soon as reasonably practicable after the date of this Agreement, SPSS will file with the Securities and Exchange Commission ("SEC") a registration statement using Form S-4 (the "Form S-4" or the "Registration Statement") which shall contain a combined prospectus/proxy statement with respect to the merger and relating to the Total Shares, and SPSS will use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Jandel agrees to provide to SPSS all information concerning or relating to Jandel necessary for inclusion in the Registration Statement. SPSS will promptly advise Jandel as to the time at which the Registration Statement becomes effective and of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceedings for such purpose and will use its best efforts to prevent the issuance of any stop order and to obtain as soon as possible the lifting thereof if issued. Until the Effective Date, SPSS will advise Jandel promptly of any requirement by the SEC for any amendment or supplement to the Registration Statement of additional information, and will not at any time file any amendment or supplement to the prospectus contained therein (or the prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, (the "1933 Act")) (the "Prospectus") that shall not have been previously submitted to Jandel a reasonable time prior to the proposed filing thereof or to which Jandel shall reasonably object or which is not in compliance with in all material respects with the 1933 Act. If any event occurs as a result of which the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") included in the Registration Statement would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or if it is necessary at any time to amend the Registration Statement and the Proxy Statement/Prospectus contained therein to comply with the 1933 Act, SPSS will promptly notify Jandel, and SPSS will prepare an amendment or supplement to the Registration Statement or Proxy Statement/Prospectus that will correct such statement or omission and will use its best efforts to cause any such amendment to become effective as promptly as possible. Jandel will provide to SPSS all information relating to Jandel necessary to enable SPSS to prepare the amendment or supplement to the Registration Statement or Proxy Statement/Prospectus to correct such statement or omission and will assist SPSS in using its best efforts to cause any such amendment to become effective as promptly as possible. SPSS will deliver to Jandel two signed copies of the Registration Statement and all amendments thereto, including all financial statements and exhibits filed therewith.

     4.2 Additional Obligations of SPSS. As soon as reasonably practicable after the date of this Agreement, SPSS will use its best efforts to qualify the Total Shares to be issued under the securities or "blue sky" laws of every jurisdiction of the United States in which any shareholder of Jandel has an address on the records of Jandel's transfer agent on the record date for determining the Jandel shareholders entitled to notice of and to vote on the Merger.

                                  ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF JANDEL

     Subject to and limited by the matters disclosed in the Disclosure Schedule attached to this Agreement (the "Disclosure Schedule"), Jandel represents and warrants to SPSS and Acquisition as follows:

     5.1 Organization and Qualification. (a) Jandel is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, to own or lease the properties and other assets which it presently owns or leases and to carry on its business as presently conducted.

     Jandel Scientific GmbH (the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany, is wholly owned by Jandel and is the only entity owned or under common control with Jandel. Subsidiary is a corporation duly organized, validly existing under the laws of Germany and has the power and authority to own or lease the properties and other assets which it presently owns or leases and to carry on its business as presently conducted.

     (b) The copy of the Articles of Incorporation, as amended to date, of Jandel, as certified by the Secretary of State of the State of California, and of the By-Laws, as amended to date, of Jandel, as certified by its Secretary, as previously delivered to SPSS, are true, complete and correct copies as amended and presently in effect. The copies of any organizational and governing documents of the Subsidiary as certified by the appropriate government authorities, as previously delivered to SPSS, are true, complete and correct copies as amended and presently in effect. All minutes and consents of the shareholders and directors of Jandel and the Subsidiary are contained in the minute books of Jandel and the Subsidiary and said minute books have been furnished to SPSS for examination at a reasonable time prior to the Closing.
No minutes or consents have been included in such minute books since such examination by SPSS which have not heretofore been furnished to SPSS and no corporate action not reflected in said minute books has been taken.

     (c) Jandel and the Subsidiary are each duly licensed or qualified to do business as a foreign corporation, and are each in good standing, in every jurisdiction in which each of Jandel and the Subsidiary are required to be so licensed or qualified, except where failure to be so qualified would not have a material adverse effect on Jandel and the Subsidiary, taken as a whole.

     5.2 Authority. Subject only to the requisite approval of the Merger by Jandel's Shareholders, Jandel has full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary action on the part of the Board of Directors of Jandel and subject only to the requisite approval of the Merger by Jandel Shareholders, no other proceedings (corporate or otherwise) on the part of Jandel are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the other agreements contemplated by this Agreement have been duly and validly executed and delivered by Jandel and constitute legal, valid and binding agreements of Jandel.

     5.3 Capitalization. The entire authorized capital stock of Jandel and the number of Shares thereof which are issued and outstanding are as follows:


NUMBER OF                                         NUMBER
AUTHORIZED SHARES                                 ISSUED AND
OF JANDEL                       CLASS             OUTSTANDING

   600,000         Common Stock, no par value        351,034

All of the issued and outstanding Shares of Jandel's capital stock are owned of record and to the best knowledge of Jandel, beneficially by the Shareholders in the respective amounts set forth in the Disclosure Schedule. Jandel owns all of the issued and outstanding shares of the Subsidiary's capital stock (the "Subsidiary Shares"). The Shares and the Subsidiary Shares are subject to no restrictions on transferability other than restrictions imposed by the 1933 Act, and applicable state securities laws. All of the outstanding Shares of capital stock of Jandel and Subsidiary Shares are duly authorized and validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of any preemptive rights. There are no Shares of capital stock in treasury. Except as set forth in this Agreement, there are no outstanding options, warrants, conversion or other rights to acquire from any of the Shareholders or Jandel, or any plans, contracts or commitments providing for the issuance of, or the granting of, rights by any of the Shareholders or Jandel to acquire: (i) any capital stock of Jandel (whether issued or

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


unissued) or Subsidiary Shares or (ii) any securities convertible into or exchangeable for any capital stock of Jandel or Subsidiary Shares, and there are no Shares or Subsidiary Shares reserved for issuance. There are no agreements or understandings with respect to the voting, holding or selling of any Shares of capital stock of Jandel or Subsidiary Shares, or any contractual obligations of Jandel or to the best of knowledge of Jandel, any of its Shareholders with respect to Jandel's capital stock or Subsidiary Shares. There are no voting trusts or proxies currently in effect with respect to the Shares or Subsidiary Shares. No person has any right to require Jandel to register any of its securities under the 1933 Act.

     5.4 Title to Shares. To the best of Jandel's knowledge, the Shareholders own and have good and marketable title to the Shares, free and clear of any lien, pledge, claim, encumbrance, restriction or right of any third party of any kind. On the Effective Date, SPSS will acquire good and marketable title to the Shares and Subsidiary Shares, respectively, free and clear as aforesaid, including without limitation any of the foregoing set forth in the Articles of Incorporation of Jandel, subject to any lien, pledge, claim, encumbrance, restriction or right of any third party of any kind of which SPSS has knowledge. The Shares represent the only equity interest of the Shareholders in Jandel.

     5.5 Consents and Approvals. Except as set forth in this Agreement, there is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given in order for Jandel to consummate the transactions contemplated hereby and fully perform its obligations hereunder.

     5.6 Absence of Conflicts. The execution, delivery and performance by Jandel of this Agreement and the consummation by Jandel of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which either Jandel or the Subsidiary is or was subject, (ii) violate any order, judgment or decree which is or was applicable to either Jandel or the Subsidiary; (iii) conflict with or result in a breach or default under any term or condition of the Articles of Incorporation or By-Laws of Jandel or any organizational documents of the Subsidiary, or any material agreement or other instrument to which either Jandel or the Subsidiary is a party or by which either of them is bound, or (iv) cause, or give any person grounds to cause, the maturity of any debt, liability or obligation of Jandel to be accelerated or increase any such liability or obligation.

     5.7 Financial Statements; Accounts Receivable. Jandel has previously delivered to SPSS true and correct copies of the audited balance sheets of Jandel and the Subsidiary, as of December 31, 1994 and December 31, 1995 and the related audited statements of income, statements of retained earnings and statements of changes in financial position for the periods ending on such dates, (collectively, the "Financial Statements"). The Financial Statements (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, are correct and complete in all material respects and are in accordance with the books and records of Jandel and the Subsidiary, (ii) present fairly the financial position and condition of Jandel and the Subsidiary and the related results of operations as at the dates and for the periods then ended (subject to customary year-end adjustments, which adjustments shall not be material in kind or amount) and (iii) contain no material misstatements or omissions which under generally accepted accounting principles would be required to be disclosed for financial statement purposes.

     Subject to applicable reserves for bad debts shown on Jandel's and the Subsidiary's latest balance sheets included in the Financial Statements, as such reserves are adjusted from the date thereof in the ordinary course of business, all accounts and notes receivable reflected on the balance sheets are, and all accounts and notes receivable subsequently accruing to the Effective Date will be, (a) valid, genuine and subsisting, (b) subject to no known defenses, set-offs or counterclaims and (c) current and collectible.

     5.8 Absence of Undisclosed Liabilities. Except as and to the extent reserved for in the Financial Statements neither Jandel nor the Subsidiary has any liabilities or obligations, whether accrued, absolute or contingent, determined or undetermined, known or unknown or whether due or to become due (including, without limitation, obligations as guarantor) other than those in the ordinary course of business since December 31, 1995, which have not yet been accrued or booked. Jandel does not know of any basis for the assertion of any claim or liability relating to the businesses of either Jandel or the Subsidiary, nor is it aware of any occurrence or fact having a material adverse effect on the businesses of Jandel and the Subsidiary, taken as a whole, other than general economic considerations affecting the software industry generally. As of the date of this Agreement, neither Jandel nor the Subsidiary has outstanding debt to any bank or other lender.

     5.9 Absence of Certain Changes or Events. Since December 31, 1995, there has not been (a) any damage, destruction or casualty loss to the properties or assets of Jandel and the Subsidiary, taken as a whole (whether covered by insurance or not) outside the ordinary course of business; (b) any material adverse change in the business, assets, properties, operations, prospects or financial condition of Jandel and the Subsidiary, taken as a whole, or any fact or condition which could reasonably be expected to cause such a change, other than any change, fact or condition related solely to the transactions contemplated hereby; (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) in excess of $100,000; or outside the ordinary course of business of either Jandel or the Subsidiary; (d) any direct or indirect redemption, repurchase or other acquisition for value by Jandel of its capital stock or any agreement to take such action, or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to Jandel's capital stock; (e) other than increases in base compensation and bonuses in the ordinary course of business (not exceeding 5% per annum of the aggregate payroll), any increase in the rate or terms of compensation payable or to become payable by either Jandel or the Subsidiary to their respective directors, officers, employees, agents or independent contractors or any increase in the rate or change in the terms of any employment agreement or compensatory arrangement, or any changes in any bonus, severance, pension, insurance or other employee benefit plan, or any other payment or benefit made to or for any such director, officer, employee, agent or independent contractor; (f) any sale, transfer or other disposition of any asset of either Jandel or the Subsidiary to any party, including, without limitation, the Shareholders, except for payment of obligations incurred, and sale of products, in the ordinary course of business consistent with past practices; (g)Eany amendment or termination of any material contract or agreement to which either Jandel or the Subsidiary is a party or any termination or waiver of any other rights of value to the businesses of either Jandel or the Subsidiary; (h) any capital expenditure for additions to property or equipment by either Jandel or the Subsidiary in excess of $10,000; (i) any split, combination, exchange or reclassification of shares of capital stock of either Jandel or the Subsidiary; (j) any issuance of capital stock of either Jandel or the Subsidiary or of securities convertible into or rights to acquire any such capital stock; (k) any failure by either Jandel or the Subsidiary to pay accounts payable or other obligations in the ordinary course of business;
(l) except as set forth in subsection 5.9(c), the incurrence of any obligations or liability (absolute or contingent) not in the ordinary course of business or in excess of $10,000; (m) any pledge of any of the assets or properties of either Jandel or the Subsidiary or any action or inaction which would subject any such assets or properties to any lien, security interest, mortgage, pledge, claim, charge or other encumbrance of any kind; other than such liens arising in the ordinary cause of business; (n) any actual or threatened termination or cancellation of, or modification or change in, any business relationship with any material customer or customers of either Jandel or the Subsidiary or other agreement or arrangement involving or related to the assets or properties of the businesses of either Jandel or the Subsidiary in excess of $10,000; (o) any cancellation of a debt due to, or a claim, of either Jandel or the Subsidiary, other than by payment or other satisfaction; (p) any failure of either Jandel or the Subsidiary to perform under, or any default by either Jandel or the Subsidiary under, any agreement, obligation or covenant to which either of them is or was bound; (q) any change in any method of accounting or accounting practice, principle or procedure; (r)Eany action or inaction which could reasonably be expected to cause either Jandel or the Subsidiary to incur any tax liability out of the ordinary course of business;
(s) any other event or condition of any character which materially and adversely affects the businesses of Jandel and the Subsidiary, taken as a whole; or (u) any agreement, whether in writing or otherwise, to take any action described in this Section 5.9.

     5.10 Investment in the Common Stock.

     Jandel has, or will prior to the Effective Date, informed the Shareholders of the provisions of Article IV and has, or will prior to the Effective Date, given each Shareholder the combined Proxy Statement/Prospectus on Form S-4 prepared by Jandel and SPSS and such other materials which Jandel received from SPSS to be distributed to such Shareholders. Jandel further acknowledges that
(i) each Shareholder has been provided, or will be provided prior to the Effective Date, an opportunity to receive such other information as each has deemed necessary to make an informed decision to acquire the portion of Total Shares to which it is entitled under this Agreement (the "Acquisition Stock") pursuant to this Agreement and have had or will have had prior to the Effective Date sufficient opportunity to ask questions and receive answers of Jandel and SPSS, as appropriate, concerning the operations, business and financial condition of SPSS and regarding the Merger and the business of SPSS and Jandel and all such questions regarding Jandel have been, or prior to the Effective Date will be, answered by Jandel, (ii) each Shareholder has been, or will be prior to the Effective Date, informed that the Shareholders have no recourse against SPSS for declines in the value of their investment in the Acquisition Stock absent fraud or violations of the Federal and State securities, blue sky and other similar laws on the part of SPSS; (iii) each Shareholder has been, or will be prior to the Effective Date, informed that the Acquisition Stock of SPSS being acquired pursuant to the terms of this Agreement represents an investment in the business of SPSS, and that SPSS has made no representations or warranties with respect to the future business performance of SPSS or the price of its Common Stock; and (iv) each "affiliate" of Jandel has been informed of the restrictions on the transfer of the Shares and shares of SPSS Common Stock.

     5.11 Real and Personal Property; Inventories. The Disclosure Schedule correctly identifies (i) each lease or rental of real property held or paid by each of Jandel and the Subsidiary; and (ii) each parcel of real property, and each interest (other than such leases or rentals) in real property, used the operations of the businesses of each of Jandel and the Subsidiary. All structures described in the Disclosure Schedule and Jandel's and the Subsidiary's use thereof conform in all material respects with all applicable ordinances, requirements, regulations, zoning laws, restrictions and do not encroach on property of others, and are not encroached upon by structures of others. No claims, charges or notice of violations have been filed, served, made or threatened, orally or in writing, against or relating to any such property or any of the operations conducted at any such property (currently or in the past) as a result of (i) any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws, restrictive covenants, conditions or restrictions, or (ii) as a result of any encroachment on the property of others. The Disclosure Schedule lists all material tangible or intangible personal property and assets of each of Jandel and the Subsidiary. Jandel and the Subsidiary have good and marketable title to, and are in possession of or have control over, all of their real and personal property, none of which is held under or subject to any mortgage, pledge, lien, lease, encumbrance, conditional sales contract or other security arrangement. Each item of such tangible personal property and assets is in good working order or condition, reasonable wear and tear excepted.

     The inventories of each of Jandel and the Subsidiary are in all material respects in good and merchantable condition and are of a quality suitable and usable or saleable in the ordinary course of business for the purposes for which such inventories are intended. The inventory is adequate for each of Jandel's and the Subsidiary's businesses and there has been no material adverse change in such inventories since December 31, 1995.

     5.12 Patents, Trademarks, Etc. The Disclosure Schedule contains an accurate and complete description of all domestic and foreign patents, trademarks, current service marks, trademark registrations, logos, trade names, assumed names, copyrights and copyright registrations and all pending applications therefor (collectively, the "Intellectual Property"), presently owned or held by each of Jandel and the Subsidiary or under which either Jandel or the Subsidiary owns or holds any license, or in which either Jandel or the Subsidiary owns or holds any direct or indirect interest; and to Jandel's knowledge no others are necessary for the conduct of the present businesses of either Jandel or the Subsidiary. To the best knowledge of Jandel, none of the products manufactured, distributed or sold by either Jandel or the Subsidiary, nor any of the Intellectual Property or other intellectual property (including without limitation, technology, inventions, processes, designs, formulae, know-how, trade secrets) (collectively, with the Intellectual Property, the "Intellectual Assets"), or any of Jandel's and the Subsidiary's activities, conflict with, infringe or otherwise violate any patents, trademarks or copyrights, or any other rights, of any individual or entity, nor require payments to be made to any person. Each of Jandel and the Subsidiary has the sole and exclusive right to use, has the right and power to sell and has taken reasonable measures to maintain and protect the Intellectual Assets; no claims have been asserted by any individual or entity with respect thereto or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, and, to the best knowledge of Jandel, there is no valid basis for any such claim. To Jandel's knowledge, neither Jandel nor the Subsidiary is using confidential information or trade secrets of any former employer of any past or present employees engaged in businesses of either Jandel or the Subsidiary. The items described in the Disclosure Schedule and the other Intellectual Assets are reasonably adequate to conduct the businesses of each of Jandel and the Subsidiary as presently conducted. Upon consummation of the transactions contemplated hereby, SPSS will acquire good and marketable title to all of the Intellectual Assets and the goodwill associated therewith.

     5.13 Employees. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Assets on behalf of either Jandel or the Subsidiary either (a) were at such time parties to "work-for-hire" arrangements or agreements with either Jandel or the Subsidiary, in accordance with applicable federal and state law, that has accorded either Jandel or the Subsidiary full, effective, exclusive and original ownership of all intellectual property thereby arising, or (b) have executed appropriate instruments of assignment, which are still in full force and effect, in favor of either Jandel or the Subsidiary, as assignee, that have conveyed to either Jandel or the Subsidiary full, effective and exclusive ownership of all intellectual property thereby arising. Neither Jandel nor the Subsidiary owns or has any right, license or interest, whether as a licensee, licensor or otherwise, in any registered copyrights, patents, applications for copyrights or patents, and designs or in any trademarks, service marks, trade names, or applications in which such personnel have an interest. To Jandel's knowledge, no employee of either Jandel or the Subsidiary is in violation of (i) any term of any employment contract, any "work for hire" arrangement or agreement, or any patent disclosure agreement or (ii) any other contract or agreement, or any restrictive covenant relating to the rights of any such employee to be employed by either Jandel or the Subsidiary or to use trade secrets or proprietary information of others.

     5.14 Contracts and Commitments.

     (a) Other than standard form customer and distributor contracts and other agreements entered into in the ordinary course of business, and except as set forth in the Disclosure Schedule, neither Jandel nor the Subsidiary are parties to any material agreements, contracts, guarantees, commitments, restrictions or instruments of any kind ("Contracts"). A Contract shall be deemed material if it commits Jandel or the Subsidiary to expend more than $5,000 over the life of the Contract. True and correct copies of all Contracts listed on the Disclosure Schedule have been made available to SPSS at a reasonable time prior to Closing. All of the Contracts are valid and binding obligations of either Jandel or the Subsidiary, enforceable in accordance with their respective terms to the extent permitted by applicable law, and are in full force and effect and complied with. None of the Contracts, to the best of Jandel's knowledge have, a material adverse effect on either Jandel's or the Subsidiary's assets, properties, businesses, financial conditions or prospects. To the best of knowledge of Jandel, no other party to any of the Contracts is in default or breach thereof. True and correct copies of each standard form customer and distributor contract currently in use by each of Jandel and the Subsidiary in the conduct of its businesses are attached to the Disclosure Schedule. Neither Jandel nor the Subsidiary has agreed with any customer or distributor to make any variation in any such contract which could have a material adverse effect on either Jandel's or the Subsidiary's assets, properties, businesses, financial condition or prospects.

     (b) Neither Jandel nor the Subsidiary has given any power of attorney (whether revocable or irrevocable) to any individual or entity.

     (c) Neither Jandel nor the Subsidiary is in default, and there is no basis for any valid claim of default on the part of Jandel or the Subsidiary, or to the best knowledge of Jandel, in any respect under any of the Contracts.

     5.15 Source Code. Each of Jandel and the Subsidiary owns all rights, title and interest in and to the source codes for all of its software products and has not distributed any copies of such source codes to any third parties, and neither Jandel nor the Subsidiary has agreed to pay to any individual or entity any royalty, commission or other amount on account of sales of their software products.

     5.16 Licenses and Royalties. Neither Jandel nor the Subsidiary is a licensee under any license, including, without limitation, licenses with respect to source codes used or to be used in either Jandel's or the Subsidiary's software products, and neither has an obligation to pay royalties to any third party in connection therewith. Neither Jandel nor the Subsidiary has granted to any individual or entity any rights or security interests with respect to the source codes for either Jandel's or the Subsidiary's software products.

     5.17 Adequacy of Documentation. The technical documentation includes, if pertinent, the source code, system documentation, statements or principles of operation, and schematics for all of the software products currently maintained or licensed by either Jandel or the Subsidiary, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer familiar with the relevant compilers, tools and platform (the "Technical Documentation").

     5.18 Third-Party Components in Software Programs. To the extent necessary to license such software products in the ordinary course of business, each of Jandel and the Subsidiary has validly and effectively obtained the right and license to use, copy, modify and distribute any third-party programming and materials contained in each of Jandel's and the Subsidiary's software products and the Technical Documentation pursuant to licenses from third parties as set forth in the Disclosure Schedule.

     Each of Jandel's and the Subsidiary's software products and the Technical Documentation contains no other programming or materials in which any third party may claim superior, joint or common ownership, including any right or license, and, do not contain derivative works of any programming or materials not owned in their entirety by either Jandel or the Subsidiary.

     5.19 Third-Party Interests or Marketing Rights in Software Programs. All of Jandel's and the Subsidiary's standard form customer contracts constitute only end-user agreements, each of which grants the end-user thereunder solely the non-exclusive right and license to use an identified software product of either Jandel or the Subsidiary and related user documentation, for internal purposes only. There are no material contracts, agreements, licenses or other commitments or arrangements in effect with respect to the development, marketing, distribution, licensing, or promotion of either Jandel's or the Subsidiary's software products or any other inventory, the Technical Documentation, or either Jandel's or the Subsidiary's Intellectual Assets with any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for Contracts identified in the Disclosure Schedule.

     5.20 No Virus Warranties. To the best of knowledge of Jandel, the software products, as delivered to SPSS, (other than the master copies of the software products (the "Master Copies") to which the knowledge qualification provided in this Section 5.20 does not apply) shall be free of any passwords, keys, security devices or trap doors, and that such software shall be free from any computer instructions (including, but not limited to, computer instructions commonly referred to as Trojan Horses, anomalies, worms, self-destruct mechanisms, or time/logic bombs) which are intended to interfere with or frustrate the use of the software products, any portion thereof, or other software or computer hardware, whether or not currently in effect with respect to any copy of either Jandel's or the Subsidiary's software products.

     5.21 Software; Physical Media. Each of Jandel's and the Subsidiary's software products, other than that currently under development, will operate materially in accordance with the Technical Documentation. To Jandel's knowledge, the software products and any licenses or other rights granted in connection therewith, express or implied, will not infringe any other person's intellectual property rights. The Master Copies of the software products are free from physical defects in the media that tangibly embodies the copies.

     5.22 Government Contracts. Jandel does not have knowledge of any acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) to any contracts relating to either Jandel or the Subsidiary, its businesses or any of its assets with any Government Contract Party (as defined below) in either case that have led to or could lead to (a) any claim or dispute involving either Jandel or the Subsidiary, its businesses, or any of its assets and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. Neither Jandel nor the Subsidiary has any knowledge of any act or omission related to the marketing, licensing, or selling of any software to a Government Contract Party related to Jandel and the Subsidiary, or their businesses that has led to or could have any material adverse effects on Jandel's and the Subsidiary's rights or on any of their assets, taken as a whole. All of Jandel's and the Subsidiary's development of technical data and computer software was developed exclusively at private expense. For purposes of this Section 5.22, the term "Government Contract Party" means any independent or executive agency, division, subdivision, audit group or procuring office of the federal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

     5.23 Product Warranties and Liabilities. Neither Jandel nor the Subsidiary has given or made any express or implied warranties with respect to any products licensed, distributed, offered or sold or services performed by them, except for the limited warranties stated in standard form customer contracts, in the forms attached to the Disclosure Schedule with modifications that, in the aggregate, would not have a material adverse effect on business, prospects or financial condition of either Jandel or the Subsidiary. Jandel does not have any knowledge of any fact or of the occurrence of any event forming the basis of any present or future claim against either Jandel or the Subsidiary, whether or not fully covered by insurance, for liability on account of products liability or on account of any express or implied product warranty, except for warranty obligations and product returns in the ordinary course of business.

     5.24 Insurance. Each of Jandel and the Subsidiary keeps all of its businesses, operations and properties insured against loss or damage, with responsible insurers. The Disclosure Schedule contains a description of all insurance policies held by each of Jandel and the Subsidiary concerning its businesses, operations and properties, true, complete and correct copies of which have been previously provided to SPSS. All these policies are in the respective face amounts set forth in the Disclosure Schedule and such insurance is reasonably adequate and appropriate in accordance with sound business practices. Each of the insurance policies referred to in the Disclosure
Schedule is in force and the premiums with respect thereto are fully paid through the dates indicated thereon. No insurer has denied coverage or reserved rights for any claim made by Jandel, the Subsidiary or any other individual or entity under any insurance policies.

     5.25 Litigation and Administrative Proceedings. Except as set forth in the Disclosure Schedule, there is no claim, action, suit, proceeding or investigation in any court or before any governmental or regulatory authority pending or to the best knowledge of Jandel threatened against or to the best knowledge of Jandel otherwise affecting either Jandel or the Subsidiary or which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby. Jandel does not know nor have any reason to know of any basis for any such claim, action, suit, proceeding or investigation. No claim, action, suit, proceeding or investigation set forth in the Disclosure Schedule could, if adversely decided, have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of either Jandel or the Subsidiary.

     5.26 Tax Matters.  For purposes of this Agreement:

       (i) The term "Taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes;

       (ii) The term "Returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect of

             Taxes, and the term "Return" means any one of the foregoing
             Returns;

       (iii) The term "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

          5.26.1 All Returns Filed. All Returns required to be filed by or on behalf of each of Jandel and the Subsidiary on or before the Effective Date have been filed and such Returns are complete and accurate. No extension of time in which to file any such Returns is currently in effect and there are not outstanding agreements or waivers extending the statutory period of limitation applicable to such Returns.

          5.26.2 All Taxes Paid. All Taxes (and other charges) shown on such Returns, and any deficiency assessments, penalties, interest and other charges with respect thereto, have been paid. There are no tax liens (other than for taxes not yet due) on any of the assets or properties of either Jandel or the Subsidiary, and no basis exists for the imposition of any such liens.

          5.26.3 Examinations, Etc. No federal, state, local, foreign or other Returns of either Jandel or the Subsidiary for tax years that remain open under any applicable statute of limitations have been examined by the IRS or other pertinent tax authorities and no deficiencies have been asserted or assessments made as a result of examinations (including all penalties and interest). No issues have been raised by (or are currently pending before) the IRS or any other taxing authority in connection with any of the Returns which could reasonably be expected to have a material adverse effect on the financial condition of either Jandel or the Subsidiary, taken as a whole, if decided adversely to Jandel or the Subsidiary.

          5.26.4 Section 341(f). Neither Jandel nor the Subsidiary has filed a consent to the application of Section 341(f) of the Code.

          5.26.5 Withholding. Jandel and the Subsidiary have withheld from its employees and others (and timely remitted to the appropriate taxing authorities) for all periods in compliance with all tax withholding provisions of applicable federal, state, foreign, local and other laws (including, without limitation, income, withholding, social security, employment and other payroll taxes).


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

          5.26.6 Foreign Person, Etc. No Shareholder is a "foreign person" as defined in Section 1445(f)(3) of the Code. Neither Jandel nor the Subsidiary has a permanent establishment in any foreign country, as defined in the applicable tax treaty, if any, between the United States and such foreign country. Neither Jandel nor the Subsidiary is, and never has been, a United States real property holding corporation within the meaning Section 897(c)(1)(A)(ii) of the Code and SPSS is not required to withhold tax on the purchase of the Shares by reason of Section 1445 or any other provisions of the Code. Neither Jandel nor the Subsidiary has participated in an international boycott within the meaning of Section 999 of the Code. Neither Jandel nor the Subsidiary has foreign assets.

          5.26.7 Parachute Payments. Neither Jandel nor the Subsidiary has made, has become obligated to make nor will, as a result of any event connected with the acquisition of Jandel by SPSS or any other transaction contemplated herein, make or become obligated to make any "excess parachute payment" as defined in Section 280G of the Code.

          5.26.8 Accounting; Tax Attributes. None of the assets or properties of either Jandel or the Subsidiary (a) is tax-exempt use property within the meaning of Section 168(h) of the Code, (b) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code, or
(c) is required to be treated as property owned by another under the provisions of former Section 168(f)(8) of the Code. Neither Jandel nor the Subsidiary has agreed to make any adjustment under Section 481(a) of the Code. Neither Jandel nor the Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement.

          5.26.9 Prior Consolidated Groups. Neither Jandel nor the Subsidiary is, and has never been, an includable corporation in an affiliated group of corporations within the meaning of Section 1504 of the Code, except for the affiliated group of which they are currently members.

          5.26.10 Unpaid Tax. Neither Jandel's nor the Subsidiary's unpaid taxes exceed the reserve for tax liability (excluding any reserve for deferred taxes established to reflect temporary differences between book and tax income) set forth or included in the most recent balance sheet included in the Financial Statements, as that reserve is adjusted through the Effective Date, in accordance with its past custom and practice.

     5.27 Compliance with Laws. Neither Jandel nor the Subsidiary has in the past been nor are either presently in violation of, in respect of operations, real property, machinery, equipment, all other property, practices and all other aspects of its businesses, any applicable law (whether statutory or

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otherwise), rule, regulation, order, ordinance, judgment or decree of any governmental authority (federal, state, local or otherwise) (collectively, "Laws"). Neither Jandel nor the Subsidiary has received any notification of any asserted present or past failure of either Jandel or the Subsidiary to comply with any of such Laws.

     5.28 Environmental and Safety Matters. Each of Jandel and the Subsidiary has complied in all material respects with all federal, state or local Laws, regulations or ordinances relating to environmental matters ("Environmental Laws") including, but not limited to: air pollution; water pollution; noise control; on-site or off-site solid or hazardous waste storage, treatment, discharge, disposal or recovery; toxic and hazardous chemical reporting; or employee safety and hazardous material use, generation, reliance, transportation, and reporting provisions. No notice of violation of or potential liability resulting from any such Environmental Laws, or orders with respect thereto, has been received by Jandel or the Subsidiary, nor is any such notice pending or to the best of its knowledge threatened. To the best of its knowledge, no underground or above ground storage tanks are or have been located on the real properties described in the Disclosure Schedule attached hereto or previously owned or operated by either Jandel or the Subsidiary. Jandel is not aware of any generation, treatment, storage, transfer, disposal, release or threatened release in, at, from or on such real properties of toxic or hazardous substances by any current or previous owner or tenant of such real properties.

     5.29 Employee Benefits.

          5.29.1 The Disclosure Schedule contains a written list of all employee benefit plans relating to employee benefits with respect to which each of Jandel and the Subsidiary is obligated or may incur any future or contingent obligations, including, without limitation, all plans, agreements or arrangements relating to deferred compensation, pensions, profit sharing, retirement income or other benefits, stock purchase, stock ownership and stock option plans, stock appreciation rights, bonuses, severance arrangements, health and welfare benefits, insurance benefits and all other employee benefits or fringe benefits (collectively referred to as the "Plans") having an annual value in excess of $10,000 individually and $25,000 in the aggregate. Neither Jandel nor the Subsidiary contributes, nor has either of them ever contributed, to any multi-employer plan within the meaning of Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor are either Jandel or the Subsidiary affiliated with any entity such that Jandel or the Subsidiary has, or might have in the future, any multi-employer plan withdrawal liability under Subtitle E of Part IV of ERISA.

          5.29.2 Each Plan (and each trust forming a part of such Plan) has been administered and operated in all respects in accordance with its terms and applicable law, except where the failure to do so would not have a material adverse effect on the business or financial condition of Jandel or the Subsidiary. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and Jandel is not aware of any reason why any such determination letter may not be relied upon.

          5.29.3 With respect to each Plan, no person: (i) has entered into any non-exempt "prohibited transaction," as such term is defined in ERISA and the Code; (ii) has breached a fiduciary obligation or violated Sections 402, 403, 405, 503, 510 or 511 of ERISA; (iii) has any liability for any failure to act or comply with the administration or investment of the assets of such Plan;
(iv) has engaged in any transactions or otherwise acted with respect to such Plan in a manner which could subject Jandel or the Subsidiary to liability under Sections 409 or 502 of ERISA or Sections 4972 or 4976 through 4980 of the Code.

          5.29.4 No liability to the Pension Benefit Guaranty Corporation ("PBGC") has been, or to the best knowledge of Jandel is expected to be, incurred with respect to any Plan, except for liabilities for PBGC premiums which may be expected to be incurred in the ordinary course of business. PBGC has not instituted proceedings to terminate any Plan. No "reportable event," within the meaning of Section 4043(b) of ERISA, for which the obligation to report to the PBGC within 30 days has not been waived by the PBGC, has occurred with respect to any Plan. There exists no condition or set of circumstances which presents a risk of termination or partial termination of any Plan and which could result in a liability on the part of either Jandel or the Subsidiary to the PBGC.

          5.29.5 Full payment has been made of all amounts which either Jandel or the Subsidiary was required under the terms of any of the Plans to have paid as contributions to such Plans on or prior to the Effective Date, and no "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code), whether or not waived, exists with respect to any such Plan.

          5.29.6 Other than for claims in the ordinary course of business for benefits under the Plans, there are no actions, suits, claims or proceedings, pending or threatened, nor to the best knowledge of Jandel does there exist any basis therefor, which may result in any material liability with respect to any Plan to Jandel, the Subsidiary or any Plan or trust thereof.

          5.29.7 The present value of accrued benefits under each Plan which is subject to Title IV of ERISA does not presently exceed the current value of the assets of such Plan allocable to such accrued benefits. For purposes of the representation in the preceding sentence, the terms "current value" and "accrued benefit" have the meanings specified in Sections 3(26) and 3(23), respectively, of ERISA; and "present value" shall be determined using the actuarial assumptions which would be used by the enrolled actuary for each such Plan in connection with determining whether such Plan satisfies the requirements of Section 412 of the Code, determined without regard to Subsection (b)(5)(B) thereof.

          5.29.8 Except for continuation coverage under Sections 601 et seq. of ERISA or otherwise required by law, no former employee of Jandel, the Subsidiary or any affiliate thereof, nor any dependent of any such former employee, is entitled to any medical, dental benefits or other welfare benefits under any Plan.

     5.30 Licenses and Permits. Jandel and the Subsidiary have all material governmental licenses and permits and other governmental authorizations and approvals required for the conduct of its businesses as presently conducted ("Permits"). The Disclosure Schedule includes a list of all Permits.

     5.31 Relations With Suppliers and Customers. Neither Jandel nor the Subsidiary is required to provide any bonding or other financial security arrangements in connection with any transaction with any customer or supplier. Neither Jandel nor the Subsidiary has received any notice that any customer or supplier of either Jandel or the Subsidiary will cease to do business with either Jandel or the Subsidiary or refuse to do business with SPSS or the Surviving Corporation after the consummation of the transactions contemplated hereby.

     5.32 Interests in Competitors, Suppliers and Customers. To the best knowledge of Jandel, none of the Shareholders nor any officer or director of Jandel or the Subsidiary or any entity controlled by or under common control with either Jandel or the Subsidiary has any ownership interest in any competitor, supplier or customer of either Jandel or the Subsidiary or any property used in the operation of either of their businesses.

     5.33 Employment Matters. The Disclosure Schedule contains a list of all oral and written employment or consulting contracts or other agreements or arrangements providing for remuneration to which either Jandel or the Subsidiary is a party or by which either of them is bound, and all these contracts and arrangements are in full force and effect. There are no oral contracts or arrangements of the type described in the preceding sentence which, individually or in the aggregate, exceed $5,000 in value. There have been no claims of defaults and there are no facts or conditions which if continued, or with the giving of notice, will result in a default under these contracts or arrangements.

     5.34 Discrimination; Occupational Safety; Labor. No person or party (including, but not limited to, governmental agencies of any kind) has any claim, or basis for any action or proceeding, against either Jandel or the Subsidiary arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices or occupational safety and health standards (including, but without limiting the foregoing, The Fair Labor Standards Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. 1981 or the Age Discrimination in Employment Act of 1967, as amended), which, if upheld, would have a material adverse effect on the assets, properties, businesses or conditions, financial or otherwise, of either Jandel or the Subsidiary. There is no pending or threatened federal or state equal employment opportunity enforcement action or labor dispute, strike, or work stoppage affecting any of businesses of either Jandel or the Subsidiary. Neither Jandel nor the Subsidiary has any collective bargaining or similar agreements, nor do either of them have any obligation to bargain with any labor organization as the representative of their employees, and there is neither pending, or to Jandel's knowledge threatened, any labor dispute, strike or work stoppage which affects or which may affect Jandel's or the Subsidiary's businesses or which may interfere with the continued operations of either Jandel or the Subsidiary. No present or former employee of either Jandel or the Subsidiary has any claim against either of them for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding bonuses and amounts accruing under pension and profit sharing plans) for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

     5.35 Related Transactions. Neither Jandel nor the Subsidiary has made or entered into any loan, contract, lease, commitment, arrangement or understanding with any of its officers, directors, employees, shareholders or any entity controlled by or under common control with either Jandel or the Subsidiary, except normal compensation arrangements with officers, all of which are reasonable in amount and terminable by either Jandel or the Subsidiary on 30 days' notice.

     5.36 Brokers and Finders. Neither Jandel, nor the Subsidiary (nor any of their respective officers, directors, employees, affiliates, associates, or family members), has employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

     5.37 Questionable Payments. Neither Jandel nor the Subsidiary nor any director, officer, agent, employee or other person associated with or acting on behalf of either Jandel or the Subsidiary has directly or indirectly: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to government officials or employees or to political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) intentionally made any false or fictitious entry on the books or records of Jandel; (f) made any bribe, payoff, influence payment, kickback or other unlawful payment; or (g) made any bribe or other payment of a similar or comparable nature to any person or entity, private or public, regardless of form, to obtain favorable treatment in securing business or to obtain special concessions or treatment. Neither Jandel nor the Subsidiary has foreign assets.

     5.38 Books and Records. The books and records of each of Jandel and the Subsidiary have been maintained in accordance with commercially reasonable business and bookkeeping practices and accurately reflect in all material respects the business, assets, properties, rights, obligations, liabilities and operations of each of Jandel and the Subsidiary.

     5.39 Bank Accounts; Safe Deposit Boxes. The Disclosure Schedule include the names and locations of all banks in which either Jandel or the Subsidiary have accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto.

     5.40 Full Disclosure. Jandel has disclosed in, or pursuant to, this Agreement or in the course of the due diligence investigations all facts material to the business, operations, assets or condition (financial or otherwise) of each of Jandel and the Subsidiary taken as a whole. To the best knowledge of Jandel, no representation or warranty to SPSS or to Acquisition contained in this Agreement, and no statement contained in the Disclosure Schedule to this Agreement, any certificate, or other writing furnished to SPSS or to Acquisition pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

     5.41 Effect of Certificates. All representations and warranties made in certificates of Jandel and the officers of Jandel delivered hereunder shall be deemed to be additional representations and warranties of Jandel.

     5.42 Accounting Matters. Neither Jandel nor the Subsidiary has through the date of this Agreement taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby, or actions relating thereto, or any taken or agreed to be taken by SPSS or Acquisition) would prevent SPSS from accounting for the business combination to be effected by the merger as a pooling of interests.

     5.43 Pooling of Interests Accounting. Jandel has consulted with KPMG Peat Marwick LLP as its independent auditors, regarding Jandel's ability to qualify for pooling of interests accounting relating to the transactions contemplated hereunder. Such auditors have not stated to Jandel any doubt that pooling of interests accounting will be available with respect to the transactions contemplated hereunder. Jandel presently believes that the condition precedent contained in Section 11.5 hereof will be satisfied.

     5.44 Material Misstatements or Omissions. No representation or warranty by Jandel in this Agreement nor any documents, exhibits, certificates or schedules furnished to either SPSS or Acquisition in connection with the Closing, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The copies of all documents furnished to SPSS and Acquisition hereunder are true and complete copies of the originals thereof in all material respects.


                                 ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF SPSS AND ACQUISITION

     SPSS and Acquisition, jointly and severally, represent and warrant to Jandel as follows:

     6.1 Organization and Qualification. SPSS and Acquisition are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     6.2 Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by SPSS and Acquisition, and no other corporate proceedings on the part of either SPSS or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of SPSS and Acquisition and constitute legal, valid and binding agreements of SPSS and Acquisition.

     6.3 Consents and Approvals. Except as set forth on Schedule 6.3, there is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given in order for either SPSS or Acquisition to consummate the transactions contemplated hereby and fully perform their obligations hereunder.

     6.4 Absence of Conflicts. The execution, delivery and performance by SPSS and Acquisition of this Agreement (including, without limitation, the offering, issuance and sale of the Acquisition Stock) and the consummation by SPSS and Acquisition of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which either SPSS or Acquisition is or was subject, (ii) violate any order, judgment or decree which is or was applicable to either SPSS or Acquisition or (iii) conflict with, or result in a breach or default under, any term or condition of the Certificates of Incorporation or By-Laws of either SPSS or Acquisition or any material agreement or other instrument to which either of them is a party or by which either of them is bound.

     6.5 Capitalization. The authorized capital stock of SPSS consists of 50,000,000 shares of Common Stock, of which, as of the date hereof, approximately 7,380,000 shares were issued and outstanding. All the issued and outstanding shares of Common Stock are validly issued, fully paid and nonassessable. There are no options, warrants or other rights, agreements or commitments obligating of SPSS to issue shares of its capital stock except for stock options to purchase approximately 1,170,000 shares of Common Stock pursuant to various SPSS option plans and agreements and employee rights to purchase Common Stock pursuant to SPSS' employee stock purchase plans.

     6.6 Reports and Financial Statement. SPSS has previously furnished Jandel with true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended DecemberE31, 1995 as filed with the SEC, and (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30,1996, as filed with the SEC (collectively the "SPSS Reports"). The audited and unaudited consolidated financial statements of SPSS (the "SPSS Financial Statements") included or incorporated by reference into such SPSS Reports have been prepared in accordance with generally accepted accounting principles applied in a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of SPSS and its consolidated subsidiaries, as of the dates thereof, and the results of their operations and changes in financial position for the periods then ended subject, in the case of the unaudited financial statements, to normal year-end adjustments which are not materially adverse.

     6.7 Litigation and Administrative Proceedings. There is no claim, action, suit, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened against or affecting either SPSS or Acquisition which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

     6.8 Brokers and Finders. Neither SPSS nor Acquisition has employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

     6.9 Total Shares. The Total Shares, when delivered in accordance with this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable.

     6.10 Full Disclosure. No statement contained in any periodic report or other disclosure documents filed by SPSS with the SEC and to the best knowledge of SPSS and Acquisition, no representation or warranty of SPSS or Acquisition contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

     6.11 Pooling of Interests Accounting. SPSS has consulted with KPMG Peat Marwick LLP, as its independent auditors, regarding the ability to qualify for pooling of interests accounting relating to the transactions contemplated hereunder. Such auditors have not stated to SPSS any doubt that pooling of interests accounting will be available with respect to the transactions contemplated hereunder. SPSS believes that the condition precedent contained in Section 12.8 hereof will be satisfied.

     6.12 Material Misstatements or Omissions. No representation or warranty by either SPSS or Acquisition in this Agreement nor any reports, documents, exhibits, certificates or schedules furnished to Jandel pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. The copies of all documents furnished to Jandel are true and complete copies of the originals thereof in all material respects.

     6.13 Effect of Certificates. All representations and warranties made in certificates of SPSS or Acquisition and the officers of SPSS or Acquisition delivered hereunder shall be deemed to be additional representations and warranties of SPSS and Acquisition respectively.

     6.14 Accounting Matters. SPSS has not through the date of this Agreement taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby, or actions relating thereto, or any taken or agreed to be taken by Jandel) would prevent Jandel from accounting for the business combination to be effected by the merger as a pooling of interests.


                                 ARTICLE VII

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

     7.1 Conduct of Business

     (a) Conduct of Business by Jandel. During the period from the date of this Agreement to the Effective Date of the Merger, Jandel shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees, and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Date of the Merger and shall cause the Subsidiary to do the same. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Date of the Merger, except with SPSS' consent which shall not be unreasonably withheld, neither Jandel nor the Subsidiary shall:

     (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of Jandel or the Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (ii) except upon the exercise of options outstanding as of the date of the Agreement under and pursuant to the provisions of Article III, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants, or options to acquire, any such shares, voting securities or convertible securities;

     (iii) amend its articles of incorporation, by-laws or other comparable charter or organizational documents;

     (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that individual or in the aggregate are material to either Jandel or the Subsidiary, except purchases of inventory in the ordinary course of business consistent with past practice;

     (v) except in the ordinary course of business sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets;

     (vi) (x) incur any indebtedness, except for short term borrowings not exceeding $100,000 incurred in the ordinary course of business consistent with past practice, or (y) make any loans, advances or capital contributions to, or investments in, any other person;

     (vii) make or agree to make any equipment leases or any new capital expenditure or capital expenditures which are individually in excess $5,000 or in the aggregate are in excess of $10,000;

     (viii) make any tax election that could reasonably be expected to have a material adverse effect or settle or compromise any income tax liability;

     (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statements or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

     (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which either Jandel or the Subsidiary is a party or waive, release or assign any material rights or claims thereunder;

     (xi) take any action that (without giving effect to any action taken or agreed to be taken by SPSS or any of its affiliates) would prevent SPSS from accounting for the business combination to be effected by the Merger as a pooling of interests or from treating the Merger as a "reorganization" under
  Section 386(a) of the Code; or

     (xii) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of either Jandel or the Subsidiary or to increase the benefits payable under its severance or termination pay practices in effect on the date hereof;

     (xiii) except for salary increases in the ordinary course of business and consistent with past practice, adopt or amend, in any material respect, except as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees; or

     (xiv) authorize any of, or commit or agree to take any of, the foregoing actions.

     (b) Negotiations with Others. Prior to the Effective Date or the earlier termination of this Agreement, Jandel shall not, directly or indirectly, through any officer, director, employee, representative or agent thereof, solicit or encourage (including by way of furnishing nonpublic information) or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept any acquisition proposal. For the purposes of this Agreement "Acquisition Proposal" means inquiries or proposals regarding (i) any merger, consolidation, sale of substantial assets or similar transactions involving either Jandel or the Subsidiary, (ii) sale of 10% or more of the outstanding shares of capital stock of Jandel or any shares of the capital stock of the Subsidiary or similar transactions involving Jandel or the Subsidiary (other than issuances in connection with the exercise of options outstanding as of the date hereof), or
(iii) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Jandel shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing.

     (c) Notification of Certain Matters. Jandel shall give prompt notice to SPSS and Acquisition, and SPSS and Acquisition shall give prompt notice to the Jandel of: (i) the occurrence or failure to occur, of any event which such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be materially untrue or inaccurate when made or as of the Effective Date and any resulting change in the Disclosure Schedule (an "Update") and (ii) any failure of Jandel on the one hand or SPSS and Acquisition on the other hand, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant,



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


condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted. An Update provided in writing to SPSS and Acquisition scheduling items that have occurred between the date of this Agreement and the Closing Date shall be deemed to supplement and amend the Disclosure Schedule and shall be incorporated herein, including without limitation for purposes of determining whether any breach of any representation or warranty shall have occurred, if such Update is acceptable to SPSS in its sole discretion. If such Update is not acceptable to SPSS, SPSS may at its option, terminate the Agreement and not complete the transactions contemplated herein.

     (d) Pooling Accounting.  Jandel, SPSS and Acquisition each hereby agree
(i) not to take any action that would adversely affect the ability of SPSS to treat the Merger as a pooling of interests, and (ii) to take such action as can be taken without material expense and may be reasonably required to negate the impact of any past actions which would adversely affect the ability of SPSS to treat the Merger as a pooling of interests in accordance with generally accepted accounting principles consistently applied and all published rules, regulations and policies of the SEC.


                                ARTICLE VIII

                             COVENANTS OF JANDEL

     Jandel covenants as follows:

     8.1 Consents and Approvals. Jandel agrees to use all reasonable efforts to make all registrations, filings and applications, and give all notices and obtain all governmental and other consents, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated by, or the performance by Jandel of any of its obligations under, this Agreement, or which may become reasonably necessary or desirable in connection with any of the foregoing, in each case upon terms and conditions reasonably satisfactory to SPSS and its counsel.

     8.2 Closing Returns. SPSS will cooperate with Joseph Osborn and John Osborn to file, or cause to be prepared and filed, on a timely basis all income tax returns of Jandel and the Subsidiary for the short period ending on the Effective Date (the "Closing Returns"). SPSS shall direct the preparation and filing of the Closing Returns; provided, however, that payment for any Taxes to the extent of the indemnity therefor shall be satisfied from the Escrowed Shares.

     8.3  Access to Information.




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

     (a) From the date of Closing to the Effective Date, Jandel shall allow SPSS and Acquisition to have complete access upon reasonable notice at all reasonable times to its officers, employees, agents, properties, books and records, and shall furnish SPSS and Acquisition all financial, operating and other data and information as SPSS or Acquisition, through its officers, employees or agents, may reasonably request.

     (b) No investigation pursuant to this Section 8.3 shall affect, add to or subtract from any representations or warranties or the conditions to the obligations of the parties hereto to effect the Merger.


                                 ARTICLE IX

                      COVENANTS OF SPSS AND ACQUISITION

     SPSS and Acquisition, jointly and severally, covenant as follows:
     9.1 Consents and Approvals. SPSS and Acquisition agree to use all reasonable efforts to make all registrations, filings and applications, and give all notices and obtain all governmental and other consents, approvals, orders, qualifications and waivers necessary for the consummation of the transactions contemplated by, or the performance by SPSS and Acquisition of any of their obligations under, this Agreement, or which may become reasonably necessary or desirable in connection with any of the foregoing, in each case upon terms and conditions reasonably satisfactory to Jandel and its counsel.

     9.2 Retention of Records. After the Effective Date, SPSS shall cause the Surviving Corporation to retain all of Jandel's and the Subsidiary's books and records in its possession in accordance with SPSS's policies for retention of its own books and records, and upon reasonable notice and during SPSS's and the Surviving Corporation's regular business hours and at reasonable intervals, shall cause the Surviving Corporation to provide to John Osborn and Joseph Osborn and their respective agents and representatives designated in writing, access to such books and records, concerning periods prior to the Effective Date.

     9.3 Mailing Lists. After the Effective Date, for as long as SPSS allows the use of its customer lists by third parties, SPSS shall from time to time allow Dr. John Osborn, Joseph Osborn or Westing Software to use Jandel customer lists for periodic, approved, non-competitive mailings, at rates commensurate with those SPSS charges other organizations for similar purposes.

     9.4 Termination Agreements. Within seven (7) days of the Effective Date, SPSS shall terminate the employment agreements with Dr. John Osborn and Anne K. Osborn pursuant to the Termination

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

Agreements ("Termination Agreements"), substantially in the form attached hereto as Exhibit C.

     9.5 Severance Packages. Within a reasonable time after the Effective Date, SPSS shall provide reasonable severance packages to Jandel employees who are not retained for employment with SPSS. Such severance packages will grant one week severance pay for every year of service with Jandel. However, in no event will an employee who is not retained for service with SPSS receive less than one month of severance pay.


                                  ARTICLE X

                              MUTUAL COVENANTS

     Each of the parties hereto covenants as follows:

     10.1 Confidentiality. Except as otherwise required by law or judicial or administrative proceedings, including proceedings between the parties with respect to the transactions contemplated hereby, and then only to the extent specifically required by such proceedings, and except for public announcements on the advice of counsel, each of the parties agrees not to (i) disclose any Confidential Information (defined hereinbelow) of any other party, or the terms of this Agreement, to any individual or entity (other than its directors, officers, employees, agents and representatives with a need to know such Confidential Information in order to consummate the transactions contemplated hereby and then only if reasonable steps are taken with such parties to preserve the confidentiality thereof) or (ii) use any Confidential Information for any purpose other than, with respect to SPSS or Acquisition, operating the acquired business. "Confidential Information" shall mean any secret or confidential information of the software business, Jandel, SPSS or Acquisition, including, but not limited to, customer information, financial information, technical information, details or information concerning contracts, trade secrets, marketing information or any other data, information or proprietary information of or relating to the software business, Jandel, SPSS or Acquisition or any affiliate thereof, or their respective products or services. No obligations shall exist under this Agreement with respect to Confidential Information that (i) is publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of Jandel, SPSS or Acquisition, (ii) is disclosed by a third party which does not have a confidential relationship with either Jandel, SPSS or Acquisition, and which was rightfully acquired by such third party, or (iii) is legally compelled to be disclosed pursuant to a subpoena, summons, order or other judicial or governmental process, provided that the parties hereto provide prompt notice of any such subpoena, summons, order or other judicial or governmental process

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

to such other parties of the Confidential Information, so as to allow the parties an opportunity to oppose such process.

     10.2 Consistent Tax Reporting. The parties agree for tax purposes to report the transactions contemplated by this Agreement, and to treat any subsequent related transactions or items, in a manner consistent in all respects with the terms and provisions of this Agreement. Each party shall cooperate with the other parties as appropriate for all relevant tax purposes relating to the transactions contemplated by this Agreement.

     10.3 Cooperation. The parties agree to cooperate for all other reasonable purposes after the Closing, including with respect to any audit by any taxing authority of any of the income tax or other tax returns of Jandel or the Subsidiary.


                                 ARTICLE XI

                     CONDITIONS TO OBLIGATIONS OF JANDEL

     The obligations of Jandel to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     11.1 Representations and Warranties. The representations and warranties of SPSS and Acquisition shall be materially true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     11.2 Performance. SPSS and Acquisition shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by them on or before the Closing Date.

     11.3 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions listed on Schedule 6.3 hereto or otherwise required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by and the performance by SPSS and Acquisition of their respective obligations under this Agreement shall have been made or obtained and all applicable waiting periods shall have expired or been terminated.

     11.4 Tax Opinion. Jandel shall have received the written opinion, dated the Closing Date, of Cooley Godward LLP ("Cooley"), special counsel to Jandel, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, (a) Jandel shall have received from the shareholders of Jandel, holding the

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


requisite number of shares of Jandel Common Stock, Continuity of Interest Certificates in form and substance acceptable to Jandel and (b) Jandel, SPSS and Acquisition shall have delivered to Cooley tax representation letters in form and substance acceptable to Cooley.

     11.5 Pooling. Jandel shall have received from KPMG Peat Marwick LLP a letter dated as of the Closing Date, in form and substance reasonably acceptable to Jandel, stating that based on their procedures, no conditions exist which would preclude accounting for the transaction as a pooling of interests. No action shall have been taken by any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated hereunder as a pooling of interests.

     11.6 No Litigation. No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by SPSS or Acquisition of their respective obligations under, this Agreement or which seeks other relief with respect to any of such transactions or which could reasonably be expected to have a materially adverse effect on the businesses, results of operations, assets, financial condition or prospects of either SPSS or Acquisition. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement.

     11.7 Delivery. At the Closing, the documents to be delivered by SPSS as referenced in Article XIII shall be delivered to Jandel.

     11.8 Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the Shareholders in accordance with the CGCL and the Articles of Incorporation and By-Laws of Jandel.

     11.9 Form S-4. The Form S-4 shall have become effective and shall not be subject to any stop order proceeding.


                                 ARTICLE XII

              CONDITIONS TO OBLIGATIONS OF SPSS AND ACQUISITION

     The obligation of SPSS and Acquisition to consummate the transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of the following conditions:

     12.1 Representations and Warranties. The representations and warranties of Jandel shall be materially true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     12.2 Performance. Jandel shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by it on or before the Closing Date.

     12.3 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers and other actions of any kind or otherwise required of any persons or governmental authorities or private agencies in connection with the consummation of the transactions contemplated by, and the performance by Jandel of its obligations under this Agreement shall have been made or obtained and all applicable waiting periods shall have expired or been terminated, in each case upon terms and conditions reasonably satisfactory to SPSS.

     12.4 No Litigation. No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any governmental agency or body, before a court or governmental body, to restrain or prevent the consummation of the transactions contemplated by, or the performance by Jandel of its obligations under, this Agreement or which seeks other relief with respect to any of such transactions or which could reasonably be expected to have a materially adverse effect on the businesses, results of operations, assets, financial condition or prospects of either Jandel or the Subsidiary, taken as a whole. At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement.

     12.5 Legal Opinion. SPSS shall have received the written opinion, dated the Closing Date, of Johnston, Horton and Roberts, counsel to Jandel, or other counsel reasonably acceptable to SPSS, covering the matters set forth on Exhibit E.

     12.6 Due Diligence Investigation. SPSS shall have completed a due diligence investigation of Jandel and the Subsidiary, the results of which shall have been satisfactory to SPSS in its sole discretion.

     12.7 Pooling. SPSS shall have received from KPMG Peat Marwick LLP a letter dated as of the Closing Date, in form and substance reasonably acceptable to SPSS, and stating that based on their procedures, no conditions exist which would preclude accounting for the transaction as a pooling of interests. No action shall have been taken by any government authority or any statute, rule, regulation or order, promulgated or issued by any governmental authority, or any proposal made for any such action by any governmental authority which is reasonably likely to be put into effect, that would prevent SPSS from accounting for the transactions contemplated hereunder as a pooling of interests.

     12.8 Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the Shareholders in accordance with the CGCL and the Articles of Incorporation and By-Laws of Jandel.

     12.9 Affiliates and Certain Stockholders. (a) Prior to the Closing Date, Jandel shall deliver to SPSS and Acquisition a letter identifying all persons who are "affiliates" of Jandel for purposes of applicable interpretations regarding the pooling-of-interests method of accounting. Jandel shall use its best efforts to cause each such person to deliver to SPSS on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit F hereto (the "Affiliate Letter"). If the Merger would otherwise qualify for pooling-of-interests accounting treatment, the affiliate may not sell, transfer or otherwise dispose of any Shares held by such affiliate within thirty (30) days prior to the Closing Date and shares of SPSS Common Stock issued to such affiliates of Jandel in exchange for Shares of Jandel shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of SPSS, Acquisition and Jandel have been published within
the meaning of Section 201-01 of the SEC's Codification of      Financial
Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 12.9, except to the extent permitted by, and in accordance with, Accounting Series Release 135 and Staff Accounting Bulletins 65 and 76. Any Shares of Jandel held by such affiliates shall not be transferable, regardless of whether each such affiliate has provided the written agreement referred to in this Section 12.9, if such transfer, either alone or in the aggregate with other transfers by affiliates, would preclude SPSS's ability to account for the business combination to be effected by the Merger as a pooling of interests. Jandel shall not register the transfer of any certificate representing capital stock of Jandel, unless such transfer is made in compliance with the foregoing. Jandel has advised, or prior to the Closing Date will have advised, the affiliates of the provisions of this Section 12.9 and such affiliates have agreed, or prior to the Closing Date will have agreed, to abide by the terms of this Section 12.9.

     12.10 Form S-4. The Form S-4 shall have become effective and shall not be subject to any stop order proceeding.

     12.11 Delivery. At the Closing, the documents to be delivered by Jandel as referenced in Article XIII shall be delivered to SPSS.

     12.12 Non-Competition Agreement. At the Closing, Joseph H.K. Osborn shall have entered into a Non-Competition Agreement with SPSS, substantially in the form attached hereto as Exhibit D.


                                ARTICLE XIII

                             CLOSING DELIVERIES

     The following deliveries shall be made at the Closing:

     13.1 Books and Records. Jandel shall have caused to be delivered to SPSS all of Jandel's and the Subsidiary's books and records, including without limitation the stock transfer and minute books and financial records.


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



     13.2 Legal Opinion. Jandel shall cause to be delivered to SPSS and Acquisition the written legal opinion of Johnston, Horton and Roberts, counsel to Jandel, or other counsel reasonably acceptable to SPSS, covering the matters set forth on Exhibit E.

     13.3 Consents. Jandel shall deliver to SPSS and Acquisition all consents and approvals required in connection with the performance by Jandel of its obligations under this Agreement and the consummation by Jandel and the Subsidiary of the transactions contemplated hereby and thereby.

     13.4 Closing Certificates. Jandel shall deliver, or cause to be delivered, to SPSS and Acquisition such closing certificates and documents as SPSS and its counsel shall reasonably request.

     13.5 Charter; Good Standing Certificates. Jandel shall cause to be delivered to SPSS and Acquisition Jandel's Articles of Incorporation, as amended to the Closing Date, certified by the Secretary of State of the State of California and good standing and tax certificates from the State of California and each other jurisdiction in which Jandel is required to be qualified. The Subsidiary shall deliver a certificate or certificates, from the customary public officials in Germany, certifying as to similar matters under the laws of Germany.

     13.6 Non-Competition Agreement. A fully executed copy of the Non-Competition Agreement shall have been delivered to the respective parties thereto in substantially the form attached hereto as Exhibit D.

     13.7 Resignations of Jandel's Officers and Directors. Jandel and the Subsidiary shall have caused to be delivered to SPSS resignations, operative as of the Effective Date, of all the officers and directors of Jandel and the Subsidiary.

     13.8 Affiliate Letters. SPSS shall have received an executed Affiliate Letter from each Jandel Affiliate.

     13.9 Escrow Agreement.   A fully executed copy of the Escrow Agreement
shall have been delivered to SPSS and Jandel, (the "Escrow Agreement"), substantially in the form attached hereto as Exhibit G.

     13.10 Performance. The parties hereto shall have performed in all material respects all covenants and agreements required by this Agreement to be performed by them on or before the Closing Date.

     13.11 Further Assurances. Each party shall deliver, or cause to be delivered, all other documents required to be delivered at the Closing by the other party and shall take all other actions which the other parties may reasonably determine necessary or appropriate in order to consummate fully the transactions contemplated hereby.


                                 ARTICLE XIV

                        SURVIVAL AND INDEMNIFICATION

     14.1 Survival of Representations and Warranties; Covenants. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the Effective Date until the earlier of the first anniversary of the Effective Date or the date of release of results of the first post-acquisition audit of SPSS (the "Expiration Date"). All covenants contained herein shall survive until performed fully.

     14.2 Indemnification. (a) Subject to Section 14.2 (c), SPSS and Acquisition and their affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing (collectively, the "Representatives") shall be indemnified and held harmless from and against any and all costs, expenses, losses, claims, damages, penalties, fines, liabilities and obligations whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and attorneys' fees and expenses) (individually, a "Loss," and collectively, "Losses"), arising out of or relating to (i) any breach of any representation or warranty set forth herein or in any related schedule, or set forth in any closing certificate or other document entered into or delivered in connection with this Agreement; (ii) any breach of any covenant, obligation or agreement of Jandel contained in this Agreement, or set forth in any closing certificate or other document entered into or delivered in connection with this Agreement; (iii) any fraudulent representation or intentional misrepresentation on the part of Jandel; (iv) any claim or cause of action by any shareholder or employee of Jandel arising out of or related to any act or omission of Jandel prior to the Effective Date or the transactions contemplated hereby; and (v) any tax liability or obligation asserted against SPSS or Acquisition and arising out of or related to tax periods ending on or prior to the Effective Date, except as reserved for in the manner described in Section 5.26.10, or Jandel's actions or omissions.

     (b) Subject to Section 14.2 (c), SPSS, Acquisition and their affiliates and Representatives shall be indemnified and held harmless from and against (i) any Taxes of or incurred by either Jandel or the Subsidiary for any taxable year or other period the Return for which was filed or due on or before the Effective Date; (ii) any Taxes incurred by either Jandel or the Subsidiary for any taxable year or other period ending on or prior to the Effective Date, the Return for which is filed or due after the Effective

Date, to the extent in excess of the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect temporary differences between book and tax income) as set forth in its most recent balance sheet contained in the Financial Statements, as that reserve is adjusted through the Effective Date, in accordance with its and the Subsidiary's past custom and practice;
(iii) the pro-rata share of any Taxes incurred by either Jandel or the Subsidiary for any taxable year or other period beginning before and ending after the Effective Date, to the extent in excess of the reserve for tax liability (excluding any reserve for deferred taxes established to reflect temporary differences between book and tax income) set forth or included in its most recent balance sheet contained in the Financial Statements, as that reserve is adjusted through the Effective Date, in accordance with its and the Subsidiary's past custom and practice; and (iv) all Taxes of any corporation other than Jandel or the Subsidiary which was at any time prior to the Effective Date a member of an "affiliated group" of corporations that included either Jandel or the Subsidiary. For purposes of this Subparagraph 14.2(b), in the case of any taxable period beginning before and ending after the Effective Date, for purposes of determining the amount of liability for Taxes attributable to the portion of the taxable period ending on or before the Effective Date: (A) in the case of sales, use, payroll or excise Taxes or Taxes based upon or related to income, such portion of the taxable period shall be deemed to be a separate taxable year and the liability shall be determined by taking into account all items of income, gain, loss, deduction or credit on a basis consistent with that employed in preparing the federal income tax return of Jandel or the Subsidiary for the taxable year ending on the Effective Date and the relevant state or local tax return for prior years, and (B) in the case of other Taxes, the liability shall equal a pro-rata portion of the liability for taxes for the entire taxable period based on the ratio of the number of days from the beginning of such taxable period through the Effective Date to the total number of days included in such taxable period.

     (c) Any indemnity to be provided to SPSS and Acquisition pursuant to this
Article XIV (an "Indemnification Payment") shall not exceed an amount equal to ten percent (10%) of the Total Shares (the "Cap") and any Indemnification Payment to be made to SPSS and Acquisition shall be satisfied solely out of the Escrowed Shares. Except as otherwise specifically set forth herein, the indemnity provided in this Agreement shall not apply until the cumulative amount of all Losses shall exceed $50,000 (Fifty Thousand Dollars) in the aggregate (the "Basket"). If the Basket is exceeded, SPSS shall be entitled to the excess, if any, of the full amount of all such claims over the Basket, subject to the Cap. Notwithstanding the foregoing, the Basket shall not apply to the indemnities provided in this Agreement for breach of any confidentiality obligation contained herein or in any other closing document, or any fraud, willful misconduct, gross negligence or criminal action on the part of Jandel, and shall not apply to any liability under Subparagraph 14.2(b) hereof, and notwithstanding anything contained or implied in this Agreement, the indemnity obligations set forth herein above in this sentence shall survive the Closing without limitation except as provided by the applicable statute of limitations (including any extension of said statute of limitations).

     14.3 Indemnification by SPSS. Subject to the Cap, SPSS and Acquisition agrees to indemnify and hold Jandel and its affiliates and the respective officers, directors, employees, agents and representatives of each of the foregoing harmless from and against any and all Losses relating to (i) any breach of any representation or warranty of either SPSS or Acquisition set forth in Article VI hereof or any related schedule, or set forth in any closing certificate or other document entered into or delivered by either SPSS or Acquisition in connection with this Agreement; (ii) any breach of any covenant, obligation or agreement of either SPSS or Acquisition contained in this Agreement or in any other closing document; and (iii) any fraudulent representation or intentional misrepresentation on the part of either SPSS or Acquisition; unless the claim or cause of action with respect thereto arises out of or is related to actions or omissions of Jandel prior to the Effective Date.

     14.4 Indemnification Procedure.  (a) An indemnified party under this
Article XIV shall give prompt written notice to the indemnifying party (when and to the extent that the indemnified party has actual knowledge thereof) of any condition, event or occurrence or the commencement of any action, suit or proceeding for which indemnification may be sought, and through counsel reasonably satisfactory to the indemnified party, shall assume the defense thereof or other indemnification obligation with respect thereto; provided, however, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice but at its own expense; and provided, further, that any indemnified party shall be entitled to participate in any such action, suit or proceeding with counsel of its own choice at the expense of the indemnifying party, if, under applicable canons of ethics, joint representation of the indemnifying party and the indemnified party presents a conflict of interest.

     In any event, if the indemnifying party fails to assume the defense within a reasonable time, the indemnified party may assume such defense or other indemnification obligation and the reasonable fees and expenses of its attorneys will be covered by the indemnity provided for hereunder. No action, suit or proceeding for which indemnification may be sought shall be compromised or settled in any manner which might adversely affect the interests of the indemnifying party without the prior written consent of the indemnifying party (which shall not be unreasonably withheld); provided, however, that the indemnified party may settle any claim or cause of action without the indemnifying party's consent, but in such case the indemnifying party shall not be required to reimburse the indemnified party for its Losses except and to the extent that a court of competent jurisdiction finally determines on appeal that indemnifying party must indemnify the indemnified party therefor. Notwithstanding anything in this SectionE14.4 to the contrary, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect the indemnified party other than as a result of money damages or other money payments. The indemnifying party shall pay all expenses, including attorneys' fees, that may be incurred by any indemnified party in enforcing the indemnity provided for hereunder.

     (b) In the case of any proposed or actual assessment of tax liabilities for which SPSS is entitled to indemnification as provided in Section 14.2(b), SPSS shall give written notice as provided in subparagraph (a) hereof and shall contest such proposed or actual assessment through the administrative review or appeal procedures available under the relevant tax laws and regulations, provided, however, that SPSS shall not be required to contest such proposed or actual assessment unless the indemnifying party shall first provide an opinion of counsel, reasonably acceptable to SPSS, stating that it has a reasonable basis for its position. SPSS shall keep the indemnifying party fully informed as to the progress of such contest. If at any point prior to the termination of the administrative review process, the indemnifying party notifies SPSS in writing that it is willing to accept a settlement proposed by the IRS with respect to such proposed or actual assessment of tax liabilities, SPSS will settle the proposed or actual tax assessment, and SPSS shall immediately be entitled to indemnification from the indemnifying party. If the indemnifying party never elects to request SPSS to settle and such administrative review process is unsuccessful at eliminating the proposed tax, SPSS shall be entitled to pay the tax (and any penalties and interest) and be entitled to indemnification from the indemnifying party; provided, that if within ten (10) days of receipt from SPSS of notice that it is paying the tax, the indemnifying party notifies SPSS of its desire to contest the proposed or assessed tax deficiency in the courts, the indemnifying party shall be entitled to do so provided that (a) if the proposed or actual tax deficiency is contested in tax court, the indemnifying party shall pay from its own sources any amount of taxes, penalties and interest determined to be due and (b) if the proposed or actual tax deficiency is contested by suit for refund in any other court, funds shall be provided to SPSS and SPSS shall pay the tax and if the outcome of the contest determines that the tax paid should be refunded, such refund shall be returned to the indemnifying party. Any contest (whether during the administrative review process or otherwise) shall be conducted at the sole cost and expense of the indemnifying party.

     14.5 Arbitration. Any dispute as to any claims under this Agreement shall be settled by arbitration in the City of Chicago, Illinois by three arbitrators, one of whom shall be appointed by the Shareholders one by SPSS and the third of whom shall be appointed by the first two arbitrators. If either party fails to appoint an arbitrator within 20 days of a request in writing by the other party to do so or if the first two arbitrators cannot agree on the appointment of a third arbitrator within 20 days of their designation, then such arbitrator shall be appointed by the Chief Judge of the United States District Court for the Northern District of Illinois. Except as to the selection of arbitrators which shall be as set forth above, the arbitration shall be conducted promptly and expeditiously in accordance with the commercial arbitration rules of the American Arbitration Association so as to enable the arbitrators to render an award within 90 days of the commencement of the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall bear the expenses of its arbitrator and shall jointly and equally share with the other the expenses for the third arbitrator and the arbitration.


                                 ARTICLE XV

                      TERMINATION, AMENDMENT AND WAIVER

     15.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval by the Shareholders of
Jandel:

     (a) by mutual consent of the Boards of Directors of the parties hereto;

     (b) by Jandel or SPSS if a material breach of any provision of this Agreement has been committed and such breach is not waived;

     (c) by SPSS, if the conditions set forth in Section XI hereof shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Jandel on or before December 31, 1996; or

     (d) by Jandel, if the conditions set forth in Section XII hereof shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by SPSS or before December 31, 1996; or

     (e) by either SPSS or Jandel if the Merger shall not have been consummated on or before December 31, 1996 or such later date as the parties hereto agree in writing.

     15.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall hereafter become void and there shall be no liability or further obligation on the part of Jandel, SPSS or Acquisition or their respective officers or directors, except as set forth in
Section 10.1 and Section 16.3 and except that nothing herein will relieve any party from liability for breach of this Agreement.


                                  ARTICLE XVI

                                 MISCELLANEOUS

     16.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of the parties.

     16.2 Waiver of Compliance. Any failure of Jandel on the one hand, or SPSS or Acquisition, on the other, to comply with any obligation herein may be expressly waived hereunder, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver must be in writing and duly executed by the appropriate parties.

     16.3 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the parties hereto agree that all fees and expenses incurred by Jandel on the one hand, and SPSS, Acquisition on the other, in connection with this Agreement, and the transactions and other actions contemplated thereby or taken in connection therewith, shall be borne by Jandel and by SPSS, respectively, including, without limitation, all fees of counsel and accountants; provided, however, that SPSS agrees to pay the fees incurred by KPMG Peat Marwick LLP for the audit of Jandel's financial statements.

     16.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by facsimile transmission (receipt confirmed), one day after being sent by recognized overnight courier or delivery service, freight prepaid, or five days after being mailed, certified or registered mail, postage prepaid, return receipt requested:

     (a) If to Jandel to:

                Jandel Corporation
                2591 Kerner Boulevard
                San Rafael, CA  94901
                Attention:  President

                with a copy to:

                Johnston, Horton and Roberts
                1901 Harrison Street, Suite 1500
                Oakland, CA  94612
                Attention:  James Roberts, Esq.

or to such other person or address as Jandel shall furnish to SPSS in writing by notice given in the manner set forth in (a) above.

     (b) If to SPSS or Acquisition, to:

                SPSS Inc.
                444 North Michigan Avenue
                Chicago, IL  60611
                Attention:  Mr. Edward Hamburg

                with a copy to:

                Ross & Hardies
                150 North Michigan Avenue, Suite 2500
                Chicago, Illinois  60601
                Attention:  T. Stephen Dyer, Esq.

or to such other person or address as SPSS shall furnish to Jandel in writing by notice given in the manner set forth above.

     16.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that SPSS may assign its rights and obligations under this Agreement to any other entity wholly owned by SPSS. If such assignment shall be made by SPSS, the assignee shall be entitled to all of the rights and shall assume all of the obligations of SPSS hereunder, provided, that SPSS shall remain liable for and guarantee the performance of such entity's obligations under this Agreement.

     16.6 Publicity. Neither Jandel, SPSS nor Acquisition shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the trans-actions contemplated hereby for dissemination to the general public, without the prior written consent of the other parties. This provision shall not apply, however, to any announcement or written statement required to be made by law, the regulations of any federal or state governmental agency or any stock exchange, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

     16.7 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     16.8 Severability. If any provision of this Agreement shall be determined to be contrary to law and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

     16.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of law doctrine. The parties hereto expressly submit themselves to the non-exclusive jurisdictions of the State and Federal Courts of Illinois for the resolution of any disputes which may arise under or with respect to compliance with this Agreement.

     16.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.11 Third Parties.   Nothing herein shall be construed to confer upon or
give to any party other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     16.12 Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedule and other schedules hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, covenants, representations or warranties, whether oral or written, by any party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.


JANDEL CORPORATION                   SPSS INC.

By:                                  By:
   ------------------                   ------------------------------

Title:  President                               Title:
      ---------------                                 ----------------


                                     SPSS ACQUISITION INC.




                                     By:
                                        ------------------------------

                                     Title:
                                           ---------------------------

                                   ANNEX B



                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS



Current through 1995 legislation.

Section 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

        (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either, (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS




Current through 1995 legislation.

Section 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

        (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

        (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof
(1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS




Current through 1995 legislation.

Section 1302. Submission of share certificates for endorsement; uncertificated securities

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement together with the name of the original dissenting holder of the shares.







                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS



Current through 1995 legislation.

Section 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

        (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS

Current through 1995 legislation.

Section 1304. Action to determine whether shares are dissenting shares or fair market value: limitation; joinder; consolidation; determination of issues; appointment of appraisers

        (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivison (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shars or both or may intervene in any action pending on such a complaint.

        (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS


Current through 1995 legislation.

Section 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

        (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS


Current through 1995 legislation.

Section 1306. Prevention of immediate payment; status as creditors; interest

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.






                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS

Current through 1995 legislation.

Section 1307. Dividends on dissenting shares

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS


Current through 1995 legislation.

Section 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.







                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS


Current through 1995 legislation.

Section 1309. Termination of dissenting share and shareholder status

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

        (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS


Current through 1995 legislation.

Section 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS


Current through 1995 legislation.

Section 1311. Exempt shares

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

                              CORPORATIONS CODE
                            TITLE 1. CORPORATIONS
                     DIVISION 1. GENERAL CORPORATION LAW
                        CHAPTER 13. DISSENTERS' RIGHTS


Current through 1995 legislation.

Section 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

        (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a memeber.

        (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                               JANDEL CORPORATION
                             2591 Kerner Boulevard
                          San Rafael, California 94901

                                     PROXY

        The undersigned hereby appoints Joseph H. K. Osborn and Ross J. Garofalo and each of them, as the attorneys and proxies of the undersigned, with power of substitution, to vote all shares of the stock of Jandel Corporation, a California corporation ("Jandel"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of Jandel to be held at the offices of Jandel, at 2591 Kerner Boulevard, San Rafael, California, 94901 on ___________, 1996 at 10:00 a.m., and at any continuation or adjournment thereof, with the same force and effect as the undersigned might or could do if personally present thereof, as set forth below and in their discretion upon any other business that may properly come before the meeting.

        1. To approve (i) an Agreement and Plan of Merger dated October 30, 1996 among SPSS Inc., a Delaware corporation ("SPSS"), SPSS Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of SPSS ("Acquisition"), and Jandel (the "Merger Agreement"), pursuant to which Acquisition would be merged with and into Jandel (the "Merger") resulting in Jandel becoming a wholly-owned subsidiary of SPSS (and by virtue of the foregoing, to approve a Stock Pledge and Escrow Agreement between Jandel and SPSS (the "Escrow Agreement") and the appointment of Joseph H. K. Osborn as the Representative established in accordance with the Escrow Agreement).

                / /  FOR        / /  AGAINST            / /  ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS MADE AS TO ANY ITEM HEREIN, IT IS INTENDED THAT SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL SPECIFIED HEREIN.

        Both of said attorneys and proxies or their substitutes as shall be present and act at the meeting, or if only one be present and act then that one, shall have and may exercise all of the powers of both said attorneys and proxies hereunder.

        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders to be held _____________, 1996 and a Proxy Statement/Prospectus, each dated __________, 1996.

        WITNESS the signature of the undersigned this ____ day of __________, 1996.

                                        __________________________________
                                        (Name of Shareholder)


                                        __________________________________
                                        (Signature)


                                        __________________________________
                                        (Title, if applicable)



Number of Shares of Common Stock Held:  ____________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 20.         Indemnification of Directors and Officers

         Delaware General Corporation Law. The Company has statutory authority to indemnify the officers and directors. The applicable provisions of the DGCL state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened, pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.

         Under the applicable provisions of the DGCL, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

         (1) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

         (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3) By the affirmative vote of a majority of the shares entitled to vote thereon.

         The Company's Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of the Company or of any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which he has served in such capacity at the request of the Company if such acts or omissions occurred or were or are alleged to have occurred, while said party was a director or officer of the Company.

Item 21.      Exhibits and Financial Statement Schedules [TO BE CONFIRMED]

                                                                                      Incorporation by
 Annex                                                                                Reference (if
 Number      Description of Document                                                  applicable)
 ------      -----------------------                                                  ------------------
 4.1         Credit Agreement                                                          *4.1
 5.1         Opinion of Ross & Hardies regarding legality of shares of Common
             Stock

 15.1        Letter re: Unaudited Interim Financial Information

 23.1 Consent of KPMG Peat Marwick LLP regarding the financial statments of SPSS Inc.
 23.2        Consent of Ross & Hardies (contained in opinion described in 5.1)

 24.1        Power of Attorney                                                        **

-----------------------------------------------------------------

* Previously filed with Form 10-Q Quarterly Report of SPSS Inc. for the Quarterly period ended March 31, 1996 (Registration No. 0-22194)

**       Included in signature pages.

Item 22.         Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (9) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (10) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 31, 1996.

                                 SPSS INC.

                                 By: /s/ Jack Noonan
                                    ----------------------------------
                                         Jack Noonan
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Jack Noonan and Edward Hamburg, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 1996.

                       Signature                                                   Title(s)
                       ---------                                                   --------


                   /s/Norman H. Nie                                      Chairman of the Board of Directors
 ----------------------------------------------------
                     Norman H. Nie

                                                                         President, Chief Executive Officer
                    /s/Jack Noonan                                       and Director
 ----------------------------------------------------
                      Jack Noonan


                                                                         Senior Vice President, Corporate
                   /s/Edward Hamburg                                     Operations, Chief Financial Officer
 ----------------------------------------------------                    and Secretary
                    Edward Hamburg


                  /s/Robert Brinkmann                                    Controller and Assistant Secretary
 ----------------------------------------------------                    (Chief Accounting Officer)
                   Robert Brinkmann


                   /s/Guy de Chazal                                      Director
 ----------------------------------------------------
                     Guy de Chazal


                 /s/Bernard Goldstein                                    Director
 ----------------------------------------------------
                   Bernard Goldstein

                 /s/Frederic W. Harman                                   Director
 ----------------------------------------------------
                  Frederic W. Harman

                                                                         Director

                    /s/Merritt Lutz
 ----------------------------------------------------
                     Merritt Lutz

                                 EXHIBIT INDEX

                           Location of Document in
Exhibit No.              Sequential Numbering System                        Description of Document
-----------              ---------------------------                        -----------------------
5.1                                                         Opinion of Ross & Hardies regarding legality
                                                            of shares of Common Stock

15.1                                                        Letter re: Unaudited Interim Financial Information

23.1                                                        Consent of KPMG Peat Marwick LLP regarding
                                                            the financial statements of SPSS Inc.

23.2                                                        Consent of KPMG Peat Marwick LLP regarding
                                                            the financial statements of Jandel Corporation

23.3                                                        Consent of KPMG Peat Marwick LLP regarding
                                                            the financial statements of Clear Software, Inc.

27.1                                                        Financial Data Schedule Restated for the years
                                                            ended December 31, 1993, 1994 and 1995.

27.2                                                        Financial Data Schedule Restated for 6 months ended
                                                            June 30, 1995 and June 30, 1996.